                                               Filed pursuant to Rule 424(b)(5)
                                               Registration File No. 333-61863


    PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 17, 1998)

                                 $2,100,000,000
                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3

                            [LOGO]  ContiMortgage
                              SELLER AND SERVICER
                             CONTIWEST CORPORATION
                                     SELLER
                      CONTISECURITIES ASSET FUNDING CORP.
                                   DEPOSITOR
                               ------------------

    The ContiMortgage Home Equity Loan Pass-Through Certificates, Series 1998-3 will consist of (i) twenty-two Classes of senior Certificates, including two Classes of senior Interest-Only Certificates (collectively, the "Class A Certificates"), (ii) two Classes of subordinate Certificates (collectively, the "Class B Certificates" and together with the Class A Certificates the "Offered Certificates") and (iii) several more deeply subordinated Classes which are not being offered hereby (collectively, the "Retained Certificates"). Only the Offered Certificates are offered hereby.

    On or before the issuance of the Offered Certificates, MBIA Insurance Corporation (the "Certificate Insurer") will issue two financial guaranty insurance policies (each, a "Certificate Insurance Policy" and collectively, the "Certificate Insurance Policies"). The Certificate Insurance Policies will guarantee the timely payment of interest on, and the ultimate payment of principal of, the Class A Certificates. The Class B Certificates will not be covered by either Certificate Insurance Policy. See "Summary of Terms--Credit Enhancement."

                                    [LOGO]

                               ------------------

    FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE OFFERED CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE S-12 HEREIN, "PREPAYMENT AND YIELD CONSIDERATIONS" BEGINNING ON PAGE S-23 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 6 IN THE PROSPECTUS.

                                                  (Cover continued on next page)
                               ------------------

THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST OR THE SWAP TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR,
   THE SELLERS, THE SERVICER, THE CERTIFICATE INSURER OR ANY OF THEIR
     AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE       HOME
       EQUITY LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                               ------------------

                   INITIAL
                 CERTIFICATE      PASS-THROUGH   PRICE TO  UNDERWRITING   PROCEEDS TO
CLASS          PRINCIPAL BALANCE    RATE        PUBLIC(1)   DISCOUNT     DEPOSITOR(1)(2)
-------------- -----------------  ------------  ---------- ------------  ---------------
Class A-1.....      $80,000,000    5.512%       100.0000%    0.1000%        99.9000%
Class A-2.....     $154,000,000     6.02%        99.9989%    0.1500%        99.8489%
Class A-3.....     $188,000,000     5.77%        99.9965%    0.1750%        99.8215%
Class A-4.....      $64,000,000     5.76%        99.9928%    0.2000%        99.7928%
Class A-5.....      $83,000,000     5.99%        99.9693%    0.2250%        99.7443%
Class A-6.....      $56,000,000   6.08%(3)       99.9848%    0.2500%        99.7348%
Class A-7.....      $65,000,000   6.34%(3)       99.9911%    0.2750%        99.7161%
Class A-8.....      $80,000,000   5.85%(3)       99.9884%    0.2500%        99.7384%
Class A-9.....     $231,725,000      (4)        100.0000%    0.2000%        99.8000%
Class A-10....      $78,000,000   5.84%(5)       99.9791%    0.2000%        99.7791%
Class A-11....      $75,000,000    5.512%       100.0000%    0.1000%        99.9000%
Class A-12....     $130,000,000      (6)        100.0000%    0.1000%        99.9000%

                   INITIAL
                 CERTIFICATE     PASS-THROUGH     PRICE TO      UNDERWRITING   PROCEEDS TO
CLASS          PRINCIPAL BALANCE   RATE          PUBLIC(1)       DISCOUNT     DEPOSITOR(1)(2)
-------------- ----------------- ------------  --------------   ------------  ---------------
Class A-13....    $192,000,000      (7)          100.0000%        0.1250%        99.8750%
Class A-14....     $42,000,000      (8)          100.0000%        0.1500%        99.8500%
Class A-15....     $70,000,000      (9)          100.0000%        0.1750%        99.8250%
Class A-16....     $25,000,000     (10)          100.0000%        0.2000%        99.8000%
Class A-17....     $66,602,000   6.22%(11)        99.9664%        0.2750%        99.6914%
Class A-18....    $124,200,000     (12)          100.0000%        0.2100%        99.7900%
Class A-19....     $77,946,000   6.04%(13)        99.9978%        0.1200%        99.8778%
Class A-20....    $126,427,000   5.87%(13)        99.9726%        0.1900%        99.7826%
Class N-IO....            (14)     6.50%          14.6228%        0.0609%        14.5619%
Class P-IO....            (15)     6.50%          14.6228%        0.0532%        14.5696%
Class B-I.....     $30,000,000   8.10%(3)         96.4773%        0.7500%        95.7273%
Class B-II....     $61,100,000   8.25%(16)        97.2066%        0.8000%        96.4066%
                 -------------                 --------------    ----------    -------------
Total.........  $2,100,000,000                 2,122,192,464     4,362,420    2,117,830,044


                                                        (Footnotes on next page)

    The Offered Certificates are offered by the Underwriters when, as and if issued, delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that delivery of the Offered Certificates will be made against payment therefor in book-entry form through the book-entry facilities of The Depository Trust Company, Cedel Bank, S.A. and the Euroclear System on or about September 25, 1998.
                               ------------------

MORGAN STANLEY DEAN WITTER
          BEAR, STEARNS & CO. INC.
                    CONTIFINANCIAL SERVICES CORPORATION
                              CREDIT SUISSE FIRST BOSTON
                                        GREENWICH CAPITAL MARKETS, INC.
                                                   MERRILL LYNCH & CO.
                                                     NATIONSBANC
                                                       MONTGOMERY SECURITIES LLC
                               ------------------

           UNDERWRITER OF THE CLASS N-IO AND CLASS P-IO CERTIFICATES
                           MORGAN STANLEY DEAN WITTER
                               ------------------

                   UNDERWRITER OF THE CLASS A-18 CERTIFICATES
                            BEAR, STEARNS & CO. INC.
                               ------------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 18, 1998

(Footnotes from previous page)

(1) Plus accrued interest, if any, from September 16, 1998 with respect to the Fixed Rate Certificates (excluding the Class A-1 and Class A-11 Certificates).
(2) Before deducting expenses estimated to be $1,300,000.
(3) The Pass-Through Rate for such Class for each Payment Date will equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the Group I Available Funds Cap.
(4) On each Payment Date, the Pass-Through Rate for the Class A-9 Certificates will equal the lesser of (x)(i) with respect to any Payment Date which occurs on or prior to the Clean-Up Call Date LIBOR plus 0.25% per annum and
    (ii) for any Payment Date thereafter, LIBOR plus 0.50% per annum and
    (y) the Group IIa Available Funds Cap.
(5) On each Payment Date, the Pass-Through Rate for the Class A-10 Certificates will equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the Group IIa Available Funds Cap.
(6) On each Payment Date, the Pass-Through Rate for the Class A-12 Certificates will equal the lesser of (x) LIBOR plus 0.16% per annum and (y) 11% per annum.
(7) On each Payment Date, the Pass-Through Rate for the Class A-13 Certificates will equal the lesser of (x) LIBOR plus 0.24% per annum and (y) 12% per annum.
(8) On each Payment Date, the Pass-Through Rate for the Class A-14 Certificates will equal the lesser of (x) LIBOR plus 0.25% per annum and (y) 12% per annum.
(9) On each Payment Date, the Pass-Through Rate for the Class A-15 Certificates will equal the lesser of (x) LIBOR plus 0.27% per annum and (y) 13% per annum.
(10) On each Payment Date, the Pass-Through Rate for the Class A-16 Certificates will equal the lesser of (x) LIBOR plus 0.32% per annum and (y) 13% per annum.
(11) On each Payment Date, the Pass-Through Rate for the Class A-17 Certificates will equal the lesser of (x) the Pass-Through Rate for such class set out above and (y) the Group IIb Available Funds Cap.
(12) The Pass-Through Rate for the Class A-18 Certificates for the first Payment Date will equal 5.635% per annum. For each Payment Date thereafter, the Pass-Through Rate for the Class A-18 Certificates will equal the lesser of
     (x) the rate determined in accordance with the Auction Procedures described in Annex III hereto and (y) the Group IIb Available Funds Cap.
(13) On each Payment Date, the Pass-Through Rate for such Class will equal the lesser of (x) the Pass-Through Rate for such Class set out above and
     (y) the Group IIb Available Funds Cap.
(14) The Class N-IO Certificates do not have a Certificate Principal Balance, but will accrue interest on their Notional Amount. The "Class N-IO Notional Amount" will equal (a) during the period commencing on the first Payment Date and ending on the 30th Payment Date, the then outstanding Certificate Principal Balance of the Class A-8 Certificates and (b) after the 30th Payment Date, zero.
(15) The Class P-IO Certificates do not have a Certificate Principal Balance, but will accrue interest on their Notional Amount. The "Class P-IO Notional Amount" will equal (a) during the period commencing on the first Payment Date and ending on the 30th Payment Date, the then outstanding aggregate Certificate Principal Balance of the Class A-16 Certificates and the
     Class A-17 Certificates and (b) after the 30th Payment Date, zero.
(16) On each Payment Date, the Pass-Through Rate for the Class B-II Certificates will equal the lesser of (a) the Pass-Through Rate for such Class as set out above and (b) the lesser of (x) the Group IIa Available Funds Cap and
     (y) the Group IIb Available Funds Cap.

(Cover continued from previous page)

         As described under "ERISA Considerations" herein, the Offered Certificates (other than the Class B Certificates) may be purchased by employee benefit plans that are subject to ERISA. The Class B Certificates may not be purchased by employee benefit plans that are subject to ERISA except as provided herein. See "ERISA Considerations" herein and in the Prospectus.

         By purchasing a Class A-18 Certificate (the "Auction Rate Certificates"), whether in an Auction or otherwise, each prospective purchaser will be deemed to have agreed (i) to participate in Auctions on the terms described herein and (ii) so long as the beneficial ownership of the Auction Rate Certificates is maintained in book-entry form, to sell, transfer or otherwise dispose of the Auction Rate Certificates only pursuant to a Bid or a Sell Order in an Auction, or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the owner of the Auction Rate Certificates so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer.

         The Trust Estate will make one or more elections to treat certain assets thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. As described more fully herein, all Classes of Offered Certificates (other than the Swapped Certificates) will constitute "regular interests" in a REMIC. The Swapped Certificates will each represent an interest in a "grantor trust" for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         Prior to their issuance there has been no market for the Offered Certificates, and there can be no assurance that one will develop or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

         UNTIL THE EXPIRATION OF 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated September 17, 1998 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                             AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site (http://www.sec.gov).

                               REPORTS TO OWNERS

         Monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to the Owners of Offered Certificates and the Certificate Insurer. So long as any Offered Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Offered Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Owners of any such Offered Certificates in accordance with its procedures. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend the filing of such reports as soon as such reports are no longer statutorily required.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

SUMMARY OF TERMS..............................................................2
RISK FACTORS.................................................................13
THE SELLERS AND THE SERVICER.................................................19
      General................................................................19
      Credit and Underwriting Guidelines.....................................20
      Indemnification by the Depositor.......................................21
      Delinquency, Loan Loss and Foreclosure Information.....................21
USE OF PROCEEDS..............................................................24
THE DEPOSITOR................................................................25
THE HOME EQUITY LOANS........................................................25
PREPAYMENT AND YIELD CONSIDERATIONS..........................................26
      General................................................................26
      PAC Certificates.......................................................28
      Companion Certificates.................................................28
      Maximum Maturity Certificates..........................................28
      Auction Rate Certificates..............................................29
      Interest-Only Certificates.............................................29
      "NAS" or "Lockout" Certificates........................................30
      Payment Lag Feature of Fixed Rate Certificates.........................31
      Decrement Tables.......................................................31
FORMATION OF THE TRUST AND TRUST PROPERTY....................................31
      The Swapped Certificates and the Swap Agreement:.......................32
ADDITIONAL INFORMATION.......................................................33
DESCRIPTION OF THE OFFERED CERTIFICATES......................................33
      General................................................................33
      Payment Dates..........................................................33
      Distributions..........................................................34
      Calculation of LIBOR...................................................45
      Book-Entry Registration of the Offered Certificates....................45
      Assignment of Rights...................................................49
CREDIT ENHANCEMENT...........................................................49
      The Certificate Insurance Policies.....................................55
THE CERTIFICATE INSURER......................................................57
THE POOLING AND SERVICING AGREEMENT..........................................59
      Covenant of the Sellers to Take Certain Actions
      with Respect to the Home Equity Loans in Certain Situations............59
      Assignment of Home Equity Loans........................................60
      Servicing and Sub-Servicing............................................61
      Removal and Resignation of Servicer....................................65
      The Trustee............................................................65
      Reporting Requirements.................................................65
      Removal of Trustee for Cause...........................................67
      The Auction Agent......................................................68
      Governing Law..........................................................68
      Amendments.............................................................68
      Termination of the Trust...............................................68
      Optional Termination...................................................68
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................69
      REMIC Election.........................................................69

ERISA CONSIDERATIONS.........................................................71
      The Class A Certificates...............................................71
RATINGS......................................................................75
LEGAL INVESTMENT CONSIDERATIONS..............................................76
UNDERWRITING.................................................................76
REPORT OF EXPERTS............................................................77
CERTAIN LEGAL MATTERS........................................................78

                     [This page intentionally left blank]

                               SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Principal Defined Terms for the location of certain capitalized terms.

Issuer:                           ContiMortgage Home Equity Loan Trust 1998-3
                                  (the "Trust").

Structural Overview:              The Trust contains, as its principal assets,
                                  a pool of home equity loans (the "Home
                                  Equity Loans"). The Swap Trust contains, as its principal assets, certain fixed-rate interests issued by the Trust and the Swap
                                  Agreements. The Trust will issue the
                                  Certificates other than Swapped
                                  Certificates; the Swap Trust will issue the Swapped Certificates. For amortization purposes (i.e., for purposes of those provisions which relate the amortization of certain Home Equity Loans to certain Offered
                                  Certificates, considered as a group), the Home Equity Loans have been segregated into three sets: "Loan Group I", which contains all fixed-rate Home Equity Loans; "Loan
                                  Group IIa", which contains all adjustable rate Home Equity Loans and "Loan Group IIb", which contains a mixture of fixed-rate and hybrid ARMs ("hybrid ARMS") being those loans which have a fixed rate of interest for the first two ("2/28 Loans") or three years ("3/27 Loans"), which fixed rate then converts to an adjustable rate).

                                  For purposes of the credit enhancement
                                  provided by the Class B Certificates, as well as the application of excess cash flow, the Home Equity Loans have been segregated into two groups: "Loan Group I" is a single Loan Group, and "Loan Group II" is comprised of the Home Equity Loans in both Loan Group IIa and in Loan Group IIb.

                                  Certain of the amortization provisions also relate to the credit enhancement mechanics of the Trust. These provisions govern the balances of the Class A Certificates and the Class B Certificates which may be outstanding relative to the related Loan Group.

                                  The Class B-I Certificates relate only to
                                  Loan Group I, and act to provide a level of credit support for the Group I Class A Certificates. The Class B-II Certificates relate to both Loan Group IIa and Loan Group IIb, and act to provide a level of credit support for the Group II Class A Certificates.

                                  Each Loan Group is further
                                  "cross-collateralized" by the other Loan
                                  Group through the application of Monthly
                                  Excess Cashflow which may, or may not, be available from the other Loan Group.

The Trust and the Swap Trust:     The Trust and the Swap Trust will each be
                                  created pursuant to a Pooling and Servicing
                                  Agreement (the "Pooling and Servicing
                                  Agreement") to be dated as of September 1, 1998, among ContiSecurities Asset Funding
                                  Corp., as the Depositor, ContiMortgage
                                  Corporation, as a Seller, and the Servicer, ContiWest Corporation, as a Seller, and Manufacturers and Traders Trust Company, as the Trustee (the "Trustee").

Certificates Offered:             $2,100,000,000 ContiMortgage Home Equity
                                  Loan Pass-Through Certificates, Series
                                  1998-3, to be issued in the following
                                  Classes (each, a "Class") and original
                                  Certificate Principal Balances (each, a
                                  "Certificate Principal Balance"), set forth below:

             Class             Loan        Tranche Type(1)        Initial Certificate       Pass-
          -----------------    Group       ------------------         Principal            Through
                              -------                                  Balance               Rate
                                                                  --------------------    -----------
          Class A-1             I           Fixed 2a-7            $  80,000,000           5.512%
          Class A 2             I           Fixed Seq             $ 154,000,000           6.02%
          Class A 3             I           Fixed Seq             $ 188,000,000           5.77%
          Class A 4             I           Fixed Seq             $  64,000,000           5.76%
          Class A 5             I           Fixed Seq             $  83,000,000           5.99%
          Class A 6             I           Fixed Seq             $  56,000,000           6.08%(2)
          Class A 7             I           Fixed Seq             $  65,000,000           6.34%(2)
          Class A 8             I           Fixed NAS             $  80,000,000           5.85%(2)
          Class A 9             IIa         ARM Floater           $ 231,725,000          (3)
          Class A 10            IIa         Fixed ARM NAS         $  78,000,000           5.84%(4)
          Class A 11            IIb         Fixed 2a 7            $  75,000,000           5.512%
          Class A 12            IIb         Swapped PAC           $ 130,000,000          (5)
          Class A 13            IIb         Swapped PAC           $ 192,000,000          (6)
          Class A 14            IIb         Swapped PAC           $  42,000,000          (7)
          Class A 15            IIb         Swapped PAC           $  70,000,000          (8)
          Class A 16            IIb         Swapped PAC           $  25,000,000          (9)
          Class A 17            IIb         Fixed PAC             $  66,602,000           6.22%(10)
          Class A 18            IIb         Auction Companion     $ 124,200,000         (11)
          Class A 19            IIb         Fixed Max Mat         $  77,946,000           6.04%(12)
          Class A 20            IIb         Fixed Max Mat         $ 126,427,000           5.87%(12)
          Class N IO            I           Fixed NAS IO                    (13)          6.50%
          Class P IO            IIb         Fixed PAC IO                    (14)          6.50%
          Class B I             I           Fixed Sub             $  30,000,000           8.10%
          Class B II            IIa and     Fixed Sub             $  61,100,000           8.25%
                                IIb


            1.   Tranche Types are as follows:

                 o The related Home Equity Loans are designated by a "I", "IIa" or "IIb", for example, the Class A-1 Certificates relate to Loan Group I, the Class A-16 Certificates relate to Loan Group IIb, etc.

                 o "Seq" means a Certificate in a "sequential pay" structure.

                 o "2a-7" means a Certificate which, for legal investment purposes, is eligible for investment by money-market funds in accordance with Rule 2a-7 under the Investment Company Act of 1940, as amended.

                 o "NAS" means a Certificate having a "non-accelerating senior" (also known as a "lockout") amortization provision.

                 o    "IO" means a Certificate which is an Interest-Only
                      Certificate.

                 o "Max Mat" means a Certificate having a "maximum maturity" amortization provision.

                 o "PAC" means a Certificate in a "planned amortization class" structure.

                 o "Companion" means a Certificate which is the "companion" in a PAC/companion structure.

                 o "Auction" mean a Certificate the Pass-Through Rate on which is established through the Auction Procedures.

                 o "Fixed" means a Certificate having a fixed rate of interest.

                 o "Floater" means a Certificate having a floating rate of interest.

                 o    "ARM" means a Certificate backed by Adjustable Rate
                      Loans.

                 o "Swapped" means a Certificate the interest rate on which has been "swapped" from fixed to floating.

                 o    "Sub" means a subordinate Certificate.

            2. The Pass-Through Rate for such Class for each Payment Date will be the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the Group I Available Funds Cap.

            3. On each Payment Date, the Pass-Through Rate for the Class A-9 Certificates will equal the lesser of (x)(i) with respect to any Payment Date which occurs on or prior to the Clean-Up Call Date LIBOR plus 0.25% per annum and (ii) for any Payment Date thereafter, LIBOR plus 0.50% per annum and (y) the Group IIa Available Funds Cap.

            4. On each Payment Date, the Pass-Through Rate for the Class A-10 Certificates will be equal to the lesser of
                 (x) the Pass-Through Rate for such Class set out above and (y) the Group IIa Available Funds Cap.

            5. On each Payment Date, the Pass-Through Rate for the Class A-12 Certificates will equal the lesser of (x) LIBOR plus 0.16% per annum and (y) 11% per annum.

            6. On each Payment Date, the Pass-Through Rate for the Class A-13 Certificates will equal the lesser of (x) LIBOR plus 0.24% per annum and (y) 12% per annum.

            7. On each Payment Date, the Pass-Through Rate for the Class A-14 Certificates will equal the lesser of (x) LIBOR plus 0.25% per annum and (y) 12% per annum.

            8. On each Payment Date, the Pass-Through Rate for the Class A-15 Certificates will equal the lesser of (x) LIBOR plus 0.27% per annum and (y) 13% per annum.

            9. On each Payment Date, the Pass-Through Rate for the Class A-16 Certificates will equal the lesser of (x) LIBOR plus 0.32% per annum and (y) 13% per annum.

            10. On each Payment Date, the Pass-Through Rate for the Class A-17 Certificates will equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the Group IIb Available Funds Cap.

            11. The Pass-Through Rate for the Class A-18 Certificates for the first Payment Date will equal 5.635% per annum. For each Payment Date thereafter, the Pass-Through Rate for the Class A-18 Certificates will equal the lesser of
                 (x) the rate determined in accordance with the Auction Procedures described in Annex III hereto and (y) the Group IIb Available Funds Cap.

            12. On each Payment Date, the Pass-Through Rate for such Class will equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the Group IIb Available Funds Cap.

            13. The Class N-IO Certificates do not have a Certificate Principal Balance, but will accrue interest on their Notional Amount. The "Class N-IO Notional Amount" will equal (a) during the period commencing on the first Payment Date and ending on the 30th Payment Date, the outstanding Certificate Principal Balance of the Class A-8 Certificates and (b) after the 30th Payment Date, zero.

            14.  The Class P-IO Certificates do not have a Certificate
                 Principal Balance, but will accrue interest on their Notional Amount. The "Class P-IO Notional Amount" will equal (a) during the period commencing on the first
                 Payment Date and ending on the 30th Payment Date, the then outstanding aggregate Certificate Principal Balance of the Class A-16 and the Class A-17 Certificates and (b) after the 30th Payment Date, zero.

                 15. On each Payment Date, the Pass-Through Rate for the Class B-II Certificates will equal the lesser of (a) the Pass-Through Rate for such Class as set out above and
                      (b) the lesser of (x) the Group IIa Available Funds Cap and (y) the Group IIb Available Funds Cap.

Class B Certificates: The Class B-I Certificates are subordinate in right of distribution to the Group I Class A Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Class B-I Certificates will equal 3.75% of the initial aggregate Certificate Principal Balance of the Group I Certificates.

                      The Class B-II Certificates are subordinate in right of distribution to the Group II Class A Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Class B-II Certificates will equal 4.70% of the initial aggregate Certificate Principal Balance of the Group II Certificates.

Interest Only
Certificates:         The Class N-IO Certificates and the Class P-IO
                      Certificates are "interest only" certificates and are not entitled to distributions in respect of principal.
                      The yield to maturity of such Interest-Only Certificates will be sensitive to very high rates of prepayments on the related Home Equity Loans. Investors in such Interest-Only Certificates should consider the associated risks, including the risk that if the rate of prepayments is very high, such investors may fail to recover their initial investments.

Certain Designation:  For purposes of this Prospectus Supplement, the following designations will refer to the Classes of Certificates indicated.

Certificates:         The Offered Certificates and the Retained Certificates.

Offered Certificates: The Class A Certificates and the Class B Certificates.

Class A Certificates: The Group I Class A Certificates and the Group II Class A
                      Certificates.

Group I Class A
Certificates:         The Class A-1, Class A-2, Class A-3, Class A-4, Class
                      A-5, Class A-6, Class A-7, Class A-8 and Class N-IO
                      Certificates.

Group I Certificates: The Group I Class A Certificates and the Class B-I
                      Certificates.

Group II Class A
Certificates:         The Group IIa Class A Certificates and the Group IIb
                      Class A Certificates.

Group IIa Class A
Certificates:         The Class A-9 and Class A-10 Certificates.

Group IIb Class A
Certificates:         The Class A-11, Class A-12, Class A-13, Class A-14,
                      Class A-15, Class A-16, Class A-17, Class A-18, Class
                      A-19, Class A-20 and Class P-IO Certificates.

Group II
Certificates:         The Group II Class A Certificates and the Class B-II
                      Certificates.

Subordinate
Certificates:         The Class B-I and Class B-II Certificates.

Floating Rate
Certificates:         The Class A-9, Class A-12, Class A-13, Class A-14, Class
                      A-15, and Class A-16; Auction Rate Certificates.

Auction Rate
Certificates:         The Class A-18 Certificates.

Fixed Rate
Certificates:         The Class A-1, Class A-2, Class A-3, Class A-4, Class
                      A-5, Class A-6, Class A-7, Class A-8, Class A-10, Class
                      A-11, Class A-17, Class A-19, Class A-20, Class N-IO,
                      Class P-IO, Class B-I and Class B-II Certificates.

PAC Certificates:     The Class A-12, Class A-13, Class A-14, Class A-15,
                      Class A-16, and Class A-17 Certificates.

Swapped Certificates: The Class A-12, Class A-13, Class A-14, Class A-15 and
                      Class A-16 Certificates.

Maximum
Maturity
Certificates:         The Class A-19 and Class A-20 Certificates.

Interest-Only
Certificates:         The Class N-IO and Class P-IO Certificates.

Companion
Certificates:         The Class A-18 Certificates.

Depositor:            ContiSecurities Asset Funding Corp. (the "Depositor"), a
                      Delaware corporation.

Servicer:             ContiMortgage Corporation (the "Servicer"), a Delaware
                      corporation.

Sellers: ContiMortgage Corporation, a Delaware corporation and ContiWest Corporation, a Nevada corporation (each a "Seller" and collectively, the "Sellers").

Originator:           ContiMortgage Corporation (the "Originator"), a Delaware
                      corporation.

Trustee: Manufacturers and Traders Trust Company (the "Trustee"), a New York banking corporation.

Auction Agent:        Bankers Trust Company (the "Auction Agent"), a New York
                      banking corporation.

Modeled PAC Bands:    Based on the Modeling Assumptions, the PAC Certificates
                      would adhere to their Planned Principal Balance schedules if the Fixed Rate Loans in Group IIb were to prepay anywhere between 125% Fixed Prepayment Assumption and 175% Fixed Prepayment Assumption, and the Adjustable
                      Rate Loans in Loan Group IIb were to prepay anywhere between 95% Adjustable Prepayment Assumption and 130%
                      Adjustable Prepayment Assumption (or any other combination of Prepayment Assumptions which result in a paydown identical to that defined by such prepayment assumptions) until the PAC Certificates are retired.
                      Such Prepayment Assumption ranges are the "Modeled PAC
                      Bands". The Modeling Assumptions and Prepayment
                      Assumptions are described in Annex V hereof.

Cut-Off Date:         As of the close of business on September 15, 1998. The
                      Trust will be entitled to all moneys due and received on the Home Equity Loans after such date.

Statistical
Calculation
Date:                 As of the close of business on August 24, 1998.

Closing Date:         On or about September 25, 1998.

Denominations:        The Offered Certificates are issuable in book entry form
                      in minimum original principal amounts (or a Notional
                      Amount in the case of the Interest-Only

                      Certificates) of (a) except with respect to the Auction Rate Certificates, $1,000 and integral multiples in excess thereof and (b) $25,000 and integral multiples thereof, in the case of the Auction Rate Certificates.

Final Scheduled
Payment
Dates: The Final Scheduled Payment Dates for each of the respective Classes of Offered Certificates are as follows, although it is anticipated that the actual final Payment Date for each Class (other than Interest-Only Certificates) will occur earlier than the Final Scheduled Payment Date. See "Prepayment and Yield Considerations" herein. The payment of the outstanding Certificate Principal Balance, if any remains then outstanding, of the Class A-1 and Class A-11 Certificates on their respective Final Scheduled Payment Dates is guaranteed by the Certificate Insurer.

                      Class                  Final Scheduled Payment Date
                      -----                  ----------------------------
                      Class A-1              September 15, 1999
                      Class A-2              March 15, 2019
                      Class A-3              February 15, 2024
                      Class A-4              May 15, 2025
                      Class A-5              November 15, 2026
                      Class A-6              September 15, 2027
                      Class A-7              October 15, 2029
                      Class A-8              October 15, 2029
                      Class A-9              September 15, 2028
                      Class A-10             May 15, 2016
                      Class A-11             September 15, 1999
                      Class A-12             May 15, 2013
                      Class A-13             May 15, 2013
                      Class A-14             May 15, 2013
                      Class A-15             May 15, 2013
                      Class A-16             June 15, 2013
                      Class A-17             October 15, 2029
                      Class A-18             October 15, 2029
                      Class A-19             September 15, 2003
                      Class A-20             September 15, 2008
                      Class N-IO             March 15, 2001
                      Class P-IO             March 15, 2001
                      Class B-I              October 15, 2029
                      Class B-II             October 15, 2029


The Home Equity
Loans: The Home Equity Loans will consist of fixed and adjustable rate conventional home equity loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages (the "Mortgages"). The properties securing the Home Equity Loans (the "Properties") consist primarily of single-family residences (which may be attached, detached, part of a two-to-four family dwelling, a condominium unit or a unit in a planned unit development) and also include mixed use properties and manufactured housing. The Properties may be owner-occupied or non-owner occupied investment properties. No Combined Loan-to-Value Ratio (based upon appraisals made at the time of origination) exceeded 100% as of the Statistical Calculation Date. The Home Equity Loans are not insured by either primary or pool mortgage insurance policies. The Home Equity Loans are not guaranteed by the Sellers or any affiliate thereof. The Home Equity Loans will be serviced by the Servicer generally in accordance with the standards and procedures required by FannieMae for FannieMae mortgage-backed securities.

                      The Home Equity Loans in Loan Group I conform to Fannie Mae's guidelines for maximum original loan balances.

                      The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Home Equity Loans as of the Statistical Calculation Date. Additional Home Equity Loans will be purchased by the Trust from the Depositor on the Closing Date. The pools aggregated $603,883,420.30 with respect to Loan Group I, $262,361,536.79 with respect to Loan Group IIa and $820,530,148.05 with respect to Loan Group IIb, as of the Statistical Calculation Date. The Depositor expects that the actual pools as of the Closing Date will represent approximately $800,000,000 in Loan Group I, approximately $325,000,000 in Loan Group IIa and $975,000,000 in Loan Group IIb. The additional Home Equity Loans will represent Home Equity Loans acquired or to be acquired by the Depositor on or prior to the Closing Date. In addition, with respect to the Home Equity Loans as of the Statistical Calculation Date as to which statistical information is presented herein, some amortization of the Home Equity Loans will occur prior to the Closing Date. Moreover, certain loans included in the pools as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pools, and may not be included in the final pools. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Home Equity Loan pools will vary from the statistical distribution of such characteristics as of the Statistical Calculation Date as presented in this Prospectus Supplement. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Fixed Rate Loans or the Adjustable Rate Loans (with respect to each Pool), as applicable, as of the Statistical Calculation Date.

                      See "Additional Information" in this Prospectus Supplement and "ANNEX IV --THE HOME EQUITY LOAN POOL".

Distributions:        Distributions will be made on each Payment Date. A
                      "Payment Date" is the 15th day of each month, or, if such day is not a Business Day, then on the next succeeding Business Day, commencing in October 1998.

                      In summary, on each Payment Date the Available Funds for each Loan Group will be applied in the following order of priority:

                            (i)    first, for the payment of certain fees;

                            (ii) second, interest on the related Class A Certificates;

                            (iii) third, interest on the related Class B Certificates;

                            (iv) fourth, to reimburse the Certificate Insurer, up to a specified maximum amount;

                            (v) fifth, principal on the related Class A Certificates, to the extent necessary to reduce the related aggregate Class A Certificate Principal Balance to the related Class A Optimal Balance;

                            (vi) sixth, principal on the related Class B Certificates to the extent necessary to reduce the related Class B Certificate Principal Balance to the related Class B Optimal Balance;

                            (vii) seventh, the Interest Carry Forward Amount for the related Class B Certificates;

                            (viii) eighth, to pay losses which resulted in
                      prior "write-downs" of the related Class B Certificates;
                      and

                            (ix) ninth, to cross-collateralize the other Loan Group.

                      The principal allocated with respect to the Group II Class A Certificates in the aggregate is then further allocated among the Group IIa Class A Certificates on the one hand, and the Group IIb Class A Certificates on the other hand, pursuant to a formula which takes into account the amortization and losses experienced by Loan Group IIa and Loan Group IIb during the related Remittance Period.

                      Amounts allocated to the payment of principal of the Group I Class A Certificates, the Group IIa Class A Certificates and the Group IIb Class A Certificates, will, in summary, be applied as follows:

Group I Class A
Certificates:         (i)    first, Class A-8, its "lockout" distribution;

                      (ii)   second, Class A-1, to zero;

                      (iii) third, Class A-2 through Class A-7, sequentially, to zero; and

                      (iv)   fourth, Class A-8, any remainder, to zero.

Group IIa Class A
Certificates:         (i)    first, Class A-10, its "lockout" distribution;

                      (ii)   second, Class A-9, to zero; and

                      (iii)  third, Class A-10, any remainder, to zero.

Group IIb Class A
Certificates:         (i)    first, Class A-19 and Class A-20, sequentially, to
                             reduce them to their respective Maximum Principal
                             Balances;

                      (ii)   second, Class A-11, to zero;

                      (iii) third, Class A-12 through A-17, to reduce them to their respective Planned Principal Balance;

                      (iv)   fourth, Class A-18, any remainder, to zero;

                      (v) fifth, Class A-12 through Class A-17, sequentially, to zero; and

                      (vi) sixth, Class A-19 through Class A-20, sequentially, to zero.

                      No principal will be payable with respect to the Class B-I Certificates until the Stepdown Date with respect to Loan Group I has occurred, and no principal will be payable with respect to the Class B-II Certificates until the Stepdown Date with respect to Loan Group II has occurred (unless the aggregate Certificate Principal Balance of the related Class A Certificates has previously been reduced to zero). Such Stepdown Dates will not occur until October 2001 at the earliest.

Credit Enhancement:   The Credit Enhancement provided for the benefit of the
                      Owners of the Offered Certificates consists of the rules relating to the calculations of the Class A Optimal
                      Balance and the Class B Optimal Balance, which require that a level of overcollateralization be maintained with respect to the related Loan Group in a "first loss" position, as well as the priority of application of Realized Losses. Additional Credit Enhancement for the benefit of the Owners of the Class A Certificates with respect to a Loan Group will be provided by the subordination of the Class B Certificates with respect to such Loan Group, the cross-collateralization provisions of the Trust, and by the Certificate
                      Insurance Policy relating to the Class A Certificates with respect to the related Loan Group.

Optional Termination: The Owners of the Class R Certificates of the first-tier
                      REMIC will have the right to purchase all the Home Equity Loans on any Monthly Remittance Date in or after the month in which the Total Loan Balance has declined to less than 10% of the Original Total Loan Balance (the "Clean-Up Call Date"). See "The Pooling and Servicing Agreement-Optional Termination" herein.

Book-Entry
Registration of
the Offered
Certificates:         The Offered Certificates will initially be issued in
                      book-entry form. Persons acquiring beneficial ownership interests in such Offered Certificates ("Beneficial
                      Owners") may elect to hold their interests through The
                      Depository Trust Company ("DTC"), in the United States, or Cedel Bank, S.A. ("Cedel") or the Euroclear System
                      ("Euroclear"), in Europe. See "Description of the
                      Offered Certificates-Book-Entry Registration of the
                      Offered Certificates" herein, and Annex II hereto, and "Description of the Certificates-Book-Entry
                      Registration" in the Prospectus.

Ratings: It is a condition of issuance of the Offered Certificates that each Class of the Offered Certificates receive at least the ratings set out below from Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies ("Standard & Poor's") and Fitch IBCA, Inc. ("Fitch"):

                      Class                        Moody's   Standard    Fitch
                      -----                        -------   --------   & Poor's
                                                                        --------

                      Class A-1 and Class A-        P-1       A-1+        F-1+
                      11 Certificates

                      Class A Certificates          Aaa       AAA         AAA
                      (other than the Class
                      A-1, Class A-11 and the
                      Interest-Only
                      Certificates)

                      Interest-Only                 Aaa       AAAr        AAA
                      Certificates

                      Class B Certificates          Baa3      BBB-        BBB

                      Moody's, Standard & Poor's and Fitch are referred to herein collectively as the "Rating Agencies." A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings" herein.

Risk Factors:         Credit Considerations. For information with regard to
                      the Home Equity Loans and their related risks, see "The
                      Home Equity Loan Pool" herein.

                      Prepayment Considerations. For information regarding the consequences of prepayments of the Home Equity Loans, see "Prepayment and Yield Considerations" and "Risk Factors-Sensitivity to Prepayments" herein.

                      Other Considerations. For a discussion of other risk factors that should be considered by prospective investors in the Offered Certificates, see "Risk Factors" herein and in the Prospectus.

Federal Tax Aspects:  For federal income tax purposes, the Trust Estate created by the Pooling and Servicing Agreement will consist of one or more segregated asset pools (each, a "REMIC") with respect to which an election will be made to treat each such pool as a "real estate mortgage investment conduit" ("REMIC"). The Class A and Class B Certificates, other than the Swapped Certificates, will constitute "regular interests" in a REMIC; the Swapped Certificates will constitute ownership interests in a "grantor trust" for federal income tax purposes, the property of which consists primarily of "regular interests" in a REMIC and the Swap Agreements. See "Certain Federal Income Tax Consequences" herein.

                      Owners of the Offered Certificates, including Owners that generally report income on the cash method of accounting, will be required to include interest on the Offered Certificates in income in accordance with the accrual method of accounting. In addition, each Class of Interest-Only Certificates will be considered to have been issued with original issue discount. Any such original issue discount will be includible in the income of the Owner as it accrues under a method taking into account the compounding of interest and using the prepayment assumption set forth in "Certain Federal Income Tax Consequences." See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein. No representation is made as to whether the Home Equity Loans will prepay in accordance with the Prepayment Assumption, or any other rate.

ERISA Considerations: As described under "ERISA Considerations" herein, the
                      Offered Certificates (other than the Class B
                      Certificates) may be purchased by employee benefit plans that are subject to ERISA. The Class B Certificates may not be purchased by employee benefit plans that are subject to ERISA except as provided herein. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations:       None of the Certificates will constitute "mortgage
                      related securities" for purposes of the Secondary
                      Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Offered Certificates under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

                                 RISK FACTORS

         Prospective investors in the Offered Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

         Sensitivity to Prepayments. Certain of the Home Equity Loans may be prepaid in whole or in part at any time without penalty. In addition, a substantial portion of the Home Equity Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Home Equity Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Assets-Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed-rate mortgage loans, such as the Fixed Rate Loans, is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans, the Home Equity Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Home Equity Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Equity Loans, the rate of prepayments is likely to decrease. The average life of the Offered Certificates and, if purchased at other than par, the yields realized by Owners of the Offered Certificates will be sensitive to levels of payment (including prepayments relating to the Home Equity Loans (the "Prepayments") on the Home Equity Loans. In general, the yield on an Offered Certificate that is purchased at a premium from the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of Prepayments of the Home Equity Loans. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level.

         The prepayment experience on Adjustable Rate Loans, including the 2/28 Loans and the 3/27 Loans, may differ from the prepayment experience on Fixed Rate Loans due to the provisions providing for adjustment to the Coupon Rate and related monthly payment and the applicable periodic reset caps and maximum rates. In particular, the Adjustable Rate Loans may be subject to higher prepayment rates as they approach their initial Coupon Change Dates (which is six months following origination for Six-Month LIBOR Loans, two years following origination for 2/28 Loans, and three years following origination for 3/27 Loans). Because cashflows from both Fixed Rate Loans and Adjustable Rate Loans will be used to make the required distributions on the Group IIb Class A Certificates and Class B-II Certificates, the prepayment experience of the Group IIb Class A Certificates and Class B-II Certificates will not reflect solely the prepayment experience of Fixed Rate Loans or Adjustable Rate Loans. See "Prepayment and Yield Considerations" herein.

         Subordination-Allocation of Losses to Class B Certificates. The rights of the Owners of the Class B Certificates to receive distributions of principal with respect to the related Home Equity Loans will be subordinate to the rights of the Owners of the Class A Certificates (other than the Interest-Only Certificates), to receive such distributions. See "Credit Enhancement-Subordination of Class B Certificates" herein.

         The yields to maturity on the Class B Certificates will be sensitive to delinquencies and defaults on the related Home Equity Loans (and the timing thereof). Credit enhancement for the Class B Certificates is limited to the amounts which would otherwise be distributed with respect to the Retained Certificates and the overcollateralization provisions of the Trust. Investors should fully consider the risks associated with an investment in the Class B Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Home Equity Loans. See "Credit Enhancement-Application of Realized Losses" and "Prepayment and Yield Considerations-Projected Payment and Yield for Offered Certificates" herein. The Owners of the Class B Certificates are not entitled to the benefits of either Certificate Insurance Policy.

         The Class B Certificates will not be entitled to any principal distributions until at least the Stepdown Date has occurred with respect to the related Loan Group (unless the aggregate Certificate Principal Balance of the related Class A Certificates has been reduced to zero). In addition, on and after the related Stepdown Date, principal distributions on the Class B Certificates are subject to the effects of a Delinquency Trigger Event or a Cumulative Realized Loss Trigger Event occurring with respect to the related Loan Group. As a result, the weighted average life of the Class B Certificates will be extended, in the event of the occurrence of a Delinquency Trigger Event, and will be shorter in the event of the occurrence of a Cumulative Loss Trigger Event.

         The Class B-I Certificates relate to Loan Group I; therefore, the occurrence of a Delinquency Trigger Event or a Cumulative Realized Loss Trigger Event with respect to Loan Group I is likely to affect principal distributions on the Class B-I Certificates. The Class B-II Certificates relate to Loan Group II (i.e., Loan Group IIa and Loan Group IIb together); therefore, the occurrence of a Delinquency Trigger Event or a Cumulative Realized Loss Trigger Event with respect to Loan Group II is likely to affect principal distributions on the Class B-II Certificates. The calculations relating to the Delinquency Trigger Event and the Cumulative Realized Loss Trigger Event for Loan Group II are made across the entire Loan Group, and are not made separately, for Loan Group IIa and Loan Group IIb.

         If, on any Payment Date after taking into account all Realized Losses experienced with respect to a Loan Group during the prior Remittance Period and after taking into account the distribution of principal with respect to the related Class A Certificates and Class B Certificates with respect to such Loan Group on such Payment Date, the aggregate Certificate Principal Balance of all such Class A and Class B Certificates exceeds the aggregate Loan Balance of the Home Equity Loans in such Loan Group (i.e., if the level of overcollateralization with respect to such Loan Group is negative), then the Certificate Principal Balance of the related Class B Certificates will be reduced (in effect, "written down") such that the level of overcollateralization with respect to such Loan Group Is zero, rather than negative. Such a negative level of overcollateralization is an "Applied Realized Loss Amount," which will be applied as a reduction in the Certificate Principal Balance of the related Class B Certificates. The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

         Once the Certificate Principal Balance of a Class of Class B Certificate has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates be paid to Owners of such Class B Certificates. The source of funding of such payments will be the amount, remaining on such future Payment Dates after the payment of the Interest Carry Forward Amount with respect to the Class B Certificates, together with the Monthly Excess Cashflow Amount, if any, available from the other Loan Group on such Payment Date.

         Variability of Principal Distributions to Companion Certificates. The Companion Certificates will support the relative principal payment stability of the PAC Certificates by absorbing any amounts available for distribution of principal of the Group IIb Class A Certificates (other than the Class P-IO Certificates) in excess of that necessary to reduce the Certificate Principal Balance of the applicable Class of PAC Certificates to its Planned Principal Balance on the applicable Payment Date. In addition, if the amount available for distributions of principal of the Group IIb Class A Certificates (other than the Class P-IO Certificates) is insufficient to reduce the Certificate Principal Balance of the applicable Class of PAC Certificates to its Planned Principal Balance on a Payment Date, the Companion Certificates will not receive any distributions of principal until such time as the Class Certificate Balance of such Class of PAC Certificates is reduced to its applicable Planned Principal Balance on the applicable Payment Date. As a result, the amount and timing of principal distributions on the Companion Certificates is subject to substantial variability from Payment Date to Payment Date and over the lives of such Certificates.

         Nature of Collateral. Because 6.28% of the Fixed Rate Loans by Loan Balance as of the Statistical Calculation Date are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Home Equity Loans will be available to satisfy the outstanding balance of a Home Equity Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage. In servicing second mortgages in its portfolio, it is generally the Servicer's practice to satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the Servicer satisfies the first mortgage. The Trust will have no source of funds

(and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. See "The Pooling and Servicing Agreement-Servicing and Sub-Servicing" herein.

         An overall decline in the residential real estate market, the general condition of a Property, or other factors, could adversely affect the value of the Property such that the outstanding balance of the related Home Equity Loan, together with any senior liens on the Property, equal or exceed the value of the Property. A decline in the value of a Property would affect the interest of the Trust in the Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.

         Risk of Home Equity Loan Rates Reducing the Pass-Through Rate on Certain Offered Certificates.

                  Class A-6, Class A-7, Class A-8 and Class B-I Certificates (collectively, the "Group I Capped Certificates"). The Group I Capped Certificates are all subject to the Group I Available Funds Cap. Even though the Group I Capped Certificates are all Fixed-Rate Certificates issued against Fixed-Rate Loans, there is a dispersion among the Coupon Rates applicable to the Group I Home Equity Loans. Consequently, the weighted average Coupon Rate of the Group I Home Equity Loans could be reduced over time, if the high-Coupon Rate Home Equity Loans prepay or amortize more quickly than Home Equity Loans having low-Coupon Rates. Were the weighted average Coupon Rate to reduce significantly, under a relatively high prepayment speed, the Pass-Through Rates on the Group I Class A Capped Certificates could be subject to the limitation imposed by the Group I Available Funds Cap; the Class B-I Certificates' Pass-Through Rate will be relatively more sensitive to reductions in such weighted average Coupon Rate.

                  Class A-17, Class A-18, Class A-19 and Class A-20 Certificates (collectively, the "Group IIb Capped Certificates"). The Home Equity Loans in Loan Group IIb consisted, by aggregate Loan Balance as of the Statistical Calculation Date, of 89.58% Fixed Rate Loans, 1.70% 2/28 Home Equity Loans having Coupon Rates based on Six-Month LIBOR, and 8.72% 3/27 Home Equity Loans having Coupon Rates based on Six-Month LIBOR. Due to the different indexes and rate adjustment dates, the Weighted Average Coupon Rate of the Group IIb Home Equity Loans may be reduced if high-Coupon Rate Home Equity Loans prepay or amortize more quickly than low-Coupon Rate Home Equity Loans. As a result, the Group IIb Capped Certificates could be subject to the limitation imposed by the Group IIb Available Funds Cap.

                  Class A-9 and Class A-10 Certificates (collectively, the "Group IIa Capped Certificates"). The Class A-9 Certificates have a Pass-Through Rate based on one-month LIBOR, while the Class A-10 Pass-Through Rate is a fixed rate, in each case subject to the Group IIa Available Funds Cap. The Home Equity Loans in Group IIa consist, by aggregate Loan Balance as of the Statistical Calculation Date, of 16.13% Home Equity Loans having Coupon Rates based upon Six-Month LIBOR, and 83.87% Home Equity Loans which are 2/28 Loans, bearing interest for the two years following origination at Six-Month LIBOR, and which then convert to a fixed rate for the next 28 years. Since the indexes and rate adjustment dates on the Home Equity Loans in Group IIa differ from the Pass-Through Rates on the Group IIa Capped Certificates, and since 83.87% of such Home Equity Loans have provisions which fix the Coupon Rates at levels which cannot now be determined and which may on a weighted average basis, in the future, be reduced if high-Coupon Rate Home Equity Loans prepay or amortize more quickly than low-Coupon Rate Home Equity Loans, the weighted-average Coupon Rate on such Home Equity Loans could be reduced to a level such that the Pass-Through Rates on such Certificates may be limited by the Group IIa Available Funds Cap.

                  Class B-II Certificates. The Class B-II Certificates are Fixed Rate Certificates backed by all Group II Home Equity Loans, which contain a mixture of Fixed Rate Loans and Adjustable Rate Loans, including 2/28 Loans and 3/27 Loans. The "Group II Available Funds Cap" is the lesser of the Group IIa

         Available Funds Cap and the Group IIb Available Funds Cap, and, for the same reasons set forth above with respect to the Group IIa Capped Certificates and the Group IIb Capped Certificates, the Class B-II Certificates could be subject to the limitation imposed by the Group II Available Funds Cap.

Principal Cashflow Considerations for Group II Class A Certificates

         The Group II Class A Principal Distribution Amount is comprised of collections of principal from all Home Equity Loans in Loan Group IIa and Loan Group IIb. While the payment priorities seek to maintain the relationship between collections received on Loan Group IIa and Loan Group IIb and the related Certificates, distributions on the related Group II Class A Certificates may, under certain circumstances, be affected by the amount of collections received with respect to the Home Equity Loans underlying the other Group II Class A Certificates. Specifically, distributions on the Group IIa Class A Certificates may be affected by the amount of collections received on the Home Equity Loans in Loan Group IIb, and vice versa. Consequently, the amortization of the Group II Class A Certificates may be affected by the rate and timing of payments on all the Home Equity Loans in Loan Group II. In making any investment in the Group II Class A Certificates, an investor should consider the potential effects of both Loan Group IIa and Loan Group IIb on the credit quality and expected yield on its class of Certificates.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Sellers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. The related Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Sellers to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Assets" in the Prospectus.

         The Home Equity Loans are also subject to federal laws, including:

                 O the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

                 O the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                 O the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Home Equity Loans and in addition could subject the Sellers to damages and administrative enforcement. The related Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

         The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the Servicer to collect full amounts of interest on certain Home Equity Loans and could interfere with the ability of the Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Assets-Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

         Up to 10% of the Original Aggregate Loan Balance may represent Home Equity Loans that are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans within the purview thereof originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Risk of Higher Default Rates for Home Equity Loans with Balloon Payments. Approximately 29.17% of the Fixed Rate Loans by Loan Balance as of the Statistical Calculation Date represent Home Equity Loans which are "balloon loans" that provide for the payment of the unamortized Loan Balance of such Home Equity Loan in a single payment at maturity ("Balloon Loans"). None of the Adjustable Rate Loans as of the Statistical Calculation Date represent Home Equity Loans which are "balloon loans". Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

         Risk of Seller Insolvency. Each Seller believes that the transfer of the Home Equity Loans to the Depositor and by the Depositor to the Trust constitutes a sale by such Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Home Equity Loans will not be part of the assets of either Seller in the event of the insolvency of such Seller and will not be available to the creditors of such Seller. However, in the event of an insolvency of a Seller, it is possible that a bankruptcy trustee or a creditor of such Seller may argue that the transaction between such Seller and the Depositor was a pledge of such Home Equity Loans in connection with a borrowing by such Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee, the Certificate Insurer and the Sellers will have received an opinion of Dewey Ballantine LLP, counsel to the Sellers, with respect to the true sale of the Home Equity Loans from each of the Sellers to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies.

         Ratings of Class A Certificates. The ratings assigned to the Class A Certificates by the Rating Agencies will be based on the credit and other characteristics of the Home Equity Loans and on the respective ratings assigned to the claims paying ability of the Certificate Insurer. Any reduction in the ratings so assigned to the Certificate Insurer by the Rating Agencies could result in the reduction of the ratings assigned to the Class A Certificates. Any such reduction in the ratings assigned to the Class A Certificates could adversely affect the liquidity and market value of such Certificates.

                         THE SELLERS AND THE SERVICER

General

         ContiMortgage Corporation, a Delaware corporation, will act as the Servicer and the Originator as well as one of the two Sellers and has been engaged in the mortgage banking business since 1987. It is engaged in originating or purchasing and servicing home equity loans secured by first and second mortgages and deeds of trust in at least 49 states and the District of Columbia. It is a subsidiary of ContiFinancial Corporation, a subsidiary of Continental Grain Company and an affiliate of ContiFinancial Services Corporation, one of the Underwriters and ContiWest Corporation, the other Seller. ContiFinancial Corporation's common stock is publicly traded on the New York Stock Exchange.

         ContiWest Corporation, a Nevada corporation, will act as the other Seller and has been engaged in the mortgage banking business since September 1996. It is engaged in the purchase of home equity loans secured by first and second mortgages and deeds of trust. It is a wholly-owned subsidiary of ContiFinancial Corporation, a subsidiary of Continental Grain Company and an affiliate of ContiFinancial Services Corporation, one of the Underwriters and ContiMortgage Corporation.

         The Originator has originated or purchased each of the Home Equity Loans. A portion of the Home Equity Loans were purchased by ContiWest Corporation from the Originator. ContiWest Corporation and the Originator (in its capacity as a Seller) are selling the Home Equity Loans to the Depositor. The Sellers will sell and assign their respective Home Equity Loans to the Depositor in consideration of the net proceeds from the sale of the Offered Certificates and the Retained Certificates which are being issued to affiliates of the Sellers. The Servicer will service each Home Equity Loan.

         The Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer, which consent is required not to be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement.

         With the consent of the Certificate Insurer, the Servicer may enter into sub-servicing agreements (the "Sub-Servicing Agreements") with qualified sub-servicers (the "Sub-Servicers") with respect to the servicing of the Home Equity Loans. Under the Pooling and Servicing Agreement, such sub-servicing arrangements will not discharge the Servicer from its servicing obligations. See "The Pooling and Servicing Agreement-Servicing and Sub-Servicing" herein.

         The Trustee at the direction of the Certificate Insurer, unless a Certificate Insurer Default has occurred and is continuing, or the Certificate Insurer (unless a Certificate Insurer Default has occurred) may remove the Servicer, and the Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance therewith.

         Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee.

         Upon removal or resignation of the Servicer, the Trustee may solicit bids for a successor Servicer and, pending the appointment of a successor Servicer as a result of soliciting such bids, will be required to serve as Servicer. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FannieMae or FHLMC for second mortgage loans, having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, which is acceptable to the Certificate Insurer and which shall assume all of the responsibilities, duties or liabilities of the Servicer.

         The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Sellers or any of their affiliates or the Certificate Insurer.

Credit and Underwriting Guidelines

         The following is a description of the underwriting guidelines customarily employed by the Originator with respect to home equity loans which it purchases or originates. Each Home Equity Loan was underwritten according to these guidelines. The Originator believes its standards are consistent with those utilized by home equity lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. In certain cases, loans may be made outside of those guidelines with the prior approval of an underwriting manager of the Originator.

         The Originator generally originates or purchases loans which either fully amortize over a period not to exceed 360 months or provide for amortization over a 360 month schedule with a "balloon" payment required at the maturity date, which will not be less than five years after origination. The loan amounts generally range from a minimum of $10,000 to a maximum of $350,000 unless a higher amount is specifically approved by a senior official of the Originator. The Originator primarily originates or purchases non-purchase money first or second mortgage loans although the Originator has programs for origination of certain purchase money first mortgages.

         The homes used for collateral to secure the loans may be either primary residential (which includes second and vacation homes) or investor owned one- to four- family homes, condominiums or townhouses and may include manufactured housing. Generally, each home must have a minimum Appraised Value (as defined below) of $35,000. Mobile housing or agricultural land are not accepted as collateral. In addition, mixed-use loans secured by owner-occupied properties, including one-to-four family and small multifamily residences, are made where the proceeds may be used for business purposes. In some cases, the loan may be secured by the owner-occupied residence plus additional collateral such as rental units and small multifamily properties which may have a storefront.

         Each property proposed as security for a loan must be appraised not more than 6 months prior to the date of such loan; provided that in the case of a loan originated as part of the Originator's retention program, the property must be appraised not more than 18 months prior to the date of such loan. The combined loan-to-value ratio of the first and second mortgages generally may not exceed 90%, and is less than 90% for lower credit grades; see Annex IV. If a prior mortgage exists, the Originator first reviews the first mortgage history. If it contains open end, advance or negative amortization provisions, the maximum potential first mortgage balance is used in calculating the combined loan-to-value ratio which determines the maximum loan amount. The Originator does not originate or purchase loans where the first mortgage contains a shared appreciation clause.

         For the Originator's full documentation process, each mortgage applicant must provide, and the Originator must verify, personal financial information. The applicant's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 50% of the applicant's gross monthly income. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history and the Originator verifies this information. Verifications are based on written confirmation from employers or a combination of the two most recent pay stubs, the two most recent years' W-2 tax forms and telephone confirmation from the employer. Self-employed applicants must be self-employed in the same field for a minimum of two years. The self-employed applicant must provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

         For the Originator's non-income verifier program, proof of two year's history of self employment plus proof of current self-employed status is required. The applicant's debt-to-income ratio is calculated based on income as certified by the borrower on the application and must, in the credit underwriter's judgment, be reasonable. The maximum loan-to-value ratio generally may not exceed 75% for the non-income verifier program. Non-income verifier loans are also available to borrowers other than self-employed borrowers on one-to-four family, owner-occupied properties up to a loan-to-value ratio generally not to exceed 65%.

         The Originator has a "pay for performance" program, permitting the lower-credit borrower to which the program applies to receive pre-determined reductions of the Coupon Rate (0.5% per year) at the end of each of the first three years of the loan, which reductions are dependent upon the borrower's making monthly payments on the loan on time and in accordance with its terms.

         A credit report by an independent credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit practices that can be discovered by a search of public records. If the report is obtained more than 60 days prior to the loan closing, the lender must determine that the reported information has not changed. Written verification is obtained of any first mortgage balance, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment must be verified as current.

         Generally, the applicant should have an acceptable credit history given the amount of equity available, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law. Either an ALTA title insurance policy or an attorney's opinion of title is required for all loans.

         The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the home equity loan exceeds replacement value, insurance equal to replacement value may be accepted. The Originator must ensure that its name and address is properly added to the "Mortgagee Clause" of the insurance policy. In the event the Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required.

         The Originator's credit underwriting guidelines require that any major deferred maintenance on any property must be cured from the proceeds of the loan.

Indemnification by the Depositor

         Under the Pooling and Servicing Agreement, the Depositor agrees to indemnify and hold the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee or any Owner may sustain in any way related to the failure of the Depositor to perform its duties in compliance with the terms of the Pooling and Servicing Agreement. The Depositor will immediately notify the Trustee, the Certificate Insurer and each Owner if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and the Depositor will assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Sellers, the Trustee, the Certificate Insurer and/or the Owner in respect of such claim. The Trustee may, if necessary, reimburse the Depositor from amounts otherwise distributable on the Retained Certificates for all amounts advanced by the Depositor pursuant to the immediately preceding sentence, except when the claim relates directly to the failure of the Servicer, if it is an affiliate of the Depositor to perform its duties in compliance with the terms of the Pooling and Servicing Agreement or the failure of the Depositor to perform its duties in compliance with the terms of the Pooling and Servicing Agreement.

Delinquency, Loan Loss and Foreclosure Information

         The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Servicer for its servicing portfolio of home equity loans for the past three years.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the Servicer's home equity loan portfolio during the periods shown. Accordingly, loss and delinquency information as percentages of aggregate principal balance of Home Equity Loans serviced for each period would be higher than those shown if a group of Home Equity Loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.

      Delinquency and Foreclosure Information (Dollars in Thousands)(1)

                                                                  As of December 31,
                                  As of          ---------------------------------------------------
                              June 30, 1998
                             --------------
                                                     1997               1996               1995
                             --------------      -------------      -------------      -------------
 Portfolio At                $   11,154,731      $   9,122,792      $   5,699,145      $   3,427,190

 Delinquency
 Percentage (2)
---------------
 30 59 days                            2.57%              2.37%              3.09%              2.02%
 60 89 days                            0.85%              0.74%              0.72%              0.70%
 90 days and over                      0.49%              0.31%              0.36%              1.01%
========================     ==============      =============      =============      =============
 Total Delinquency                     3.91%              3.42%              4.17%              3.73%

 Total Delinquency Amount    $      435,927      $     311,821      $     237,642      $     128,063
                             ==============      =============      =============      =============

 Default
 Percentage (3)
---------------
 Foreclosure                           2.14%              2.78%              2.62%              1.15%
 Bankruptcy                            1.54%              1.53%              1.12%              0.69%
 Real Estate Owned                     0.92%              0.65%              0.49%              0.08%
 Loss Mitigation(4)                    0.76%              0.59%              0.15%              0.12%
========================     ==============      =============      =============      =============
 Total Default                         5.36%              5.55%              4.38%              2.04%

 Total Default Amount        $      598,226      $     506,774      $     249,714      $      69,962
                             ==============      =============      =============      =============

-------------
(1)  Columns may not add due to rounding.

(2) The period of the delinquency is based on the number of days payments are contractually past due. The delinquency percentage for the period represents the ratio of the dollar value of home equity loans contractually past due, exclusive of home equity loans in foreclosure, bankruptcy, real estate owned or forbearance to the total dollar value of the total portfolio.

(3) The default percentage represents the ratio of the dollar value of delinquent home equity loans in foreclosure, bankruptcy, real estate owned or forbearance to the total dollar value of the total portfolio.

(4) As a result of a reporting change, this category has been renamed to "Loss Mitigation" from "Forebearance", and includes non-performing accounts specifically identified for accelerated resolution under the Servicer's loss mitigation program. Resolution strategies include refinances, reinstatements, and full payoffs; forbearance plans; pre-foreclosure sales for less than full payoff; third party foreclosure sales; deed-in-lieu (or "cash for keys"); and charge-offs. Accordingly, this category now includes some home equity loans that, prior to the fourth quarter of 1997, would have been reported in one of the three Delinquency categories or in the Foreclosure category.

                                            Loan Loss Experience on the
                                          Servicer's Servicing Portfolio
                                              of Home Equity Loans(1)


                                                                        Year Ending December 31,
                                                    --------------------------------------------------------------
                                    Six Months          1997             1996             1995             1994
                                      Ending        -----------      -----------      -----------      -----------
                                   June 30, 1998
                                   -----------

Average Amount Outstanding (2)     $10,159,757      $ 7,248,686      $ 4,261,983      $ 2,641,686      $ 1,400,163
Gross REMIC Losses (3)                  32,112           30,146            9,487            2,754            1,203

Recoveries (4)                             423              116               77               65                0
Net REMIC Losses (5)                    31,689           30,030            9,410            2,689            1,203
Net Losses on Loans and
   Properties Purchased Out
   of REMICs                             6,680           20,671           ------           ------           ------
                                   -----------      -----------      -----------      -----------      -----------
Total Net Losses                   $    38,369      $    50,701      $     9,410      $     2,689      $     1,203
                                   ===========      ===========      ===========      ===========      ===========
Net Losses as a Percentage of
   Average Amount
   Outstanding(6):
     REMIC Losses                         0.62%            0.41%            0.22%            0.10%            0.09%
     Loans and properties
       purchased out of
       REMICs                             0.13%            0.29%            0.00%            0.00%            0.00%
                                   -----------      -----------      -----------      -----------      -----------
Total Net Losses                          0.76%            0.70%            0.22%            0.10%            0.09%
                                   ===========      ===========      ===========      ===========      ===========


-----------------
(1)  Columns may not add due to rounding.

(2) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the home equity loans outstanding on the last business day of each month during the period.

(3) "Gross REMIC Losses" are actual losses incurred on liquidated properties in the existing REMIC trusts for each respective period. Losses include all principal, foreclosure costs and all accrued interest.

(4) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(5)  "Net REMIC Losses" means "Gross REMIC Losses" minus "Recoveries".

(6) For the six months ending June 30, 1998, the percentages shown were annualized by multiplying the corresponding dollar amounts by two prior to calculating the percentages.

                                USE OF PROCEEDS

         The Depositor will sell the Home Equity Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Home Equity Loans from the Sellers. Such net proceeds will (together with the Retained Certificates retained by the Depositor or its affiliates) represent the purchase price to be paid by the Trust to the Depositor for the Home Equity Loans. The Depositor or its affiliates may apply all or any portion of such net proceeds to the repayment of debt, including "warehouse" debt secured by the Home Equity Loans (prior to their sale to the Trust). One or more of the Underwriters (or their respective affiliates) may have acted as a "warehouse lender" to the Depositor or its affiliates, and may receive a portion of such proceeds as repayment of such "warehouse" debt.

                                 THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on January 31, 1991 and is a wholly-owned subsidiary of ContiFinancial Corporation and an affiliate of ContiFinancial Services Corporation, one of the Underwriters. The Depositor maintains its principal offices at 3811 West Charleston Boulevard, Las Vegas, Nevada 89102. Neither the Depositor, the Sellers nor the Servicer nor any of their affiliates will insure or guarantee distributions on the Certificates. ContiFinancial Corporation's common stock is publicly traded on the New York Stock Exchange.

                             THE HOME EQUITY LOANS

         The Home Equity Loans will consist of fixed and adjustable rate conventional home equity loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages (the "Mortgages"). The properties securing the Home Equity Loans (the "Properties") consist primarily of single-family residences (which may be attached, detached, part of a two-to-four family dwelling, a condominium unit or a unit in a planned unit development) and also include mixed use properties and manufactured housing. The Properties may be owner-occupied or non-owner occupied investment properties. No Combined Loan-to-Value Ratio (based upon appraisals made at the time of origination) exceeded 100% as of the Statistical Calculation Date. The Home Equity Loans are not insured by either primary or pool mortgage insurance policies. The Home Equity Loans are not guaranteed by the Sellers or any affiliate thereof. The Home Equity Loans will be serviced by the Servicer generally in accordance with the standards and procedures required by FannieMae for FannieMae mortgage-backed securities.

         The Home Equity Loans in Loan Group I conform to Fannie Mae's guidelines for maximum original loan balances.

         The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Home Equity Loans as of the Statistical Calculation Date. Additional Home Equity Loans will be purchased by the Trust from the Depositor on the Closing Date. The pools aggregated $603,883,420.30 with respect to Loan Group I, $262,361,536.79 with respect to Loan Group IIa and $820,530,148.05 with respect to Loan Group IIb of the Statistical Calculation Date. The Depositor expects that the actual pools as of the Closing Date will represent approximately $800,000,000 in Loan Group I, approximately $325,000,000 in Loan Group IIa and $975,000,000 in Loan Group IIb. The additional Home Equity Loans will represent Home Equity Loans acquired or to be acquired by the Depositor on or prior to the Closing Date. In addition, with respect to the Home Equity Loans as of the Statistical Calculation Date as to which statistical information is presented herein, some amortizations of the Home Equity Loans will occur prior to the Closing Date. Moreover, certain loans included in the pools as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pools, and may not be included in the final pools. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Home Equity Loan pools will vary from the statistical distribution of such characteristics as of the Statistical Calculation Date as presented in this Prospectus Supplement. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Fixed Rate Loans or the Adjustable Rate Loans (with respect to each Pool), as applicable, as of the Statistical Calculation Date.

         The Home Equity Loan pool consists of fixed-rate and adjustable-rate Home Equity Loans with remaining terms to maturity of not more than 360 months (including both fully amortizing Home Equity Loans and Balloon Loans). The Home Equity Loans have the characteristics set forth below as of the Statistical Calculation Date. Percentages expressed herein based on Loan Balances and number of Home Equity Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

         The Loan-to-Value Ratios and Combined Loan-to-Value Ratios shown below were calculated based upon the appraised values of the Properties at the time of origination (the "Appraised Values"). In a limited number of circumstances, and within the Originator's underwriting guidelines, the Originator has reduced the Appraised Value of Properties where the Properties are unique, have a high value or where the comparables are not within FannieMae guidelines. The purpose for making these reductions is to value the Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Home Equity Loan, together with the outstanding balance of any first mortgage, become equal to or greater than the value of the Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         Certain statistical information regarding the Home Equity Loans is set forth in Annex IV hereto.

Interest Payments on the Home Equity Loans

         There are a number of Home Equity Loans on which interest is charged to the obligor (the "Mortgagor") at the Coupon Rate on the outstanding principal balance calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment (such Home Equity Loans, "Date-of-Payment Loans"). Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero on its maturity date. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Note. If it were assumed that all the Mortgagors on the Date-of-Payment Loans were to pay on the latest date possible without the Date-of-Payment Loans being in default, the amount of such additional principal payment would be a de minimis amount of the aggregate Loan Balance of the Home Equity Loans. On the other hand, if a Mortgagor makes a payment (other than a Prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than would have occurred had it been based on the schedule of amortization in effect on the Cut-Off Date. Accordingly, the timing of principal payments to the Owners of the Offered Certificates may be affected by the fact that actual Mortgagor payments on the Date-of-Payment Loans may not be made on the due date therefor.

         The Home Equity Loans which are not Date-of-Payment Loans (the "Actuarial Loans") provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                      PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effect on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Fixed Rate Certificates"), the yield to maturity on the Offered Certificates will relate to the rate of payment of principal of the Home Equity Loans in the related Loan Group, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases by the Sellers of Home Equity Loans and any accelerated payment of principal and the effect of a Delinquency Trigger Event or a Cumulative Realized Loss Trigger Event with respect to the related Loan Group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates such as the Fixed Rate Home Equity Loans are affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         All of the Adjustable Rate Loans are adjustable-rate home equity loans. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate home equity loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

         The prepayment behavior of the 2/28 Loans and 3/27 Loans may differ from that of the other Adjustable Rate Loans. As a 2/28 Loan or 3/27 Loan approaches its initial adjustment date (which is two years after origination for the 2/28 Loans and three years after origination for the 3/27 Loans), the borrower may become more likely to refinance such loan to avoid an increase in the Coupon Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, maximum rate and minimum rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on Adjustable Rate Loans may differ from that on Fixed Rate Loans because the amount of the monthly payments on Adjustable Rate Loans are subject to adjustment on each adjustment date. Because cashflows from both Fixed Rate Loans and Adjustable Rate Loans will be used to make the required distributions on the Group IIb Class A Certificates and Class B-II Certificates, the prepayment experience of the Group IIb Class A Certificates and Class B-II Certificates will not reflect solely the prepayment experience of Fixed Rate Loans or Adjustable Rate Loans.

         The prepayment experience on non-conventional mortgage loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many non-conventional borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional mortgage loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. Prepayments may also affect the yield to the Owners of the Offered Certificates, if the weighted average margins are reduced.

         In addition to the foregoing factors affecting the weighted average life of each Class of the Offered Certificates, the overcollateralization provisions of the Trust may result in an additional reduction of the Class A Certificates relative to the amortization of the related Home Equity Loans in the early months of the transaction (but after the first six months). The accelerated amortization is achieved by the application of the excess interest (i.e., interest received on the related Home Equity Loans in excess of that needed to fund Certificate interest and fees) to the payment of the Certificate Principal Balance of the related Classes of Class A Certificates then entitled to distributions of principal. This creates overcollateralization which results from the excess of the aggregate Loan Balances of the related Home Equity Loans over the related Aggregate Certificate Principal Balance. Once the applicable Targeted Overcollateralization Amount is reached, the application of the excess interest to pay down principal will cease, unless necessary to maintain the related Overcollateralization Amount at the applicable Targeted Overcollateralization Amount.

PAC Certificates

         Distributions of principal of the PAC Certificates are intended to be relatively stable because such distributions will be made in accordance with the schedules of the respective Planned Principal Balances of such Certificates, so long as prepayments on the Home Equity Loans in Loan Group IIb occur at rates that are neither too fast nor too slow to support such schedules. Moreover, the PAC Certificates will have a cumulative priority for future payments if they fall behind their schedules. Based on the Modeling Assumptions, the PAC Certificates would adhere to their Planned Principal Balance schedules if the Fixed Rate Loans in Group IIb were to prepay anywhere between 125% Fixed Prepayment Assumption and 175% Fixed Prepayment Assumption, and the Adjustable Rate Loans in Loan Group IIb were to prepay anywhere between 95% Adjustable Prepayment Assumption and 130% Adjustable Prepayment Assumption (or any other combination of Prepayment Assumptions which result in a paydown identical to that defined by such prepayment assumptions) until the PAC Certificates are retired. Such Prepayment Assumption ranges are the "Modeled PAC Bands". The Modeling Assumptions and Prepayment Assumptions are described in Annex V hereof.

         The Home Equity Loans in Loan Group IIb will have characteristics that differ from those of the Modeling Assumptions. The initial Modeled PAC Bands, if calculated using the actual characteristics of the Home Equity Loans in Loan Group IIb, could differ from that shown. Therefore, even if Home Equity Loans were to prepay at a constant rate within the initial Modeled PAC Bands shown, but near its upper or lower end, one or more Classes of PAC Certificates could fail to adhere to its Planned Principal Balances schedule. Moreover, the Home Equity Loans in Loan Group IIb will not prepay at any constant rate. Non-constant prepayment rates can cause any Class of PAC Certificates not to adhere to its Planned Principal Balances schedule, even if such rates remain within the initial Modeled PAC Bands. The Modeled PAC Bands for any Class of PAC Certificates can narrow or "drift" upward or downward over time. In addition, the occurrence of a Delinquency Trigger Event or a Cumulative Realized Loss Trigger Event with respect to Loan Group II may result in one or more Classes of PAC Certificates failing to adhere to its Planned Principal Balance schedule.

         The principal payment stability of the PAC Certificates will be supported by the Companion Certificates. When the Companion Certificates are retired, any outstanding Class of PAC Certificates will become more sensitive to Home Equity Loan prepayments in Loan Group IIb.

         If the Home Equity Loans in Loan Group IIb prepay at rates that are generally below the Modeled PAC Bands for prolonged periods, the related Class A Principal Distribution Amount allocated to the Group IIb Class A Certificates may be insufficient to reduce one or more Classes of PAC Certificates to their Planned Principal Balance and the weighted average lives may be extended, perhaps significantly. If such Home Equity Loans prepay at rates that are generally above the Modeled PAC Bands, the weighted average life of one or more Classes of PAC Certificates may be shortened, perhaps significantly. The weighted average lives are expected to be stable within the Modeled PAC Bands.

Companion Certificates

         The Class of Companion Certificates will support the principal payment stability of the PAC Certificates. Thus, the Companion Certificates are likely to be much more sensitive to Home Equity Loan prepayments in Loan Group IIb than are the PAC Certificates. The Companion Certificates may receive no principal payments for extended periods of time and may receive principal payments that vary widely from period to period. Relatively fast Home Equity Loan prepayments in Loan Group IIb may significantly shorten, and relatively slow Home Equity Loan prepayments in Loan Group IIb may significantly extend, the weighted average lives of the Companion Certificates.

Maximum Maturity Certificates

         The Maximum Maturity Certificates have been structured so as to minimize the "extension risk" to which such Certificates would otherwise be subject if they were to amortize at the same rate as the Home Equity Loans in Loan Group IIb. This "extension risk" has been minimized by sizing the original aggregate Certificate

Principal Balance of the two Classes of Maximum Maturity Certificates together such that the original aggregate Certificate Principal Balance would be reduced to zero by the September 2008 Payment Date (i.e., approximately ten years) using a 0% Prepayment Assumption, and further assuming that the Group II Targeted Overcollateralization Amount is zero. Thus, the Maximum Maturity Certificates have been sized (as two classes together) such that the scheduled amortization of the Home Equity Loans in Loan Group IIb would, in and of itself, be sufficient to fully amortize such Certificates within ten years.

         A risk of extending the maturity of the Maximum Maturity Certificates would arise from an extremely high level of losses on the related Home Equity Loans -- i.e., a level beyond that would/could be absorbed by the Group II Overcollateralization Amount, the Class B-II Certificates and the Certificate Insurance Policy relating to the Group II Class A Certificates.

         Once the two Classes were sized using this method, they were then structured as two "sequential-pay" Classes.

         Although so protected from "extension risk," the Maximum Maturity Certificates are to be exposed to "prepayment risk", insofar as their respective weighted average lives will be shorter as the prepayment rate applicable to the Home Equity Loans in Loan Group IIb increases. Thus, unlike the PAC Certificates, the Maximum Maturity Certificates do not have an "Effective Range" of prepayment speeds which hold their weighted average lives relatively constant. In addition, the exercise of the optional "clean-up call" termination provision could result in an earlier than expected maturity of the Class A-20 Certificates.

Auction Rate Certificates

         The Pass-Through Rate for the Auction Rate Certificates for each Accrual Period after the first Accrual Period will be equal to the lesser of
(i) the per annum rate determined in accordance with the Auction Rate Procedures set forth in Annex III hereto and (ii) the Group IIb Available Funds Cap. Although interest on the Auction Rate Certificates will be distributable on a pro rata basis among all such Certificates, distributions of principal of the Auction Rate Certificates will be made in round lots of $25,000 and integral multiples thereof and will be allocated to specific Auction Rate Certificates as described in Annex III. On any Payment Date on which principal is to be distributed on the Auction Rate Certificates, one or more Owners of an Auction Rate Certificate may receive no distributions of principal while other Owners of such Certificates receive such distributions.

         As Companion Certificates, the Auction Rate Certificates, as a Class, are subject to substantial uncertainty about the amount and timing of receipt of distributions of principal. Individual Owners of Auction Rate Certificates are subject to the additional uncertainty regarding the timing of receipt of such distributions as described above. As a result, the yield on any Auction Rate Certificate may vary significantly from period to period and over the life of such Certificates, although this is mitigated to an extent by the Auction Rate feature, which attempts to establish a monthly market-clearing rate for the Companion Certificates. The Auction Rate Certificates are not an appropriate investment for any investor that desires a regular and predictable stream of principal distributions.

Interest-Only Certificates

         Because amounts distributable to the Owners of the two classes of Interest-Only Certificates, the Class N-IO and Class P-IO Certificates, consist entirely of interest, the yield to maturity of such Interest-Only Certificates will be sensitive to the repurchase, prepayment and default experience of the Home Equity Loans in Loan Group I, with respect to the Class N-IO Certificates, and in Loan Group IIb, with respect to the Class P-IO Certificates and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

         The Notional Principal Amount applicable to interest calculations on the Class N-IO Certificates is (x) through the 30th Payment Date, the Class A-8 Certificate Principal Balance and (y) thereafter, zero. Since the Class A-8 Certificates will amortize in accordance with the distributions of the Class A-8 Principal Distribution Amount (the Class A-8 Certificates being a "non-accelerating senior" ("NAS") "lockout" Class), the performance of the Class N-IO Certificates is likely to be more stable than if such Notional Amount were calculated using the underlying

Home Equity Loans in Loan Group I directly, and consequently, the yield sensitivity of such Certificate will only be impacted at high rates of prepayments.

         In addition, the Notional Principal Amount applicable to interest calculations on the Class P-IO Certificates is (x) through the 30th Payment Date, the sum of the Class A-16 and Class A-17 Certificate Principal Balance and (y) thereafter, zero. Since the Class A-16 and A-17 Certificates are protected from prepayment volatility for the first 30 Payment Dates through a combination of their position in the sequential order of principal distribution on the PAC Certificates and through the Companion Certificates, the performance of the Class P-IO Certificates is likely to be more stable than if such Notional Principal Amount were calculated using the underlying Home Equity Loans in Loan Group IIb directly, and consequently, the yield sensitivity of such Certificates will only be impacted at extremely high rates of prepayment.

"NAS" or "Lockout" Certificates

         Investors in the Class A-8 Certificates should be aware that because the Class A-8 Certificates do not receive any portion of principal payments prior to the Payment Date occurring in October 2001 and thereafter, they will receive a disproportionately small or large portion of principal payments (unless the Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates have been reduced to zero). The weighted average life of the Class A-8 Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-8 Certificates of changes in market interest rates or market yields of similar securities will be greater or lesser than for other classes of Fixed Rate Certificates entitled to such distributions.

         Investors in the Class A-10 Certificates should be aware that because the Class A-10 Certificates do not receive any portion of principal payments prior to the Payment Date occurring in August 2000 and thereafter, they will receive a large portion of principal payments (unless the Certificate Principal Balance of the Class A-9 Certificate has been reduced to zero). The weighted average life of the Class A-10 Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-10 Certificates of changes in market interest rates or market yields of similar securities will be greater or lesser than for other classes of Floating Rate Certificates entitled to such distributions.

         As indicated above, if purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Home Equity Loans in the related Loan Group. If the actual rate of payments on the Home Equity Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans in the related Loan Group is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The "Final Scheduled Payment Date" for each Class of the Offered Certificates is as set forth in the Summary of Terms hereof. Such dates generally are the dates on which the "Initial Certificate Principal Balance" set forth in the Summary of Terms hereof for the related Class as of the Closing Date less all amounts previously distributed to the Owners on account of principal would be reduced to zero assuming that no Prepayments are received on the Home Equity Loans, that scheduled monthly payments of principal and interest on each of the Home Equity Loans are timely received and that no accelerated payments of principal (including as a result of the optional "clean-up call" termination) are made to the Owners of the Offered Certificates. The Final Scheduled Payment Date for the Class A-7, Class A-8, Class A-17, Class A-18 and the Class B Certificates is the thirteenth Payment Date following the calendar month in which the Loan Balances of all Home Equity Loans have been reduced to zero assuming that such Home Equity Loans pay in accordance with their terms. The weighted average life of each Class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the Home Equity Loans in the related Loan Group conformed to the foregoing assumptions, and the final Payment Date with respect to any Class of Offered Certificates could occur significantly earlier than the related Final Scheduled Payment Date because (i) Prepayments are likely to occur and (ii) the owners of the Class R Certificates may cause a termination of the Trust on or after the Clean-Up Call Date.

         The final Payment Date for the Class A-1 Certificates will be September 15, 1999, at which time the remaining Certificate Principal Balance, if any then outstanding, of the Class A-1 Certificates will be paid in full. If the Group I Class A Principal Distribution Amount on such Payment Date is not sufficient to pay in full the remaining Certificate Principal Balance of the Class A-1 Certificates on such final Payment Date, a draw will be made on the Certificate Insurance Policy with respect to the Group I Class A Certificates in the amount of such shortfall.

         The final Payment Date for the A-9 Certificates will be September 15, 2028, at which time the remaining Certificate Principal Balance, if any then outstanding, of the Class A-9 Certificates will be paid in full. If the Group IIa Principal Distribution Amount with respect to such Payment Date is not sufficient to pay in full the remaining Certificate Principal Balance of the Class A-9 Certificates on such final Payment Date, a draw will be made on the Certificate Insurance Policy with respect to the Group II Class A Certificates in the amount of such shortfall.

         The final Payment Date for the A-11 Certificates will be September 15, 1999, at which time the remaining Certificate Principal Balance, if any then outstanding, of the Class A-11 Certificates will be paid in full. If the Group IIb Principal Distribution Amount with respect to such Payment Date is not sufficient to pay in full the remaining Certificate Principal Balance of the Class A-11 Certificates on such final Payment Date, a draw will be made on the Certificate Insurance Policy with respect to the Group II Class A Certificates in the amount of such shortfall.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Class of Offered Certificates will be influenced by, among other things, the rate at which principal of the Home Equity Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "Prepayment" includes Prepayments and liquidations due to default).

         It is very unlikely that the Home Equity Loans will prepay at rates consistent with the Prepayment Assumption until maturity or that all of the Home Equity Loans in the related Loan Group will prepay at the same rate. There will be discrepancies between the actual characteristics of the Home Equity Loans included in the Trust and the assumed characteristics used in preparing the following tables. Any discrepancy may have an effect upon the percentages of Initial Certificate Principal Balance outstanding set forth in the table and the weighted average lives of the Offered Certificates.

Payment Lag Feature of Fixed Rate Certificates

         Pursuant to the Pooling and Servicing Agreement, interest on the Fixed Rate Certificates (other than the Class A-1 and the Class A-11 Certificates, for which the Accrual Period is Payment Date to Payment Date) generally accrues during the calendar month immediately preceding the month in which the related Payment Date occurs. Payment Dates occur on the fifteenth day of each month (or, if such day is not a Business Day, on the next Business day). Thus, the effective yield to the Owners of the Fixed Rate Certificates (other than the Class A-1 and the Class A-11 Certificates) will be below that otherwise produced by the related Pass-Through Rate because distributions to Owners of the Fixed Rate Certificates (other than the Class A-1 and the Class A-11 Certificates) in respect of any given month will not be made until on or after the 15th day of the following month.

Decrement Tables

         The decrement tables are set forth in Annex V hereto.

                   FORMATION OF THE TRUST AND TRUST PROPERTY

         ContiMortgage Home Equity Loan Trust 1998-3 (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement. The Trust will consist of three subtrusts, one of which consists of Loan Group I, one of which consists of Loan Group IIa and one of which consists of Loan Group IIb. The Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Certificates.

         The property of the Trust will include (a) the Home Equity Loans (other than payments received on the Home Equity Loans on or prior to the Cut-Off Date) together with the related Home Equity Loan documents and the Seller's interest in any Property which secures a Home Equity Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account and any other accounts held by the Trustee for the benefit of the Certificateholders and the Certificate Insurer together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided) whether in the form of cash, instruments, securities or other properties, (c) the rights of the Trustee under the Certificate Insurance Policies related to the Class A Certificates, such agreements are property of the Swap Trust and (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any hazard insurance and title insurance policies relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement (collectively, the "Trust Estate").

         The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Sellers, the Servicer, the Certificate Insurer or any of their affiliates.

         Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the rights appurtenant thereto and will not have any need for additional capital resources. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make interest distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

The Swapped Certificates and the Swap Agreement:

         The Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates are the "Swapped Certificates". This refers to the provisions of the Pooling and Servicing Agreement which "swap" the fixed rate which such Certificates would otherwise pay to investors in exchange for a floating rate based on LIBOR. The "swap" is effected by having the Trust issue fixed rate certificates (the "Internal Certificates") to a separate trust (the "Swap Trust") also created under the Pooling and Servicing Agreement. Each Internal Certificate corresponds to one of the Swapped Certificates and will have the same Certificate Principal Balance as the corresponding Swapped Certificate. Each fixed rate of interest which each such Internal Certificate bears is referred to as the "Internal Pass-Through Rate" for such Internal Certificate, and is the rate which the corresponding Swapped Certificate would bear if the only source of funding of the interest were the cash flows generated by the Group IIb Home Equity Loans.

         Pursuant to a swap agreement (the "Swap Agreement") between the Swap Trust and National Westminster Bank, Plc (the "Swap Counterparty"), the Swap Counterparty will be entitled to receive the fixed rate of interest, calculated at the related Internal Pass-Through Rate, in respect of each Internal Certificate and will be obligated to pay to the Swap Trust a floating rate based on one-month LIBOR which is sufficient to pay interest due on the corresponding Swapped Certificates at its floating Pass-Through Rate.

         Pursuant to the Swap Agreement, on each Payment Date, the Swap Counterparty will be entitled to receive from the Swap Trust the distributions of interest on the outstanding Certificate Principal Balance of the Internal Certificates immediately prior to such Payment Date, which accrues at related Internal Pass-Through Rates. The Swap Counterparty will be obligated to pay to the Swap Trust prior to each Payment Date an amount equal to one month's interest at the related Pass-Through Rate on the outstanding Certificate Principal Balance of the Swapped Certificates immediately prior to such Payment Date.

         The interest due to be received by the Swap Trust from the Swap Counterparty under the Swap Agreement will be distributed to the Owners of the Swapped Certificates. To the extent an insufficient amount is received from the Swap Counterparty, the Trustee will make a claim under the related Certificate Insurance Policy.

         The Swap Agreements will be property of the Swap Trust, which will be a "grantor trust" for federal income tax purposes, and the Swap Agreements will not be included in any REMIC held by the Trust.

                            ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Home Equity Loans and the Properties is based upon the pool as constituted at the close of business on the Statistical Calculation Date. Prior to the issuance of the Offered Certificates, Home Equity Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other Home Equity Loans may be included in the pool prior to the issuance of the Certificates.

         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Home Equity Loans are removed from or added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in a current report on Form 8-K. A description of the pool of Home Equity Loans as of the Closing Date will be filed in a current report on Form 8-K within fifteen days after the initial issuance of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

General

         Each Certificate (other than the Swapped Certificate) will represent certain undivided, fractional ownership interests in the Trust Estate and each Swapped Certificate will represent certain individual fractional ownership interest in the Swap Trust, each created and held pursuant to the Pooling and Servicing Agreement and, in each case, subject to the limits and the priority of distribution described therein.

Payment Dates

         On each Payment Date, the Owners of each Class of Class A and Class B Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance (or Notional Amount in the case of the Interest-Only Certificates) of such Class of Class A and Class B Certificates is reduced to zero, and to the extent funds are available therefor, the related Current Interest, any Interest Carry Forward Amount and the portion of the Principal Distribution Amounts, if any, allocated therefor as of such Payment Date, allocated among the Classes of Class A and Class B Certificates as described below. Distributions will be made in immediately available funds to Owners of Class A and Class B Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors-Book Entry Registration" in the Prospectus and "Description of the Offered Certificates-Book Entry Registration of the Offered Certificates" herein and "Description of the Certificates-Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement provides that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee.

         Except with respect to the Auction Rate Certificates, each Owner of record of the related Class of the Offered Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Offered Certificates as of the Cut-Off Date. Distributions of interest on the Auction Rate Certificates will be allocated among the Owners thereof in accordance with their Percentage Interests. Distributions of principal, however, will be made in accordance with the Auction Procedures set forth in Annex III hereto.

Distributions

         Upon receipt, the Trustee will be required to deposit into the Certificate Account with respect to the Home Equity Loans (i) the Monthly Remittance Amount, together with any Substitution Amount and any Loan Purchase Price amount and Insurance Proceeds and (ii) the proceeds of any liquidation of the Trust Estate.

         On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day, commencing in October, 1998 (each such day being a "Payment Date"), the Trustee will be required, subject to the availability of amounts therefor, pursuant to the cashflow priorities hereinafter described, to distribute to the Owners of record of the Fixed Rate Certificates (other than the Class A-1 and the Class A-11 Certificates) as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and to the Owners of record of the Class A-1 and the Class A-11 Certificates and the Floating Rate Certificates as of the day immediately preceding such Payment Date (each such date, the "Record Date") the applicable "Class Distribution Amount" which shall be the sum of
(x) the related Current Interest, (y) the related Interest Carry Forward Amount and (z) the related Principal Distribution Amount (each as defined below).

         For each Payment Date, interest due with respect to the Fixed Rate Certificates (other than the Class A-1 and the Class A-11 Certificates) will be interest which has accrued on the related Certificate Principal Balance (the related Notional Amount in the case of the Interest-Only Certificates) during the calendar month immediately preceding the month in which such Payment Date occurs (or the period from the Cut-Off Date to the end of the calendar month in the case of the first Payment Date). The interest due with respect to the Class A-1, Class A-11 and the Floating Rate Certificates will be the interest which has accrued thereon at the applicable Pass-Through Rate from the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to and including the day prior to the current Payment Date. Each period referred to above relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates. All calculations of interest on the Fixed Rate Certificates (other than the Class A-1 and the Class A-11 Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Class A-1, Class A-11 and the Floating Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

A "Business Day" is any day other than a Saturday, Sunday or a day on which the Certificate Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

Available Funds Caps

         Certain of the Offered Certificates are subject to the limitations which may be imposed by the related Available Funds Cap rate.

         Group I Available Funds Cap: With respect to any Payment Date, the weighted average Coupon Rate of the Home Equity Loans in Loan Group I as of the opening of business on the first day of the related Remittance Period, less the sum of (i) the annualized percentage equivalent of a fraction equal to (a) the sum of the related Premium Amount plus the related Trustee Fee plus the related Servicing Fee divided by (b) the aggregate Loan Balance of the Home Equity Loans in Loan Group I as of the opening of business on the first day of the related Remittance Period, and (ii) during the period commencing on the first Payment Date and ending on the 30th Payment

Date, the annualized percentage equivalent of the product of (a) the Class N-IO Pass-Through Rate and (b) the Class N-IO Notional Principal Amount divided by the outstanding aggregate Loan Balance of the Home Equity Loans in Loan Group I as of the opening of business on the first day of the related Remittance Period.

         Group IIa Available Funds Cap: With respect to any Payment Date, the weighted average Coupon Rate of the Home Equity Loans in Loan Group IIa as of the opening of business on the first day of the related Remittance Period, less the sum of (i) the annualized percentage equivalent of a fraction equal to (a) the sum of the related Premium Amount plus the related Trustee Fee plus the related Servicing Fee divided by (b) the aggregate Loan Balance of the Home Equity Loans in Loan Group IIa as of the opening of business on the first day of the related Remittance Period, and (ii) after the 6th Payment Date, 0.50% per annum.

         Group IIb Available Funds Cap: With respect to any Payment Date, the weighted average Coupon Rate of the Home Equity Loans in Loan Group IIb as of the opening of business on the first day of the related Remittance Period, less the sum of (i) the annualized percentage equivalent of a fraction equal to (a) the sum of the related Premium Amount plus the related Trustee Fee plus the related Servicing Fee divided by (b) the aggregate Loan Balance of the Home Equity Loans in Group IIb as of the opening of business on the first day of the related Remittance Period, (ii) after the 6th Payment Date, 0.50% per annum, (iii) an amount, expressed as an annualized percentage equivalent of the outstanding aggregate Loan Balance of Home Equity Loans in Loan Group IIb as of the opening of business on the first day of the related Remittance Period, equal to the Auction Agent Fee and the Broker-Dealer Fee for the Class A-18 Certificates and (iv) during the period commencing on the first Payment Date and ending on the 30th Payment Date, the annualized percentage equivalent of the product of (a) the Class P-IO Pass-Through Rate and (b) the Class P-IO Notional Principal Amount divided by the outstanding aggregate Loan Balance of the Home Equity Loans in Loan Group IIb as of the opening of business on the first day of the related Remittance Period.

Distributions on the Auction Rate Certificates:

Distributions of interest on the Auction Rate Certificates will be made among all Owners of such Certificates pro rata based on the Certificate Principal Balances of such Certificates. However, distributions of principal of the Auction Rate Certificates will be made on specific Auction Rate Certificates selected no later than five Business Days prior to the related Payment Date by lot or such other manner as may be determined in accordance with the Auction Rate Procedures in Annex III, and will be made only in amounts equal to $25,000 and integral multiples in excess thereof.

Cashflow Priority, Flow of Funds:

On each Monthly Remittance Date the Servicer will be required to cause to be remitted from the Principal and Interest Account, the related Monthly Remittance Amount with respect to each Loan Group, for deposit into the Certificate Account.

On the following Payment Date, the Monthly Remittance Amount for a Loan Group
                      which is then on deposit in the Certificate Account (such amount, the "Available Funds" with respect to a Loan Group) will be applied in the following order of priority:

First, for the payment of certain fees, concurrently, to the Trustee, the
                      Trustee Fee and to the Certificate Insurer, the Premium Amount, and in the case of Loan Group II, to the Auction Agent, the Auction Agent Fee, and to the Broker-Dealer, the Broker-Dealer Fee, in each case with respect to such Loan Group;

Second, for the payment of that Loan Group's Class A Certificate interest, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, plus the interest component of any related Insured Payment, (such amount, the "Interest Amount Available" for such Loan Group), to the Owners of the Class A Certificates related to such Loan Group, the related Current Interest plus the

                      Interest Carry Forward Amount with respect to each such Class of related Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the related Class A Certificates, then such amount will be distributed among the outstanding Classes of related Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and any shortfall will be carried forward with accrued interest;

Third, for the payment of that Loan Group's Class B Certificate interest, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, to the Owners of the Class B Certificates relating to such Loan Group an amount equal to the Current Interest for such Class B Certificates related to such Loan Group;

Fourth, for the payment of that Loan Group's Reimbursement Amount, if any, then due to the Certificate Insurer, to the extent of the Available Funds then remaining in the Certificate Account the lesser of (x) the Reimbursement Amount related to such Loan Group then owed to the Certificate Insurer and (y) the Maximum Insurer Current Reimbursement Amount with respect to such Loan Group and Payment Date;

Fifth, for the payment of that Loan Group's Class A Certificate principal, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, to the Owners of the Class A Certificates with respect to such Loan Group, an amount necessary to reduce the Class A Certificate Principal Balance of such related Class A Certificates to the Class A Optimal Balance for such Payment Date;

Sixth, for the payment of that Loan Group's Class B Certificate principal, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group to the Owners of the Class B Certificates related to such Loan Group, an amount necessary to reduce the Class B Certificate Principal Balance of the related Class B Certificates to the Class B Optimal Balance for such Payment Date;

Seventh, to fund the Interest Carry Forward Amount, if any, with respect to that Loan Group's Class B Certificates, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, to the Owners of the Class B Certificates relating to such Loan Group an amount equal to the Interest Carry Forward Amount for such Class B Certificates;

Eighth, to fund the Class B Realized Loss Amortization Amount, if any, for
                      that Loan Group's Class B Certificates for such Payment Date; to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, to the Owners of the Class B Certificates relating to such Loan Group an amount equal to the Class B Realized Loss Amortization Amount for such Class B Certificates; and

Ninth, the remaining amount, if any, on deposit in the Certificate Account with respect to both Loan Groups is the "Monthly Excess Cashflow Amount", which shall be applied in the following order of priority:

                     (i) to items "First" through "Eighth" above, in that order, with respect to the other Loan Group;

                     (ii) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances and any other costs and expenses incurred by the Issuer, including amounts owed to the Auction Agent other than the Auction Agent Fee;

                     (iii) to fund a distribution to Owners of the Class C Certificates; and

                     (iv) to fund a distribution to Owners of the Class R Certificates.

         "Class A Principal Distribution Amount" means, with respect to a Loan Group and any Payment Date, the actual amount distributed as principal to the Owners of the related Class A Certificates in accordance with priorities "Fifth" and "Ninth (a)" under "Cashflow Priority, Flow of Funds" above on such Payment Date.

         "Class B Principal Distribution Amount" means, with respect to a Loan Group and any Payment Date, the actual amount distributed as principal to the Owners of the related Class B Certificates in accordance with priorities "Sixth" and "Ninth (a)" under "Cashflow Priority, Flow of Funds" above on such Payment Date. Since, prior to the related Stepdown Date, the "Class B Optimal Balance" for the related Class of Class B Certificates is set at a level equal to the related Class B Initial Certificate Principal Balance, the Owners of the Class B Certificates with respect to a Loan Group will receive no distributions of principal prior to the occurrence of the Stepdown Date with respect to such Loan Group (unless the Certificate Principal Balances of all Class A Certificates related to such Loan Group are reduced to zero earlier).

         "Current Interest" with respect to each Class of Class A Certificates and Class B Certificates means, with respect to any Payment Date, (i) the interest accrued during the related Accrual Period on the Certificate Principal Balance or Notional Amount of such Class plus (ii) the Preference Amount as it relates to interest previously paid on such Class prior to such Payment Date.

         "Interest Carry Forward Amount" means, with respect to any Class of Certificates for any Payment Date, the sum of (x) the amount, if any, by which
(i) the sum of the Current Interest and all prior unpaid Interest Carry Forward Amounts for such Class as of the immediately preceding Payment Date exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class on such immediately preceding Payment Date plus (y) interest on such amount calculated for the related Accrual Period at the related Pass-Through Rate in effect with respect to such Class. Assuming that the Certificate Insurance Policies with respect to the Class A Certificates are timely and properly drawn upon in the event of an anticipated shortfall, an Interest Carry Forward Amount would only arise with respect to the Class A Certificates in the event of an Insurer Default.

         "Maximum Insurer Current Reimbursement Amount" means, with respect to a Loan Group and any Payment Date, the maximum amount which could be used to repay the Certificate Insurer with respect to reimbursement of prior Insured Payments by the Certificate Insurer under the Certificate Insurance Policy related to such Loan Group, rather than used to pay Class A Certificate Principal on such Payment Date, without causing the Aggregate Class A Certificate Balance with respect to such Loan Group to exceed the aggregate Loan Balance with respect to such Loan Group (i.e., without causing there to be a Class A Overcollateralization Deficit with respect to such Loan Group). Specifically, the "Maximum Insurer Current Reimbursement Amount" for any Payment Date equals the lesser of (x) the Available Funds remaining in the Certificate Account with respect to the related Loan Group after taking into account all distributions described in clauses "First" through "Third" under "Cashflow Priority, Flow of Funds" above and (y) the excess of (1) the sum of
(a) the Loan Balance with respect to such Loan Group plus (b) the amount described in the immediately preceding clause (x) over (2) the aggregate Class A Certificate Principal Balance prior to taking into account any payment of principal on such Payment Date.

Optimal Balances:   The "Class A Optimal Balance" with respect to Loan Group I means, as of any Payment Date, as follows, but in no event less than zero:

                    I.   Prior to the Stepdown Date with respect to Loan Group
                         I:

                        (a) if a Cumulative Realized Loss Trigger Event is not then in effect with respect to Loan Group I, the excess of (x) the Group I Loan Balance over
                              (y) an amount equal to (i) prior to the 7th
                              Payment Date, 3.75% of the Original Group I Loan

                              Balance, and (ii) on and after the 7th Payment Date, 4.75% of the Original Group I Loan Balance; or

                        (b) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I, the excess of (x) the Group I Loan Balance over (y) an amount equal to 6.05% of the Original Group I Loan Balance.

                    II. On and after the Stepdown Date with respect to Loan Group I:

                        (a) if neither a Delinquency Trigger Event nor a Cumulative Realized Loss Trigger Event is then in effect with respect to Loan Group I, the lesser of:

                              (i)     the product of (x) 89.7875% and (y)
                                      the Group I Loan Balance; and

                              (ii)    the excess of (x) the Group I Loan
                                      Balance over (y) an amount equal to
                                      0.50% of the Original Group I Loan
                                      Balance; or

                        (b) if a Delinquency Trigger Event is then in effect with respect to Loan Group I , but as to which a Cumulative Realized Loss Trigger Event is not in effect, the lesser of:

                              (i)     the product of (x) 100% minus the
                                      product of 62.25% and the Three-Month
                                      Rolling Average 60+ Delinquency Rate
                                      with respect to Loan Group I and (y)
                                      the Group I Loan Balance; and

                              (ii)    the excess of (x) the Group I Loan
                                      Balance over (y) an amount equal to
                                      0.50% of the Original Group I Loan
                                      Balance; or

                        (c) if a Cumulative Realized Loss Trigger Event is in effect but as to which a Delinquency Trigger Event is not in effect with respect to Loan Group I, the product of (x) 91.9375% minus the percentage equivalent of a fraction, the numerator of which is 2.30% of the Original Group I Loan Balance and the denominator of which is the Group I Loan Balance and (y) the Group I Loan Balance;

                        (d) if both a Delinquency Trigger Event and a Cumulative Realized Loss Trigger Event are then in effect with respect to Loan Group I, the lesser of:

                              (i)     the product of (x) 100% minus the
                                      product of 62.25% and the Three-Month
                                      Rolling Average 60+ Delinquency Rate
                                      with respect to Loan Group I and (y)
                                      the Group I Loan Balance; and

                              (ii) the product of (x) 91.9375% minus the percentage equivalent of a fraction, the numerator of which is 2.30% of the Original Group I Loan Balance and the denominator of which is the Group I Loan Balance and (y) the Group I Loan Balance.

                        The "Class A Optimal Balance" with respect to Loan Group II means, as of any Payment Date, as follows, but in no event less than zero:

                  I.    Prior to the Stepdown Date with respect to Loan Group
                        II:

                        (a) if a Cumulative Realized Loss Trigger Event is not then in effect with respect to Loan Group II, the excess of (x) the Group II Loan Balance over (y) an amount equal to (i) prior to the 7th Payment Date, 4.7% of the Original Group II Loan Balance, and (ii) on and after the 7th Payment Date, 6.35% of the Original Group II Loan Balance; or

                        (b) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II, the excess of (x) the Group II Loan Balance over (y) the amount equal to 7.85% of the Original Group II Loan Balance.

                  II. On and after the Stepdown Date with respect to Loan Group II:

                        (a) if neither a Delinquency Trigger Event nor a Cumulative Realized Loss Trigger Event is then in effect, the lesser of:

                              (i)     the product of (x) 86.3475% and (y)
                                      the Group II Loan Balance; and

                              (ii)    the excess of (x) the Group II Loan
                                      Balance over (y) an amount equal to
                                      0.50% of the Original Group II Loan
                                      Balance; or

                        (b) if a Delinquency Trigger Event is then in effect, but as to which a Cumulative Realized Loss Trigger Event is not in effect, the lesser of:

                              (i)     the product of (x) 100% minus the
                                      product of 74% and the Three-Month
                                      Rolling Average 60+ Delinquency Rate
                                      with respect to Loan Group II and (y)
                                      the Group II Loan Balance; and

                              (ii)    the excess of (x) the Group II Loan
                                      Balance over (y) an amount equal to
                                      0.50% of the Original Group II Loan
                                      Balance; or

                        (c) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II but as to which a Delinquency Trigger Event is not in effect with respect to Loan Group II, the product of (x) 89.895% minus the percentage equivalent of a fraction, the numerator of which is 3.15% of the Original Group II Loan Balance and the denominator of which is the Group II Loan Balance and (y) the Group II Loan Balance;

                        (d) if both a Delinquency Trigger Event and a Cumulative Realized Loss Trigger Event are then in effect with respect to Loan Group II, the lesser of:

                              (i)     the product of (x) 100% minus the
                                      product of 74% and the Three-Month
                                      Rolling Average 60+ Delinquency Rate
                                      and (y) the Group II Loan Balance; and

                              (ii)    the product of (x) 89.895% minus the
                                      percentage equivalent of a fraction,
                                      the numerator of which is 3.15% of the
                                      Original Group II Loan Balance and the
                                      denominator of which is the Group II
                                      Loan Balance and (y) the Group II Loan
                                      Balance.

The "Class B Optimal Balance" with respect to Loan Group I, means, as of any Payment Date:

                  I. Prior to the Stepdown Date with respect to Loan Group I and if the Group I Class A Certificate Principal Balance is then greater than zero, the Class B-I Initial Certificate Principal Balance; and

                  II. On and after the Stepdown Date with respect to Loan Group I, or if the Group I Class A Certificate Principal Balance then equals zero, the excess of (a) the Group I Loan Balance over (b) the Group I Class A Certificate Principal Balance (after taking into account any reduction thereof on such Payment Date) plus the Group I Targeted Overcollateralization Amount.

The "Class B Optimal Balance" with respect to Loan Group II, means, as of any Payment Date:

                  I. Prior to the Stepdown Date with respect to Loan Group II and if the Group II Class A Certificate Principal Balance is then greater than zero, the Class B-II Initial Certificate Principal Balance; and

                  II. On and after the Stepdown Date with respect to Loan Group II, or if the Group II Class A Certificate Principal Balance then equals zero, the excess of (a) the Group II Loan Balance over (b) the Group II Class A Certificate Principal Balance (after taking into account any reduction thereof on such Payment Date) plus the Group II Targeted Overcollateralization Amount.

         "Group I Loan Balance" means, for any Payment Date, the aggregate outstanding Loan Balance of the Home Equity Loans in Loan Group I as of the last day of the related Remittance Period.

         "Group II Loan Balance" means, for any Payment Date, the aggregate outstanding Loan Balance of the Home Equity Loans in Loan Group II as of the last day of the related Remittance Period.

         "Original Group I Loan Balance" means the original aggregate Loan Balance of the Home Equity Loans in Loan Group I as of the Cut-Off Date.

         "Original Group II Loan Balance" means the original aggregate Loan Balance of the Home Equity Loans in Loan Group II as of the Cut-Off Date.

Principal Allocations
with respect to
Class A Certificates:       Group I Class A Certificates. The Class A
                            Principal Distribution Amount for Loan Group I is required to be distributed on each Payment Date in the following order of priority:

                            (i) first, to the Class A-8 Certificates, in an amount (i.e., the "lockout" distribution amount for such Class), equal to the lesser of (a) the Class A-8 Principal Distribution Amount for such Payment Date and (b) the Class A Principal Distribution Amount for Loan Group I on such Payment Date;

                            (ii) second, to the Class A-1 Certificates, 100% of the remaining Class A Principal Distribution Amount for Loan Group I, until the Certificate Principal Balance thereof has been reduced to zero;

                            (iii)  third, to the Class A-2 Certificates
                                   through Class A-7 Certificates,
                                   sequentially in the order of their
                                   numerical Class designations (beginning
                                   with the Class A-2 Certificates) in an
                                   amount necessary to reduce the respective
                                   Certificate Principal Balances thereof to zero;

                            (iv) fourth, to the Class A-8 Certificates, without regard to the Class A-8 Principal Distribution Amount, any remaining amount of the Class A Principal Distribution Amount for Loan Group I on such Payment Date, until the Class A-8 Certificate Principal Balance has been reduced to zero.

         The "Class A-8 Principal Distribution Amount" for any Payment Date occurring during the periods set forth below is the "applicable percentage" set forth below of the Class A-8 Pro Rata Principal Distribution Amount with respect to such Payment Date:

                                                                      Applicable
                                   Period                             Percentage
                                   ---------------------------------------------
                                   October 1998 - September 2001:        0%
                                   October 2001 - September 2003:        45%
                                   October 2003 - September 2004:        80%
                                   October 2004 - September 2005:        100%
                                   October 2005 and thereafter:          300%


The "Class A-8 Pro Rata Principal Distribution Amount" for a Payment Date is
                      the product of (x) the Class A Principal Distribution Amount for Loan Group I for such Payment Date and (y) a fraction, the numerator of which is the Class A-8 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the Class A Certificate Principal Balance for Loan Group I immediately prior to such Payment Date.

Group II Class A Certificates. The Class A Principal Distribution Amount for
                      Loan Group II is required to be distributed on each Payment Date, pari passu, to (i) the Group IIa Class A Certificates, in an amount equal to the Group IIa Principal Distribution Amount and (ii) the Group IIb Class A Certificates, in an amount equal to the Group IIb Principal Distribution Amount.

The "Group IIa Principal Distribution Amount" for any Payment Date is an amount equal to the lesser of:

                                   (I) the excess of (x) the aggregate
                            Certificate Principal Balance of the Group IIa Class A Certificates immediately prior to such Payment Date over (y) the Group IIa Optimal Balance with respect to such Payment Date; and

                                   (II) the Class A Principal Distribution
                            Amount for Loan Group II with respect to such Payment Date;

                            provided, however, that in no event will the aggregate Certificate Principal Balance of the Group IIa Class A Certificates exceed the aggregate Loan Balances of the Group IIa Home Equity Loans as of the last day of the related Remittance Period.

The "Group IIa Optimal Balance" with respect to any Payment Date is an amount equal to the product of:

                            (x) the aggregate Loan Balances of the Home Equity Loans in Group IIa as of the end of the related Remittance Period; and

                            (y) a fraction, the numerator of which is equal to
                            (i) the Group II Class A Certificate Principal Balance immediately prior to such Payment Date minus (ii) the Group II Class A Principal Distribution Amount for such Payment Date and the denominator of which is (y) the aggregate Loan Balances of the Home Equity Loans in Loan Group II as of the end of the related Remittance Period.

The "Group IIb Principal Distribution Amount" for any Payment Date is an amount equal to the lesser of:

                                   (I) the excess of (x) the aggregate
                            Certificate Principal Balance of the Group IIb Class A Certificates immediately prior to such Payment Date over (y) the Group IIb Optimal Balance with respect to such Payment Date; and

                                   (II) the Class A Principal Distribution
                            Amount for Loan Group II with respect to such Payment Date;

                            provided, however, that in no event will the aggregate Certificate Principal Balance of the Group IIb Class A Certificates exceed the aggregate Loan Balances of the Group IIb Home Equity Loans as of the last day of the related Remittance Period.

The "Group IIb Optimal Balance" with respect to any Payment Date is an amount equal to the product of:

                            (x) the aggregate Loan Balances of the Home Equity Loans in Group IIb as of the end of the related Remittance Period; and

                            (y) a fraction, the numerator of which is equal to
                            (i) the Group II Class A Certificate Principal Balance immediately prior to such Payment Date minus (ii) the Group II Class A Principal Distribution Amount for such Payment Date and the denominator of which is (y) the aggregate Loan Balances of the Home Equity Loans in Loan Group II as of the end of the related Remittance Period.

         Notwithstanding the foregoing, on any Payment Date on which the Certificate Principal Balance of the Class B Certificates with respect to a Loan Group has been reduced to zero and on or after which a Certificate Insurer Default (as defined herein) has occurred and is continuing, distributions of principal of the Class A Certificates with respect to such Loan Group will be made on a pro rata basis without regard to the order of priority described above.

Group IIa Class A Certificates. The Group IIa Principal Distribution Amount is required to be distributed on each Payment Date in the following order of priority:

                            (i) first, to the Class A-10 Certificates, in an amount equal to the lesser of (a) the Class A-10 Principal Distribution Amount for such Payment Date and (b) the Group IIa Principal Distribution Amount on such Payment Date;

                            (ii) second, to the Class A-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                            (iii) third, to the Class A-10 Certificates, without regard to the Class A-10 Principal Distribution Amount, any remaining amount of the Group IIa Principal Distribution Amount for such Payment Date, until the Class A-10 Certificate Principal Balance has been reduced to zero.

Group IIb Class A Certificates. The Group IIb Principal Distribution Amount is required to be distributed on each Payment Date in the following order of priority:

                            (i) first, to the Class A-19 and the Class A-20 Certificates, sequentially, in the amounts necessary to reduce their respective Certificate Principal Balances to their Maximum Principal Balances for such Payment Date;

                            (ii) second, to the Class A-11 Certificates, 100% of the remaining Group IIb Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                            (iii) third, to the Class A-12 through the Class A-17 Certificates, in that order, in the amounts necessary to reduce their respective Certificate Principal Balances to their Planned Principal Balances for such Payment Date;

                            (iv) fourth, to the Class A-18 Certificates, any remaining amount of the Group IIb Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                            (v) fifth, to the Class A-12 through the Class A-17 Certificates, in that order, and without regard to their Planned Principal Balances, any remaining amount of the Group IIb Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero; and

                            (vi) sixth, to the Class A-19 and the Class A-20 Certificates, sequentially, any remaining amount of the Group IIb Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero.

The "Class A-10 Principal Distribution Amount" for any Payment Date will be:

                  (i) occurring during the periods set forth below is the "applicable percentage" set forth below of the Class A-10 Pro Rata Principal Distribution Amount with respect to such Payment Date:

                              Period                  Applicable Percentage
                              ------                  ---------------------
                     October 1998 - July 2000:                   0%
                     August 2000 - September 2003:             500%

                  (ii) occurring in October 2003 or thereafter, shall be 100% of the Group IIa Principal Distribution Amount for such Payment Date.

The "Class A-10 Pro Rata Principal Distribution Amount" for a Payment Date is the product of (x) the Group IIa Principal Distribution Amount for such Payment Date and (y) a fraction, the numerator of which is the Class A-10 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the sum of the Class A-9 and Class A-10 Certificate Principal Balances immediately prior to such Payment Date.

Maximum Principal Balances and Planned  Principal Balances

         The "Maximum Principal Balance" with respect to the Maximum Maturity Certificates (considered together) for any Payment Date is the product of (x) the Specified Percentage for such Payment Date and (y) the excess of (i) the aggregate Certificate Principal Balance for the Group IIb Certificates immediately prior to such Payment Date over (ii) the Group IIb Principal Distribution Amount with respect to such Payment Date.

         The "Specified Percentages" are listed in Annex I hereto.

         The "Planned Principal Balances" with respect to the PAC Certificates for each Payment Date are listed in Annex I hereto.

         The PAC Certificates are entitled to receive distributions in reduction of their Certificate Principal Balances in accordance with the respective Planned Principal Balances set forth in the Planned Principal Balance Schedule set forth in Annex I hereof. If the Group IIb Principal Distribution Amount exceeds the amount necessary to reduce the Certificate Principal Balance of the applicable Class of PAC Certificates to its Planned Principal Balance on a Payment Date, such excess will be distributed to the Companion Certificates. However, if the Group IIb Principal Distribution Amount is less than the amount necessary to reduce the Certificate Principal Balance of the applicable Class of PAC Certificates to its Planned Principal Balance on a Payment Date, the Companion Certificates will not receive any distributions of principal on such Payment Date and on any future Payment Date until the Certificate Principal Balance of the applicable Class of PAC Certificates is reduced to its Planned Principal Balance for the applicable Payment Date.

         Notwithstanding the foregoing, on any Payment Date on which the Certificate Principal Balance of the Class B Certificates with respect to a Loan Group has been reduced to zero and on or after which a Certificate Insurer Default (as defined herein) has occurred and is continuing, distributions of principal of the Class A Certificates related to such Loan Group (other than the Interest-Only Certificates related to such Loan Group) will be made on a pro rata basis without regard to any Planned Principal Balances or the order of priority described above.

         The Trustee or Paying Agent, as the case may be, shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to each Owner of Class A Certificates. The Pooling and Servicing Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent, as the case may be), to the Owners of such Class A Certificates, if any, the Certificate Insurer will be subrogated to the rights of such Owners of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payments as provided in the Pooling and Servicing Agreement but only from the sources and in the manner provided in the Pooling and Servicing Agreement for the payment of amounts distributable to Owners of Class A

Certificates, if any; such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the related Certificate Insurance Policy.

         Each Owner of a Class A Certificate will be required promptly to notify the Trustee, as the case may be, in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

Calculation of LIBOR

         On each LIBOR Determination Date (as defined below), the Trustee will determine LIBOR for the next Accrual Period for each Class of the Floating Rate Certificates.

         "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

         "LIBOR Determination Date" means the first London business day preceding the commencement of each Accrual Period. For purposes of determining LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book-Entry Registration of the Offered Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems ("Participants") or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of (a) $1,000 and in integral multiples in excess thereof in the case of the Offered Certificates, other than the Auction Rate Certificates, and (b) $25,000 and integral multiples thereof, in the case of the Auction Rate Certificates. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"), other than the Auction Rate Certificates, and (b) $25,000 and integral multiples thereof, in the case of the Auction Rate Certificates. Unless and until definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be

Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, and on the records of Cedel or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements" in Annex III hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

         Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Cedel holds securities for its participant organizations ("Cedel Participants and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above.

                              CREDIT ENHANCEMENT

         "First Loss" Overcollateralization. The weighted average net Coupon Rate for the Home Equity Loans with respect to a Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the related Class A Certificates and Class B Certificates, thus generating certain excess interest collections which, subject to the priorities described in the next sentence, would be available for distribution with respect to the Retained Certificates. Such distributions are, however, the most subordinate distributions which may be made by the Trust and are thus available to fund losses and to make accelerated payments of principal with respect to the related Class A and Class B Certificates, which results in the Aggregate Certificate Principal Balance amortizing more rapidly than the Home Equity Loans, resulting in overcollateralization (i.e., the maintenance of the Overcollateralization Amount at the level of the Targeted Overcollateralization Amount).

         The Pooling and Servicing Agreement requires that, beginning with the seventh Payment Date, the Overcollateralization Amount with respect to each Loan Group shall be initially increased to, and thereafter maintained at, the Targeted Overcollateralization Amount with respect to such Loan Group.

         With respect to the Group I Class A Certificates, the paydown rules require that, on and after the seventh Payment Date and prior to the occurrence of the Stepdown Date with respect to Group I, the Group I Loan Balance exceed the aggregate Certificate Principal Balance of the Group I Class A Certificates by an amount equal to 4.75% of the Original Group I Loan Balance (i.e., $38,000,000; subject to the occurrence of a Delinquency Trigger Event or a Cumulative Realized Loss Trigger Event with respect to Loan Group I, the 1% overcollateralization level is allowed to reduce or "step down" on and after the Stepdown Date); this subordinate amount is represented by the Class B-I Certificate Principal Balance (originally equal to 3.75% of the Original Group I Loan Balance), together with the Group I Overcollateralization Amount with respect to Group I; with respect to the Class B-I Certificates, the overcollateralization is required to be maintained at the level of the Targeted Overcollateralization Amount with respect to Loan Group I. This will result in the application of the amounts that would otherwise be distributed to the Owners of the Retained Certificates being distributed as principal on the Group I Class A Certificates or Class B-I Certificates.

         "Group I Overcollateralization Amount" as of any Payment Date means the positive difference, if any, between (x) the Group I Loan Balance and (y) the Group I Certificate Principal Balance (after taking into account all distributions of principal on such Payment Date).

         "Group I Overcollateralization Floor" means $4,000,000.

         "Group I Stepdown Date" means the later to occur of (x) the Payment Date in October 2001 and (y) the first Payment Date on which the Group I Class A Principal Balance is less than or equal to the Group I Class A Optimal Balance for such Payment Date.

         "Group I Targeted Overcollateralization Amount" as of any Payment Date means:

              (i)    on or prior to the sixth Payment Date, zero;

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

              (ii) after the sixth Payment Date, but prior to the Stepdown Date with respect to Group I:

                     (A) if no Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I, 1% of the Original Group I Loan Balance; or

                     (B) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I, an amount equal to 2.30% of the Original Group I Loan Balance (i.e., $18,400,000);

              (iii)  on and after the Stepdown Date with respect to Group I:

              (A) if neither a Delinquency Trigger Event nor a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I, the greater of (I) 2.15% of the Group I Loan Balance and (II) the Group I Overcollateralization Floor; or

              (B) if a Delinquency Trigger Event is in effect with respect to Loan Group I but a Cumulative Realized Loss Trigger Event is not in effect, the Group I Targeted
                     Overcollateralization Amount shall be equal to the Group I Targeted Overcollateralization Amount for the immediately preceding Payment Date; or

              (C) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I (whether or not a Delinquency Trigger Event is in effect with respect to Loan Group I), an amount equal to 2.30% of the Original Group I Loan Balance (i.e., $18,400,000).

         With respect to the Group II Class A Certificates, the paydown rules require that, on and after the seventh Payment Date and prior to the occurrence of the Stepdown Date with respect to Group II, the Group II Loan Balance exceed the aggregate Certificate Principal Balance of the Group II Class A Certificates by an amount equal to 6.35% of the Original Group II Loan Balance (i.e., $82,550,000; subject to the occurrence of a Delinquency Trigger Event or a Cumulative Realized Loss Trigger Event with respect to Loan Group I, the 1.65% overcollateralization level is allowed to reduce or "step down" on and after the Stepdown Date); this subordinate amount is represented by the Class B-II Certificate Principal Balance (originally equal to 4.7% of the Original Group II Loan Balance), together with the Group II Overcollateralization Amount with respect to Group II; with respect to the Class B-II Certificates, the overcollateralization is required to be maintained at the level of the Targeted Overcollateralization Amount. This will result in the application of the amounts that would otherwise be distributed to the Owners of the Retained Certificates being distributed as principal on the Group II Class A Certificates or Class B-II Certificates.

         "Group II Overcollateralization Amount" as of any Payment Date means the positive difference, if any, between (x) the Group II Loan Balance and (y) the Group II Certificate Principal Balance (after taking into account all distributions of principal on such Payment Date).

         "Group II Overcollateralization Floor" means $6,500,000.

         "Group II Stepdown Date" means the later to occur of (x) the Payment Date in October 2001 and (y) the first Payment Date on which the Group II Class A Principal Balance is less than or equal to the Group II Class A Optimal Balance for such Payment Date.

         "Group II Targeted Overcollateralization Amount" as of any Payment Date means:

              (i)    on or prior to the sixth Payment Date, zero;

              (ii) after the sixth Payment Date, but prior to the Stepdown Date with respect to Group II:

                     (A) if no Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II, 1.65% of the Original Group II Loan Balance; or

                           (B) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II, an amount equal to 3.15% of the Original Group II Loan Balance ($40,950,000).

              (iii)  on and after the Stepdown Date with respect to Group II:

              (A) if neither a Delinquency Trigger Event nor a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II, the greater of (I) 3.5475% of the Group II Loan Balance and (II) the Group II Overcollateralization Floor; or

              (B) if a Delinquency Trigger Event is in effect with respect to Loan Group II but a Cumulative Realized Loss Trigger Event is not in effect with respect to Loan Group II, the Group II Targeted Overcollateralization Amount shall be equal to the Group II Targeted Overcollateralization Amount for the immediately preceding Payment Date; or

              (C) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II (whether or not a Delinquency Trigger Event is in effect with respect to Loan Group II), an amount equal to 3.15% of the Original Group II Loan Balance ($40,950,000).

         Trigger Events. A "Cumulative Realized Loss Trigger Event" has occurred with respect to a Loan Group on any date of determination if the amount of Cumulative Realized Losses expressed as a percentage of the Group I Original Balance or the Group II Original Loan Balance, as applicable, on any date of determination equals or exceeds the percentage for such date set below:

                                        Date                        Percentage
                                        ----                        ----------

                          October 1998 - September 2000                1.05%
                          October 2000 - September 2001                1.80%
                          October 2001 - September 2002                2.40%
                          October 2002 - September 2003                2.85%
                          October 2003 and thereafter                  3.00%


         A "Delinquency Trigger Event" with respect to Loan Group I will be deemed to have occurred with respect to any Payment Date on or after the Stepdown Date with respect to Loan Group I if 62.25% of the Three-Month Rolling Average 60+ Day Delinquency Rate with respect to such Loan Group equals or exceeds the Class A Enhancement Percentage with respect to Loan Group I for such Payment Date; a "Delinquency Trigger Event" with respect to Loan Group II will be deemed to have occurred with respect to any Payment Date on or after the Stepdown Date with respect to Loan Group II if 74% of the Three-Month Rolling Average 60+ Day Delinquency Rate with respect to such Loan Group equals or exceeds the Class A Enhancement Percentage with respect to Loan Group II for such Payment Date.

         The "Class A Enhancement Percentage" for any Payment Date and with respect to either Loan Group is the percentage equivalent of a fraction, the numerator of which is the excess of:

              (x) the Group I Loan Balance or the Group II Loan Balance, as applicable, for such Payment Date over

              (y) the Group I Class A Certificate Principal Balance or the Group II Class A Certificate Principal Balance, as applicable, for the related Loan Group after taking into account the payment of the Class A Principal Distribution Amount for such Loan Group on such Payment Date, assuming that no Delinquency Trigger Event is in effect with respect to such Loan Group, and the denominator of which is the Group I Loan Balance or the Group II Loan Balance, as applicable, with respect to such Payment Date.

         Application of Realized Losses. If a Home Equity Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Home Equity Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses experienced by a Loan Group will, in effect, be absorbed first, by the Retained Certificates (both through a reduction in the amount of the distribution which would otherwise be made to the Owners of the Retained Certificates on the related Payment Date, as well as through a potential reduction in the Overcollateralization Amount), second, by the Owners of the Class B Certificates relating to such Loan Group and third, with respect to the Class A Certificates relating to such Loan Group, to the extent that a Class A Overcollateralization Deficit would occur, by a payment under the Certificate Insurance Policies.

         To the extent that Realized Losses occur, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Home Equity Loans in the related Loan Group (i.e., a reduction in the collateral balance will occur). Since the Overcollateralization Amount with respect to a Loan Group is the excess, if any, of the outstanding aggregate Loan Balance of the Home Equity Loans in such Loan Group over the Aggregate Certificate Principal Balance with respect to such Loan Group (after taking into account distributions of principal on such Payment Date), Realized Losses, to the extent experienced and not accounted for by a reduction in the amount of the distribution which would otherwise be made to the Owners of the Retained Certificates on the related Payment Date, will in the first instance reduce the Overcollateralization Amount with respect to such Loan Group.

         Subordination of Class B Certificates. The rights of the Owners of the Class B Certificates and the Retained Certificates to receive distributions with respect to the Home Equity Loans in the related Loan Group will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates with respect to such Loan Group. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses.

         The protection afforded to the Owners of the Class A Certificates by means of the subordination of the related Class B Certificates will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, on each Payment Date, full payment of the interest then due with respect to the Class A Certificates prior to the payment of related Class B Certificate interest, and the full payment of the principal then due with respect to the Class A Certificates prior to the payment of related Class B Certificate principal. The rights of the Retained Certificates to receive distributions are subordinate to the rights of the Class A Certificates and the Class B Certificates.

         In addition, the rights of the Owners of the Retained Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates and the Class B Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates and the Class B Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

         If, on any Payment Date after taking into account all Realized Losses experienced with respect to a Loan Group during the prior Remittance Period and after taking into account the distribution of principal with respect to the related Class A Certificates and Class B Certificates with respect to such Loan Group on such Payment Date, the Aggregate Certificate Principal Balance exceeds the aggregate Loan Balance of the Home Equity Loans in such Loan Group (i.e., if the level of overcollateralization with respect to such Loan Group is negative), then the Certificate Principal Balance of the related Class B Certificates will be reduced (in effect, "written down") such that the level of overcollateralization with respect to such Loan Group is zero, rather than negative. Such a negative level of overcollateralization is an "Applied Realized Loss Amount," which will be applied as a reduction in the Certificate Principal Balance of the related Class B Certificates. The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

         Once the Certificate Principal Balance of a Class of Class B Certificate has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates be paid to Owners of such Class B Certificates. The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the payment of the Interest Carry Forward Amount with respect to the Class B Certificates on such Payment Date.

         Certificate Insurance Policies. MBIA Insurance Corporation, a New York stock insurance company (the "Certificate Insurer"), will provide a Certificate Insurance Policy with respect to the Group I Class A Certificates and a Certificate Insurance Policy with respect to the Group II Class A Certificates.

         Subject to the terms thereof, the Certificate Insurance Policies unconditionally and irrevocably obligate the Insurer to make Insured Payments to the Trustee.

         The Certificate Insurance Policies are noncancellable for any reason.

         "Group I Insured Payment" means, with respect to any Payment Date, without duplication, (A) the excess, if any, of (i) the sum of the aggregate Current Interest of the Group I Class A Certificates and the then existing Group I Class A Overcollateralization Deficit, if any, over (ii) the Group I Total Available Funds after taking into account the portion of any Aggregate Group I Class A Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to such Payment Date, plus (B) an amount equal to the aggregate Preference Amount with respect to the Group I Class A Certificates plus (C) on the September 1999 Payment Date only, the excess, if any, of (i) the Certificate Principal Balance of the Class A-1 Certificates over (ii) the Class A Principal Distribution Amount for Loan Group I for such Payment Date.

         "Group II Insured Payment" means, with respect to any Payment Date, without duplication, (A) the excess, if any, of (i) the sum of the aggregate Current Interest of the Group II Class A Certificates (calculated, for this purpose, using the corresponding Internal Pass-Through Rates) and the then existing Group II Class A Overcollateralization Deficit, if any, over (ii) the Group II Total Available Funds after taking into account the portion of any Group II Class A Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to such Payment Date, plus (B) an amount equal to the aggregate Preference Amount with respect to the Group II Class A Certificates plus (C) with respect to the Swapped Certificates only, any shortfall in the sum of (i) amounts received as interest on account of the Internal Certificates, less amounts paid to the Swap Counterparty, if any, and (ii) amounts received from the Swap Counterparty, if any (if the aggregate of such amounts are insufficient to fund the aggregate Current Interest then due on the Swapped Certificates) plus (D) on the September 2028 Payment Date only, the excess, if any, of (i) the Certificate Principal Balance of the Class A-9 Certificates over (ii) the Group IIa Principal Distribution Amount for such Payment Date plus (E) on the September 1999 Payment Date only, the excess, if any, of (i) the Certificate Principal Balance of the Class A-11 Certificates over (ii) the Group IIb Principal Distribution Amount for such Payment Date.

         "Group I Class A Overcollateralization Deficit" for any Payment Date means the excess of the Aggregate Group I Class A Certificate Principal Balance over the outstanding Group I Loan Balance.

         "Group II Class A Overcollateralization Deficit" for any Payment Date means the excess of the Aggregate Group II Class A Certificate Principal Balance over the outstanding Group II Loan Balance.

         "Preference Amount" means any amount previously distributed to an Owner of a Class A Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         "Group I Total Available Funds", as of any Payment Date, means in the aggregate, the Monthly Remittance Amounts for Loan Group I, plus any Monthly Excess Cashflow available from Loan Group II less the sum of (i) the aggregate amount applied to the payment of the Trustee Fee and the Premium Amount with respect to Loan Group I and (ii) any such amount that cannot be distributed to the Owners of the Class A Certificates as a result of proceedings under the United States Bankruptcy Code.

         "Group II Total Available Funds", as of any Payment Date, means in the aggregate, the Monthly Remittance Amounts for Loan Group II, plus any Monthly Excess Cashflow available from Loan Group I less the sum of (i) the aggregate amount applied to the payment of the Trustee Fee and the Premium Amount with respect to Loan Group IIb, the Auction Agent's Fee and the Broker-Dealer's Fee and (ii) any such amount that cannot be distributed to the Owners of the Class A Certificates as a result of proceedings under the United States Bankruptcy Code.

         Insured Payments under the Certificate Insurance Policies do not cover Realized Losses except to the extent that a Class A Overcollateralization Deficit exists with respect to the related Loan Group. Insured Payments do not cover the Servicer's failure to make Delinquency Advances, except to the extent that a Class A Overcollateralization Deficit with respect to the related Loan Group would otherwise result therefrom. Nevertheless, the effect of the Certificate Insurance Policies is to guarantee the timely payment of interest on all Classes of the Class A Certificates and the ultimate payment of the principal amount of the Class A Certificates (other than the Interest-Only Certificates).

         The Certificate Insurance Policies do not guarantee any specified rate of prepayments, nor do the Certificate Insurance Policies provide funds to redeem the Class A Certificates (except for the Class A-1 and the Class A-11 Certificates, as described above) on any specified date. The Certificate Insurer's obligation under the Certificate Insurance Policies will be discharged to the extent that funds are received by the Trustee for distribution to the applicable Owners of the Class A Certificates. See "Credit Enhancement--The Certificate Insurance Policies" herein.

         The "Certificate Principal Balance" of any Class of Class A Certificates is the Original Certificate Principal Balance of such Class as reduced by all amounts actually distributed to the Owners of such Class of Class A Certificates as distributions of principal on all prior Payment Dates.

         The "Class B Applied Realized Loss Amount" means, with respect to a Loan Group and as of any Payment Date, the lesser of (x) the Class B Certificate Principal Balance of the Class B Certificates related to such Loan Group (after taking into account the distribution of the related Class B Principal Distribution Amount on such Payment Date, but prior to the application of the related Class B Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Aggregate Class A Balance and the Class B Certificate Principal Balance with respect to such Loan Group over
(ii) the Group Loan Balance with respect to such Loan Group.

         The "Class B Certificate Principal Balance" of either Class of Class B Certificates means, as of any date of determination, the Original Class B Certificate Principal Balance of such Class as reduced by the sum of (x) all amounts actually distributed to the Owners of such Class B Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class B Applied Realized Loss Amounts with respect to such Class on all prior Payment Dates.

         The "Class B Realized Loss Amortization Amount" with respect to either Class of Class B Certificates means, as of any Payment Date, the lesser of (x) the Class B Unpaid Realized Loss Amount with respect to such Class as of such Payment Date and (y) the amount of Available Funds with respect to the related Loan Group remaining after funding priorities "First" through "Seventh" under "Cashflow Priority -- Flow or Funds" above plus the amount of any Monthly Excess Cashflow Amount available from the other Loan Group and available for such purpose).

         The "Class B Unpaid Realized Loss Amount" with respect to either Class of Class B Certificates means, as of any Payment Date, the excess of (x) the aggregate cumulative amount of Class B Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of Class B Realized Loss Amortization Amounts with respect to such Class with respect to for all prior Payment Dates.

The Certificate Insurance Policies

         The Certificate Insurer will issue two Certificate Insurance Policies to the Trustee, one with respect to the Group I Class A Certificates and one with respect to the Group II Class A Certificates.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policies, thereby unconditionally and irrevocably guarantees to any Owner of a Class A Certificate that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners of the Class A Certificates, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of a Class A Certificate of each such Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer; provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under a Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Insured Payment is due or the second Business Day following receipt in New York, New York, on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee, and the Trustee may submit an amended Notice.

         Insured Payments due under a Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of Owners of the related Class A Certificates by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policies.

         As used in the Certificate Insurance Policies, the following terms shall have the following meanings:

                  "Agreement" means the Pooling and Servicing Agreement dated as of September 1, 1998 among ContiSecurities Asset Funding Corp., as Depositor, ContiMortgage Corporation, as Servicer and a Seller, ContiWest Corporation, as a Seller and Manufacturers and Traders Trust Company, as Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Certificate Insurer.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Group I Insured Payment" means, with respect to any Payment Date, without duplication, (A) the excess, if any, of (i) the sum of the aggregate Current Interest of the Group I Class A Certificates and the then existing Group I Class A Overcollateralization Deficit, if any, over (ii) the Group I Total Available Funds after taking into account the portion of any Group I Class A Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to such Payment Date, plus (B) an amount equal to the aggregate Preference Amount with respect to the Group I Class A Certificates plus (C) on the September 1999 Payment Date only, the excess, if any, of (i) the Certificate Principal Balance of the Class A-1 Certificates over (ii) the Class A Principal Distribution Amount for Loan Group I for such Payment Date.

                  Group II Insured Payment" means, with respect to any Payment Date, without duplication, (A) the excess, if any, of (i) the sum of the aggregate Current Interest of the Group II Class A Certificates (calculated, for this purpose, using the corresponding Internal Pass-Through Rates) and the then existing Group II Class A Overcollateralization Deficit, if any, over (ii) the Group II Total Available Funds after taking into account the portion of any Group II Class A Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to such Payment Date, plus (B) an amount equal to the aggregate Preference Amount with respect to the Group II Class A Certificates plus (C) with respect to the Swapped Certificates only, any shortfall in the sum of (i) amounts received as interest on account of the Internal Certificates, less amounts paid to the Swap Counterparty, if any, and (ii) amounts received from the Swap Counterparty, if any (if the aggregate of such amounts are insufficient to fund the aggregate Current Interest then due on the Swapped Certificates) plus (D) on the September 2028 Payment Date only, the excess, if any, of (i) the Certificate Principal Balance of the Class A-9 Certificates over (ii) the Group IIa Principal Distribution Amount for such Payment Date plus (E) on the September 1999 Payment Date only, the excess, if any, of (i) the Certificate Principal Balance of the Class A-11 Certificates over (ii) the Group IIb Principal Distribution Amount for such Payment Date.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the related Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Owner (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Certificates to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Certificate Insurance Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement unless the amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Certificate Insurance Policies or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York, 10006 Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         The Certificate Insurance Policies are being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Certificate Insurance Policies is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Certificate Insurance Policies are not cancelable for any reason. The premiums on the Certificate Insurance Policies are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

                             THE CERTIFICATE INSURER

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. No representation is made by the Underwriters, the Sellers, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information.

         The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc"). MBIA Inc is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, MBIA Inc acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Certificate Insurer. MBIA Inc is not obligated to pay the debts of or claims against CMAC.

         The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc, and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc for the year ended December 31, 1997 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of June 30, 1998 and for the six-month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc for the period ending June 30, 1998 are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                 SAP
                                                                 ---
                                                   December 31,        June 30,
                                                       1997              1998
                                                   ------------        --------
                                                    (Audited)        (Unaudited)
                                                            (in millions)

Admitted Assets                                       $5,256             $6,048
Liabilities                                            3,496              3,962
Capital and Surplus                                    1,760              2,086
                                                                GAAP
                                                                ----
                                                   December 31,        June 30,
                                                       1997              1998
                                                   ------------        --------
                                                    (Audited)        (Unaudited)
                                                            (in millions)

Assets                                                $5,988             $6,794
Liabilities                                            2,624              2,977
Shareholder's Equity                                   3,364              3,817


         Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies under the heading "CREDIT ENHANCEMENT--The Certificate Insurance Policies" and the information regarding the Certificate Insurer under the heading "THE CERTIFICATE INSURER." Additionally, the Certificate Insurer makes no representations regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

         Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa".

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Certificate Insurer "AAA".

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Certificate Insurer "AAA".

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be reversed or withdrawn.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Covenant of the Sellers to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, either Seller, the Servicer, any Sub-Servicer, any Owner, the Certificate Insurer or the Trustee that any representations and warranties with respect to the Home Equity Loans were untrue in any material respect as of the Closing Date with the result that the interests of the Owners or the Certificate Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

         Upon the earliest to occur of either Seller's discovery, its receipt of notice of breach from any of the other parties or the Certificate Insurer or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or the Certificate Insurer, such Seller will be required promptly to cure such breach in all material respects or, on the second Monthly Remittance Date next succeeding such discovery, receipt of notice or such time, such Seller shall
(i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver the Substitution Amount to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or
(ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless such Seller obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee and the Certificate Insurer to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the REMIC as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, each of the Sellers has agreed that it shall, at its expense, furnish the Trustee and the Certificate Insurer with a REMIC Opinion as a result of any such repurchase or substitution. The obligation of the Sellers so to substitute or purchase any Home Equity Loan as to which such a statement set forth below is untrue in any material respect and has not been remedied constitutes the sole remedy respecting a discovery of any such statement which is untrue in any material respect available to the Owners and the Trustee.

         "Loan Purchase Price" means the outstanding Loan Balance of the related Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest at the Coupon Rate together with the aggregate amount of all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, all Delinquency Advances and Servicing Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

Assignment of Home Equity Loans

         Pursuant to the Pooling and Servicing Agreement, each Seller on the Closing Date will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust all of its respective right, title and interest in and to each Home Equity Loan and all its respective right, title and interest in and to principal and interest due on each such Home Equity Loan after the Cut-Off Date; provided, however, that each Seller will reserve and retain all of its right, title and interest in and to principal (including Prepayments) and interest due on each Home Equity Loan on or prior to the Cut-Off Date. Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, each Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Home Equity Loans on the Closing Date, each Seller will be required to:

                  (i) deliver without recourse to the Trustee (A) the original Notes or certified copies thereof, endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or a copy certified by the issuer of the title insurance policy, or the attorney's opinion of title, (C) originals or certified copies of all intervening assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been

                  (ii) returned to such Seller from the applicable recording office) or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                  (iii) cause, within 60 days following the Closing Date, assignments of the Mortgages to "Manufacturers and Traders Trust Company, as Trustee of ContiMortgage Home Equity Loan Trust 1998-3 under the Pooling and Servicing Agreement dated as of September 1, 1998" to be submitted for recording in the appropriate jurisdictions; provided, however, that a Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information is lacking or to record an assignment of a Mortgage if such Seller furnishes to the Trustee and the Certificate Insurer, on or before the Closing Date, at its expense an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Trustee's interests in the related Mortgages Loans (in form satisfactory to the Rating Agencies and the Certificate Insurer); and

                  (iv) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the related Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to such Seller within one year after the Closing Date).

         The Trustee will agree, for the benefit of the Owners, to review each File within 45 days after the Closing Date (or the date of receipt of any documents delivered to the Trustee after such date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Trustee will be required to promptly notify the Depositor, the appropriate Seller and the Certificate Insurer. Each Seller will agree in the Pooling and Servicing Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners or the Certificate Insurer, such Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan another Home Equity Loan of like kind (a "Qualified Replacement Mortgage," as such term is defined in the Pooling and Servicing Agreement) and deliver any "Substitution Amount" (the excess, if any, of the Loan Balance of a Home Equity Loan being replaced over the outstanding principal balance of a replacement Home Equity Loan plus accrued and unpaid interest) to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trust along with the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date. However, such substitution or purchase must occur within 90 days of the Trustee's notice of the defect if the defect would prevent the Home Equity Loan from being a Qualified Mortgage, as such term is defined in the Pooling and Servicing Agreement, and no substitution or purchase of a Home Equity Loan that is not in default or for which no default is imminent shall be made unless such Seller obtains for the Trustee and Certificate Insurer a REMIC Opinion, addressed to and acceptable to the Trustee and Certificate Insurer.

         In addition to the foregoing, the Trustee has agreed to make a review during the 18th month after the Closing Date indicating the current status of the exceptions previously noted by the Trustee (the "Final Certification"). After delivery of the Final Certification, the Trustee and the Servicer shall provide to the Certificate Insurer no less frequently than monthly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Servicing and Sub-Servicing

         The Servicer is required to service the Home Equity Loans in accordance with the Pooling and Servicing Agreement and the servicing standards set forth in FannieMae's Servicing Guide (the "FannieMae Guide"); provided, however, that to the extent such standards, such obligations or the FannieMae Guide is amended by FannieMae after the date of the Pooling and Servicing Agreement and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment.

         The Servicer is entitled to the Servicing Fee to the extent received. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.

         The Servicer is required to create, or cause to be created, in the name of the Trustee at one or more depository institutions a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and

Interest Account are for the account of, and any losses therein are also for the account of and must be promptly replenished by, the Servicer.

         The Servicer is required to deposit to the Principal and Interest Account, within one business day following receipt, all principal collections on the Home Equity Loans received, and interest collections on the Home Equity Loans accrued after the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of (i) the Servicing Fee with respect to each Home Equity Loan and other servicing compensation, (ii) principal collected and interest accrued on any Home Equity Loan prior to the Cut-Off Date, (iii) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Home Equity Loan, plus (II) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation, (iv) reimbursements for Delinquency Advances, and (v) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

         The Servicer may make withdrawals for its own account from the amounts on deposit in the Principal and Interest Account with respect to each Loan Group, in the following order and only for the following purposes:

                  (i) to withdraw interest paid with respect to any Home Equity Loans that had accrued for periods on or prior to the Cut-Off Date;

                  (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                  (iii) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances;

                  (iv) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and

                  (v) to clear and terminate the Principal and Interest Account following the termination of the Trust.

         The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related purchase or substitution, as the case may be.

         If the amount on deposit in the Certificate Account as of any Monthly Remittance Date is less than the sum of (I) the Interest Remittance Amount and
(II) the Principal Remittance Amount on such Monthly Remittance Date, the Servicer is required to remit to the Trustee for deposit to the Certificate Account a sufficient amount of its own funds to make the total amount remitted to the Trustee equal to such sum. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances," including, but not limited to, any amount advanced due to the invocation by a Mortgagor of the relief provisions provided by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. The Servicer may reimburse itself for any Delinquency Advances paid from the Servicer's own funds, from collections on the Home Equity Loans or from Monthly Excess Cashflow Amount with respect to each Loan Group as specified in the Pooling and Servicing Agreement.

         Notwithstanding the foregoing, if the Servicer determines that the aggregate unreimbursed Delinquency Advances exceed the aggregate remaining scheduled payments due from the Mortgagors on the Home Equity Loans, the Servicer shall not be required to make any future Delinquency Advances and shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided in the immediately prior sentence. The Servicer shall give written notice of such determination to the Trustee and the Certificate Insurer; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates; provided, further, that the Servicer shall be entitled to recover any unreimbursed Delinquency Advances from the Liquidation Proceeds for the related Home Equity Loans.

         "Interest Remittance Amount" means, with respect to a Loan Group as of any Monthly Remittance Date, the sum, without duplication, of (i) all interest due during the related Remittance Period on the Home Equity Loans in such Loan Group (less the related Servicing Fee), (ii) all Compensating Interest paid by the Servicer with respect to such Loan Group on such Monthly Remittance Date and (iii) the portion of any Substitution Amount, Loan Purchase Price or Net Liquidation Proceeds relating to interest with respect to such Loan Group.

         "Principal Remittance Amount" means, for a Loan Group and as of any Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Servicer on the Home Equity Loans in such Loan Group during the related Remittance Period, (ii) the Loan Balance of each Home Equity Loan in such Loan Group that was repurchased from the Trust during the related Remittance Period, (iii) any Substitution Amount relating to principal delivered by the Seller in connection with a substitution of a Home Equity Loan in such Loan Group during the related Remittance Period, (iv) any Insurance Proceeds actually collected by the Servicer during the related Remittance Period with respect to a Home Equity Loan in such Loan Group (to the extent such Insurance Proceeds relate to principal) and (v) all Net Liquidation Proceeds actually collected by the Servicer during the related Remittance Period with respect to such Loan Group (to the extent such Net Liquidation Proceeds relate to principal).

         The "Remittance Period" with respect to a Loan Group and any Monthly Remittance Date is the calendar month immediately preceding the calendar month (or, with respect to the first Remittance Period, the period from the Cut-Off Date to the end of the calendar month) in which the Monthly Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account, which is the 10th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in the month following the month in which the Closing Date occurs.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage. Such costs will constitute "Servicing Advances." The Servicer may reimburse itself for a Servicing Advance (x) to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or (y) from Monthly Excess Cashflow Amount as specified in the Pooling and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.

         A full month's interest at the related Coupon Rate less the Servicing Fee will be due to the Trust on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a Prepayment of a Home Equity Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such prepayment and the full month's interest at the Coupon Rate less the Servicing Fee ("Compensating Interest") plus any Date-of-Payment interest shortfalls (but not in excess of the aggregate Servicing Fee for the related Accrual Period), will be required to be deposited to the Principal and Interest Account on the Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance to be made available to the Trustee on the next succeeding Monthly Remittance Date.

         The Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer; provided, however, that the Servicer may not purchase any such Home Equity Loan unless the Servicer has delivered to the Trustee and the Certificate Insurer a REMIC Opinion, addressed to and acceptable to the Trustee and the Certificate Insurer. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trustee.

         The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated before the start of the twelfth month of the third taxable year in which such ownership was effected, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

         If so required by the terms of any Home Equity Loan, the Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

         The Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations of Properties and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the maximum loan-to-value ratio and debt-to-income ratio established in accordance with the underwriting standards set forth under the caption "The Sellers and the Servicer--Credit and Underwriting Guidelines" herein to be applicable to such Home Equity Loan; and (iii) the lien priority of the related Mortgage is not affected.

         The Servicer will be permitted under the Pooling and Servicing Agreement to enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution which (i) is a FHLMC or FannieMae approved Seller-Servicer for second mortgage loans and has equity of at least $5,000,000 or (ii) is an affiliate of the Servicer.

         Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

         The Servicer (except Manufacturers and Traders Trust Company if it is required to succeed the Servicer under the Pooling and Servicing Agreement) agrees to indemnify and hold the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Pooling and Servicing Agreement. The Servicer shall immediately notify the Trustee, the Certificate Insurer and each Owner if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Certificate Insurer and/or Owner in respect of such claim. The Trustee may, if necessary, reimburse the Servicer from amounts otherwise distributable on the Retained Certificates for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Home Equity Loans in compliance with the Pooling and Servicing Agreement.

         The Servicer will be required to deliver to the Trustee, the Certificate Insurer and the Rating Agencies: (1) on or before March 31 of each year, commencing in 1999, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default; and (2) on or before June 30 of any year commencing in 1999, a letter or letters of a firm of independent, nationally recognized certified public accountants as of the date of the Servicer's fiscal audit stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of Servicer

         The Certificate Insurer or the Owners, with the consent of the Certificate Insurer, will have the right pursuant to the Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Pooling and Servicing Agreement; or (c) the failure to cure material breaches of the Servicer's representations in the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement also provides that the Certificate Insurer may remove the Servicer if delinquencies and/or losses exceed certain levels set forth in the Pooling and Servicing Agreement (the "Servicer Termination Event").

         The Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer by the Servicer at its expense (provided that if the Certificate Insurer and such Owners cannot agree as to the acceptability of such successor Servicer, the decision of the Certificate Insurer shall control).

         Upon removal or resignation of the Servicer, the Trustee (x) may solicit bids for a successor servicer and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by the Federal Home Loan Mortgage Corporation ("FHLMC") or FannieMae ("FannieMae") having equity of not less than $5,000,000, and acceptable to the Owners of the Class R Certificates and the Certificate Insurer, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

         No removal or resignation of the Servicer will become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

The Trustee

         Manufacturers and Traders Trust Company, a New York banking corporation, having its principal corporate trust office at One M&T Plaza, Buffalo, New York, 14203 will be named as Trustee under the Pooling and Servicing Agreement.

Reporting Requirements

         On each Payment Date the Trustee is required to report in writing to each Owner, each Rating Agency and the Certificate Insurer:

                  (i) the amount of the distribution with respect to the each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

                  (ii) the amount of such distribution allocable to principal on the Home Equity Loans in both Loan Groups and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan

         Group IIb), separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein;

                  (iii) the amount of such distribution allocable to interest on the Home Equity Loans in both Loan Groups, and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group
         IIb) (based on a Certificate in the original principal amount of $1,000);

                  (iv) the Interest Carry Forward Amount for each Class;

                  (v) the principal amount and the Planned Principal Balance, if any, of each Class of the Offered Certificates (based on a Certificate in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

                  (vi) the aggregate Loan Balance of all Home Equity Loans in both Loan Groups and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb), as of the last day of the related Remittance Period;

                  (vii) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  (viii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to both Loan Groups and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb);

                  (ix) the weighted average Coupon Rate of the Home Equity
         Loans;

                  (x) the weighted average Coupon Rate of both Loan Groups and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb);

                  (xi) the weighted average remaining term of both Loan Groups and in each Loan Group; (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb);

                  (xii) whether a Delinquency Trigger Event, Cumulative Realized Loss Trigger Event and/or the Servicer Termination Event has occurred with respect to either Loan Group;

                  (xiii) the Overcollateralization Amount for each Loan Group;

                  (xiv) the amount of any Applied Realized Loss Amount, Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class of Class B Certificates as of the close of such Payment Date;

                  (xv) the Pass-Through Rate for the Floating Rate Certificates and the Auction Rate Certificates applicable to the related Accrual Period and if the Pass-Through Rate was based on the applicable Available Funds Cap, that such Pass-Through Rate would have been in the absence thereof;

                  (xvi) the Available Funds Cap for each Certificate for such Payment Date, if any applies;

                  (xvii) the amount of any Insured Payment included in the distribution to Owners of Class A Certificates for each Loan Group; and

                  (xviii) any Reimbursement Amount paid on such Payment Date and any Reimbursement Amount remaining unpaid.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

         In addition, on each Payment Date the Trustee will be required to distribute to each Owner and the Certificate Insurer, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee for such purpose;

                  (a) the number and aggregate principal balances of all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb) that are: (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Payment Date and the aggregate number and aggregate Loan Balance of such Loans;

                  (b) the status and the number and dollar amounts of all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb) that are in foreclosure proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                  (c) the number of Mortgagors and the Loan Balances of the related Mortgages for all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group
         IIb) involved in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                  (d) the existence and status of any Properties for all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb) as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last business day of the month next preceding the Payment Date;

                  (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure for all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb) as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (f) the amount of cumulative Realized Losses for all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb); and

                  (g) the Three-Month Rolling Average 60+ Delinquency Rate for all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb).

Removal of Trustee for Cause

         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

         If any such event occurs and is continuing, then and in every such case the Certificate Insurer or with the prior written consent of the Certificate Insurer (such consent not to be withheld unreasonably) (x) the Sellers or (y) the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class R Certificates, may appoint a successor trustee.

The Auction Agent

         Bankers Trust Company, a New York banking corporation, will act as Auction Agent with respect to the Auction Rate Certificates pursuant to an Auction Agent Agreement to be entered into between the Depositor, the Trustee and the Auction Agent.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Amendments

         The Trustee, the Depositor, the Sellers and the Servicer with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee and the Certificate Insurer will be required to consent to such amendment, for the purposes of (i) if accompanied by an approving opinion of counsel experienced in federal income tax matters in form and substance acceptable to the Certificate Insurer, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein or
(v) for any other purpose; provided that in the case of clause (v), such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Offered Certificates without regard to the Certificate Insurance Policies. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding.

Termination of the Trust

         The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts required to be paid to such Owners upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the REMIC to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee and the Certificate Insurer to the effect that such liquidation constitutes a Qualified Liquidation.

Optional Termination

         By Owners of Class R Certificates. At their option, the Owners of a majority of the Percentage Interest represented by the Class R Certificates of the first-tier REMIC then outstanding may, on any Monthly Remittance Date in or after the month in which the aggregate outstanding Loan Balances of the Home Equity Loans has declined to less than 10% of the Original Total Loan Balance (the "Clean-Up Call Date"), purchase from the Trust all (but not fewer than all) remaining Home Equity Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Estate (i) on terms agreed upon between the Certificate Insurer and such Owners of the Class R Certificates of the first-tier REMIC, or (ii) in the absence of such agreement at a price equal to 100% of the aggregate Loan Balance of the related Home Equity Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Home Equity Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate (as defined in the Pooling and Servicing Agreement), plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and Delinquency Advances which the Servicer has theretofore failed to remit plus any amounts due and owing to the Certificate Insurer under the Insurance Agreement; provided that any such purchase price pursuant to clauses (i) or (ii) shall be sufficient to pay the outstanding Certificate Principal Balances of and accrued and unpaid interest on, all Classes of outstanding Class A and Class B Certificates plus any amounts due and owing to MBIA under the Insurance Agreement. Accordingly, the Class B Certificateholders would not recover Class B Unpaid Applied Realized Losses, if any.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interests represented by the Offered Certificates then Outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Election

         The Trust Estate created by the Pooling and Servicing Agreement will consist of one or more segregated asset pools with respect to which an election will be made to treat each pool as a REMIC for federal income tax purposes. The Offered Certificates (other than the Swapped Certificates) will be designated as regular interests in a REMIC. See "Formation of the Trust and Trust Property" herein.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Dewey Ballantine LLP, special tax counsel, is of the opinion that, for federal income tax purposes, assuming (i) the appropriate REMIC elections are timely made and (ii) compliance with the Pooling and Servicing Agreement, each REMIC formed pursuant to the Pooling and Servicing Agreement will be treated as a REMIC the Offered Certificates (other than the Swapped Certificates) will be treated as "regular interests" in a REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of the Offered Certificates (other than the Swapped Certificates) that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. See "Certain Federal Income Tax Consequences" in the Prospectus for a discussion of the taxation of holders of REMIC regular interests.

         The Interest-Only Certificates will be issued with original issue discount. Accordingly, holders of such Certificates will be required to include in gross income such original issue discount as it accrues under a method that takes into account the compounding of interest and the prepayment assumption. See "Certain Federal Income Tax Consequences - Taxation of Regular Certificates - Original Issue Discount" in the Prospectus. The prepayment assumption for calculating original issue discount is 130% of the Fixed Prepayment Assumption for the Fixed Rate Loans and 100% of the Adjustable Prepayment Assumption for the Adjustable Rate Loans. See "Prepayment and Yield Considerations -- Projected Prepayment and Yield for Offered Certificates" herein.

         In general, as a result of the qualification of the Offered Certificates (other than the Swapped Certificates) as regular interests in a REMIC, the Offered Certificates (other than the Swapped Certificates) will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the REMIC consist of qualifying assets under such sections. In addition, interest on the Offered Certificates (other than the Swapped Certificates) will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c) of the Code.

Swapped Certificates

         Dewey Ballantine LLP, special tax counsel, is of the opinion that for federal income tax purposes, assuming compliance with the terms of the Pooling and Servicing Agreement, the arrangement pursuant to which the interest rates on the Swapped Certificates is "swapped" from fixed to floating will constitute a "grantor trust" under Subpart E, Part I of Subchapter J of the Code, and not an association taxable as a corporation. Accordingly, each holder of a Swapped Certificate will be treated as the owner of an undivided interest in a "regular interest" in a REMIC, the Swap Agreement, and other assets held by the grantor trust. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" in the Prospectus.

         Although the Swapped Certificates resemble in certain respects variable rate debt instruments, their tax treatment can differ substantially from such an investment. The Certificates may not be a suitable investment for individuals, trusts or estates and certain "pass-thru entities," the beneficial owners of which are individuals, trusts or estates. The Swapped Certificates may not be a suitable investment for real estate investment trusts or REMICs. Moreover, other special rules may apply to certain investors, including dealers in securities, dealers in notional principal contracts, and persons holding the Swapped Certificates or any of the assets in the Grantor Trust as part of a straddle.

         The interest in the Swap Agreement will not constitute a "real estate asset" within the meaning of Section 856(c)(4)(A) of the Code if held by a real estate investment trust, a "qualified mortgage" or "permitted investment" within the meaning of Sections 860G(a)(3) and 860G(a)(5) of the Code, respectively, if held by a REMIC, nor an asset described in Section 7701(a)(19)(c)(xi) if held by a domestic building and loan association. Further, the income received under the Swap Agreement will not constitute income described in Section 856(c)(3)(B) for a real estate investment trust.

         A purchaser of Swapped Certificates will be required to allocate its purchase price between its ownership interest in the various assets of the grantor trust. In general, such allocation would be based on the relative fair market values of such assets on the date of purchase of the Swapped Certificate. No representation is or will be made as to such relative fair market values and holders of Swapped Certificates should consult their tax advisors concerning the determination of such fair market values and the taxation of the holder's interest in the Swap Agreement, the tax treatment of which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles.

         Each holder of a Swapped Certificate must report on its federal income tax return ordinary income equal to its share of the interest payable with respect to the related, underlying REMIC regular interest and a proportionate share of the net amounts payable to the grantor trust under the Swap Agreement, and may deduct the portion of the expenses incurred by the grantor trust that is allocable to such Certificate (including net payments under the Swap Agreement), at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly the assets held by the Grantor Trust and incurred directly its share of expenses incurred by the Grantor Trust. A holder of Swapped Certificates that is an individual, estate or trust should consult its tax advisers concerning possible limitations on the deductibility of expenses of the grantor trust. See "Certain Federal

Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--Standard Certificates--General" in the Prospectus regard such limitations.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on employee benefit plans subject to ERISA and other plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Home Equity Loans and any other assets held by the Trust. In such an event, persons providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

The Class A Certificates

         The DOL has granted an administrative exemption to each Underwriter separate "Prohibited Transaction Exemptions" (collectively, the "Exemption"), which exempt from the application of certain of the prohibited transaction rules of ERISA transactions relating to (i) the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in certain asset-backed pass-through trusts with respect to such any Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (ii) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption is satisfied.

         The general conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

                  (i) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                  (ii) the rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

                  (iii) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Standard & Poor's, Moody's, Fitch or Duff & Phelps Credit Rating Co. (the "Rating Agencies");

                  (iv) assets of the type included in the Trust have been included in other investment pools, certificates evidencing interests in such other investment pools have been both rated in one of the highest three generic rating categories by one of the Rating Agencies and have been purchased by investors, other than Plans, for at least one year prior to a Plan's acquisition of the Class A Certificates in reliance upon the Exemption.

                  (v) the Trustee is not an affiliate of the Underwriters, the Depositor, the Sellers, the Servicer, any Sub-Servicer, the Certificate Insurer, any borrower whose obligations under one or more Home Equity Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

                  (vi) the sum of all payments made to, and retained by, the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Home Equity Loans to the Trust represents not more than the fair market value of such Home Equity Loans; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

                  (vii) the Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Section I.A of the Exemption would provide an exemption from the restrictions of sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code with respect to a Plan's investment in the Class A Certificates upon their initial offering or in the secondary market therefor and the Plan's continued holding of such Certificates if the above-described general conditions of the Exemption are satisfied.

         Section I.B of the Exemption would provide an exemption from the restrictions of sections 406(b)(1) and 406(b)(2) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code with respect to a Plan's investment in the Class A Certificates upon their initial offering or in the secondary market therefor and the Plan's continued holding of such Certificates if, in addition to the above-described general conditions of the Exemption, the following conditions are satisfied: (i) such Plan is not sponsored by a member of the Restricted Group; (ii) at least 50% of each Class of Class A Certificates is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (iii) the total investment of such Plan in each Class of Class A Certificates does not exceed 25% of all such Class of Class A Certificates outstanding at the time of the acquisition; and (iv) immediately after such investment, no more than 25% of the assets of such Plan are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity.

         Section I.C of the Exemption would provide an exemption from the restrictions of sections 406(a), 406(b) and 407(a) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code with respect to the servicing, management and operation of the Trust if, in addition to the above-described general conditions of the Exemption, the following conditions are satisfied: (i) such transactions are carried out in accordance with the terms of the Pooling and Servicing Agreement, and (ii) the Pooling and Servicing Agreement is made available to investors prior to their investment in the Trust.

         Section I.D of the Exemption would provide an exemption from the restrictions of sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code with respect to transactions to which those restrictions or taxes would otherwise apply merely because a person is deemed to be a party in interest or a disqualified person (including a fiduciary) with respect to a Plan by virtue of providing services to the Plan (or by virtue of having a relationship to such service provider described in section 3(14)(F), (G), (H) or (I) of ERISA or section 4975(e)(2)(F), (G), (H), or (I) of the Code), solely because of the Plan's ownership of the Class A Certificates.

         Before purchasing a Class A Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and whether the conditions of the Exemption will be applicable to such Class A Certificate.

The Swapped Certificates

         The Exemption does not apply to the purchase, holding or subsequent resale of the Swapped Certificates. However, Prohibited Transaction Class Exemption ("PTCE") 75-1, Part II, regarding principal transactions by broker-dealers may be applicable to the acquisition of the Swapped Certificates; provided that the Underwriter is not a fiduciary with respect to the Plan (and is not a party in interest with respect to the Plan by reason of being a participating employer or affiliate thereof). In addition, one or more of the following prohibited transaction class exemptions may be applicable to the purchase, holding or subsequent resale of the Swapped Certificates by a Plan; (i) PTCE 96-23, regarding investments determined by in-house asset managers, (ii) PTCE 95-60, regarding investments by insurance company pooled accounts; (iii) PTCE 91-38, regarding investments by bank collective investment funds; (iv) PTCE 90-1; regarding investments by insurance company pooled separate accounts; or (v) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. To the extent that the acquisition of a Swapped Certificate by a Plan is deemed for purposes of ERISA to be a purchase of an interest in the related Internal Certificates, the Exemption should be applicable to the purchase, holding or subsequent resale of such interest. Before purchasing a Swapped Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in PTCE 75-1 or in such other PTCEs with respect to such Certificate.

Class B Certificates

         The Exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Class B Certificates because such Certificates are subordinate to certain other Classes of Certificates. Accordingly, Plans may not purchase the Class B Certificates, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (October 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available. By its acquisition of an interest in a Subordinate Certificate, the Beneficial Owner thereof will be deemed to have represented that such Beneficial Owner either
(i) is not a Plan and is not acquiring its interest in such Certificate with the assets of a Plan or (ii) is an insurance company acquiring its interest as permitted by and in accordance with the provisions of Prohibited Transaction Exemption 95-60.

         In addition to the matters described above, purchasers of Offered Certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision or federal legislation enacted affecting insurance company general accounts (see Section 1460 of the Small Business Job Protection Act of 1996) affects their ability to make purchases of the Offered Certificates.

         Any fiduciary of a Plan considering whether to purchase an Offered Certificate should consult with its own legal advisors concerning the impact of ERISA and the Code and the potential consequences to its specific circumstances, prior to making an investment in the such Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in any Offered Certificate is appropriate for the Plan, taking into account the overall investment of the Plan and the composition of the Plan's investment portfolio.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that the Offered Certificates receive at least the ratings from the Rating Agencies as follows:


Class                                 Moody's                 Standard & Poor's                  Fitch
--------------------------            -------                 -----------------                  -----
Class A-1 and Class A-11                P-1                           A-1+                        F-1+
Certificates

Class A Certificates                    Aaa                           AAA                         AAA
(other than the Class
A-1, Class A-11 and

Interest-Only
Certificates)

Interest-Only Certificates              Aaa                           AAAr                         AAA

Class B Certificates                   Baa3                           BBB-                         BBB


         Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, Standard & Poor's, 26 Broadway, New York, New York 10004 and Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

         The ratings assigned by Fitch to pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying loans and the credit quality of the credit support provider. Fitch's ratings on home equity pass-through Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Owners might suffer a lower than anticipated yield or that investors in the Interest-Only Certificates may not fully recover their investment.

         The ratings of Moody's on home equity pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying home equity loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

         The ratings of Moody's, Standard & Poor's and Fitch do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Moody's, Standard & Poor's and Fitch and the Depositor has not provided information relating to the Offered

Certificates or the Home Equity Loans to any rating agency other than Moody's, Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Offered Certificates may be lower than the rating assigned to such Certificates by any of Moody's, Standard & Poor's and Fitch.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will not constitute "mortgage related securities" for purpose of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates offered hereby will constitute legal investments for them.

         The Depositor makes no representation as to the proper characterization of the Certificates offered hereby for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates offered hereby) may adversely affect the liquidity of the Offered Certificates.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell (i) to each of Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., ContiFinancial Services Corporation, Credit Suisse First Boston Corporation, Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC (the "Underwriters"), and each of the Underwriters (other than ContiFinancial Services Corporation) has severally agreed to purchase one-sixth (except for remaining amounts less than one dollar, which will be purchased by Morgan Stanley & Co. Incorporated) of the total principal amount of each Class of the Offered Certificates, other than the Class A-1, Class A-11, Class N-IO, Class P-IO and Class A-18 Certificates, (ii) to Morgan Stanley & Co. Incorporated, and Morgan Stanley has agreed to purchase 100% in Percentage Interest of each of the Class N-IO and Class P-IO Certificates,
(iii) to Bear, Stearns & Co. Inc., and Bear, Stearns & Co. Inc. has agreed to purchase the entire principal amount of the Class A-18 Certificates and (iv) to ContiFinancial Services Corporation, and ContiFinancial Services Corporation has agreed to purchase, $12,000,000 of the total principal amount of each of the Class A-1 and Class A-11 Certificates, with the remaining Underwriters severally agreeing to purchase one-sixth of the remaining total principal balance of each such Class (except for remaining amounts of less than one dollar, which will be purchased by Morgan Stanley & Co. Incorporated).

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the related Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers. After the initial public offering of the Offered Securities, the public offering price and such concessions and reallowances may be changed.



      Class                              Selling            Reallowance
      -----                            Concession             Discount
                                       ----------           -----------
      Class A-1                          0.0600%               0.0300%
      Class A-2                          0.0900                0.0450
      Class A-3                          0.1050                0.0525
      Class A-4                          0.1200                0.0600

      Class                              Selling            Reallowance
      -----                            Concession             Discount
                                       ----------           -----------
      Class A-5                          0.1350                0.0675
      Class A-6                          0.1500                0.0750
      Class A-7                          0.1650                0.0825
      Class A-8                          0.1500                0.0750
      Class A-9                          0.1700                0.0600
      Class A-10                         0.1700                0.0600
      Class A-11                         0.0600                0.0300
      Class A-12                         0.0600                0.0300
      Class A-13                         0.0750                0.0375
      Class A-14                         0.0900                0.0450
      Class A-15                         0.1050                0.0525
      Class A-16                         0.1200                0.0600
      Class A-17                         0.1650                0.0825
      Class A-18                         0.1250                0.0625
      Class A-19                         0.0720                0.0360
      Class A-20                         0.1140                0.0570
      Class N-IO                         0.0365                0.0183
      Class P-IO                         0.0319                0.0160
      Class B-I                          0.4500                0.2250
      Class B-II                         0.4800                0.2400

         In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Offered Certificates at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposting penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits Morgan Stanley & Co. Incorporated, as managing underwriter, to reclaim a selling concession from a syndicate member in connection with the offering when Offered Certificates originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1934, or contribute to payments which the Underwriters may be required to make in respect thereof.

         The Depositor or its affiliates may apply all or any portion of such net proceeds to the repayment of debt, including "warehouse" debt secured by the Home Equity Loans (prior to their sale to the Trust). One or more of the Underwriters (or their respective affiliates) may have acted as a "warehouse lender" to the Depositor or its affiliates, and may receive a portion of such proceeds as repayment of such "warehouse" debt.

         The Depositor is an affiliate of ContiFinancial Services Corporation.

                                REPORT OF EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Sellers by Dewey Ballantine LLP, New York, New York and by Michael R. Mayberry, Esquire, Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Dewey Ballantine LLP. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York.

                                     ANNEX I
            PLANNED PRINCIPAL BALANCES AND MAXIMUM MATURITY SCHEDULES

                        Planned Amortization Certificates

 Period       Class A-12       Class A-13        Class A-14        Class A-15       Class A-16        Class A-17         Maximum
 ------       ----------       ----------        ----------        ----------       ----------        ----------        Maturity
                                                                                                                        Specified
                                                                                                                       Percentage
                                                                                                                       ----------
1           $130,000,000.00  $192,000,000.00   $42,000,000.00    $70,000,000.00    $25,000,000.00   $66,602,000.00        21.95%
2            130,000,000.00   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.87%
3            130,000,000.00   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.78%
4            130,000,000.00   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.69%
5            130,000,000.00   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.60%
6            130,000,000.00   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.51%
7            130,000,000.00   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.42%
8            124,214,006.70   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.33%
9            108,795,238.50   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.24%
10            93,299,654.50   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.15%
11            77,935,558.10   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        21.05%
12            61,927,412.30   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.96%
13            46,966,066.12   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.86%
14            32,183,172.13   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.76%
15            17,579,333.35   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.66%
16             3,156,622.81   192,000,000.00    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.56%
17                     0.00   181,066,327.28    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.46%
18                     0.00   167,326,877.23    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.36%
19                     0.00   153,929,228.43    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.25%
20                     0.00   140,864,580.52    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.15%
21                     0.00   128,124,363.54    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        20.04%
22                     0.00   115,700,231.76    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        19.94%
23                     0.00   103,584,838.38    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        19.83%
24                     0.00    91,769,534.94    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        19.72%
25                     0.00    80,246,579.28    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        19.61%
26                     0.00    69,008,464.42    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        19.50%
27                     0.00    58,047,878.96    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        19.38%
28                     0.00    47,357,701.85    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        19.27%
29                     0.00    36,930,997.26    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        19.15%
30                     0.00    26,761,009.64    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        19.04%
31                     0.00    16,841,158.90    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        18.92%
32                     0.00     7,165,035.70    42,000,000.00     70,000,000.00     25,000,000.00    66,602,000.00        18.80%
33                     0.00             0.00    39,726,396.80     70,000,000.00     25,000,000.00    66,602,000.00        18.68%
34                     0.00             0.00    30,519,160.80     70,000,000.00     25,000,000.00    66,602,000.00        18.56%
35                     0.00             0.00    21,537,063.74     70,000,000.00     25,000,000.00    66,602,000.00        18.43%
36                     0.00             0.00    12,774,652.73     70,000,000.00     25,000,000.00    66,602,000.00        18.31%
37                     0.00             0.00    12,774,652.73     70,000,000.00     25,000,000.00    66,602,000.00        18.18%
38                     0.00             0.00    12,774,652.73     70,000,000.00     25,000,000.00    66,602,000.00        18.06%
39                     0.00             0.00    12,774,652.73     70,000,000.00     25,000,000.00    66,602,000.00        17.93%
40                     0.00             0.00     7,534,219.63     70,000,000.00     25,000,000.00    66,602,000.00        17.80%
41                     0.00             0.00     1,321,534.23     70,000,000.00     25,000,000.00    66,602,000.00        17.67%


                        Planned Amortization Certificates


 Period       Class A-12       Class A-13        Class A-14        Class A-15       Class A-16        Class A-17         Maximum
 ------       ----------       ----------        ----------        ----------       ----------        ----------        Maturity
                                                                                                                        Specified
                                                                                                                       Percentage
                                                                                                                       ----------
42                     0.00             0.00             0.00     65,338,911.73     25,000,000.00    66,602,000.00        17.53%
43                     0.00             0.00             0.00     59,577,708.93     25,000,000.00    66,602,000.00        17.40%
44                     0.00             0.00             0.00     54,029,612.93     25,000,000.00    66,602,000.00        17.26%
45                     0.00             0.00             0.00     48,686,628.73     25,000,000.00    66,602,000.00        17.12%
46                     0.00             0.00             0.00     43,541,066.83     25,000,000.00    66,602,000.00        16.98%
47                     0.00             0.00             0.00     38,585,530.64     25,000,000.00    66,602,000.00        16.84%
48                     0.00             0.00             0.00     33,812,906.04     25,000,000.00    66,602,000.00        16.70%
49                     0.00             0.00             0.00     29,216,349.64     25,000,000.00    66,602,000.00        16.55%
50                     0.00             0.00             0.00     24,789,278.44     25,000,000.00    66,602,000.00        16.41%
51                     0.00             0.00             0.00     20,525,359.94     25,000,000.00    66,602,000.00        16.26%
52                     0.00             0.00             0.00     16,418,502.04     25,000,000.00    66,602,000.00        16.11%
53                     0.00             0.00             0.00     12,462,844.24     25,000,000.00    66,602,000.00        15.96%
54                     0.00             0.00             0.00      8,652,747.96     25,000,000.00    66,602,000.00        15.80%
55                     0.00             0.00             0.00      4,982,789.47     25,000,000.00    66,602,000.00        15.64%
56                     0.00             0.00             0.00      1,447,747.96     25,000,000.00    66,602,000.00        15.49%
57                     0.00             0.00             0.00              0.00     23,042,799.07    66,602,000.00        15.33%
58                     0.00             0.00             0.00              0.00     19,762,913.85    66,602,000.00        15.17%
59                     0.00             0.00             0.00              0.00     16,603,442.49    66,602,000.00        15.01%
60                     0.00             0.00             0.00              0.00     13,559,910.72    66,602,000.00        14.85%
61                     0.00             0.00             0.00              0.00     10,628,013.16    66,602,000.00        14.69%
62                     0.00             0.00             0.00              0.00      7,803,606.80    66,602,000.00        14.52%
63                     0.00             0.00             0.00              0.00      5,082,704.65    66,602,000.00        14.36%
64                     0.00             0.00             0.00              0.00      2,461,469.96    66,602,000.00        14.19%
65                     0.00             0.00             0.00              0.00              0.00    66,538,210.15        14.01%
66                     0.00             0.00             0.00              0.00              0.00    64,105,371.64        13.84%
67                     0.00             0.00             0.00              0.00              0.00    61,761,534.28        13.66%
68                     0.00             0.00             0.00              0.00              0.00    59,503,406.38        13.48%
69                     0.00             0.00             0.00              0.00              0.00    57,327,819.62        13.30%
70                     0.00             0.00             0.00              0.00              0.00    55,231,724.57        13.12%
71                     0.00             0.00             0.00              0.00              0.00    53,212,186.03        12.93%
72                     0.00             0.00             0.00              0.00              0.00    51,266,378.63        12.74%
73                     0.00             0.00             0.00              0.00              0.00    49,391,582.75        12.55%
74                     0.00             0.00             0.00              0.00              0.00    47,585,180.45        12.36%
75                     0.00             0.00             0.00              0.00              0.00    45,844,651.61        12.16%
76                     0.00             0.00             0.00              0.00              0.00    44,167,570.14        11.97%
77                     0.00             0.00             0.00              0.00              0.00    42,551,600.55        11.76%
78                     0.00             0.00             0.00              0.00              0.00    40,994,494.43        11.56%
79                     0.00             0.00             0.00              0.00              0.00    39,494,087.11        11.35%
80                     0.00             0.00             0.00              0.00              0.00    38,048,294.58        11.14%
81                     0.00             0.00             0.00              0.00              0.00    36,655,110.40        10.93%
82                     0.00             0.00             0.00              0.00              0.00    35,312,602.70        10.72%
83                     0.00             0.00             0.00              0.00              0.00    34,018,911.49        10.50%
84                     0.00             0.00             0.00              0.00              0.00    32,772,245.84        10.28%
85                     0.00             0.00             0.00              0.00              0.00    31,542,063.70        10.05%
86                     0.00             0.00             0.00              0.00              0.00    30,180,580.79         9.83%
87                     0.00             0.00             0.00              0.00              0.00    28,867,646.98         9.60%
88                     0.00             0.00             0.00              0.00              0.00    27,601,475.45         9.36%
89                     0.00             0.00             0.00              0.00              0.00    26,380,345.36         9.13%
90                     0.00             0.00             0.00              0.00              0.00    25,202,599.32         8.89%



                        Planned Amortization Certificates


 Period       Class A-12       Class A-13        Class A-14        Class A-15       Class A-16        Class A-17         Maximum
 ------       ----------       ----------        ----------        ----------       ----------        ----------        Maturity
                                                                                                                        Specified
                                                                                                                       Percentage
                                                                                                                       ----------
91                     0.00             0.00             0.00              0.00              0.00    24,066,641.04         8.64%
92                     0.00             0.00             0.00              0.00              0.00    22,970,932.99         8.40%
93                     0.00             0.00             0.00              0.00              0.00    21,913,994.23         8.14%
94                     0.00             0.00             0.00              0.00              0.00    20,894,398.24         7.89%
95                     0.00             0.00             0.00              0.00              0.00    19,910,770.92         7.63%
96                     0.00             0.00             0.00              0.00              0.00    18,961,788.56         7.37%
97                     0.00             0.00             0.00              0.00              0.00    18,046,176.03         7.11%
98                     0.00             0.00             0.00              0.00              0.00    17,162,704.89         6.84%
99                     0.00             0.00             0.00              0.00              0.00    16,310,191.67         6.56%
100                    0.00             0.00             0.00              0.00              0.00    15,487,496.16         6.29%
101                    0.00             0.00             0.00              0.00              0.00    14,693,519.82         6.01%
102                    0.00             0.00             0.00              0.00              0.00    13,927,204.19         5.72%
103                    0.00             0.00             0.00              0.00              0.00    13,187,529.41         5.43%
104                    0.00             0.00             0.00              0.00              0.00    12,473,512.75         5.14%
105                    0.00             0.00             0.00              0.00              0.00    11,784,207.24         4.84%
106                    0.00             0.00             0.00              0.00              0.00    11,118,700.31         4.54%
107                    0.00             0.00             0.00              0.00              0.00    10,476,112.53         4.23%
108                    0.00             0.00             0.00              0.00              0.00     9,855,596.35         3.92%
109                    0.00             0.00             0.00              0.00              0.00     9,256,334.90         3.60%
110                    0.00             0.00             0.00              0.00              0.00     8,677,540.86         3.28%
111                    0.00             0.00             0.00              0.00              0.00     8,118,455.34         2.95%
112                    0.00             0.00             0.00              0.00              0.00     7,578,346.82         2.62%
113                    0.00             0.00             0.00              0.00              0.00     7,056,510.12         2.28%
114                    0.00             0.00             0.00              0.00              0.00     6,552,265.41         1.94%
115                    0.00             0.00             0.00              0.00              0.00     6,064,957.27         1.59%
116                    0.00             0.00             0.00              0.00              0.00     5,596,722.17         1.28%
117                    0.00             0.00             0.00              0.00              0.00     5,144,230.54         0.97%
118                    0.00             0.00             0.00              0.00              0.00     4,706,896.80         0.65%
119                    0.00             0.00             0.00              0.00              0.00     4,284,156.38         0.33%
120                    0.00             0.00             0.00              0.00              0.00     3,875,463.50         0.00%
121                    0.00             0.00             0.00              0.00              0.00     3,467,135.45         0.00%
122                    0.00             0.00             0.00              0.00              0.00     3,074,260.13         0.00%
123                    0.00             0.00             0.00              0.00              0.00     2,696,255.92         0.00%
124                    0.00             0.00             0.00              0.00              0.00     2,332,563.06         0.00%
125                    0.00             0.00             0.00              0.00              0.00     1,982,642.83         0.00%
126                    0.00             0.00             0.00              0.00              0.00     1,645,976.76         0.00%
127                    0.00             0.00             0.00              0.00              0.00     1,322,065.85         0.00%
128                    0.00             0.00             0.00              0.00              0.00     1,010,429.86         0.00%
129                    0.00             0.00             0.00              0.00              0.00       710,606.59         0.00%
130                    0.00             0.00             0.00              0.00              0.00       422,151.20         0.00%
131                    0.00             0.00             0.00              0.00              0.00       144,635.57         0.00%


                     [This Page Intentionally Left Blank]

                                    ANNEX II

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered ContiMortgage Home Equity Loan Trust 1998-2 Home Equity Loan Pass-Through Certificates, Class A and Class B (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global
Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

         Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity, taxable as such for federal income tax purposes, organized in or under the laws of the United States or any state thereof (including the District of Columbia) (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Internal Revenue Code of 1986, as amended. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     [This Page Intentionally Left Blank]

                                   ANNEX III

                               AUCTION PROCEDURES

         General

         The following description of the Auction Procedures applies to the Auction Rate Certificates. The term "Certificate," as used in this Annex, refers to the Auction Rate Certificates, and the term "Certificateholder" refers to Owners holding Auction Rate Certificates.

         Description of Auction Procedures

         The following summarizes certain procedures that will be used in determining the interest rates on the Auction Rate Certificates. Immediately following this summary is a more detailed description of these procedures. Prospective investors in the Auction Rate Certificates should read carefully the following summary, along with the more detailed description.

         The interest rate on the Auction Rate Certificates will be determined periodically by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Certificates such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Certificates.

         In the auction procedures, the following types of orders may be submitted:

                  (i) Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its Auction Rate Certificates for the upcoming interest period;

                  (ii) Sell Orders - an order by a current investor to sell a specified principal amount of Auction Rate Certificates, regardless of the upcoming interest rate; and

                  (iii) Potential Bid Orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Certificates) is willing to accept in order to buy a specified principal amount of Auction Rate Certificates.

         If an existing investor does not submit orders with respect to all its Auction Rate Certificates, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Certificates for which no order was received.

         In connection with each auction, Auction Rate Certificates will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Certificates.

(a)      Assumptions:

         (i)      Denominations (Units)=$25,000

         (ii)     Interest Period=28 Days

         (iii)    Principal Amount Outstanding=$124,200,000 (4,968 Units)

                                     III-1

(b)      Summary of All Orders Received For The Auction

               Bid/Hold Orders         Sell Orders    Potential Bid Orders

         ---------------------------------------------------------------------

         100 Units at 4.90%      500 Units Sell     200 Units at 4.95%
         300 Units at 5.02%      500 Units Sell     300 Units at 5.00%
         600 Units at 5.05%      968 Units Sell     500 Units at 5.05%
                                 ---
         1,000 Units at 5.10%    1,968 Units        500 Units at 5.10%
         1,000 Units at 5.12%                       500 Units at 5.11%
         -----
         3,000 Units                                500 Units at 5.14%
                                                    1,000 Units at 5.15%
                                                    -----
                                                    3,500 Units

Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 4,968 units).

C.       Auction Agent Organizes Orders In Ascending Order

Order        Number of  Cumulative    %     Order   Number of Cumulative   %
Number         Units       Total            Number    Units      Total
                          (Units)                               (Units)

     1        100 (W)      100      4.90%     7    1,000 (W)    3,000   5.10%
     2        200 (W)      300      4.95%     8      500 (W)    3,500   5.10%
     3        300 (W)      600      5.00%     9      500 (W)    4,000   5.11%
     4        300 (W)      900      5.02%    10      968 (W)    4,968   5.12%
     5        500 (W)     1,400     5.05%    11      500 (L)            5.14%
     6        600 (W)     2,000     5.05%    12    1,000 (L)            5.15%
-------------------------------------------------------------------------------

(W) Winning Order (L) Losing Order

         Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 5.12%) as the interest rate for the next Accrual Period, when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the Maximum Auction Rate (as described below).

         The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Certificates offered for sale. In such circumstances, the interest rate for the upcoming Accrual Period will equal the Maximum Auction Rate. Also, if all the Auction Rate Certificates are subject to Hold Orders (i.e., each holder of Auction Rate Certificates wishes to continue holding its Auction Rate Certificates, regardless of the interest rate, or


                                     III-2
if no existing investors submit any orders) the interest rate for the upcoming Accrual Period will equal the All Hold Rate (as defined below).

         As stated above, the foregoing is only a summary of the auction procedures. The following is a more detailed description of these procedures.

         Definitions

         Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

         "Accrual Period" means, with respect to a Certificate, the Initial Period for such Certificate and each period commencing on the Rate Adjustment Date for such Certificate and ending on the day before (i) the next Rate Adjustment Date for such Certificate or (ii) the Final Scheduled Payment Date of such Certificate, as applicable.

         "Agreement" means the Pooling and Servicing Agreement.

         "All Hold Rate" means the lesser of (i) ninety percent (90%) of LIBOR or (ii) the Group IIb Available Funds Cap.

     "Auction" means the implementation of the Auction Procedures on an Auction Date.

         "Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement acceptable to the Certificate Insurer becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

         "Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

     "Auction Agent Fee" has the meaning set forth in the Auction Agent
Agreement.

     "Auction Agent Fee Rate" has the meaning set forth in the Auction Agent Agreement.

         "Auction Date" means, with respect to each Auction Period following the Initial Period, the Business Day immediately preceding the first day of each such Auction Period for each Certificate, other than:

                  (A) each Auction Period commencing after the ownership of the Certificates is no longer maintained in Book-Entry Form by the Depository;

                  (B) each Auction Period commencing after and during the continuance of a Certificate Insurer Default; or

                  (C) each Auction Period commencing less than two Business Days after the cure or waiver of a Certificate Insurer Default.

If the 15th day of a month (i.e., the scheduled first day of an Auction period) is not a Business Day, with the result that the first day of such Auction Period is delayed to the next succeeding Business Day, the Auction Date will be the Business Day immediately preceding such delayed first day of such Auction Period.

         Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the Agreement, as described herein.

         "Auction Period" means, with respect to each Certificate, the Accrual Period applicable to such Certificate during which time the applicable Certificate Interest Rate is determined, which Auction Period (after the Initial Period for such Certificate) shall commence on each Payment Date and shall continue through the day immediately preceding the next Payment Date for such Certificate, as the same may be adjusted pursuant to the Agreement.

                                     III-3

         "Auction Procedures" means the procedures set forth in the Agreement, and described herein by which the Auction Rate applicable to a Certificate is determined.

         "Auction Rate" means, with respect to any Certificate, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the Agreement and this Annex III.

         "Authorized Denominations" means, with respect to any Certificate, $25,000 and any integral multiple in excess thereof.

         "Broker-Dealer" means Bear, Stearns & Co. Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Depositor, (c) is acceptable to the Certificate Insurer and (d) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

         "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

         "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

         "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in New York City or the city in which the corporate trust office of the Trustee or the principal office of the Certificate Insurer is located are authorized or obligated by law or executive order to be closed.

         "Certificate Initial Rate" means 5.635% per annum.

         "Certificate Initial Rate Adjustment Date" means October 15, 1998.

         "Certificate Insurer Default" means a default by the Certificate Insurer under the Certificate Insurance Policy.

         "Certificate Interest Rate" means initially the Certificate Initial Rate until the first Auction Date for such Certificates, at which time the related Certificate Interest Rate will be reset pursuant to the Auction Procedures.

         "Existing Certificateholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Certificateholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Certificate.

         "Existing Certificateholder Registry" means the registry of Persons who are beneficial owners of the Certificates, maintained by the Auction Agent as provided in the Auction Agent Agreement.

         "Initial Period" means, as to any Certificate, the period commencing on the Closing Date and continuing through the day immediately preceding the Certificate Initial Rate Adjustment Date for such Certificate.

         "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Auction Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction


                                     III-4

Agent, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

         "LIBOR Determination Date" means the date which is both a Business Day and a London Banking Day immediately prior to the commencement of each related Accrual Period.

         "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Market Agent" means Bear, Stearns & Co. Inc., in such capacity under the Agreement, or any successor to it in such capacity thereunder.

         "Maximum Auction Rate" means, the lesser of (i) either (A) LIBOR plus 0.60% (if all ratings assigned by the Rating Agencies to the Auction Rate Certificates are "A-" or better) or (B) LIBOR plus 1.00% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Certificates is less than "A-") and (ii) the Group I Available Funds Cap. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

         "Non-Payment Rate" means the Maximum Auction Rate.

         "Payment Date" means the 15th day of each calendar month, commencing October 15, 1998, or if such day is not a Business Day, the next succeeding Business Day.

         "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Potential Certificateholder" means any Person (including an Existing Certificateholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Certificates (or, in the case of an Existing Certificateholder thereof, an additional principal amount of Certificates).

         "Rate Adjustment Date" means, with respect to each Certificate, the date on which the applicable Certificate Interest Rate is effective and means, with respect to each such Certificate, the date of commencement of each Auction Period.

         "Rate Determination Date" means, with respect to any Certificate, the Auction Date, or if no Auction Date is applicable to such Certificate, the Business Day immediately preceding the date of commencement of an Auction Period.

         "Reference Banks" means leading banks selected by the Auction Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

         Existing Certificateholders and Potential Certificateholders

         Participants in each Auction will include: (i) "Existing Certificateholders," which shall mean any Certificateholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Certificateholders," which shall mean any person, including any Existing Certificateholder or a Broker/Dealer, who may be interested in acquiring Certificates (or, in the case of an Existing Certificateholder, an additional principal amount of the Certificate such Certificateholder then holds).

See "Broker-Dealer."

         By purchasing a Certificate, whether in an Auction or otherwise, each prospective purchaser of Certificates or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Certificates is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Certificates only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing


                                     III-5

Certificateholder of the Certificates so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Certificates maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Certificateholder will constitute an irrevocable offer to sell the principal amount of the Certificate specified in such Sell Order; (v) that a Bid placed by an Existing Certificateholder will constitute an irrevocable offer to sell the principal amount of the Certificate specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Auction Rate of such Certificate, determined as described herein; and (vi) that a Bid placed by a Potential Certificateholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Certificate specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Certificate Interest Rate of the specified Certificate, determined as described herein.

         The principal amount of the Certificates purchased or sold may be subject to proration procedures on the Auction Date. Each purchase or sale of Certificates on the Auction Date will be made for settlement on the first day of the Accrual Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

         Auction Agent

         Bankers Trust Company will be appointed as Auction Agent to serve as agent for the Trust in connection with Auctions. The Trustee will enter into the Auction Agreement with Bankers Trust Company, as the Auction Agent. Any Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Agreement and under the Auction Agent Agreement and approved by the Certificate Insurer in writing. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Agreement by giving at least 90 days notice to the Trustee and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Certificate Insurer, or, with the consent of the Certificate Insurer, the Certificateholders of 66-2/3% of the aggregate principal amount of the Certificates then outstanding, by an instrument signed by the Certificate Insurer or such Certificateholders or their attorneys and filed with the Auction Agent, the Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed, has been approved in writing by the Certificate Insurer and has accepted such appointment. If required by the Certificate Insurer, the Certificateholders of 66-2/3% of the aggregate principal amount of the Certificates then outstanding or by the Market Agent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 45 days after notifying the Trustee, the Certificate Insurer and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

         If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Depositor and the Certificate Insurer (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

         The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         The Trustee will pay the Auction Agent the Auction Agent Fee on each Payment Date and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the


                                     III-6
reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

         Broker-Dealer

         Existing Certificateholders and Potential Certificateholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including Bear, Stearns & Co. Inc., each as a Broker-Dealer, or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Trustee and is acceptable to the Certificate Insurer and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

         The Broker-Dealers are entitled to a Broker-Dealer Fee on each Payment Date, which is payable by the Auction Agent from monies received from the Trustee.

         Market Agent

         The "Market Agent," will act solely as agent of the Trust and will not assume any obligation or relationship of agency or trust for or with any of the Certificateholders.

         Auction Procedures

         General

         Pursuant to the Agreement, Auctions to establish the Auction Rate for each Certificate issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein.

         The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and LIBOR on each Auction Date. The Servicer will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Group I Available Funds Cap applicable to the Certificates. If a Certificate Insurer Default has occurred, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for (i) each Accrual Period commencing after the occurrence and during the continuance of such Certificate Insurer Default and (ii) any Accrual Period commencing less than two Business Days after the cure of any Certificate Insurer Default. If no Certificate Insurer Default has occurred, any change in the Maximum Auction Rate or Non-Payment Rate or the method of calculating such rates shall be approved by the Certificate Insurer. The Auction Agent will determine LIBOR for each Accrual Period other than the Initial Period for a Certificate; provided, that if the ownership of the Certificates is no longer maintained in Book-Entry Form, or if a Certificate Insurer Default has occurred, then the Trustee will determine LIBOR for each such Accrual Period. The determination by the Trustee or the Auction Agent, as the case may be, of LIBOR will (in the absence of manifest error) be final and binding upon the Certificateholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Trustee of LIBOR.

         Submission of Orders

         So long as the ownership of the Certificates is maintained in Book-Entry Form, an Existing Certificateholder may sell, transfer or otherwise dispose of Certificates only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Certificateholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for the Certificates


                                     III-7
will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner.

         Prior to the Submission Deadline (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a
Certificate:

                  (a) each Existing Certificateholder of the applicable Certificate may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of outstanding Certificates, if any, held by such Existing Certificateholder which such Existing Certificateholder desires to continue to hold without regard to the Certificate Interest Rate for such Certificates for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of outstanding Certificates, if any, which such Existing Certificateholder offers to sell if the Certificate Interest Rate for such Certificates for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Certificateholder (a "Bid"); and/or (iii) the principal amount of outstanding Certificates, if any, held by such Existing Certificateholder which such Existing Certificateholder offers to sell without regard to the Certificate Interest Rate for such Certificates for the next succeeding Auction Period (a "Sell Order"); and

                  (b) one or more Broker-Dealers may contact Potential Certificateholders to determine the principal amount of Certificates which each such Potential Certificateholder offers to purchase, if the Certificate Interest Rate for such Certificates for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Certificateholder (also a "Bid").

         Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Certificateholder and each Potential Certificateholder placing an Order is referred to as a "Bidder."

         Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Certificateholder will constitute an irrevocable offer to sell: (i) the principal amount of the outstanding Certificates specified in such Bid if the Certificate Interest Rate for such Certificates will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount of the outstanding Certificates to be determined as described below in "Execution of Orders," if the Certificate Interest Rate for such Certificates will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the then outstanding Certificates to be determined as described below under "Execution of Orders," if the rate specified therein will be higher than the Certificate Interest Rate for such Certificates and Sufficient Bids (as defined below) have not been made.

         Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Certificateholder will constitute an irrevocable offer to sell: (i) the principal amount of the Certificate specified in such Sell Order or (ii) such principal amount or a lesser principal amount of outstanding Certificates of the specified Certificate as described below under "Execution of Orders," if Sufficient Bids have not been made.

         Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Certificateholder will constitute an irrevocable offer to purchase: (i) the principal amount of the Certificate specified in such Bid if the Auction Rate for such Certificates will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of such Certificates as described below in "Execution of Orders," if the Certificate Interest Rate is equal to the rate specified in such Bid.

         Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount of Certificate that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Certificateholder: (a) the principal amount of Certificates, if any, subject to any Hold Order placed by such Existing Certificateholder; (b) the principal amount of Certificates, if any, subject to any Bid placed by such Existing Certificateholder and the rate specified in such Bid; and (c) the principal amount of Certificates, if any, subject to any Sell Order placed by such Existing Certificateholder, and (iv) to the extent such Bidder is a Potential Certificateholder, the rate specified in such Potential Certificateholder's Bid.

         If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

                                     III-8

         If an Order or Orders covering all Certificates held by any Existing Certificateholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Certificateholder covering the principal amount of Certificates held by such Existing Certificateholder and not subject to an Order submitted to the Auction Agent.

         Neither the Depositor, the Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Certificateholder or Potential Certificateholder.

         An Existing Certificateholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Certificates then held by such Existing Certificateholder. An Existing Certificateholder that offers to purchase additional Certificates is, for purposes of such offer, treated as a Potential Certificateholder.

         Any Bid specifying a rate higher than the Maximum Auction Rate will
(i) be treated as a Sell Order if submitted by a Existing Certificateholder and (ii) not be accepted if submitted by a Potential Certificateholder.

         Validity of Orders

         If any Existing Certificateholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Certificates held by such Existing Certificateholder, such Orders will be considered valid as follows and in the order of priority described below.

         Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of Certificates held by such Existing Certificateholder, and if the aggregate principal amount of the class of Certificates subject to such Hold Orders exceeds the aggregate principal amount of Certificates held by such Existing Certificateholder, the aggregate principal amount of Certificates subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of Certificates subject to all such Hold Orders equals the aggregate principal amount of the class of Certificates held by such Existing Certificateholder.

         Bids. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of Certificates held by such Existing Certificateholder over the aggregate principal amount of such Certificate, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Certificateholder and the aggregate principal amount of Certificates subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Certificateholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Certificates, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Certificateholder at the rate therein specified.

         Sell Orders. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Certificates held by such Existing Certificateholder over the aggregate principal amount of Certificates subject to valid Hold Orders and valid Bids as referred to above.

         If more than one Bid for a Certificate is submitted on behalf of any Potential Certificateholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Certificateholder covering an aggregate principal amount of Certificates not equal to an Authorized Denomination or an integral multiple thereof will not be executed and will be deemed a Hold Order. Any Bid submitted by a Potential Certificateholder covering an aggregate principal amount of Certificates not equal to an Authorized Denomination or an integral multiple thereof will not be executed. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

         A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

                                     III-9

         Determination of Sufficient Bid and Bid Auction Rate

         Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

                  (a) for the applicable Certificate, the excess of the total principal amount of such Certificates over the sum of the aggregate principal amount of such Certificates subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Certificates"); and

                  (b) from such Submitted Orders whether the aggregate principal amount of Certificates of such class subject to Submitted Bids by Potential Certificateholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Certificates subject to Submitted Bids by Existing Certificateholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Certificates subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Certificates are subject to Submitted Hold Orders, such Submitted Bids by Potential Certificateholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

                  (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

                           (i) each such Submitted Bid from Existing
                  Certificateholders specifying such lowest rate and all other Submitted Bids from Existing Certificateholders specifying lower rates were rejected (thus entitling such Existing Certificateholders to continue to hold the principal amount of Certificates subject to such Submitted Bids); and

                           (ii) each such Submitted Bid from Potential
                  Certificateholders specifying such lowest rate and all other Submitted Bids from Potential Certificateholders specifying lower rates, were accepted,

                           (iii) the result would be that such Existing
                  Certificateholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of Certificates which, when added to the aggregate principal amount of Certificates to be purchased by such Potential Certificateholders described in subparagraph (ii) above would equal not less than the Available Certificates.

         Determination of Auction Rate and Certificate Interest Rate, Notice

         Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Trustee of the applicable Available Funds Cap, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Accrual Period for the applicable Certificate as follows:

                  (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Accrual Period will be equal to the Bid Auction Rate so determined;

                  (b) if Sufficient Bids do not exist (other than because all of the Certificates of the applicable Certificate are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Accrual Period will be equal to the Maximum Auction Rate; or

                  (c) if all Certificates of the applicable Certificate are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Accrual Period will be equal to the All Hold Rate.

         Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Certificate Interest Rate for each applicable Certificate, which rate will be the lesser of (a) the Auction Rate for each such Certificate and (b) the Group I Available Funds Cap.

                                    III-10

         Execution of Orders

         Existing Certificateholders will continue to hold the principal amount of Certificates of such class that are subject to Submitted Hold Orders. If, with respect to a Certificate, the Group I Available Funds Cap is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Certificate Interest Rate, and Submitted Bids and Submitted Sell Orders will be executed, or will not be executed, and the Auction Agent will take such other action as provided in the Agreement and described below under "Sufficient Bids."

         If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Certificates are subject to Submitted Holds Orders), the Certificate Interest Rate will be the Maximum Auction Rate. In any of the cases described above in this paragraph, Submitted Orders will be executed, or will not be executed, and the Auction Agent will take such other action as described below under "Insufficient Bids."

         Sufficient Bids. If Sufficient Bids have been made with a respect to a Certificate and the applicable Maximum Auction Rate is equal to or greater than the Bid Auction Rate (in which case the Certificate Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be executed, or will not be executed, as follows in the following order of priority and all other Submitted Bids will be rejected:

                  (a) Existing Certificateholders' Submitted Bids specifying any rate that is higher than the Certificate Interest Rate will be executed, thus requiring each such Existing Certificateholder to sell the aggregate principal amount of Certificates subject to such Submitted Bids;

                  (b) Existing Certificateholders' Submitted Bids specifying any rate that is lower than the Certificate Interest Rate will be executed, thus entitling each such Existing Certificateholder to continue to hold the aggregate principal amount of Certificates subject to such Submitted Bids;

                  (c) Potential Certificateholders' Submitted Bids specifying any rate that is lower than the Certificate Interest Rate will be executed, thus entitling such Potential Certificateholder to purchase such Certificates;

                  (d) Each Existing Certificateholder's Submitted Bid specifying a rate that is equal to the Certificate Interest Rate will be executed, in whole or in part, up to the aggregate principal amount, if any, of Certificates remaining unallocated, thus entitling such Existing Certificateholder (i) if such Existing Certificateholder's Submitted Bid Order is executed in whole, to continue to hold the aggregate principal amount of Certificates subject to such Submitted Bid, or (ii) if the aggregate principal amount of Certificates subject to such Submitted Bids would be greater than the principal amount of Certificates (the "remaining principal amount") equal to the excess of the Available Certificates over the aggregate principal amount of Certificates subject to Submitted Bids described in subparagraphs
(b) and (c) above, in which event such Submitted Bid of such Existing Certificateholder will be executed in part and such Existing Certificateholder will be entitled to continue to hold the principal amount of Certificates subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Certificates obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Certificates held by such Existing Certificateholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Certificates subject to such Submitted Bids made by all such Existing Certificateholders that specified a rate equal to the Certificate Interest Rate, with the result that a Sell Order will be deemed up to apply to the balance of such Existing Certificateholder's Certificates; and

                  (e) Each Potential Certificateholder's Submitted Bid specifying a rate that is equal to the Certificate Interest Rate will be executed, but only in an amount equal to the principal amount of Certificates obtained by multiplying the excess of the aggregate principal amount of Available Certificates over the aggregate principal amount of Certificates subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Certificates subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Certificates subject to Submitted Bids made by all such Potential Certificateholders that specified a rate equal to the Certificate Interest Rate.

                                    III-11

         Insufficient Bids. If Sufficient Bids have not been made with respect to the Certificates (other than because all of the Certificates of such class are subject to Submitted Hold Orders) the Certificate Interest Rate shall be the Maximum Auction Rate, and, subject to the denomination requirements described below, Submitted Orders will be executed, or will not be executed, as follows in the following order of priority and all other Submitted Bids will not be executed:

                  (a) Existing Certificateholders' Submitted Bids specifying any rate that is equal to or lower than the Certificate Interest Rate will not be executed, with the result that such Existing Certificateholders will continue to hold the aggregate principal amount of Certificates subject to such Submitted Bids;

                  (b) Potential Certificateholders' Submitted Bids specifying any rate that is equal to or lower than the Certificate Interest Rate will be executed, and specifying any rate that is higher than the Certificate Interest Rate will not be executed; and

                  (c) each Existing Certificateholder's Submitted Bid specifying any rate that is higher than the Certificate Interest Rate and the Submitted Sell Order of each Existing Certificateholder will be (i) executed in whole, thus entitling each Existing Certificateholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Certificates subject to such Submitted Bid or Submitted Sell Order, or (ii) executed in part in an amount equal to the aggregate principal amount of Certificates obtained by multiplying the aggregate principal amount of Certificates subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Certificates held by such Existing Certificateholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Certificates subject to all such Submitted Bids and Submitted Sell Orders.

     All Hold Orders. If all Certificates of a class are subject to Submitted Hold Orders, no Potential Certificateholders' Submitted Bids will be executed.

         Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Certificateholder would be entitled or required to sell, or any Potential Certificateholder would be entitled or required to purchase, a principal amount of Certificates that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Certificates to be purchased or sold by any Existing Certificateholder or Potential Certificateholder so that the principal amount of Certificates purchased or sold by each Existing Certificateholder or Potential Certificateholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Certificateholder would be entitled or required to purchase less than a principal amount of Certificates equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Certificates for purchase among Potential Certificateholders so that only Certificates in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Certificateholder, even if such allocation results in one or more of such Potential Certificateholders not purchasing any Certificates.

         Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Certificates of each class to be purchased and the aggregate principal amount of Certificates of each class to be sold by Potential Certificateholders and Existing Certificateholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Certificates to be sold differs from such aggregate principal amount of Certificates to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Certificates.

         Any calculation by the Auction Agent (or the Trustee, if applicable) of the Certificate Interest Rate, LIBOR, the Maximum Auction Rate, the All Hold Rate, the Group I Available Funds Cap and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

         Notwithstanding anything in the Agreement to the contrary, no Auction is to be held on any Auction Date on which there are insufficient moneys held by the Trustee under the Agreement and available to pay the principal of and interest due on the applicable Certificate on the Payment Date immediately following such Auction Date.

                                    III-12

         Settlement Procedures

         The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Certificate Interest Rate for a Certificate for the next Accrual Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date if the Accrual Rate is the Auction Rate and not later than 4:00 p.m. Eastern time on the Auction Date if the Certificate Interest Rate is the Maximum Auction Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Certificate Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Certificates as a result of the Auction and advise each Bidder purchasing or selling Certificates as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Certificates or to deliver such Certificates against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Certificates on the Existing Certificateholders Registry to be maintained by the Auction Agent.

         In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the Depository, and the accounts of the respective Participants at DTC will be debited and credited and Certificates delivered as necessary to effect the purchases and sales of Certificates as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

         If any Existing Certificateholder selling Certificates in an Auction fails to deliver such Certificates, the Broker-Dealer of any person that was to have purchased Certificates in such Auction may deliver to such person a principal amount of Certificates that is less than the principal amount of Certificates that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Certificates to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Certificates will constitute good delivery. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Certificateholder, Existing Certificateholder or their respective Broker-Dealer or Participant to deliver the principal amount of Certificates or to pay for the Certificates purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES" below.

         Trustee Not Responsible for Auction Agent, Market Agent and Broker-Dealers

         The Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the Agreement or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

         Changes in the Auction Date

         The Market Agent, at the consent of the Depositor and the Certificate Insurer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Certificates. The Depositor will not consent to such change in the Auction Date unless the Depositor will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Depositor, the Certificate Insurer, the Rating Agencies and the Depository.

         In connection with any change in Auction terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                    III-13

                             SETTLEMENT PROCEDURES

         (a) Not later than (i) 3:00 p.m. if the Certificate Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Certificate Interest Rate is the Maximum Auction Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Certificateholder or Potential Certificateholder of:

                   (i) the Certificate Interest Rate fixed for the next Accrual Period;

                   (ii) whether there were Sufficient Bids in such Auction;

                   (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Certificateholder, whether such Bid or Sell Order was executed, or was not executed, in whole or in part, and the principal amount of Certificates, if any, to be sold by such Existing Certificateholder;

                   (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Certificateholder, whether such Bid was executed, or was not executed, in whole or in part, and the principal amount of Certificates, if any, to be purchased by such Potential Certificateholder;

                   (v) if the aggregate amount of Certificates to be sold by all Existing Certificateholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Certificates to be purchased by all Potential Certificateholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (a "Participant") acting for one or more purchasers of such excess principal amount of Certificates and the principal amount of Certificates to be purchased from one or more Existing Certificateholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Certificateholders on whose behalf each of such Buyer's Broker-Dealers acted;

                   (vi) if the principal amount of Certificates to be purchased by all Potential Certificateholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Certificates to be sold by all Existing Certificateholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Certificates and the principal amount of Certificates to be sold to one or more Potential Certificateholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Certificateholder on whose behalf each of such Seller's Broker-Dealers acted; and

                   (vii) the Auction Date for the next succeeding Auction.

         (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Certificateholder or Potential Certificateholder is to:

                  (i) advise each Existing Certificateholder and Potential Certificateholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was executed, or was not executed, in whole or in part;

                  (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Certificateholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was executed, in whole or in part, to instruct such Potential Certificateholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Certificates to be purchased pursuant to such Bid against receipt of such Certificates together with accrued interest;

                  (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Certificateholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was executed, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Certificateholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of the Certificates to be sold pursuant to such Order against payment therefor;

                                    III-14

                  (iv) advise each Existing Certificateholder on whose behalf such Broker-Dealer submitted an Order and each Potential
         Certificateholder on whose behalf such Broker-Dealer submitted a Bid of the Certificate Interest Rate for the next Interest Period;

                  (v) advise each Existing Certificateholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

                  (vi) advise each Potential Certificateholder on whose behalf such Broker-Dealer submitted a Bid that was executed, in whole or in part, of the next Auction Date.

         (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Certificates received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Certificateholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Certificateholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

         (d)      On each Auction Date:

                  (i) each Potential Certificateholder and Existing Certificateholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

                  (ii) each Seller's Broker-Dealer that is not a Participant of the Depository will instruct its Participant to deliver such Certificates through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                  (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository will instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Certificates to be purchased pursuant to (b)(ii) above against receipt of such Certificates.

         (e)      On the Business Day following each Auction Date;

                  (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct the Depository to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and the Depository will execute such transactions;

                  (ii) each Seller's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
         (d)(ii) above for such Auction, and the Depository will execute such transactions; and

                  (iii) each Buyer's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
         (d)(iii) above for such Auction, and the Depository will execute such transactions.

         (f) If an Existing Certificateholder selling Certificates in an Auction fails to deliver such Certificates (by authorized book-entry), a Broker-Dealer may deliver to the Potential Certificateholder on behalf of which it submitted a Bid that was accepted a principal amount of Certificates that is less than the principal amount of Certificates that otherwise was to be purchased by such Potential Certificateholder. In such event, the principal amount of Certificates to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Certificates will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Certificates which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Certificateholder, Existing Certificateholder or their Respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Certificates purchased or sold pursuant to an Auction or otherwise.


                                    III-15

                                    ANNEX IV

               THE HOME EQUITY LOAN POOL-STATISTICAL INFORMATION

Home Equity Loans-Loan Group I

         As of the Statistical Calculation Date, the average Loan Balance of Loan Group I was $79,312.24; the Coupon Rates of such Home Equity Loans ranged from 6.99% to 17.99%; the weighted average Loan-to-Value Ratio of Loan Group I was 79.37%; the weighted average Combined Loan-to-Value Ratio of Loan Group I was 79.63%; the weighted average Coupon Rate of Loan Group I was 10.01%; the weighted average remaining term to maturity of Loan Group I was 357.34 months; and the weighted average original term to maturity of Loan Group I was 358.70 months. The remaining terms to maturity as of the Statistical Calculation Date of Loan Group I ranged from 240 months to 360 months. The minimum and maximum Loan Balances of Loan Group I as of the Statistical Calculation Date were $7,320.68 and $283,685.26 respectively. No Home Equity Loans in Loan Group I will mature later than September 5, 2028. 7,531 of the Home Equity Loans in Loan Group I are secured by first mortgages representing 99.49% of the Loan Balance of the Home Equity Loans in Loan Group I and 83 of the Home Equity Loans in Loan Group I are secured by second lien mortgages representing in the aggregate 0.51% of the Loan Balance of Loan Group I Loans.

         Geographic Distribution of Mortgaged Properties - Loan Group I

         The geographic distribution of Home Equity Loans in Loan Group I by state, as of the Statistical Calculation Date, was as follows:

                                          Number of                      Aggregate                   % of Aggregate
State                                 Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
Arizona                                        124                   $   9,130,778.00                       1.51%
Arkansas                                        53                       2,849,107.25                       0.47
California                                     333                      38,057,350.93                       6.30
Colorado                                       132                      12,271,297.66                       2.03
Connecticut                                     55                       5,813,494.82                       0.96
Delaware                                        10                         878,118.68                       0.15
District of Columbia                            30                       2,690,867.78                       0.45
Florida                                        470                      33,301,026.37                       5.51
Georgia                                        288                      23,122,868.59                       3.83
Hawaii                                           6                         830,591.88                       0.14
Idaho                                           21                       1,607,757.11                       0.27
Illinois                                       317                      27,467,632.50                       4.55
Indiana                                        383                      22,936,171.01                       3.80
Iowa                                            28                       1,834,957.96                       0.30
Kansas                                          20                       1,105,201.97                       0.18
Kentucky                                       168                      11,445,341.98                       1.90
Louisiana                                       58                       4,068,369.76                       0.67
Maine                                           26                       1,701,586.28                       0.28
Maryland                                       209                      19,504,628.93                       3.23
Massachusetts                                  159                      17,905,645.01                       2.97
Michigan                                       606                      39,357,073.06                       6.52
Minnesota                                       86                       7,559,897.62                       1.25
Mississippi                                     50                       3,191,796.01                       0.53
Missouri                                       138                       8,269,819.17                       1.37
Montana                                         15                         845,797.51                       0.14
Nebraska                                        36                       2,734,359.49                       0.45
Nevada                                          45                       4,672,823.04                       0.77
New Hampshire                                   36                       3,651,175.05                       0.60
New Jersey                                     165                      17,086,756.40                       2.83
New Mexico                                      82                       6,401,644.80                       1.06
New York                                       360                      38,490,801.96                       6.37
North Carolina                                 517                      38,045,655.60                       6.30
Ohio                                           732                      52,849,559.28                       8.75
Oklahoma                                        23                       1,731,519.50                       0.29
Oregon                                          54                       5,461,895.97                       0.90
Pennsylvania                                   493                      35,380,579.88                       5.86
Rhode Island                                    26                       2,267,714.89                       0.38
South Carolina                                 196                      13,388,579.29                       2.22
South Dakota                                     3                         182,888.67                       0.03
Tennessee                                      169                      12,551,303.00                       2.08
Texas                                          464                      33,993,022.35                       5.63
Utah                                            60                       6,270,920.65                       1.04
Vermont                                          3                         161,041.56                       0.03
Virginia                                       154                      13,372,201.74                       2.21
Washington                                      93                       9,705,481.14                       1.61
West Virginia                                   67                       4,117,024.65                       0.68
Wisconsin                                       47                       3,312,113.50                       0.55
Wyoming                                          4                         307,180.05                       0.05
----------------------------------------------------------------------------------------------------------------------------

Total:                                       7,614                   $ 603,883,420.30                     100.00%
============================================================================================================================

                  Original Loan-to-Value Ratios - Loan Group I

         The original loan-to-value ratios as of the date of origination of Home Equity Loans in Loan Group I (based upon appraisals made at the time of origination thereof) (the "Loan-to-Value Ratios") as of the Statistical Calculation Date were distributed as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Original LTV's                        Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
  5.01  -   10.00                                3                   $      49,560.65                       0.01%
 10.01  -   15.00                               15                         305,604.09                       0.05
 15.01  -   20.00                               32                       1,057,516.62                       0.18
 20.01  -   25.00                               28                       1,093,591.99                       0.18
 25.01  -   30.00                               28                       1,137,721.99                       0.19
 30.01  -   35.00                               34                       1,752,307.02                       0.29
 35.01  -   40.00                               44                       2,129,872.49                       0.35
 40.01  -   45.00                               70                       3,774,701.97                       0.63
 45.01  -   50.00                              120                       6,802,601.87                       1.13
 50.01  -   55.00                              125                       8,237,256.00                       1.36
 55.01  -   60.00                              194                      12,422,874.15                       2.06
 60.01  -   65.00                              241                      15,982,463.09                       2.65
 65.01  -   70.00                              477                      33,247,095.27                       5.51
 70.01  -   75.00                              859                      64,120,888.12                      10.62
 75.01  -   80.00                            2,286                     183,262,929.92                      30.35
 80.01  -   85.00                            1,549                     129,338,916.77                      21.42
 85.01  -   90.00                            1,475                     135,705,804.50                      22.47
 90.01  -  100.00                               34                       3,461,713.79                       0.57
----------------------------------------------------------------------------------------------------------------------------

Total:                                       7,614                   $ 603,883,420.30                     100.00%
============================================================================================================================

                  Combined Loan-to-Value Ratios - Loan Group I

         The original combined loan-to-value ratios as of the dates of origination of Home Equity Loans in Loan Group I (based upon appraisals made at the time of origination thereof) (the "Combined Loan-to-Value Ratios") as of the Statistical Calculation Date were distributed as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Original CLTV's                       Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
10.01-15.00                                      4                   $     100,601.20                       0.02%
15.01-20.00                                      9                         358,555.98                       0.06
20.01-25.00                                     14                         580,782.59                       0.10
25.01-30.00                                     22                         915,194.18                       0.15
30.01-35.00                                     29                       1,531,113.66                       0.25
35.01-40.00                                     37                       1,836,915.59                       0.30
40.01-45.00                                     67                       3,626,759.34                       0.60
45.01-50.00                                    118                       6,628,123.71                       1.10
50.01-55.00                                    124                       8,139,140.85                       1.35
55.01-60.00                                    191                      12,254,726.15                       2.03
60.01-65.00                                    247                      16,168,825.10                       2.68
65.01-70.00                                    476                      33,145,014.45                       5.49
70.01-75.00                                    864                      64,452,810.89                      10.67
75.01-80.00                                  2,297                     183,636,578.74                      30.41
80.01-85.00                                  1,572                     130,073,350.27                      21.54
85.01-90.00                                  1,498                     136,635,415.53                      22.63
90.01-95.00                                     37                       3,563,667.41                       0.59
95.01-100.00                                     8                         235,844.66                       0.04
----------------------------------------------------------------------------------------------------------------------------

Total:                                       7,614                   $ 603,883,420.30                     100.00%
============================================================================================================================

                  Distribution of Coupon Rates - Loan Group I

         The Coupon Rates borne by the Notes relating to Loan Group I were distributed as follows as of the Statistical Calculation Date:

Range of                                  Number of                      Aggregate                   % of Aggregate
Coupon Rates                          Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
 6.51  -    7.00                                 1                   $      70,400.00                       0.01%
 7.01  -    7.50                                20                       2,257,780.50                       0.37
 7.51  -    8.00                               107                      10,711,501.76                       1.77
 8.01  -    8.50                               537                      46,505,034.58                       7.70
 8.51  -    9.00                               970                      84,784,896.21                      14.04
 9.01  -    9.50                             1,005                      87,518,869.47                      14.49
 9.51  -   10.00                             1,448                     121,434,709.29                      20.11
10.01   -  10.50                               925                      72,484,772.77                      12.00
10.51   -  11.00                               952                      74,269,733.58                      12.30
11.01   -  11.50                               527                      37,479,429.14                       6.21
11.51   -  12.00                               466                      30,536,738.73                       5.06
12.01   -  12.50                               225                      13,204,843.46                       2.19
12.51   -  13.00                               159                       9,549,463.51                       1.58
13.01   -  13.50                                80                       4,131,980.35                       0.68
13.51   -  14.00                                93                       4,339,537.78                       0.72
14.01   -  14.50                                51                       2,324,534.52                       0.38
14.51   -  15.00                                27                       1,539,417.87                       0.25
15.01   -  15.50                                 6                         208,679.36                       0.03
15.51   -  16.00                                 5                         136,043.68                       0.02
16.01   -  16.50                                 4                         170,332.55                       0.03
16.51   -  17.00                                 3                         111,342.43                       0.02
17.01   -  17.50                                 2                          85,378.76                       0.01
17.51   -  18.00                                 1                          28,000.00                       0.00
----------------------------------------------------------------------------------------------------------------------------

Total:                                       7,614                   $ 603,883,420.30                      100.00%
============================================================================================================================

                  Distribution of Loan Balances - Loan Group I

         The distribution of the outstanding principal amounts of Home Equity Loans in Loan Group I as of the Statistical Calculation Date was as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Loan Balances                         Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
        0.01  -    25,000.00                   209                   $   4,425,428.80                       0.73%
   25,000.01  -    50,000.00                 1,784                      71,021,402.60                      11.76
   50,000.01  -    75,000.00                 2,314                     143,373,395.43                      23.74
   75,000.01  -   100,000.00                 1,406                     121,611,632.00                      20.14
  100,000.01  -   125,000.00                   843                      93,544,091.96                      15.49
  125,000.01  -   150,000.00                   505                      68,884,548.59                      11.41
  150,000.01  -   175,000.00                   252                      40,756,146.48                       6.75
  175,000.01  -   200,000.00                   177                      33,262,806.58                       5.51
  200,000.01  -   225,000.00                   108                      23,037,408.84                       3.81
  225,000.01  -   250,000.00                     9                       2,100,124.29                       0.35
  250,000.01  -   275,000.00                     6                       1,582,749.47                       0.26
  275,000.01  -   300,000.00                     1                         283,685.26                       0.05
----------------------------------------------------------------------------------------------------------------------------

Total                                        7,614                   $ 603,883,420.30                      100.00%
============================================================================================================================

                  Types of Mortgaged Properties - Loan Group I

         The Properties securing Home Equity Loans in Loan Group I as of the Statistical Calculation Date were of the property types as follows:

                                             Number of                    Aggregate                   % of Aggregate
Property Types                           Home Equity Loans              Loan Balance                   Loan Balance
-------------------------------------------------------------------------------------------------------------------------
Single Family Attached                            176                $  10,852,733.02                         1.80%
Single Family Detached                          6,612                  519,754,500.54                        86.07
Condominium                                        90                    6,246,724.14                         1.03
Two to Four-Family Residence                      404                   41,963,067.22                         6.95
Planned Unit Development                          134                   12,391,861.89                         2.05
Manufactured Housing                              194                   12,323,194.76                         2.04
Mixed Use                                           4                      351,338.73                         0.06
-------------------------------------------------------------------------------------------------------------------------

Total:                                          7,614                 $603,883,420.30                       100.00%
=========================================================================================================================





               Distribution of Months of Seasoning - Loan Group I

         The distribution of the number of months of seasoning of Home Equity Loans in Loan Group I as of the Statistical Calculation Date was as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Months of Seasoning                   Home Equity Loans                 Loan Balance                  Loan Balance

----------------------------------------------------------------------------------------------------------------------------
    0   -   1                                4,437                   $ 350,914,038.93                      58.11%
    2   -  12                                3,175                     252,813,237.19                      41.86
   13   (greater than or equal to)               2                         156,144.18                       0.03
  --------------------------------------------------------------------------------------------------------------------------

Total:                                       7,614                   $603,883,420.30                      100.00%
============================================================================================================================






           Distribution of Remaining Terms to Maturity - Loan Group I

         The distribution of the number of months remaining to maturity of Home Equity Loans in Loan Group I as of the Statistical Calculation Date was as follows:

Range of Months Remaining to               Number of                      Aggregate                   % of Aggregate
Maturity                               Home Equity Loans                Loan Balance                   Loan Balance
----------------------------------------------------------------------------------------------------------------------------
181   -  240                                     7                   $     399,118.00                       0.07%
241   -  300                                   199                      12,160,063.86                       2.01
301   -  360                                 7,408                     591,324,238.44                      97.92
----------------------------------------------------------------------------------------------------------------------------

Total:                                       7,614                   $ 603,883,420.30                     100.00%
============================================================================================================================

                        Occupancy Status - Loan Group I

         The occupancy status of the Properties securing Home Equity Loans in Loan Group I as of the Statistical Calculation Date was as follows:

                                          Number of                      Aggregate                   % of Aggregate
Occupancy Status                      Home Equity Loans                 Loan Balance                  Loan Balance

----------------------------------------------------------------------------------------------------------------------------
Owner Occupied                               7,167                   $ 575,775,863.51                      95.35%
Investor Owned                                 447                      28,107,556.79                       4.65
----------------------------------------------------------------------------------------------------------------------------

Total:                                       7,614                   $ 603,883,420.30                     100.00%
============================================================================================================================

Home Equity Loans - Loan Group IIa

         As of the Statistical Calculation Date, the average Loan Balance of the Home Equity Loans in Loan Group IIa was $99,116.56; the Coupon Rates of Home Equity Loans in Loan Group IIa ranged from 7.25% to 16.00%; the weighted average Loan-to-Value Ratio of Loan Group IIa was 80.91%; the weighted average Coupon Rate of the Home Equity Loans in Loan Group IIa was 10.069%; the weighted average remaining term to maturity of the Home Equity Loans in Loan Group IIa was 358.57 months; and the weighted average original term to maturity of the Home Equity Loans in Loan Group IIa was 359.93 months. The remaining terms to maturity of the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date ranged from 179 months to 360 months. The minimum and maximum Loan Balances of the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date were $9,988.75 and $424,500.00, respectively. None of the Home Equity Loans in Loan Group IIa contain "balloon" payments. No Home Equity Loan in Loan Group IIa will mature later than September 1, 2028. All of the Home Equity Loans in Loan Group IIa are secured by first mortgages.

         All of the Home Equity Loans in Loan Group IIa have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Home Equity Loans in Loan Group IIa was 16.36% with maximum Coupon Rates that range from 13.25% to 22.00%. The Home Equity Loans in Loan Group IIa have a weighted average gross margin as of the Statistical Calculation Date of 6.29%. The gross margin for the Home Equity Loans in Loan Group IIa range from 4.00% to 11.09%.

         Approximately $200,054,426.46 or 83.87% of the Home Equity Loans in Loan Group IIa by aggregate Loan Balance as of the Statistical Calculation Date are 2/28 Loans. After the first adjustment, the 2/28 Loans have periodic reset caps ranging from 1.00% to 1.50%.

         Approximately $42,307,110.33 or 16.13% of the Home Equity Loans in Loan Group IIa by aggregate Loan Balance as of the Statistical Calculation Date are Six-Month LIBOR Loans. The Six-Month LIBOR Loans have periodic reset caps ranging from 1.00% to 1.50%.

        Geographic Distribution of Mortgaged Properties --Loan Group IIa

         The geographic distribution of the Home Equity Loans in Loan Group IIa by state as of the Statistical Calculation Date, was as follows:

State                                     Number of                      Aggregate                   % of Aggregate
                                      Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
Arizona                                        86                    $   8,740,851.59                       3.33%
Arkansas                                        7                          458,903.97                       0.17
California                                    207                       35,596,322.15                      13.57
Colorado                                       90                       10,545,667.62                       4.02
Connecticut                                     5                          506,448.71                       0.19
Delaware                                        6                          506,070.17                       0.19
District of Columbia                            6                          523,263.14                       0.20
Florida                                       137                       13,007,696.91                       4.96
Georgia                                        96                        9,718,900.63                       3.70
Hawaii                                          2                          546,275.57                       0.21
Idaho                                          26                        2,269,736.19                       0.87
Illinois                                      137                       13,948,479.35                       5.32
Indiana                                       120                        8,722,437.62                       3.32
Iowa                                            7                          298,221.73                       0.11
Kansas                                         27                        1,750,784.97                       0.67
Kentucky                                       31                        2,397,571.52                       0.91
Louisiana                                      18                        1,327,482.84                       0.51
Maine                                           2                          197,288.68                       0.08
Maryland                                       35                        4,340,707.78                       1.65
Massachusetts                                  47                        5,444,049.30                       2.08
Michigan                                      482                       39,154,479.39                      14.92
Minnesota                                      35                        3,934,843.24                       1.50
Mississippi                                    17                        1,087,074.17                       0.41
Missouri                                       71                        5,192,447.59                       1.98
Montana                                         5                          509,468.85                       0.19
Nebraska                                        7                          682,504.78                       0.26
Nevada                                         20                        2,488,696.72                       0.95
New Hampshire                                   9                          730,911.90                       0.28
New Jersey                                     44                        4,471,449.59                       1.70
New Mexico                                     31                        3,661,806.58                       1.40
New York                                       33                        4,367,689.19                       1.66
North Carolina                                 60                        5,953,321.28                       2.27
North Dakota                                    3                          311,453.70                       0.12
Ohio                                          186                       13,670,587.33                       5.21
Oklahoma                                       27                        2,271,146.72                       0.87
Oregon                                         20                        2,390,259.64                       0.91
Pennsylvania                                   81                        6,722,269.08                       2.56
Rhode Island                                    8                          648,271.72                       0.25
South Carolina                                 19                        2,005,597.33                       0.76
South Dakota                                    2                          180,092.86                       0.07
Tennessee                                      22                        1,656,622.76                       0.63
Texas                                         142                       14,299,606.62                       5.45
Utah                                          104                       12,811,298.90                       4.88
Vermont                                         2                          152,880.17                       0.06
Virginia                                       31                        3,090,670.33                       1.18
Washington                                     45                        5,537,185.13                       2.11
West Virginia                                   8                          326,809.42                       0.12
Wisconsin                                      41                        3,204,931.36                       1.22
----------------------------------------------------------------------------------------------------------------------------

Total:                                      2,647                     $262,361,536.79                     100.00%
============================================================================================================================

                 Original Loan-to-Value Ratios--Loan Group IIa

         The original Loan-to-Value Ratios of Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date were distributed as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Original LTV's                        Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
 10.01  -   20.00                                1                   $       9,988.75                       0.00%
 20.01  -   25.00                                5                         186,926.11                       0.07
 25.01  -   30.00                                5                         224,088.21                       0.09
 30.01  -   35.00                                6                         248,858.61                       0.09
 35.01  -   40.00                                6                         351,262.17                       0.13
 40.01  -   45.00                               14                         709,425.99                       0.27
 45.01  -   50.00                               28                       1,595,729.96                       0.61
 50.01  -   55.00                               27                       2,156,467.25                       0.82
 55.01  -   60.00                               60                       4,230,970.61                       1.61
 60.01  -   65.00                               70                       5,389,224.93                       2.05
 65.01  -   70.00                              156                      13,774,180.03                       5.25
 70.01  -   75.00                              324                      28,287,029.62                      10.78
 75.01  -   80.00                              771                      75,512,223.79                      28.78
 80.01  -   85.00                              582                      61,716,352.75                      23.52
 85.01  -   90.00                              584                      66,918,105.60                      25.51
 90.01  -   95.00                                6                         872,804.99                       0.33
 95.01  -  100.00                                2                         177,897.42                       0.07
----------------------------------------------------------------------------------------------------------------------------

Total:                                       2,647                    $262,361,536.79                     100.00%
============================================================================================================================


              Distribution of Current Coupon Rates--Loan Group IIa

         The Coupon Rates borne by the Notes relating to Home Equity Loans in Loan Group IIa were distributed as follows as of the Statistical Calculation
Date:

Range of                                  Number of                      Aggregate                   % of Aggregate
Current Coupon Rates                  Home Equity Loans                 Loan Balance                  Loan Balance

----------------------------------------------------------------------------------------------------------------------------
  7.01  -   7.50                                 5                    $    512,729.24                       0.20%
  7.51  -   8.00                                35                       4,304,902.58                       1.64
  8.01  -   8.50                                75                      10,170,813.67                       3.88
  8.51  -   9.00                               252                      31,161,618.71                      11.88
  9.01  -   9.50                               273                      30,152,333.36                      11.49
  9.51  -  10.00                               572                      61,088,889.94                      23.28
 10.01  -  10.50                               441                      42,136,699.60                      16.06
 10.51  -  11.00                               506                      44,553,450.35                      16.98
 11.01  -  11.50                               239                      19,927,779.29                       7.60
 11.51  -  12.00                               144                      11,388,532.56                       4.34
 12.01  -  12.50                                47                       3,990,226.72                       1.52
 12.51  -  13.00                                26                       1,254,409.52                       0.48
 13.01  -  13.50                                12                         654,442.43                       0.25
 13.51  -  14.00                                12                         733,985.70                       0.28
 14.01  -  14.50                                 5                         202,546.81                       0.08
 14.51  -  15.00                                 2                          80,087.38                       0.03
 15.01  -  16.00                                 1                          48,088.93                       0.02
----------------------------------------------------------------------------------------------------------------------------

Total:                                       2,647                    $262,361,536.79                     100.00%
============================================================================================================================

                 Distribution of Loan Balances--Loan Group IIa

         The distribution of the outstanding principal amounts of the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date was as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Loan Balances                         Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
        0.01  -    25,000.00                    37                    $    798,123.09                       0.30%
   25,000.01  -    50,000.00                   418                      16,816,579.57                       6.41
   50,000.01  -    75,000.00                   644                      40,206,124.09                      15.32
   75,000.01  -   100,000.00                   556                      48,244,146.82                      18.39
  100,000.01  -   125,000.00                   362                      40,694,744.25                      15.51
  125,000.01  -   150,000.00                   245                      33,678,862.61                      12.84
  150,000.01  -   175,000.00                   129                      20,862,812.35                       7.95
  175,000.01  -   200,000.00                    72                      13,447,062.47                       5.13
  200,000.01  -   225,000.00                    60                      12,792,914.09                       4.88
  225,000.01  -   250,000.00                    45                      10,698,981.15                       4.08
  250,000.01  -   275,000.00                    23                       5,992,062.97                       2.28
  275,000.01  -   300,000.00                    17                       4,926,766.21                       1.88
  300,000.01  -   325,000.00                    16                       5,017,079.93                       1.91
  325,000.01  -   350,000.00                    11                       3,724,207.01                       1.42
  350,000.01  -   400,000.00                    11                       4,036,570.18                       1.54
  400,000.01  -   450,000.00                     1                         424,500.00                       0.16
----------------------------------------------------------------------------------------------------------------------------

Total:                                       2,647                    $262,361,536.79                     100.00%
============================================================================================================================




                 Types of Mortgaged Properties--Loan Group IIa

         The Properties securing the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date were of the property types as follows:

Property Types                             Number of                     Aggregate                   % of Aggregate
                                       Home Equity Loans                Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
Single Family Attached                           43                   $  3,433,238.37                       1.31
Single Family Detached                        2,270                    223,419,765.14                      85.16
Condominium                                      46                      4,671,265.88                       1.78
Two to Four-Family Residence                    115                     12,831,449.25                       4.89
Planned Unit Development                         86                     11,297,185.43                       4.31
Manufactured Housing                             82                      6,094,561.83                       2.32
Mixed Use                                         5                        614,070.89                       0.23
----------------------------------------------------------------------------------------------------------------------------

Total:                                        2,647                   $262,361,536.79                     100.00%
============================================================================================================================

              Distribution of Months of Seasoning--Loan Group IIa

         The distribution of the number of months of seasoning of the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date was as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Months of Seasoning                   Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
  0   -   1                                  1,656                    $163,538,022.14                      62.33%
  2   -  12                                    991                      98,823,514.65                      37.67
----------------------------------------------------------------------------------------------------------------------------

Total:                                       2,647                    $262,361,536.79                     100.00%
============================================================================================================================






          Distribution of Remaining Terms to Maturity--Loan Group IIa

         The distribution of the number of months remaining to maturity of the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date was as follows:

Range of Months                           Number of                      Aggregate                   % of Aggregate
Remaining to Maturity                 Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
121   -  180                                   2                      $     98,200.00                      0.04%
301   -  360                               2,645                       262,263,336.79                     99.96
----------------------------------------------------------------------------------------------------------------------------

Total:                                     2,647                      $262,361,536.79                    100.00%
============================================================================================================================






                        Occupancy Status--Loan Group IIa

         The occupancy status of the Properties securing the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date was as follows:

                                          Number of                      Aggregate                   % of Aggregate
Occupancy Status                      Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
Owner Occupied                               2,514                      $251,271,091.26                     95.77%
Investor Owned                                 133                        11,090,445.53                      4.23
----------------------------------------------------------------------------------------------------------------------------

Total:                                       2,647                      $262,361,536.79                    100.00%
============================================================================================================================

                    Distribution of Margins--Loan Group IIa

         The margins borne by the Notes relating to the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date were as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Margins                               Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
  3.01   -   4.00                                1                    $     86,000.00                       0.03%
  4.01   -   5.00                              156                      17,727,470.71                       6.76
  5.01   -   6.00                              832                      86,716,588.89                      33.05
  6.01   -   7.00                            1,107                     110,613,431.99                      42.16
  7.01   -   8.00                              462                      40,970,471.38                      15.62
  8.01   -   9.00                               71                       5,192,222.68                       1.98
  9.01   -  10.00                               15                         912,622.22                       0.35
 10.01   -  11.00                                2                          88,147.21                       0.03
 11.01   -  12.00                                1                          54,581.71                       0.02
----------------------------------------------------------------------------------------------------------------------------

Total:                                       2,647                    $262,361,536.79                     100.00%
============================================================================================================================






              Distribution of Maximum Coupon Rates--Loan Group IIa

         The maximum Coupon Rates borne by the Notes relating to the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date were as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Maximum Coupon Rates                  Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
13.01    -  14.00                               19                    $  2,290,067.50                       0.87%
14.01    -  15.00                              245                      29,900,463.52                      11.40
15.01    -  16.00                              731                      79,797,108.16                      30.41
16.01    -  17.00                              941                      89,845,229.35                      34.24
17.01    -  18.00                              488                      43,680,959.46                      16.65
18.01    -  19.00                              160                      12,682,147.10                       4.83
19.01    -  20.00                               43                       2,889,244.40                       1.10
20.01    -  21.00                               14                         757,941.22                       0.29
21.01    -  22.00                                6                         518,376.08                       0.20
----------------------------------------------------------------------------------------------------------------------------

Total:                                       2,647                    $262,361,536.79                     100.00%
============================================================================================================================

                Month of Next Coupon Rate Change--Loan Group IIa

         The month of the next Coupon Rate change for each of the Notes relating to the Home Equity Loans in Loan Group IIa as of the Statistical Calculation Date was as follows:

Month of                                  Number of                      Aggregate                   % of Aggregate
Next Coupon Rate Change               Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
September, 1998                                  4                    $    424,901.67                       0.16%
October, 1998                                   15                       1,754,594.33                       0.67
November, 1998                                  40                       3,673,405.89                       1.40
December, 1998                                 106                      10,235,987.95                       3.90
January, 1999                                  160                      15,591,934.54                       5.94
February, 1999                                  93                      10,182,285.95                       3.88
March, 1999                                      5                         444,000.00                       0.17
August, 1999                                     1                          60,927.26                       0.02
September, 1999                                  1                          26,878.89                       0.01
October, 1999                                    1                          40,262.21                       0.02
November, 1999                                   1                          28,548.47                       0.01
December, 1999                                   3                         450,120.24                       0.17
January, 2000                                    7                         902,464.01                       0.34
February, 2000                                   6                         438,878.83                       0.17
March, 2000                                     17                       1,690,561.37                       0.64
April, 2000                                     57                       6,497,057.42                       2.48
May, 2000                                      169                      15,350,743.03                       5.85
June, 2000                                     563                      57,248,183.08                      21.82
July, 2000                                     931                      91,661,306.14                      34.94
August, 2000                                   467                      45,658,495.51                      17.40
----------------------------------------------------------------------------------------------------------------------------

Total:                                       2,647                    $262,361,536.79                     100.00%
============================================================================================================================

Home Equity Loans - Loan Group IIa and Loan Group IIb

         As of the Statistical Calculation Date, the average Loan Balance of the Home Equity Loans was $68,136.39; the Coupon Rates of the Home Equity Loans ranged from 7.10% to 19.24%; the weighted average Loan-to-Value Ratio of the Home Equity Loans was 75.11%; the weighted average Combined Loan-to-Value Ratio of the Home Equity Loans was 79.37%; the weighted average Coupon Rate of the Home Equity Loans was 10.45%; the weighted average remaining term to maturity of the Home Equity Loans was 248.27 months; and the weighted average original term to maturity of the Home Equity Loans was 249.71 months. The remaining terms to maturity as of the Statistical Calculation Date of the Home Equity Loans ranged from 13 months to 360 months. The minimum and maximum Loan Balances of the Home Equity Loans as of the Statistical Calculation Date were $4,975.55 and $463,765.68 respectively.

Home Equity Loans - Loan Group IIb-Fixed Rate

         As of the Statistical Calculation Date, the average Loan Balance of the Home Equity Loans in Loan Group IIb-Fixed Rate was $59,757.20. The Coupon Rates of the Home Equity Loans in Loan Group IIb-Fixed Rate ranged from 7.10% to 19.24%; the weighted average Loan-to-Value Ratio of Loan Group IIb-Fixed Rate was 72.44%; the weighted average Combined Loan-to-Value Ratio of the Home Equity Loans was 78.71%; the weighted average Coupon Rate of the Home Equity Loans in Loan Group IIb-Fixed Rate was 10.604%; the weighted average remaining term to maturity of the Home Equity Loans in Loan Group IIb-Fixed Rate was
196.02 months; and the weighted average original term to maturity of the Home Equity Loans in the Loan Group IIb-Fixed Rate was 197.55 months. The remaining terms to maturity of the Home Equity Loans in Loan Group IIb-Fixed Rate as of the Statistical Calculation Date ranged from 13 months to 360 months. The minimum and maximum Loan Balances of the Home Equity Loans in Loan Group IIb-Fixed Rate as of the Statistical Calculation Date were $4,975.55 and $463,765.68, respectively. 53.13% of the Home Equity Loans in Loan Group IIb-Fixed Rate contains "balloon" payments. No Home Equity Loan in Loan Group IIb-Fixed Rate will mature later than August 17, 2028. 9,608 of the Home Equity Loans in Loan Group IIb-Fixed Rate are secured by first mortgages representing 88.99% of the Loan Balance of the Home Equity Loans in Loan Group IIb-Fixed Rate and 2,692 of the Home Equity Loans in Loan Group IIb-Fixed Rate are secured by second lien mortgages representing 11.01% of the Loan Balance of Loan Group IIb-Fixed Rate Loans.

Home Equity Loans - Loan Group IIb-Adjustable Rate

         As of the Statistical Calculation Date, the average Loan Balance of the Home Equity Loans in Loan Group IIb-Adjustable Rate was $90,398.12. The Coupon Rates of the Home Equity Loans in Loan Group IIb-Adjustable Rate ranged from 7.65% to 15.55%; the weighted average Loan-to-Value Ratio of Loan Group IIb-Adjustable Rate was 80.34%; the weighted average Coupon Rate of the Home Equity Loans in Loan Group IIb-Adjustable Rate was 10.325%; the weighted average remaining term to maturity of the Home Equity Loans in Loan Group IIb-Adjustable Rate was 358.98 months; and the weighted average original term to maturity of the Home Equity Loans in the Loan Group IIb-Adjustable Rate was
359.85 months. The remaining terms to maturity of the Home Equity Loans in Loan Group IIb-Adjustable Rate as of the Statistical Calculation Date ranged from 180 months to 360 months. The minimum and maximum Loan Balances of the Home Equity Loans in Loan Group IIb-Adjustable Rate as of the Statistical Calculation Date were $11,000.00 and $397,500.00, respectively. The Home Equity Loans in Loan Group IIb-Adjustable Rate do not contain "balloon" payments. No Home Equity Loan in Loan Group IIb-Adjustable Rate will mature later than September 1, 2028. All of the Home Equity Loans in Loan Group IIb-Adjustable Rate are secured by first mortgages.

         All of the Adjustable Rate Home Equity Loans in Loan Group IIb have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Home Equity Loans in Loan Group IIb was 16.68%, with maximum Coupon Rates that range from 13.65% to 22.55%. The Home Equity Loans in Loan Group IIb have a weighted average gross margin as of the Statistical Calculation Date of 6.49%. The gross margin for the Home Equity Loans in Loan Group IIb range from 4.00% to 10.80%.

         Approximately $71,580,994.77 or 83.70% of the Home Equity Loans in Loan Group IIb-Adjustable Rate by aggregate Loan Balance as of the Statistical Calculation Date are 3/27 Loans. After the first adjustment, the 3/27 Loans have periodic reset caps ranging from 1.00% to 1.50%.

         Approximately $13,935,628.07 or 16.30% of the Home Equity Loans in Loan Group IIb-Adjustable Rate by aggregate Loan Balance as of the Statistical Calculation Date are 2/28 Loans. After the first adjustment, the 2/28 Loans have periodic reset caps ranging from 1.00% to 1.50%.

 Geographic Distribution of Mortgaged Properties --Loan Group IIb - Fixed Rate

         The geographic distribution of the Home Equity Loans in Loan Group IIb by state, as of the Statistical Calculation Date, was as follows:



                                          Number of                      Aggregate                   % of Aggregate
State                                 Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
Arizona                                        159                    $  9,728,689.53                       1.32%
Arkansas                                        80                       3,241,270.78                       0.44
California                                     311                      33,750,918.17                       4.59
Colorado                                       118                       8,023,913.73                       1.09
Connecticut                                     65                       4,564,122.89                       0.62
Delaware                                        25                       1,846,560.73                       0.25
District of Columbia                            42                       3,133,492.97                       0.43
Florida                                        762                      43,350,450.54                       5.90
Georgia                                        364                      19,489,745.99                       2.65
Hawaii                                           4                         885,881.72                       0.12
Idaho                                           33                       2,086,587.85                       0.28
Illinois                                     1,056                      65,509,230.34                       8.91
Indiana                                        698                      33,579,762.29                       4.57
Iowa                                            60                       2,775,313.54                       0.38
Kansas                                          38                       2,288,177.79                       0.31
Kentucky                                       262                      13,248,889.11                       1.80
Louisiana                                      236                      11,511,491.94                       1.57
Maine                                           21                       1,018,427.38                       0.14
Maryland                                       274                      20,192,018.56                       2.75
Massachusetts                                  235                      18,518,432.41                       2.52
Michigan                                     1,536                      81,592,398.48                      11.10
Minnesota                                      150                       9,594,329.86                       1.31
Mississippi                                    118                       5,162,675.55                       0.70
Missouri                                       304                      15,221,110.24                       2.07
Montana                                         11                         623,702.09                       0.08
Nebraska                                        49                       3,399,028.30                       0.46
Nevada                                          48                       4,389,940.98                       0.60
New Hampshire                                   28                       1,456,324.56                       0.20
New Jersey                                     259                      22,580,117.87                       3.07
New Mexico                                     110                       6,597,637.42                       0.90
New York                                       492                      33,972,715.15                       4.62
North Carolina                                 626                      35,555,891.46                       4.84
North Dakota                                     3                          64,043.42                       0.01
Ohio                                         1,425                      83,551,294.21                      11.37
Oklahoma                                        34                       1,856,344.69                       0.25
Oregon                                          43                       3,110,279.67                       0.42
Pennsylvania                                   823                      44,015,929.52                       5.99
Rhode Island                                    57                       3,617,682.39                       0.49
South Carolina                                 273                      13,721,644.69                       1.87
South Dakota                                     2                          97,317.00                       0.01
Tennessee                                      245                      14,408,319.93                       1.96
Texas                                          244                      15,749,089.01                       2.14
Utah                                            78                       4,992,275.43                       0.68
Vermont                                          8                         417,208.34                       0.06
Virginia                                       187                      10,133,378.36                       1.38
Washington                                      87                       7,576,261.04                       1.03
West Virginia                                   62                       3,031,180.50                       0.41
Wisconsin                                      145                       9,135,928.07                       1.24
Wyoming                                         10                         646,098.72                       0.09
----------------------------------------------------------------------------------------------------------------------------
Total:                                      12,300                    $735,013,525.21                     100.00%
============================================================================================================================

           Original Loan-to-Value Ratios--Loan Group IIb - Fixed Rate

         The original Loan-to-Value Ratios of Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date were distributed as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Original LTV's                        Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
 0.01- 5.00                                      5                    $     88,501.84                       0.01%
 5.01-10.00                                    129                       2,329,181.59                       0.32
10.01-15.00                                    514                      11,102,433.52                       1.51
15.01-20.00                                    885                      21,414,534.65                       2.91
20.01-25.00                                    465                      13,848,963.81                       1.88
25.01-30.00                                    378                      13,585,221.56                       1.85
30.01-35.00                                    280                      11,093,990.90                       1.51
35.01-40.00                                    242                       9,938,959.24                       1.35
40.01-45.00                                    224                       9,251,579.35                       1.26
45.01-50.00                                    304                      12,565,892.93                       1.71
50.01-55.00                                    244                      11,076,084.37                       1.51
55.01-60.00                                    362                      16,754,632.16                       2.28
60.01-65.00                                    455                      24,442,199.73                       3.33
65.01-70.00                                    769                      44,091,369.90                       6.00
70.01-75.00                                  1,152                      71,914,202.68                       9.78
75.01-80.00                                  2,627                     185,641,000.99                      25.26
80.01-85.00                                  1,738                     140,273,284.16                      19.08
85.01-90.00                                  1,493                     132,696,314.33                      18.05
90.01-95.00                                     33                       2,844,427.50                       0.39
95.01-100.00                                     1                          60,750.00                       0.01
----------------------------------------------------------------------------------------------------------------------------

Total:                                      12,300                    $735,013,525.21                     100.00%
============================================================================================================================

                  Range of CLTV's--Loan Group IIb - Fixed Rate

Range of                                  Number of                      Aggregate                  % of Aggregate
CLTV's                                Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
   0.01   -     5.00                            2                     $    42,766.54                        0.01%
   5.01   -    10.00                            1                          25,455.58                        0.00
  10.01   -    15.00                           13                         273,651.32                        0.04
  15.01   -    20.00                           29                         779,906.20                        0.11
  20.01   -    25.00                           59                       1,330,723.56                        0.18
  25.01   -    30.00                           78                       2,351,073.33                        0.32
  30.01   -    35.00                           81                       2,948,986.38                        0.40
  35.01   -    40.00                          138                       4,793,604.85                        0.65
  40.01   -    45.00                          174                       6,328,338.52                        0.86
  45.01   -    50.00                          282                      11,171,385.96                        1.52
  50.01   -    55.00                          249                      10,901,928.87                        1.48
  55.01   -    60.00                          388                      17,411,492.34                        2.37
  60.01   -    65.00                          478                      25,293,530.27                        3.44
  65.01   -    70.00                          846                      46,344,983.36                        6.31
  70.01   -    75.00                        1,321                      77,753,771.50                       10.58
  75.01   -    80.00                        2,960                     196,686,900.98                       26.76
  80.01   -    85.00                        2,274                     157,820,519.65                       21.47
  85.01   -    90.00                        2,380                     159,609,725.69                       21.72
  90.01   -    95.00                          142                       5,647,755.08                        0.77
  95.01   -   100.00                          404                       7,480,825.23                        1.02
100.01   >=                                     1                          16,200.00                        0.00
----------------------------------------------------------------------------------------------------------------------------

Total:                                     12,300                    $735,013,525.21                      100.00%
============================================================================================================================

           Distribution of Coupon Rates--Loan Group IIb - Fixed Rate

         The Coupon Rates borne by the Notes relating to Home Equity Loans in Loan Group IIb were distributed as follows as of the Statistical Calculation
Date:

Range of                                  Number of                      Aggregate                   % of Aggregate
Coupon Rates                          Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
  7.01   -    7.50                              18                    $  1,508,323.05                       0.21%
  7.51   -    8.00                             124                      10,560,550.45                       1.44
  8.01   -    8.50                             426                      35,311,168.40                       4.80
  8.51   -    9.00                             907                      68,691,571.30                       9.35
  9.01   -    9.50                             966                      71,724,422.93                       9.76
  9.51   -   10.00                           1,734                     124,113,279.44                      16.89
 10.01   -   10.50                           1,408                      88,282,793.28                      12.01
 10.51   -   11.00                           1,732                      96,342,669.25                      13.11
 11.01   -   11.50                           1,036                      56,078,297.88                       7.63
 11.51   -   12.00                           1,206                      60,054,403.18                       8.17
 12.01   -   12.50                             808                      38,304,849.50                       5.21
 12.51   -   13.00                             685                      31,554,797.75                       4.29
 13.01   -   13.50                             419                      18,777,443.70                       2.55
 13.51   -   14.00                             333                      13,969,147.89                       1.90
 14.01   -   14.50                             208                       8,495,780.50                       1.16
 14.51   -   15.00                             116                       5,037,495.29                       0.69
 15.01   -   15.50                              28                       1,202,050.26                       0.16
 15.51   -   16.00                              48                       1,671,536.09                       0.23
 16.01   -   16.50                              49                       1,826,455.51                       0.25
 16.51   -   17.00                              32                         956,940.98                       0.13
 17.01   -   17.50                              10                         392,160.11                       0.05
 17.51   -   18.00                               5                         119,728.64                       0.02
 18.01   -   18.50                               1                          14,909.83                       0.00
 18.51   -   19.50                               1                          22,750.00                       0.00
----------------------------------------------------------------------------------------------------------------------------

Total:                                      12,300                    $735,013,525.21                     100.00%
============================================================================================================================

           Distribution of Loan Balances--Loan Group IIb - Fixed Rate

         The distribution of the outstanding principal amounts of the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date was as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Loan Balances                         Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
        0.01   -    25,000.00                2,122                    $ 38,580,844.12                       5.25%
   25,000.01   -    50,000.00                4,315                     161,988,332.18                      22.04
   50,000.01   -    75,000.00                2,920                     179,134,510.61                      24.37
   75,000.01   -   100,000.00                1,366                     117,992,644.58                      16.05
  100,000.01   -   125,000.00                  738                      81,908,570.61                      11.14
  125,000.01   -   150,000.00                  334                      45,473,538.56                       6.19
  150,000.01   -   175,000.00                  165                      26,729,837.87                       3.64
  175,000.01   -   200,000.00                   91                      17,017,801.63                       2.32
  200,000.01   -   225,000.00                   39                       8,327,754.74                       1.13
  225,000.01   -   250,000.00                   82                      19,557,543.61                       2.66
  250,000.01   -   275,000.00                   45                      11,736,401.41                       1.60
  275,000.01   -   300,000.00                   36                      10,320,701.34                       1.40
  300,000.01   -   325,000.00                   18                       5,665,187.05                       0.77
  325,000.01   -   350,000.00                   16                       5,418,529.88                       0.74
  350,000.01   -   400,000.00                   10                       3,800,019.68                       0.52
  400,000.01   -   450,000.00                    2                         897,541.66                       0.12
  450,000.01   -   475,000.00                    1                         463,765.68                       0.06
----------------------------------------------------------------------------------------------------------------------------

  Total:                                    12,300                    $735,013,525.21                     100.00%
============================================================================================================================







           Types of Mortgaged Properties--Loan Group IIb - Fixed Rate

         The Properties securing the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date were of the property types as follows:

                                           Number of                     Aggregate                   % of Aggregate
Property Types                         Home Equity Loans                Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
Single Family Attached                          297                   $ 15,033,521.40                       2.05%
Single Family Detached                       10,855                    647,548,290.60                      88.10
Condominium                                     103                      5,134,818.95                       0.70
Two to Four-Family Residence                    583                     36,731,062.10                       5.00
Planned Unit Development                        122                     11,873,077.34                       1.62
Manufactured Housing                            324                     16,881,560.38                       2.30
Mixed Use                                        16                      1,811,194.44                       0.25
----------------------------------------------------------------------------------------------------------------------------

Total:                                       12,300                   $735,013,525.21                     100.00%
============================================================================================================================


        Distribution of Months of Seasoning--Loan Group IIb - Fixed Rate

         The distribution of the number of months of seasoning of the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date was as follows:

Range of                                   Number of                      Aggregate                   % of Aggregate
Months of Seasoning                    Home Equity Loans                Loan Balance                   Loan Balance
-------------------------------- ------------------------------ ------------------------------ -----------------------------
  0    -   1                                 6,209                    $383,283,489.75                      52.15%
  2    -  12                                 6,083                     351,441,870.73                      47.81
 13  > =                                         8                         288,164.73                       0.04
----------------------------------------------------------------------------------------------------------------------------

Total:                                      12,300                    $735,013,525.21                     100.00%
============================================================================================================================






    Distribution of Remaining Terms to Maturity--Loan Group IIb - Fixed Rate

         The distribution of the number of months remaining to maturity of the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date was as follows:

Range of Months Remaining to               Number of                      Aggregate                   % of Aggregate
Maturity                               Home Equity Loans                Loan Balance                   Loan Balance
---------------------------------------------------------------------------------------------------------------------------
    1  -    60                                63                      $  1,674,459.81                      0.23%
   61  -   120                               687                        23,954,577.88                      3.26
  121  -   180                             9,197                       544,008,216.87                     74.01
  181  -   240                             2,202                       125,173,063.29                     17.03
  241  -   300                                 3                           331,484.52                      0.05
  301  -   360                               148                        39,871,722.84                      5.42
----------------------------------------------------------------------------------------------------------------------------

Total:                                    12,300                      $735,013,525.21                    100.00%
============================================================================================================================






                 Occupancy Status--Loan Group IIb - Fixed Rate

         The occupancy status of the Properties securing the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date was as follows:

Occupancy Status                           Number of                      Aggregate                   % of Aggregate
                                       Home Equity Loans                Loan Balance                   Loan Balance
----------------------------------------------------------------------------------------------------------------------------
Owner Occupied                              11,644                    $703,215,118.21                      95.67%
Investor Owned                                 656                      31,798,407.00                       4.33
----------------------------------------------------------------------------------------------------------------------------

Total:                                      12,300                    $735,013,525.21                     100.00%
============================================================================================================================

               Geographic Distribution of Mortgaged Properties --
                       Loan Group IIb - Adjustable Rate

         The geographic distribution of the Home Equity Loans in Loan Group IIb by state, as of the Statistical Calculation Date, was as follows:

                                          Number of                      Aggregate                   % of Aggregate
State                                 Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
Arizona                                         36                     $ 2,927,952.78                       3.42%
Arkansas                                         1                          72,843.03                       0.09
California                                      65                      10,954,260.20                      12.81
Colorado                                        45                       5,084,208.99                       5.95
Delaware                                         3                         208,369.20                       0.24
District of Columbia                             2                         267,878.15                       0.31
Florida                                         45                       4,296,380.51                       5.02
Georgia                                         20                       1,994,099.19                       2.33
Idaho                                            9                         788,093.52                       0.92
Illinois                                        36                       3,648,542.82                       4.27
Indiana                                         48                       3,842,770.14                       4.49
Iowa                                             3                         223,918.00                       0.26
Kansas                                           9                         479,338.50                       0.56
Kentucky                                         8                         667,899.01                       0.78
Louisiana                                       13                       1,098,046.10                       1.28
Maine                                            1                          65,578.56                       0.08
Maryland                                        14                       1,404,371.10                       1.64
Massachusetts                                    6                         711,523.86                       0.83
Michigan                                       235                      16,549,773.61                      19.35
Minnesota                                       15                       1,169,457.09                       1.37
Mississippi                                      1                          44,200.00                       0.05
Missouri                                        16                         753,067.08                       0.88
Montana                                          4                         385,766.31                       0.45
Nebraska                                         4                         294,870.48                       0.34
Nevada                                           9                       1,108,971.14                       1.30
New Hampshire                                    1                         112,849.52                       0.13
New Jersey                                      13                       1,375,139.51                       1.61
New Mexico                                      21                       2,046,678.77                       2.39
New York                                         1                          31,500.00                       0.04
North Carolina                                  23                       1,773,109.76                       2.07
North Dakota                                     1                          77,320.88                       0.09
Ohio                                            60                       4,321,279.09                       5.05
Oklahoma                                         3                         202,218.97                       0.24
Oregon                                           9                         865,803.58                       1.01
Pennsylvania                                    31                       2,040,677.47                       2.39
Rhode Island                                     2                         309,400.00                       0.36
South Carolina                                   4                         344,912.00                       0.40
Tennessee                                       11                       1,156,529.45                       1.35
Texas                                           48                       4,711,046.20                       5.51
Utah                                            29                       2,915,688.83                       3.41
Virginia                                         5                         684,839.23                       0.80
Washington                                      28                       2,854,983.27                       3.34
West Virginia                                    2                         118,236.94                       0.14
Wisconsin                                        4                         389,130.00                       0.46
Wyoming                                          2                         143,100.00                       0.17
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                     $85,516,622.84                     100.00%
============================================================================================================================

        Original Loan-to-Value Ratios--Loan Group IIb - Adjustable Rate

         The original Loan-to-Value Ratios of Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date were distributed as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Original LTV's                        Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
10.01    -   15.00                               1                     $    11,000.00                       0.01%
15.01    -   20.00                               1                          24,990.78                       0.03
20.01    -   30.00                               2                         128,378.45                       0.15
30.01    -   40.00                               6                         348,562.12                       0.41
40.01    -   45.00                               4                         188,750.00                       0.22
45.01    -   50.00                              13                         630,538.79                       0.74
50.01    -   55.00                              14                       1,205,294.64                       1.41
55.01    -   60.00                              22                       1,116,386.05                       1.31
60.01    -   65.00                              45                       3,118,787.47                       3.65
65.01    -   70.00                              61                       5,073,262.29                       5.93
70.01    -   75.00                             118                       9,012,413.07                      10.54
75.01    -   80.00                             258                      22,989,427.24                      26.88
80.01    -   85.00                             202                      19,153,505.64                      22.40
85.01    -   90.00                             197                      22,279,976.30                      26.05
90.01    -   95.00                               2                         235,350.00                       0.28
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                     $85,516,622.84                     100.00%
============================================================================================================================


     Distribution of Current Coupon Rates--Loan Group IIb - Adjustable Rate

         The Coupon Rates borne by the Notes relating to Home Equity Loans in Loan Group IIb were distributed as follows as of the Statistical Calculation
Date:

Range of                                  Number of                      Aggregate                   % of Aggregate
Current Coupon Rates                  Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
  7.51    -   8.00                               7                     $ 1,065,944.39                       1.25%
  8.01    -   8.50                              16                       2,217,777.59                       2.59
  8.51    -   9.00                              59                       6,442,147.18                       7.53
  9.01    -   9.50                              69                       7,485,655.71                       8.75
  9.51    -  10.00                             209                      21,892,086.90                      25.60
 10.01    -  10.50                             147                      14,519,851.05                      16.98
 10.51    -  11.00                             156                      14,134,874.84                      16.53
 11.01    -  11.50                              97                       7,376,494.69                       8.63
 11.51    -  12.00                              85                       5,453,321.23                       6.38
 12.01    -  12.50                              23                       1,171,153.08                       1.37
 12.51    -  13.00                              35                       1,839,718.68                       2.15
 13.01    -  13.50                              13                         816,311.88                       0.95
 13.51    -  14.00                              16                         658,180.08                       0.77
 14.01    -  14.50                               7                         229,524.39                       0.27
 14.51    -  15.00                               1                          49,000.00                       0.06
 15.01    -  15.50                               5                         140,081.15                       0.16
 15.51    -  16.00                               1                          24,500.00                       0.03
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                     $85,516,622.84                     100.00%
============================================================================================================================

        Distribution of Loan Balances--Loan Group IIb - Adjustable Rate

         The distribution of the outstanding principal amounts of the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date was as follows:

Range of                                  Number of                      Aggregate                   % of Aggregate
Loan Balances                         Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
        0.01   -    25,000.00                   30                     $   587,829.49                       0.69%
   25,000.01   -    50,000.00                  175                       6,903,266.29                       8.07
   50,000.01   -    75,000.00                  253                      15,809,670.13                      18.49
   75,000.01   -   100,000.00                  188                      16,420,009.47                      19.20
  100,000.01   -   125,000.00                  127                      14,117,176.85                      16.51
  125,000.01  -    150,000.00                   71                       9,767,274.59                      11.42
  150,000.01   -   175,000.00                   27                       4,321,581.36                       5.05
  175,000.01   -   200,000.00                   28                       5,231,094.22                       6.12
  200,000.01   -   225,000.00                   12                       2,561,001.29                       2.99
  225,000.01   -   250,000.00                   11                       2,616,513.24                       3.06
  250,000.01   -   275,000.00                    7                       1,866,173.77                       2.18
  275,000.01   -   300,000.00                    9                       2,600,251.82                       3.04
  300,000.01   -   325,000.00                    2                         611,825.47                       0.72
  325,000.01   -   350,000.00                    4                       1,328,025.50                       1.55
  350,000.01   -   400,000.00                    2                         774,929.35                       0.91
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                     $85,516,622.84                     100.00%
============================================================================================================================





        Types of Mortgaged Properties--Loan Group IIb - Adjustable Rate

         The Properties securing the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date were of the property types as follows:

                                           Number of                     Aggregate                   % of Aggregate
Property Types                         Home Equity Loans                Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
Single Family Attached                           15                    $ 1,124,158.63                       1.31%
Single Family Detached                          824                     74,339,540.12                      86.93
Condominium                                      14                        989,775.90                       1.16
Two to Four-Family Residence                     34                      3,244,168.43                       3.79
Planned Unit Development                         24                      2,964,195.34                       3.47
Manufactured Housing                             34                      2,764,784.42                       3.23
Mixed Use                                         1                         90,000.00                       0.11
----------------------------------------------------------------------------------------------------------------------------

Total:                                          946                    $85,516,622.84                     100.00%
============================================================================================================================

      Distribution of Months of Seasoning--Loan Group IIb - Adjustable Rate

         The distribution of the number of months of seasoning of the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date was as follows:



Range of Months                            Number of                      Aggregate                   % of Aggregate
of Seasoning                           Home Equity Loans                Loan Balance                   Loan Balance
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
0   -    1                                     751                     $66,815,162.91                      78.13%
2   -   12                                     195                      18,701,459.93                      21.87
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                     $85,516,622.84                     100.00%
============================================================================================================================






  Distribution of Remaining Terms to Maturity--Loan Group IIb - Adjustable Rate

         The distribution of the number of months remaining to maturity of the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date was as follows:


Range of Months                           Number of                      Aggregate                   % of Aggregate
Remaining to Maturity                 Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
121    -  180                                    1                 $        35,000.00                       0.04%
181    -  240                                    1                          55,950.00                       0.07
301    -  360                                  944                      85,425,672.84                      99.89
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                     $85,516,622.84                     100.00%
============================================================================================================================





               Occupancy Status--Loan Group IIb - Adjustable Rate

         The occupancy status of the Properties securing the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date was as follows:


Occupancy Status                           Number of                      Aggregate                   % of Aggregate
                                       Home Equity Loans                Loan Balance                   Loan Balance
----------------------------------------------------------------------------------------------------------------------------
-------------------------------- ------------------------------ ------------------------------ -----------------------------
Owner Occupied                                 897                     $81,773,293.33                      95.62%
Investor Owned                                  49                       3,743,329.51                       4.38
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                     $85,516,622.84                     100.00%
============================================================================================================================


            Distribution of Margins--Loan Group IIb - Adjustable Rate

         The margins borne by the Notes relating to the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date were as follows:


Range of Margins                          Number of                      Aggregate                   % of Aggregate
                                      Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
 3.01    -     4.00                              1                  $      149,830.45                        0.18%
 4.01    -     5.00                             50                       5,862,275.86                        6.86
 5.01    -     6.00                            239                      23,384,976.96                       27.35
 6.01    -     7.00                            341                      33,060,581.19                       38.66
 7.01    -     8.00                            209                      17,144,561.33                       20.05
 8.01    -     9.00                             73                       4,457,875.50                        5.21
 9.01    -    10.00                             27                       1,291,940.40                        1.51
 10.01   -    11.00                              6                         164,581.15                        0.19
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                     $85,516,622.84                      100.00%
============================================================================================================================





     Distribution of Maximum Coupon Rates--Loan Group IIb - Adjustable Rate

         The maximum Coupon Rates borne by the Notes relating to the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date were as follows:

Range of Coupon                           Number of                      Aggregate                   % of Aggregate
Maximum Rates                          Home Equity Loans                Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
13.01    -   14.00                               4                  $      492,800.00                        0.58%
14.01    -   15.00                              59                       6,971,074.25                        8.15
15.01    -   16.00                             230                      23,896,136.46                       27.94
16.01    -   17.00                             255                      25,835,846.26                       30.21
17.01    -   18.00                             198                      16,878,259.92                       19.74
18.01    -   19.00                             117                       7,597,986.46                        8.88
19.01    -   20.00                              48                       2,592,739.71                        3.03
20.01    -   21.00                              21                         808,674.24                        0.95
21.01    -    22.00                             10                         365,510.71                        0.43
22.01    -    23.00                              4                          77,594.83                        0.09
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                  $   85,516,622.84                      100.00%
============================================================================================================================


      Month of Next Coupon Rate Change--Loan Group IIb - Adjustable Rate

         The month of the next Coupon Rate change for each of the Notes relating to the Home Equity Loans in Loan Group IIb as of the Statistical Calculation Date was as follows:

Month of Next                             Number of                      Aggregate                   % of Aggregate
Coupon Rate Change                    Home Equity Loans                 Loan Balance                  Loan Balance
----------------------------------------------------------------------------------------------------------------------------
July, 2000                                       9                  $    1,032,800.00                        1.21%
August, 2000                                    97                       8,578,351.07                       10.03
September, 2000                                 48                       4,324,477.00                        5.06
November, 2000                                   1                          93,134.74                        0.11
April, 2001                                      8                         908,711.67                        1.06
May, 2001                                       42                       3,939,018.21                        4.61
June, 2001                                     144                      13,760,595.31                       16.09
July, 2001                                     313                      29,573,830.67                       34.58
August, 2001                                   269                      21,479,604.17                       25.12
September, 2001                                 15                       1,826,100.00                        2.14
----------------------------------------------------------------------------------------------------------------------------

Total:                                         946                  $   85,516,622.84                      100.00%
============================================================================================================================

ContiMortgage Corporation

The following chart generally outlines certain parameters of the credit grades of ContiMortgage's current underwriting guidelines:

                         Description of Credit Grades


------------------------- -------------------------- ---------------------------
                              "A1 CREDIT GRADE            "A2" CREDIT GRADE
------------------------- -------------------------- ---------------------------
General Repayment         Has a good credit but      Has a good credit but
                          might have some minor      might have some minor
                          delinquency.               delinquency.






------------------------- -------------------------- ---------------------------
------------------------- -------------------------- ---------------------------
Existing Mortgage Loans   Current at time of         Current at application
                          application.  Cannot       time and a maximum of two
                          exceed 1 x 30 in last 12   30-day delinquencies in
                          months.                    the past 12 months.


------------------------- -------------------------- ---------------------------
------------------------- -------------------------- ---------------------------
Non-Mortgage Credit       Should be paid as          Major credit and
                          agreed.  Minor             installment debt should be
                          delinquencies acceptable.  current but may exhibit

                                                     some minor 30-day
                                                     delinquency.  Minor credit
                                                     may exhibit some minor
                                                     delinquency.

------------------------- -------------------------- ---------------------------
------------------------- -------------------------- ---------------------------
Bankruptcy Filings.       None                       Charge-offs, judgements,
                                                     liens, and former
                                                     bankruptcies are generally
                                                     unacceptable.

------------------------- -------------------------- ---------------------------
------------------------- -------------------------- ---------------------------
Debt Service-to Income    Generally not to exceed    Generally not to exceed
Ratio                     45%.                       45%.
------------------------- -------------------------- ---------------------------
------------------------- -------------------------- ---------------------------
Maximum Loan-to-Value
Ratio:

------------------------- -------------------------- ---------------------------
------------------------- -------------------------- ---------------------------
Owner-Occupied            Generally 80% (or 90%)     Generally 80% (or 90%) for
                          for dwelling residence;    dwelling residence; 75%
                          80% for a condominium.     for a condominium.
------------------------- -------------------------- ---------------------------
------------------------- -------------------------- ---------------------------
Non-Owner Occupied        N/A                        Generally 70% for a 1 to 2
                                                     family dwelling, 65% for a
                                                     3 to 4 family.
------------------------- -------------------------- ---------------------------


-------------------------  ------------------------- -------------------------- --------------------------
                               "B" CREDIT GRADE          "C" CREDIT GRADE           "D" CREDIT GRADE
-------------------------  ------------------------- -------------------------- --------------------------
General Repayment          Pays the majority of      Marginal credit history    Designed to provide a
                           accounts on time but      which is offset by other   borrower with poor
                           has some 30-and/or        positive attributes.       credit history an

                           60-day delinquency.                                  opportunity to correct
                                                                                past credit problems
                                                                                through lower monthly
                                                                                payments.

-------------------------  ------------------------- -------------------------- --------------------------
-------------------------  ------------------------- -------------------------- --------------------------
Existing Mortgage Loans    Current at application    Cannot exceed four         Must be paid in full
                           time and a maximum of     30-day delinquencies or    from loan proceeds and
                           three 30-day              one 60-day delinquency     no more than 119 days of
                           delinquencies in the      in the past 12 months.     delinquency.
                           past 12 months.

-------------------------  ------------------------- -------------------------- --------------------------
-------------------------  ------------------------- -------------------------- --------------------------
Non-Mortgage Credit        Major credit and          Major credit and           Major and minor credit
                           installment debt can      installment can exhibit    delinquency is
                           exhibit some minor        some minor 30-and/or       acceptable, but must

                           30-and/or 60-day          90-day delinquency.        demonstrate some payment
                           delinquency.  Minor       Minor credit may exhibit   regularity.
                           credit may exhibit up     more serious delinquency.
                           to 90-day delinquency.

-------------------------  ------------------------- -------------------------- --------------------------
-------------------------  ------------------------- -------------------------- --------------------------
Bankruptcy Filings.        Discharged more than      Discharged more than two   Discharged prior to
                           two years with            years with                 closing.
                           reestablished credit.     re-established credit.


-------------------------  ------------------------- -------------------------- --------------------------
-------------------------  ------------------------- -------------------------- --------------------------
Debt Service-to Income     Generally not to exceed   Generally not to exceed    Generally not to exceed
Ratio                      45%.                      45%.                       50%.
-------------------------  ------------------------- -------------------------- --------------------------
-------------------------  ------------------------- -------------------------- --------------------------
Maximum Loan-to-Value
Ratio:

-------------------------  ------------------------- -------------------------- --------------------------
-------------------------  ------------------------- -------------------------- --------------------------
Owner-Occupied             Generally 80% (or 85%)    Generally 75% (or 80%)     Generally 65% (or 70%)
                           for a 1 to 4 family       for a 1 to 4 family        for a 1 to 4 family
                           dwelling residence.       dwelling residence.        dwelling residence.
-------------------------  ------------------------- -------------------------- --------------------------
-------------------------  ------------------------- -------------------------- --------------------------
Non-Owner Occupied         Generally 65% for a 1     Generally 65% for a 1 to   N/A
                           to 2 family dwelling,     2 family dwelling, 65%
                           60% for a 3 to 4 family.  for a 3 to 4 family.
-------------------------  ------------------------- -------------------------- --------------------------


----------------------------------------------------------------------------------------------------------
                         Loan Group I
----------------------------------------------------------------------------------------------------------
                                                                Number     Aggregate          % of
                                                                  of         Loan           Aggregate
                                                                 Home       Balance           Loan
                                                                Equity                       Balance
                                                                Loans
Credit Grade
----------------------------------------------------------------------------------------------------------
A                                                                 5,156  440,351,778.89             72.92
----------------------------------------------------------------------------------------------------------
B                                                                 1,510  105,899,597.96             17.54
----------------------------------------------------------------------------------------------------------
C                                                                   801   50,683,609.22              8.39
----------------------------------------------------------------------------------------------------------
D                                                                   147    6,948,434.23              1.15
----------------------------------------------------------------------------------------------------------
Total:                                                            7,614  603,883,420.30            100.00
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
               Loan Group IIa - Adjustable Rate
----------------------------------------------------------------------------------------------------------
                                                                Number     Aggregate          % of
                                                                  of         Loan           Aggregate
                                                                 Home       Balance           Loan
                                                                Equity                       Balance
                                                                Loans
Credit Grade
----------------------------------------------------------------------------------------------------------
A                                                                 1,455  163,676,191.15             62.39
----------------------------------------------------------------------------------------------------------
B                                                                   687   61,204,385.17             23.33
----------------------------------------------------------------------------------------------------------
C                                                                   464   34,969,247.21             13.33
----------------------------------------------------------------------------------------------------------
D                                                                    41    2,511,713.26              0.96
----------------------------------------------------------------------------------------------------------
Total:                                                            2,647  262,361,536.79            100.00
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                 Loan Group IIb - Fixed Rate
----------------------------------------------------------------------------------------------------------
                                                                Number     Aggregate          % of
                                                                  of         Loan           Aggregate
                                                                 Home       Balance           Loan
                                                                Equity                       Balance
                                                                Loans
Credit Grade
----------------------------------------------------------------------------------------------------------
A                                                                 7,992  507,148,430.75             69.00
----------------------------------------------------------------------------------------------------------
B                                                                 2,460  138,043,852.20             18.78
----------------------------------------------------------------------------------------------------------
C                                                                 1,409   73,370,086.46              9.98
----------------------------------------------------------------------------------------------------------
D                                                                   439   16,451,155.80              2.24
----------------------------------------------------------------------------------------------------------
Total:                                                           12,300  735,013,525.21            100.00
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
               Loan Group IIb - Adjustable Rate
----------------------------------------------------------------------------------------------------------
                                                                Number     Aggregate          % of
                                                                  of         Loan           Aggregate
                                                                 Home       Balance           Loan
                                                                Equity                       Balance
                                                                Loans
Credit Grade
----------------------------------------------------------------------------------------------------------
A                                                                   458   48,707,657.19             56.96
----------------------------------------------------------------------------------------------------------
B                                                                   278   24,000,270.02             28.07
----------------------------------------------------------------------------------------------------------
C                                                                   179   11,318,659.44             13.24
----------------------------------------------------------------------------------------------------------
D                                                                    31    1,490,036.19              1.74
----------------------------------------------------------------------------------------------------------
Total:                                                              946   85,516,622.84            100.00
----------------------------------------------------------------------------------------------------------


                                    ANNEX V

                               DECREMENT TABLES

         The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Fixed Prepayment Assumption assumes constant prepayment rates of 4% per annum of the then outstanding principal balance of the Home Equity Loans in the first month of the life of the mortgage loans and an additional approximate 1.455% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% Fixed Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month. As used in the table below, 0% Fixed Prepayment Assumption assumes prepayment rates equal to 0% of the Fixed Prepayment Assumption i.e., no prepayments. Correspondingly, 125% Fixed Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Fixed Prepayment Assumption, and so forth. The Fixed Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Home Equity Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.

         A 100% Adjustable Prepayment Assumption assumes constant prepayment rates of 4% per annum of the then outstanding principal balance of the Home Equity Loans in the first month of the life of the mortgage loans and an additional approximate 1.824% per annum in each month thereafter until the eighteenth month. Beginning in the eighteenth month and in each month thereafter during the life of the mortgage loans, 100% Adjustable Prepayment Assumption assumes a constant prepayment rate of 35% per annum each month. As used in the table below, 0% Adjustable Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption i.e., no prepayments. Correspondingly, 125% Adjustable Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Adjustable Prepayment Assumption, and so forth. The Adjustable Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Home Equity Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph (the "Modeling Assumptions"), there are discrepancies between the characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans consist of pools of loans with level-pay and balloon amortization methodologies, Statistical Calculation Date Loan Balances, mortgage rates, net mortgage rates, original and remaining terms to maturity, and original amortization terms as applicable, as set forth in the "Representative Loan Pools" table below; (ii) the Closing Date for the Certificates occurs on September 25, 1998; (iii) distributions on the Certificates are made on the 15th day of each month regardless of the day on which the Payment Date actually occurs, commencing October 15, 1998, in accordance with the priorities described herein; (iv) the difference between the Gross Coupon Rate and the Net Coupon Rate is equal to the Servicing Fee and the Net Coupon Rate is further reduced by the Trustee Fee, the Auction Agent Fee, the Broker-Dealer Fee and the Premium Amount; (v) the prepayment rates with respect to the Fixed Rate Loans are a multiple of the applicable Fixed Prepayment Assumption and with respect to Adjustable Rate Loans are a multiple of the applicable Adjustable Prepayment Assumption each as stated in the "Prepayment Scenarios" table below; (vi) prepayments include 30 days' interest thereon; (vii) except as otherwise indicated with respect to certain tables, no optional termination or mandatory termination is exercised; (viii) the Targeted Overcollateralization Amount is set initially as specified in this Prospectus Supplement and the Pooling and Servicing Agreement and thereafter decreases in accordance with its provisions; (ix) the Coupon Rate for each Adjustable Rate Loan is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) six-month LIBOR (at an assumed level of 5.40625%) and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap and maximum interest rate); (x) the Pass-Through Rate for the Class A-9 Certificates remains constant at their initial rates (the assumed level of one-month LIBOR is 5.58984%) up to and including the Clean-Up Call Date and, thereafter, at its initial rate plus the step-up required after the Clean-Up Call Date, (xi) the Pass-Through Rates for the Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates are assumed to be 5.48%, 5.53%, 5.595%, 5.70% and 5.84%, respectively, (xii) no Delinquency Trigger Event or Cumulative Realized Loss Trigger Event occurs and (xiii) the Pass-Through Rate on the Auction Rate Certificates remains constant at 5.58984% per annum.

                             PREPAYMENT SCENARIOS

                             Scenario    Scenario     Scenario     Scenario     Scenario    Scenario VI   Scenario      Scenario
                                 I          II           III          IV            V           VI           VII          VIII
                             --------    --------     --------     --------     --------    -----------   --------      --------

Fixed Rate Loans (1)            0%          35%          65%         100%         130%         150%         175%          200%
Adjustable Rate Loans (2)       0%          25%          50%          75%         100%         125%         150%          175%


-----------------------------
(1)      As a percentage of the Fixed Prepayment Assumption.
(2)      As a percentage of the Adjustable Prepayment Assumption.

REPRESENTATIVE LOAN POOLS

                                 LOAN GROUP I

Pool #     Principal        Gross     Net Coupon    Original        Remaining           Orig.          Amort. Method
            Balance        Coupon        Rate        Term to         Term to      Amortization Term
                            Rate                    Maturity        Maturity
-----------------------------------------------------------------------------------------------------------------------
     1   $16,637,889.29     10.089%    9.589%          298             296               298           Fully Amortizing
     2   783,362,110.71     10.010     9.510           360             358               360           Fully Amortizing
         --------------
 Total  $800,000,000.00

                                LOAN GROUP IIa

Pool #      Principal        Gross     Net Coupon    Months to   Gross       Current        Next      Life      Life        Original
             Balance      Coupon Rate     Rate      Rate Change  Margin     Periodic      Periodic    Rate      Rate Cap     Term to
                                                                            Rate Cap      Rate Cap     Floor                Maturity
------------------------------------------------------------------------------------------------------------------------------------
      1    $2,281,004.01      9.510%  9.010%             1        6.241%     1.0000%        1.0000%     9.510     15.910       360

      2     4,775,493.35      9.922   9.422              2        6.878      1.0000         1.0000      9.922     16.216       360

      3    13,306,967.38      9.863      9.363           3        6.420      1.0110         1.0110      9.863     16.286       360

      4    20,269,793.73      9.501      9.001           4        6.348      1.0020         1.0020      9.501     15.830       360

      5    13,237,153.82      9.314      8.814           5        6.258      1.0000         1.0000      9.314     15.766       360

      6     1,129,587.71     10.213      9.713           6        6.365      1.0730         1.0730      9.724     15.912       360

      7   270,000,000.00     10.162      9.662          22        6.273      2.9800         1.0040     10.162     16.441       360
          --------------
  Total  $325,000,000.00


Pool #          Remaining        Orig.              Amort. Method
                 Term to      Amortization
                Maturity          Term
------------------------------------------------------------------
      1            355             360            Fully Amortizing
      2            356             360            Fully Amortizing
      3            357             360            Fully Amortizing
      4            358             360            Fully Amortizing
      5            359             360            Fully Amortizing
      6            357             360            Fully Amortizing
      7            358             360            Fully Amortizing



                           LOAN GROUP IIb-Fixed Rate

 Pool#      Principal        Gross     Net Coupon   Original      Remaining          Orig.         Amort. Method
             Balance      Coupon Rate     Rate      Term to        Term to        Amortization
                                                    Maturity      Maturity           Term
-----------------------------------------------------------------------------------------------------------------------
      1  $451,614,449.75     10.903%    10.403%        179           176              360             Balloon
      2     1,936,414.49     10.859     10.359          58            56               58         Fully Amortizing
      3    24,217,508.89     10.483      9.983         118           115              118         Fully Amortizing
      4   180,983,676.69     10.466      9.966         180           177              180         Fully Amortizing
      5   145,138,643.00     10.176      9.676         240           238              240         Fully Amortizing
      6    46,109,307.18      9.608      9.108         360           358              360         Fully Amortizing
           -------------
  Total  $850,000,000.00



                        LOAN GROUP IIb-Adjustable Rate

Pool #      Principal        Gross     Net Coupon    Months to   Gross      Current         Next      Life      Life        Original
             Balance      Coupon Rate     Rate      Rate Change  Margin  Periodic Rate    Periodic    Rate      Rate Cap     Term to
                                                                              Cap         Rate Cap     Floor                Maturity
-----------------------------------------------------------------------------------------------------------------------
      1   $20,641,253.73      9.958%      9.458%        23        6.017%      2.9930%       1.0020%      9.958%   16.226%      360
      2   104,358,746.27     10.397       9.897         34        6.579       2.9840        1.0210      10.397    16.774       360
          --------------
  Total  $125,000,000.00


Pool #        Remaining        Orig.          Amort. Method
               Term to      Amortization
              Maturity          Term
------------------------------------------------------------
      1          359            360         Fully Amortizing
      2          358            360         Fully Amortizing
          --------------
  Total  $125,000,000.00


         The following tables set forth the percentages of the initial principal amount of the Offered Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.

                         PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                              Class A-1
                                              Scenario

                ----------------------------------------------------------------------
  Payment Date     I        II      III      IV        V       VI      VII     VIII
                   -        --      ---      --        -       --      ---     ----
Initial          100%      100%    100%     100%     100%     100%    100%     100%
Percent
September-1999    84%       35%      0%       0%       0%       0%      0%       0%
September-2000    78%        0%      0%       0%       0%       0%      0%       0%
September-2001    71%        0%      0%       0%       0%       0%      0%       0%
September-2002    64%        0%      0%       0%       0%       0%      0%       0%
September-2003    56%        0%      0%       0%       0%       0%      0%       0%
September-2004    47%        0%      0%       0%       0%       0%      0%       0%
September-2005    38%        0%      0%       0%       0%       0%      0%       0%
September-2006    30%        0%      0%       0%       0%       0%      0%       0%
September-2007    21%        0%      0%       0%       0%       0%      0%       0%
September-2008    11%        0%      0%       0%       0%       0%      0%       0%
September-2009     0%        0%      0%       0%       0%       0%      0%       0%
September-2010     0%        0%      0%       0%       0%       0%      0%       0%
September-2011     0%        0%      0%       0%       0%       0%      0%       0%
September-2012     0%        0%      0%       0%       0%       0%      0%       0%
September-2013     0%        0%      0%       0%       0%       0%      0%       0%
September-2014     0%        0%      0%       0%       0%       0%      0%       0%
September-2015     0%        0%      0%       0%       0%       0%      0%       0%
September-2016     0%        0%      0%       0%       0%       0%      0%       0%
September-2017     0%        0%      0%       0%       0%       0%      0%       0%
September-2018     0%        0%      0%       0%       0%       0%      0%       0%
September-2019     0%        0%      0%       0%       0%       0%      0%       0%
September-2020     0%        0%      0%       0%       0%       0%      0%       0%
September-2021     0%        0%      0%       0%       0%       0%      0%       0%
September-2022     0%        0%      0%       0%       0%       0%      0%       0%
September-2023     0%        0%      0%       0%       0%       0%      0%       0%
September-2024     0%        0%      0%       0%       0%       0%      0%       0%
September-2025     0%        0%      0%       0%       0%       0%      0%       0%
September-2026     0%        0%      0%       0%       0%       0%      0%       0%
September-2027     0%        0%      0%       0%       0%       0%      0%       0%
September-2028     0%        0%      0%       0%       0%       0%      0%       0%

Weighted
Average
LifeYears (1)      5.55      0.84    0.59     0.46     0.39     0.36    0.32     0.29


                         PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                              Class A-2
                                              Scenario

                ---------------------------------------------------------------------
  Payment Date     I       II      III      IV        V       VI      VII     VIII
                   -       --      ---      --        -       --      ---     ----
Initial          100%     100%     100%    100%     100%     100%     100%    100%
Percent
September-1999   100%     100%      96%     69%      47%      32%      12%      0%
September-2000   100%      81%      32%      0%       0%       0%       0%      0%
September-2001   100%      46%       0%      0%       0%       0%       0%      0%
September-2002   100%      16%       0%      0%       0%       0%       0%      0%
September-2003   100%       0%       0%      0%       0%       0%       0%      0%
September-2004   100%       0%       0%      0%       0%       0%       0%      0%
September-2005   100%       0%       0%      0%       0%       0%       0%      0%
September-2006   100%       0%       0%      0%       0%       0%       0%      0%
September-2007   100%       0%       0%      0%       0%       0%       0%      0%
September-2008   100%       0%       0%      0%       0%       0%       0%      0%
September-2009   100%       0%       0%      0%       0%       0%       0%      0%
September-2010    94%       0%       0%      0%       0%       0%       0%      0%
September-2011    87%       0%       0%      0%       0%       0%       0%      0%
September-2012    79%       0%       0%      0%       0%       0%       0%      0%
September-2013    69%       0%       0%      0%       0%       0%       0%      0%
September-2014    59%       0%       0%      0%       0%       0%       0%      0%
September-2015    48%       0%       0%      0%       0%       0%       0%      0%
September-2016    35%       0%       0%      0%       0%       0%       0%      0%
September-2017    20%       0%       0%      0%       0%       0%       0%      0%
September-2018     3%       0%       0%      0%       0%       0%       0%      0%
September-2019     0%       0%       0%      0%       0%       0%       0%      0%
September-2020     0%       0%       0%      0%       0%       0%       0%      0%
September-2021     0%       0%       0%      0%       0%       0%       0%      0%
September-2022     0%       0%       0%      0%       0%       0%       0%      0%
September-2023     0%       0%       0%      0%       0%       0%       0%      0%
September-2024     0%       0%       0%      0%       0%       0%       0%      0%
September-2025     0%       0%       0%      0%       0%       0%       0%      0%
September-2026     0%       0%       0%      0%       0%       0%       0%      0%
September-2027     0%       0%       0%      0%       0%       0%       0%      0%
September-2028     0%       0%       0%      0%       0%       0%       0%      0%

Weighted
Average

LifeYears (1)     16.44     2.94     1.73    1.22     1.00     0.90     0.81    0.74


-----------------------------
(1) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                      PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-3
                                            Scenario

                ----------------------------------------------------------------
 Payment Date    I      II       III      IV       V       VI      VII    VIII
                 -      --       ---      --       -       --      ---    ----
Initial         100%   100%     100%     100%     100%    100%    100%    100%
Percent
September-1999  100%   100%     100%     100%     100%    100%    100%     94%
September-2000  100%   100%     100%      83%      47%     25%      0%      0%
September-2001  100%   100%      81%      23%       0%      0%      0%      0%
September-2002  100%   100%      45%       0%       0%      0%      0%      0%
September-2003  100%    90%      14%       0%       0%      0%      0%      0%
September-2004  100%    69%       0%       0%       0%      0%      0%      0%
September-2005  100%    51%       0%       0%       0%      0%      0%      0%
September-2006  100%    39%       0%       0%       0%      0%      0%      0%
September-2007  100%    27%       0%       0%       0%      0%      0%      0%
September-2008  100%    14%       0%       0%       0%      0%      0%      0%
September-2009  100%     3%       0%       0%       0%      0%      0%      0%
September-2010  100%     0%       0%       0%       0%      0%      0%      0%
September-2011  100%     0%       0%       0%       0%      0%      0%      0%
September-2012  100%     0%       0%       0%       0%      0%      0%      0%
September-2013  100%     0%       0%       0%       0%      0%      0%      0%
September-2014  100%     0%       0%       0%       0%      0%      0%      0%
September-2015  100%     0%       0%       0%       0%      0%      0%      0%
September-2016  100%     0%       0%       0%       0%      0%      0%      0%
September-2017  100%     0%       0%       0%       0%      0%      0%      0%
September-2018  100%     0%       0%       0%       0%      0%      0%      0%
September-2019   87%     0%       0%       0%       0%      0%      0%      0%
September-2020   70%     0%       0%       0%       0%      0%      0%      0%
September-2021   50%     0%       0%       0%       0%      0%      0%      0%
September-2022   28%     0%       0%       0%       0%      0%      0%      0%
September-2023    6%     0%       0%       0%       0%      0%      0%      0%
September-2024    0%     0%       0%       0%       0%      0%      0%      0%
September-2025    0%     0%       0%       0%       0%      0%      0%      0%
September-2026    0%     0%       0%       0%       0%      0%      0%      0%
September-2027    0%     0%       0%       0%       0%      0%      0%      0%
September-2028    0%     0%       0%       0%       0%      0%      0%      0%

Weighted
Average
LifeYears (1)    22.92   7.46     3.92     2.57     2.00    1.75    1.51    1.33


                      PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-4
                                            Scenario
                ---------------------------------------------------------------
 Payment Date    I      II       III      IV       V       VI      VII    VIII
                 -      --       ---      --       -       --      ---    ----
Initial         100%   100%     100%     100%    100%     100%    100%    100%
Percent
September-1999  100%   100%     100%     100%    100%     100%    100%    100%
September-2000  100%   100%     100%     100%    100%     100%     95%     21%
September-2001  100%   100%     100%     100%     42%       0%      0%      0%
September-2002  100%   100%     100%      48%      0%       0%      0%      0%
September-2003  100%   100%     100%       0%      0%       0%      0%      0%
September-2004  100%   100%      70%       0%      0%       0%      0%      0%
September-2005  100%   100%      16%       0%      0%       0%      0%      0%
September-2006  100%   100%       0%       0%      0%       0%      0%      0%
September-2007  100%   100%       0%       0%      0%       0%      0%      0%
September-2008  100%   100%       0%       0%      0%       0%      0%      0%
September-2009  100%   100%       0%       0%      0%       0%      0%      0%
September-2010  100%    76%       0%       0%      0%       0%      0%      0%
September-2011  100%    45%       0%       0%      0%       0%      0%      0%
September-2012  100%    14%       0%       0%      0%       0%      0%      0%
September-2013  100%     0%       0%       0%      0%       0%      0%      0%
September-2014  100%     0%       0%       0%      0%       0%      0%      0%
September-2015  100%     0%       0%       0%      0%       0%      0%      0%
September-2016  100%     0%       0%       0%      0%       0%      0%      0%
September-2017  100%     0%       0%       0%      0%       0%      0%      0%
September-2018  100%     0%       0%       0%      0%       0%      0%      0%
September-2019  100%     0%       0%       0%      0%       0%      0%      0%
September-2020  100%     0%       0%       0%      0%       0%      0%      0%
September-2021  100%     0%       0%       0%      0%       0%      0%      0%
September-2022  100%     0%       0%       0%      0%       0%      0%      0%
September-2023  100%     0%       0%       0%      0%       0%      0%      0%
September-2024   45%     0%       0%       0%      0%       0%      0%      0%
September-2025    0%     0%       0%       0%      0%       0%      0%      0%
September-2026    0%     0%       0%       0%      0%       0%      0%      0%
September-2027    0%     0%       0%       0%      0%       0%      0%      0%
September-2028    0%     0%       0%       0%      0%       0%      0%      0%

Weighted
Average
LifeYears (1)    25.94  12.86     6.42     4.01    3.00     2.57    2.20    1.91


-----------------------------
(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                            Class A-5
                                            Scenario
               -----------------------------------------------------------------


 Payment Date    I       II       III      IV       V       VI       VII     VIII
                 -       --       ---      --       -       --       ---     ----
Initial         100%    100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%    100%     100%     100%    100%     100%     100%     100%
September-2000  100%    100%     100%     100%    100%     100%     100%     100%
September-2001  100%    100%     100%     100%    100%      75%      10%       0%
September-2002  100%    100%     100%     100%     47%       0%       0%       0%
September-2003  100%    100%     100%      69%      0%       0%       0%       0%
September-2004  100%    100%     100%      22%      0%       0%       0%       0%
September-2005  100%    100%     100%       0%      0%       0%       0%       0%
September-2006  100%    100%      91%       0%      0%       0%       0%       0%
September-2007  100%    100%      66%       0%      0%       0%       0%       0%
September-2008  100%    100%      42%       0%      0%       0%       0%       0%
September-2009  100%    100%      18%       0%      0%       0%       0%       0%
September-2010  100%    100%       0%       0%      0%       0%       0%       0%
September-2011  100%    100%       0%       0%      0%       0%       0%       0%
September-2012  100%    100%       0%       0%      0%       0%       0%       0%
September-2013  100%     88%       0%       0%      0%       0%       0%       0%
September-2014  100%     66%       0%       0%      0%       0%       0%       0%
September-2015  100%     45%       0%       0%      0%       0%       0%       0%
September-2016  100%     25%       0%       0%      0%       0%       0%       0%
September-2017  100%      6%       0%       0%      0%       0%       0%       0%
September-2018  100%      0%       0%       0%      0%       0%       0%       0%
September-2019  100%      0%       0%       0%      0%       0%       0%       0%
September-2020  100%      0%       0%       0%      0%       0%       0%       0%
September-2021  100%      0%       0%       0%      0%       0%       0%       0%
September-2022  100%      0%       0%       0%      0%       0%       0%       0%
September-2023  100%      0%       0%       0%      0%       0%       0%       0%
September-2024  100%      0%       0%       0%      0%       0%       0%       0%
September-2025   73%      0%       0%       0%      0%       0%       0%       0%
September-2026    3%      0%       0%       0%      0%       0%       0%       0%
September-2027    0%      0%       0%       0%      0%       0%       0%       0%
September-2028    0%      0%       0%       0%      0%       0%       0%       0%

Weighted
Average
LifeYears (1)    27.34   16.82     9.69     5.44    4.00     3.36     2.75     2.37

-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                       Class A-6 (To Call)
                                            Scenario
               ------------------------------------------------------------------
 Payment Date    I       II       III      IV       V       VI       VII     VIII
                 -       --       ---      --       -       --       ---     ----
Initial         100%    100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%    100%     100%     100%    100%     100%     100%     100%
September-2000  100%    100%     100%     100%    100%     100%     100%     100%
September-2001  100%    100%     100%     100%    100%     100%     100%      30%
September-2002  100%    100%     100%     100%    100%      96%      19%       0%
September-2003  100%    100%     100%     100%     77%      12%       0%       0%
September-2004  100%    100%     100%     100%     20%       0%       0%       0%
September-2005  100%    100%     100%      80%      0%       0%       0%       0%
September-2006  100%    100%     100%      62%      0%       0%       0%       0%
September-2007  100%    100%     100%      36%      0%       0%       0%       0%
September-2008  100%    100%     100%       0%      0%       0%       0%       0%
September-2009  100%    100%     100%       0%      0%       0%       0%       0%
September-2010  100%    100%      95%       0%      0%       0%       0%       0%
September-2011  100%    100%      65%       0%      0%       0%       0%       0%
September-2012  100%    100%       0%       0%      0%       0%       0%       0%
September-2013  100%    100%       0%       0%      0%       0%       0%       0%
September-2014  100%    100%       0%       0%      0%       0%       0%       0%
September-2015  100%    100%       0%       0%      0%       0%       0%       0%
September-2016  100%    100%       0%       0%      0%       0%       0%       0%
September-2017  100%    100%       0%       0%      0%       0%       0%       0%
September-2018  100%      0%       0%       0%      0%       0%       0%       0%
September-2019  100%      0%       0%       0%      0%       0%       0%       0%
September-2020  100%      0%       0%       0%      0%       0%       0%       0%
September-2021  100%      0%       0%       0%      0%       0%       0%       0%
September-2022  100%      0%       0%       0%      0%       0%       0%       0%
September-2023  100%      0%       0%       0%      0%       0%       0%       0%
September-2024  100%      0%       0%       0%      0%       0%       0%       0%
September-2025  100%      0%       0%       0%      0%       0%       0%       0%
September-2026  100%      0%       0%       0%      0%       0%       0%       0%
September-2027    0%      0%       0%       0%      0%       0%       0%       0%
September-2028    0%      0%       0%       0%      0%       0%       0%       0%

Weighted
Average
LifeYears (1)    28.21   19.22    13.28     8.32    5.50     4.54     3.71     2.99




                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                       Class A-6 (To Maturity)
                                            Scenario
               -----------------------------------------------------------------
 Payment Date     I       II      III      IV        V       VI      VII     VIII
                  -       --      ---      --        -       --      ---     ----
Initial         100%     100%     100%    100%     100%     100%     100%    100%
Percent
September-1999  100%     100%     100%    100%     100%     100%     100%    100%
September-2000  100%     100%     100%    100%     100%     100%     100%    100%
September-2001  100%     100%     100%    100%     100%     100%     100%     30%
September-2002  100%     100%     100%    100%     100%      96%      19%      0%
September-2003  100%     100%     100%    100%      77%      12%       0%      0%
September-2004  100%     100%     100%    100%      20%       0%       0%      0%
September-2005  100%     100%     100%     80%       0%       0%       0%      0%
September-2006  100%     100%     100%     62%       0%       0%       0%      0%
September-2007  100%     100%     100%     36%       0%       0%       0%      0%
September-2008  100%     100%     100%      9%       0%       0%       0%      0%
September-2009  100%     100%     100%      0%       0%       0%       0%      0%
September-2010  100%     100%      95%      0%       0%       0%       0%      0%
September-2011  100%     100%      65%      0%       0%       0%       0%      0%
September-2012  100%     100%      39%      0%       0%       0%       0%      0%
September-2013  100%     100%      16%      0%       0%       0%       0%      0%
September-2014  100%     100%       0%      0%       0%       0%       0%      0%
September-2015  100%     100%       0%      0%       0%       0%       0%      0%
September-2016  100%     100%       0%      0%       0%       0%       0%      0%
September-2017  100%     100%       0%      0%       0%       0%       0%      0%
September-2018  100%      82%       0%      0%       0%       0%       0%      0%
September-2019  100%      57%       0%      0%       0%       0%       0%      0%
September-2020  100%      33%       0%      0%       0%       0%       0%      0%
September-2021  100%      10%       0%      0%       0%       0%       0%      0%
September-2022  100%       0%       0%      0%       0%       0%       0%      0%
September-2023  100%       0%       0%      0%       0%       0%       0%      0%
September-2024  100%       0%       0%      0%       0%       0%       0%      0%
September-2025  100%       0%       0%      0%       0%       0%       0%      0%
September-2026  100%       0%       0%      0%       0%       0%       0%      0%
September-2027    0%       0%       0%      0%       0%       0%       0%      0%
September-2028    0%       0%       0%      0%       0%       0%       0%      0%

Weighted
Average
LifeYears (1)    28.50    21.34    13.67    8.42     5.50     4.54     3.71    2.99

-----------------------------
(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.


                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        Class A-7 (To Call)
                                             Scenario
                --------------------------------------------------------------------
  Payment Date    I       II       III      IV       V       VI      VII     VIII
                  -       --       ---      --       -       --      ---     ----
Initial
Percent          100%    100%     100%     100%    100%     100%     100%    100%
September-1999   100%    100%     100%     100%    100%     100%     100%    100%
September-2000   100%    100%     100%     100%    100%     100%     100%    100%
September-2001   100%    100%     100%     100%    100%     100%     100%    100%
September-2002   100%    100%     100%     100%    100%     100%     100%     62%
September-2003   100%    100%     100%     100%    100%     100%      56%      0%
September-2004   100%    100%     100%     100%    100%      72%       0%      0%
September-2005   100%    100%     100%     100%     86%       0%       0%      0%
September-2006   100%    100%     100%     100%      0%       0%       0%      0%
September-2007   100%    100%     100%     100%      0%       0%       0%      0%
September-2008   100%    100%     100%       0%      0%       0%       0%      0%
September-2009   100%    100%     100%       0%      0%       0%       0%      0%
September-2010   100%    100%     100%       0%      0%       0%       0%      0%
September-2011   100%    100%     100%       0%      0%       0%       0%      0%
September-2012   100%    100%       0%       0%      0%       0%       0%      0%
September-2013   100%    100%       0%       0%      0%       0%       0%      0%
September-2014   100%    100%       0%       0%      0%       0%       0%      0%
September-2015   100%    100%       0%       0%      0%       0%       0%      0%
September-2016   100%    100%       0%       0%      0%       0%       0%      0%
September-2017   100%    100%       0%       0%      0%       0%       0%      0%
September-2018   100%      0%       0%       0%      0%       0%       0%      0%
September-2019   100%      0%       0%       0%      0%       0%       0%      0%
September-2020   100%      0%       0%       0%      0%       0%       0%      0%
September-2021   100%      0%       0%       0%      0%       0%       0%      0%
September-2022   100%      0%       0%       0%      0%       0%       0%      0%
September-2023   100%      0%       0%       0%      0%       0%       0%      0%
September-2024   100%      0%       0%       0%      0%       0%       0%      0%
September-2025   100%      0%       0%       0%      0%       0%       0%      0%
September-2026   100%      0%       0%       0%      0%       0%       0%      0%
September-2027     0%      0%       0%       0%      0%       0%       0%      0%
September-2028     0%      0%       0%       0%      0%       0%       0%      0%

Weighted
Average
Life Years (1)    28.22   19.22    13.89     9.47    7.16     5.99     4.90    4.10



                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        Class A-7 (To Maturity)
                                             Scenario
                --------------------------------------------------------------------
  Payment Date    I       II       III      IV       V       VI      VII     VIII
                  -       --       ---      --       -       --      ---     ----
Initial
Percent          100%    100%     100%     100%    100%     100%    100%     100%
September-1999   100%    100%     100%     100%    100%     100%    100%     100%
September-2000   100%    100%     100%     100%    100%     100%    100%     100%
September-2001   100%    100%     100%     100%    100%     100%    100%     100%
September-2002   100%    100%     100%     100%    100%     100%    100%      62%
September-2003   100%    100%     100%     100%    100%     100%     56%      17%
September-2004   100%    100%     100%     100%    100%      72%     31%       4%
September-2005   100%    100%     100%     100%     86%      50%     20%       2%
September-2006   100%    100%     100%     100%     81%      49%     20%       2%
September-2007   100%    100%     100%     100%     66%      40%     18%       2%
September-2008   100%    100%     100%     100%     51%      28%     11%       2%
September-2009   100%    100%     100%      87%     37%      18%      5%       0%
September-2010   100%    100%     100%      69%     25%      10%      1%       0%
September-2011   100%    100%     100%      55%     17%       5%      0%       0%
September-2012   100%    100%     100%      42%     10%       2%      0%       0%
September-2013   100%    100%     100%      31%      6%       0%      0%       0%
September-2014   100%    100%      96%      23%      2%       0%      0%       0%
September-2015   100%    100%      81%      16%      0%       0%      0%       0%
September-2016   100%    100%      68%      11%      0%       0%      0%       0%
September-2017   100%    100%      56%       7%      0%       0%      0%       0%
September-2018   100%    100%      45%       4%      0%       0%      0%       0%
September-2019   100%    100%      36%       1%      0%       0%      0%       0%
September-2020   100%    100%      28%       0%      0%       0%      0%       0%
September-2021   100%    100%      21%       0%      0%       0%      0%       0%
September-2022   100%     90%      15%       0%      0%       0%      0%       0%
September-2023   100%     72%       9%       0%      0%       0%      0%       0%
September-2024   100%     56%       5%       0%      0%       0%      0%       0%
September-2025   100%     39%       1%       0%      0%       0%      0%       0%
September-2026   100%     22%       0%       0%      0%       0%      0%       0%
September-2027    91%      6%       0%       0%      0%       0%      0%       0%
September-2028     0%      0%       0%       0%      0%       0%      0%       0%

Weighted
Average
Life Years (1)    29.38   26.38    20.13    13.98   10.37     8.26    6.15     4.49


-----------------------------
(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        Class A-8 (To Call)
                                             Scenario
                --------------------------------------------------------------------

  Payment Date    I       II       III      IV       V       VI      VII     VIII
                  -       --       ---      --       -       --      ---     ----

Initial
Percent          100%    100%     100%     100%    100%     100%     100%    100%
September-1999   100%    100%     100%     100%    100%     100%     100%    100%
September-2000   100%    100%     100%     100%    100%     100%     100%    100%
September-2001   100%    100%     100%     100%    100%     100%     100%    100%
September-2002   100%     96%      93%      90%     87%      86%      84%     83%
September-2003    99%     93%      87%      81%     76%      73%      69%      0%
September-2004    98%     86%      76%      67%     59%      55%       0%      0%
September-2005    97%     79%      66%      53%     43%       0%       0%      0%
September-2006    94%     59%      41%      26%      0%       0%       0%      0%
September-2007    90%     45%      26%      12%      0%       0%       0%      0%
September-2008    85%     34%      16%       0%      0%       0%       0%      0%
September-2009    81%     26%      10%       0%      0%       0%       0%      0%
September-2010    76%     19%       6%       0%      0%       0%       0%      0%
September-2011    71%     15%       4%       0%      0%       0%       0%      0%
September-2012    65%     11%       0%       0%      0%       0%       0%      0%
September-2013    60%      8%       0%       0%      0%       0%       0%      0%
September-2014    54%      6%       0%       0%      0%       0%       0%      0%
September-2015    48%      4%       0%       0%      0%       0%       0%      0%
September-2016    42%      3%       0%       0%      0%       0%       0%      0%
September-2017    36%      2%       0%       0%      0%       0%       0%      0%
September-2018    30%      0%       0%       0%      0%       0%       0%      0%
September-2019    24%      0%       0%       0%      0%       0%       0%      0%
September-2020    18%      0%       0%       0%      0%       0%       0%      0%
September-2021    13%      0%       0%       0%      0%       0%       0%      0%
September-2022     9%      0%       0%       0%      0%       0%       0%      0%
September-2023     6%      0%       0%       0%      0%       0%       0%      0%
September-2024     3%      0%       0%       0%      0%       0%       0%      0%
September-2025     2%      0%       0%       0%      0%       0%       0%      0%
September-2026     0%      0%       0%       0%      0%       0%       0%      0%
September-2027     0%      0%       0%       0%      0%       0%       0%      0%
September-2028     0%      0%       0%       0%      0%       0%       0%      0%

Weighted
Average
Life Years (1)    16.53    9.34     7.75     6.76    6.03     5.44     4.80    4.24


                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        Class A-8 (To Maturity)
                                             Scenario
                --------------------------------------------------------------------

  Payment Date    I       II       III      IV       V       VI      VII     VIII
                  -       --       ---      --       -       --      ---     ----

Initial
Percent          100%    100%     100%     100%    100%     100%    100%     100%
September-1999   100%    100%     100%     100%    100%     100%    100%     100%
September-2000   100%    100%     100%     100%    100%     100%    100%     100%
September-2001   100%    100%     100%     100%    100%     100%    100%     100%
September-2002   100%     96%      93%      90%     87%      86%     84%      83%
September-2003    99%     93%      87%      81%     76%      73%     69%      66%
September-2004    98%     86%      76%      67%     59%      55%     49%      44%
September-2005    97%     79%      66%      53%     43%      38%     31%      24%
September-2006    94%     59%      41%      26%     17%      14%     13%      11%
September-2007    90%     45%      26%      12%      6%       4%      3%       4%
September-2008    85%     34%      16%       6%      2%       1%      0%       0%
September-2009    81%     26%      10%       3%      1%       0%      0%       0%
September-2010    76%     19%       6%       1%      0%       0%      0%       0%
September-2011    71%     15%       4%       1%      0%       0%      0%       0%
September-2012    65%     11%       2%       0%      0%       0%      0%       0%
September-2013    60%      8%       1%       0%      0%       0%      0%       0%
September-2014    54%      6%       1%       0%      0%       0%      0%       0%
September-2015    48%      4%       0%       0%      0%       0%      0%       0%
September-2016    42%      3%       0%       0%      0%       0%      0%       0%
September-2017    36%      2%       0%       0%      0%       0%      0%       0%
September-2018    30%      1%       0%       0%      0%       0%      0%       0%
September-2019    24%      1%       0%       0%      0%       0%      0%       0%
September-2020    18%      1%       0%       0%      0%       0%      0%       0%
September-2021    13%      0%       0%       0%      0%       0%      0%       0%
September-2022     9%      0%       0%       0%      0%       0%      0%       0%
September-2023     6%      0%       0%       0%      0%       0%      0%       0%
September-2024     3%      0%       0%       0%      0%       0%      0%       0%
September-2025     2%      0%       0%       0%      0%       0%      0%       0%
September-2026     0%      0%       0%       0%      0%       0%      0%       0%
September-2027     0%      0%       0%       0%      0%       0%      0%       0%
September-2028     0%      0%       0%       0%      0%       0%      0%       0%

Weighted
Average
Life Years (1)    16.53    9.38     7.80     6.88    6.41     6.20    5.99     5.82



-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                       Class A-9 (To Call)
                                            Scenario

               --------------------------------------------------------------------


 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial
Percent         100%   100%     100%     100%     100%    100%     100%     100%
September-1999   97%    91%      85%      78%      72%     66%      60%      53%
September-2000   96%    81%      66%      52%      39%     26%      15%       4%
September-2001   96%    81%      66%      51%      37%     25%      15%       4%
September-2002   96%    79%      58%      40%      27%     17%       9%       4%
September-2003   96%    75%      49%      30%      17%      9%       4%       0%
September-2004   96%    73%      41%      22%      11%      5%       0%       0%
September-2005   96%    65%      34%      16%       7%      0%       0%       0%
September-2006   96%    58%      27%      12%       0%      0%       0%       0%
September-2007   96%    52%      22%       9%       0%      0%       0%       0%
September-2008   96%    47%      18%       0%       0%      0%       0%       0%
September-2009   96%    42%      15%       0%       0%      0%       0%       0%
September-2010   96%    38%      12%       0%       0%      0%       0%       0%
September-2011   96%    34%      10%       0%       0%      0%       0%       0%
September-2012   96%    31%       0%       0%       0%      0%       0%       0%
September-2013   96%    27%       0%       0%       0%      0%       0%       0%
September-2014   96%    24%       0%       0%       0%      0%       0%       0%
September-2015   96%    21%       0%       0%       0%      0%       0%       0%
September-2016   93%    19%       0%       0%       0%      0%       0%       0%
September-2017   89%    16%       0%       0%       0%      0%       0%       0%
September-2018   85%     0%       0%       0%       0%      0%       0%       0%
September-2019   80%     0%       0%       0%       0%      0%       0%       0%
September-2020   75%     0%       0%       0%       0%      0%       0%       0%
September-2021   68%     0%       0%       0%       0%      0%       0%       0%
September-2022   61%     0%       0%       0%       0%      0%       0%       0%
September-2023   54%     0%       0%       0%       0%      0%       0%       0%
September-2024   45%     0%       0%       0%       0%      0%       0%       0%
September-2025   35%     0%       0%       0%       0%      0%       0%       0%
September-2026   24%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
Life Years (1)   23.91  10.04     5.58     3.62     2.60    1.98     1.52     1.15



                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                       Class A-9 (To Maturity)
                                            Scenario

               ----------------------------------------------------------------------


 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -       --       ---      --       -       --       ---     ----
Initial
Percent         100%     100%     100%     100%    100%     100%     100%     100%
September-1999   97%      91%      85%      78%     72%      66%      60%      53%
September-2000   96%      81%      66%      52%     39%      26%      15%       4%
September-2001   96%      81%      66%      51%     37%      25%      15%       4%
September-2002   96%      79%      58%      40%     27%      17%       9%       4%
September-2003   96%      75%      49%      30%     17%       9%       4%       2%
September-2004   96%      73%      41%      22%     11%       5%       2%       1%
September-2005   96%      65%      34%      16%      7%       3%       1%       0%
September-2006   96%      58%      27%      12%      5%       2%       0%       0%
September-2007   96%      52%      22%       9%      3%       1%       0%       0%
September-2008   96%      47%      18%       6%      2%       0%       0%       0%
September-2009   96%      42%      15%       5%      1%       0%       0%       0%
September-2010   96%      38%      12%       3%      1%       0%       0%       0%
September-2011   96%      34%      10%       2%      0%       0%       0%       0%
September-2012   96%      31%       8%       2%      0%       0%       0%       0%
September-2013   96%      27%       6%       0%      0%       0%       0%       0%
September-2014   96%      24%       5%       0%      0%       0%       0%       0%
September-2015   96%      21%       3%       0%      0%       0%       0%       0%
September-2016   93%      19%       2%       0%      0%       0%       0%       0%
September-2017   89%      16%       1%       0%      0%       0%       0%       0%
September-2018   85%      14%       1%       0%      0%       0%       0%       0%
September-2019   80%      12%       0%       0%      0%       0%       0%       0%
September-2020   75%      10%       0%       0%      0%       0%       0%       0%
September-2021   68%       8%       0%       0%      0%       0%       0%       0%
September-2022   61%       7%       0%       0%      0%       0%       0%       0%
September-2023   54%       5%       0%       0%      0%       0%       0%       0%
September-2024   45%       3%       0%       0%      0%       0%       0%       0%
September-2025   35%       2%       0%       0%      0%       0%       0%       0%
September-2026   24%       0%       0%       0%      0%       0%       0%       0%
September-2027   11%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average
Life Years (1)   24.08    10.70     5.81     3.81    2.74     2.06     1.58     1.18


-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-10
                                            Scenario

               --------------------------------------------------------------------


 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial
Percent         100%   100%     100%     100%     100%    100%     100%     100%
September-1999  100%   100%     100%     100%     100%    100%     100%     100%
September-2000  100%    94%      90%      86%      84%     82%      81%      82%
September-2001   97%    61%      36%      20%      11%      7%       8%      17%
September-2002   95%    36%      11%       4%       1%      0%       0%       3%
September-2003   92%    21%       4%       1%       0%      0%       0%       0%
September-2004   89%     0%       0%       0%       0%      0%       0%       0%
September-2005   85%     0%       0%       0%       0%      0%       0%       0%
September-2006   81%     0%       0%       0%       0%      0%       0%       0%
September-2007   76%     0%       0%       0%       0%      0%       0%       0%
September-2008   71%     0%       0%       0%       0%      0%       0%       0%
September-2009   65%     0%       0%       0%       0%      0%       0%       0%
September-2010   58%     0%       0%       0%       0%      0%       0%       0%
September-2011   51%     0%       0%       0%       0%      0%       0%       0%
September-2012   42%     0%       0%       0%       0%      0%       0%       0%
September-2013   19%     0%       0%       0%       0%      0%       0%       0%
September-2014   11%     0%       0%       0%       0%      0%       0%       0%
September-2015    1%     0%       0%       0%       0%      0%       0%       0%
September-2016    0%     0%       0%       0%       0%      0%       0%       0%
September-2017    0%     0%       0%       0%       0%      0%       0%       0%
September-2018    0%     0%       0%       0%       0%      0%       0%       0%
September-2019    0%     0%       0%       0%       0%      0%       0%       0%
September-2020    0%     0%       0%       0%       0%      0%       0%       0%
September-2021    0%     0%       0%       0%       0%      0%       0%       0%
September-2022    0%     0%       0%       0%       0%      0%       0%       0%
September-2023    0%     0%       0%       0%       0%      0%       0%       0%
September-2024    0%     0%       0%       0%       0%      0%       0%       0%
September-2025    0%     0%       0%       0%       0%      0%       0%       0%
September-2026    0%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
Life Years (1)   11.85   3.61     2.90     2.61     2.48    2.43     2.43     2.56



                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-11
                                            Scenario

               ----------------------------------------------------------------------

 Payment Date    I       II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial
Percent         100%     100%     100%     100%    100%     100%     100%     100%
September-1999   83%      31%       0%       0%      0%       0%       0%       0%
September-2000   83%       0%       0%       0%      0%       0%       0%       0%
September-2001   83%       0%       0%       0%      0%       0%       0%       0%
September-2002   82%       0%       0%       0%      0%       0%       0%       0%
September-2003   82%       0%       0%       0%      0%       0%       0%       0%
September-2004   82%       0%       0%       0%      0%       0%       0%       0%
September-2005   81%       0%       0%       0%      0%       0%       0%       0%
September-2006   81%       0%       0%       0%      0%       0%       0%       0%
September-2007   80%       0%       0%       0%      0%       0%       0%       0%
September-2008   79%       0%       0%       0%      0%       0%       0%       0%
September-2009   39%       0%       0%       0%      0%       0%       0%       0%
September-2010    0%       0%       0%       0%      0%       0%       0%       0%
September-2011    0%       0%       0%       0%      0%       0%       0%       0%
September-2012    0%       0%       0%       0%      0%       0%       0%       0%
September-2013    0%       0%       0%       0%      0%       0%       0%       0%
September-2014    0%       0%       0%       0%      0%       0%       0%       0%
September-2015    0%       0%       0%       0%      0%       0%       0%       0%
September-2016    0%       0%       0%       0%      0%       0%       0%       0%
September-2017    0%       0%       0%       0%      0%       0%       0%       0%
September-2018    0%       0%       0%       0%      0%       0%       0%       0%
September-2019    0%       0%       0%       0%      0%       0%       0%       0%
September-2020    0%       0%       0%       0%      0%       0%       0%       0%
September-2021    0%       0%       0%       0%      0%       0%       0%       0%
September-2022    0%       0%       0%       0%      0%       0%       0%       0%
September-2023    0%       0%       0%       0%      0%       0%       0%       0%
September-2024    0%       0%       0%       0%      0%       0%       0%       0%
September-2025    0%       0%       0%       0%      0%       0%       0%       0%
September-2026    0%       0%       0%       0%      0%       0%       0%       0%
September-2027    0%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average
Life Years (1)    9.09     0.82     0.57     0.45    0.38     0.34     0.30     0.28


-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-12
                                            Scenario

               --------------------------------------------------------------------


 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial         100%   100%     100%     100%     100%    100%     100%     100%
Percent
September-1999  100%   100%      91%      61%      48%     48%      48%      48%
September-2000  100%    78%      19%       0%       0%      0%       0%       0%
September-2001  100%    40%       0%       0%       0%      0%       0%       0%
September-2002  100%     5%       0%       0%       0%      0%       0%       0%
September-2003  100%     0%       0%       0%       0%      0%       0%       0%
September-2004  100%     0%       0%       0%       0%      0%       0%       0%
September-2005  100%     0%       0%       0%       0%      0%       0%       0%
September-2006  100%     0%       0%       0%       0%      0%       0%       0%
September-2007  100%     0%       0%       0%       0%      0%       0%       0%
September-2008  100%     0%       0%       0%       0%      0%       0%       0%
September-2009  100%     0%       0%       0%       0%      0%       0%       0%
September-2010   97%     0%       0%       0%       0%      0%       0%       0%
September-2011   68%     0%       0%       0%       0%      0%       0%       0%
September-2012   37%     0%       0%       0%       0%      0%       0%       0%
September-2013    0%     0%       0%       0%       0%      0%       0%       0%
September-2014    0%     0%       0%       0%       0%      0%       0%       0%
September-2015    0%     0%       0%       0%       0%      0%       0%       0%
September-2016    0%     0%       0%       0%       0%      0%       0%       0%
September-2017    0%     0%       0%       0%       0%      0%       0%       0%
September-2018    0%     0%       0%       0%       0%      0%       0%       0%
September-2019    0%     0%       0%       0%       0%      0%       0%       0%
September-2020    0%     0%       0%       0%       0%      0%       0%       0%
September-2021    0%     0%       0%       0%       0%      0%       0%       0%
September-2022    0%     0%       0%       0%       0%      0%       0%       0%
September-2023    0%     0%       0%       0%       0%      0%       0%       0%
September-2024    0%     0%       0%       0%       0%      0%       0%       0%
September-2025    0%     0%       0%       0%       0%      0%       0%       0%
September-2026    0%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
Life Years (1)   13.53   2.76     1.58     1.12     1.00    1.00     1.00     1.00



                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-13
                                            Scenario

               --------------------------------------------------------------------


 Payment Date     I       II       III      IV       V       VI       VII     VIII
                  -       --       ---      --       -       --       ---     ----
Initial         100%     100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%     100%     100%     100%    100%     100%     100%     100%
September-2000  100%     100%     100%      71%     48%      48%      48%      24%
September-2001  100%     100%      70%      14%      0%       0%       0%       0%
September-2002  100%     100%      34%       0%      0%       0%       0%       0%
September-2003  100%      81%       2%       0%      0%       0%       0%       0%
September-2004  100%      61%       0%       0%      0%       0%       0%       0%
September-2005  100%      41%       0%       0%      0%       0%       0%       0%
September-2006  100%      23%       0%       0%      0%       0%       0%       0%
September-2007  100%       9%       0%       0%      0%       0%       0%       0%
September-2008  100%       0%       0%       0%      0%       0%       0%       0%
September-2009  100%       0%       0%       0%      0%       0%       0%       0%
September-2010  100%       0%       0%       0%      0%       0%       0%       0%
September-2011  100%       0%       0%       0%      0%       0%       0%       0%
September-2012  100%       0%       0%       0%      0%       0%       0%       0%
September-2013    0%       0%       0%       0%      0%       0%       0%       0%
September-2014    0%       0%       0%       0%      0%       0%       0%       0%
September-2015    0%       0%       0%       0%      0%       0%       0%       0%
September-2016    0%       0%       0%       0%      0%       0%       0%       0%
September-2017    0%       0%       0%       0%      0%       0%       0%       0%
September-2018    0%       0%       0%       0%      0%       0%       0%       0%
September-2019    0%       0%       0%       0%      0%       0%       0%       0%
September-2020    0%       0%       0%       0%      0%       0%       0%       0%
September-2021    0%       0%       0%       0%      0%       0%       0%       0%
September-2022    0%       0%       0%       0%      0%       0%       0%       0%
September-2023    0%       0%       0%       0%      0%       0%       0%       0%
September-2024    0%       0%       0%       0%      0%       0%       0%       0%
September-2025    0%       0%       0%       0%      0%       0%       0%       0%
September-2026    0%       0%       0%       0%      0%       0%       0%       0%
September-2027    0%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average
LifeYears (1)    14.64     6.65     3.60     2.38    2.01     2.01     1.99     1.76


-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-14
                                            Scenario

               --------------------------------------------------------------------


 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial         100%   100%     100%     100%     100%    100%     100%     100%
Percent
September-1999  100%   100%     100%     100%     100%    100%     100%     100%
September-2000  100%   100%     100%     100%     100%    100%     100%     100%
September-2001  100%   100%     100%     100%      30%     30%       9%       0%
September-2002  100%   100%     100%       0%       0%      0%       0%       0%
September-2003  100%   100%     100%       0%       0%      0%       0%       0%
September-2004  100%   100%       4%       0%       0%      0%       0%       0%
September-2005  100%   100%       0%       0%       0%      0%       0%       0%
September-2006  100%   100%       0%       0%       0%      0%       0%       0%
September-2007  100%   100%       0%       0%       0%      0%       0%       0%
September-2008  100%    81%       0%       0%       0%      0%       0%       0%
September-2009  100%     0%       0%       0%       0%      0%       0%       0%
September-2010  100%     0%       0%       0%       0%      0%       0%       0%
September-2011  100%     0%       0%       0%       0%      0%       0%       0%
September-2012  100%     0%       0%       0%       0%      0%       0%       0%
September-2013    0%     0%       0%       0%       0%      0%       0%       0%
September-2014    0%     0%       0%       0%       0%      0%       0%       0%
September-2015    0%     0%       0%       0%       0%      0%       0%       0%
September-2016    0%     0%       0%       0%       0%      0%       0%       0%
September-2017    0%     0%       0%       0%       0%      0%       0%       0%
September-2018    0%     0%       0%       0%       0%      0%       0%       0%
September-2019    0%     0%       0%       0%       0%      0%       0%       0%
September-2020    0%     0%       0%       0%       0%      0%       0%       0%
September-2021    0%     0%       0%       0%       0%      0%       0%       0%
September-2022    0%     0%       0%       0%       0%      0%       0%       0%
September-2023    0%     0%       0%       0%       0%      0%       0%       0%
September-2024    0%     0%       0%       0%       0%      0%       0%       0%
September-2025    0%     0%       0%       0%       0%      0%       0%       0%
September-2026    0%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
LifeYears (1)    14.64  10.37     5.57     3.60     3.02    3.02     2.89     2.45


                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-15
                                            Scenario

               ----------------------------------------------------------------------


 Payment Date    I       II       III      IV       V       VI       VII     VIII
                 -       --       ---      --       -       --       ---     ----
Initial         100%     100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%     100%     100%     100%    100%     100%     100%     100%
September-2000  100%     100%     100%     100%    100%     100%     100%     100%
September-2001  100%     100%     100%     100%    100%     100%     100%      37%
September-2002  100%     100%     100%      90%     48%      48%      43%       0%
September-2003  100%     100%     100%       8%      0%       0%       0%       0%
September-2004  100%     100%     100%       0%      0%       0%       0%       0%
September-2005  100%     100%      47%       0%      0%       0%       0%       0%
September-2006  100%     100%       0%       0%      0%       0%       0%       0%
September-2007  100%     100%       0%       0%      0%       0%       0%       0%
September-2008  100%     100%       0%       0%      0%       0%       0%       0%
September-2009  100%      99%       0%       0%      0%       0%       0%       0%
September-2010  100%      51%       0%       0%      0%       0%       0%       0%
September-2011  100%       7%       0%       0%      0%       0%       0%       0%
September-2012  100%       0%       0%       0%      0%       0%       0%       0%
September-2013    0%       0%       0%       0%      0%       0%       0%       0%
September-2014    0%       0%       0%       0%      0%       0%       0%       0%
September-2015    0%       0%       0%       0%      0%       0%       0%       0%
September-2016    0%       0%       0%       0%      0%       0%       0%       0%
September-2017    0%       0%       0%       0%      0%       0%       0%       0%
September-2018    0%       0%       0%       0%      0%       0%       0%       0%
September-2019    0%       0%       0%       0%      0%       0%       0%       0%
September-2020    0%       0%       0%       0%      0%       0%       0%       0%
September-2021    0%       0%       0%       0%      0%       0%       0%       0%
September-2022    0%       0%       0%       0%      0%       0%       0%       0%
September-2023    0%       0%       0%       0%      0%       0%       0%       0%
September-2024    0%       0%       0%       0%      0%       0%       0%       0%
September-2025    0%       0%       0%       0%      0%       0%       0%       0%
September-2026    0%       0%       0%       0%      0%       0%       0%       0%
September-2027    0%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average
LifeYears (1)    14.64    12.06     6.98     4.48    4.02     4.02     3.96     3.14



-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.


                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                      Class A-16 (To Call)
                                            Scenario

               --------------------------------------------------------------------


Payment Date   I      II       III      IV       V       VI       VII       VIII
               -      --       ---      --       -       --       ---       ----

Initial         100%   100%     100%     100%     100%    100%     100%     100%
Percent
September-1999  100%   100%     100%     100%     100%    100%     100%     100%
September-2000  100%   100%     100%     100%     100%    100%     100%     100%
September-2001  100%   100%     100%     100%     100%    100%     100%     100%
September-2002  100%   100%     100%     100%     100%    100%     100%      90%
September-2003  100%   100%     100%     100%      54%     54%      45%       0%
September-2004  100%   100%     100%       0%       0%      0%       0%       0%
September-2005  100%   100%     100%       0%       0%      0%       0%       0%
September-2006  100%   100%      98%       0%       0%      0%       0%       0%
September-2007  100%   100%       0%       0%       0%      0%       0%       0%
September-2008  100%   100%       0%       0%       0%      0%       0%       0%
September-2009  100%   100%       0%       0%       0%      0%       0%       0%
September-2010  100%   100%       0%       0%       0%      0%       0%       0%
September-2011  100%   100%       0%       0%       0%      0%       0%       0%
September-2012  100%     3%       0%       0%       0%      0%       0%       0%
September-2013    0%     0%       0%       0%       0%      0%       0%       0%
September-2014    0%     0%       0%       0%       0%      0%       0%       0%
September-2015    0%     0%       0%       0%       0%      0%       0%       0%
September-2016    0%     0%       0%       0%       0%      0%       0%       0%
September-2017    0%     0%       0%       0%       0%      0%       0%       0%
September-2018    0%     0%       0%       0%       0%      0%       0%       0%
September-2019    0%     0%       0%       0%       0%      0%       0%       0%
September-2020    0%     0%       0%       0%       0%      0%       0%       0%
September-2021    0%     0%       0%       0%       0%      0%       0%       0%
September-2022    0%     0%       0%       0%       0%      0%       0%       0%
September-2023    0%     0%       0%       0%       0%      0%       0%       0%
September-2024    0%     0%       0%       0%       0%      0%       0%       0%
September-2025    0%     0%       0%       0%       0%      0%       0%       0%
September-2026    0%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
LifeYears (1)    14.64  13.61     8.42     5.38     5.05    5.05     4.96     4.22




                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                     Class A-16 (To Maturity)
                                             Scenario

               ----------------------------------------------------------------------


Payment Date      I       II       III      IV       V       VI       VII     VIII
                  -       --       ---      --       -       --       ---     ----

Initial         100%     100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%     100%     100%     100%    100%     100%     100%     100%
September-2000  100%     100%     100%     100%    100%     100%     100%     100%
September-2001  100%     100%     100%     100%    100%     100%     100%     100%
September-2002  100%     100%     100%     100%    100%     100%     100%      90%
September-2003  100%     100%     100%     100%     54%      54%      45%       0%
September-2004  100%     100%     100%       0%      0%       0%       0%       0%
September-2005  100%     100%     100%       0%      0%       0%       0%       0%
September-2006  100%     100%      98%       0%      0%       0%       0%       0%
September-2007  100%     100%       0%       0%      0%       0%       0%       0%
September-2008  100%     100%       0%       0%      0%       0%       0%       0%
September-2009  100%     100%       0%       0%      0%       0%       0%       0%
September-2010  100%     100%       0%       0%      0%       0%       0%       0%
September-2011  100%     100%       0%       0%      0%       0%       0%       0%
September-2012  100%       3%       0%       0%      0%       0%       0%       0%
September-2013    0%       0%       0%       0%      0%       0%       0%       0%
September-2014    0%       0%       0%       0%      0%       0%       0%       0%
September-2015    0%       0%       0%       0%      0%       0%       0%       0%
September-2016    0%       0%       0%       0%      0%       0%       0%       0%
September-2017    0%       0%       0%       0%      0%       0%       0%       0%
September-2018    0%       0%       0%       0%      0%       0%       0%       0%
September-2019    0%       0%       0%       0%      0%       0%       0%       0%
September-2020    0%       0%       0%       0%      0%       0%       0%       0%
September-2021    0%       0%       0%       0%      0%       0%       0%       0%
September-2022    0%       0%       0%       0%      0%       0%       0%       0%
September-2023    0%       0%       0%       0%      0%       0%       0%       0%
September-2024    0%       0%       0%       0%      0%       0%       0%       0%
September-2025    0%       0%       0%       0%      0%       0%       0%       0%
September-2026    0%       0%       0%       0%      0%       0%       0%       0%
September-2027    0%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average
LifeYears (1)    14.64    13.61     8.42     5.38    5.05     5.05     4.99     4.24


-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                      Class A-17 (To Call)
                                            Scenario
               --------------------------------------------------------------------

 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial         100%   100%     100%     100%     100%    100%     100%     100%
Percent
September-1999  100%   100%     100%     100%     100%    100%     100%     100%
September-2000  100%   100%     100%     100%     100%    100%     100%     100%
September-2001  100%   100%     100%     100%     100%    100%     100%     100%
September-2002  100%   100%     100%     100%     100%    100%     100%     100%
September-2003  100%   100%     100%     100%     100%    100%     100%       0%
September-2004  100%   100%     100%      77%      77%     77%       0%       0%
September-2005  100%   100%     100%      49%      49%      0%       0%       0%
September-2006  100%   100%     100%      28%       0%      0%       0%       0%
September-2007  100%   100%      93%      15%       0%      0%       0%       0%
September-2008  100%   100%      56%       0%       0%      0%       0%       0%
September-2009  100%   100%      15%       0%       0%      0%       0%       0%
September-2010  100%   100%       0%       0%       0%      0%       0%       0%
September-2011  100%   100%       0%       0%       0%      0%       0%       0%
September-2012  100%   100%       0%       0%       0%      0%       0%       0%
September-2013   83%     0%       0%       0%       0%      0%       0%       0%
September-2014   64%     0%       0%       0%       0%      0%       0%       0%
September-2015   43%     0%       0%       0%       0%      0%       0%       0%
September-2016   19%     0%       0%       0%       0%      0%       0%       0%
September-2017    0%     0%       0%       0%       0%      0%       0%       0%
September-2018    0%     0%       0%       0%       0%      0%       0%       0%
September-2019    0%     0%       0%       0%       0%      0%       0%       0%
September-2020    0%     0%       0%       0%       0%      0%       0%       0%
September-2021    0%     0%       0%       0%       0%      0%       0%       0%
September-2022    0%     0%       0%       0%       0%      0%       0%       0%
September-2023    0%     0%       0%       0%       0%      0%       0%       0%
September-2024    0%     0%       0%       0%       0%      0%       0%       0%
September-2025    0%     0%       0%       0%       0%      0%       0%       0%
September-2026    0%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
LifeYears (1)    16.62  14.56    10.13     7.24     6.66    6.04     5.14     4.39


                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                     Class A-17 (To Maturity)
                                             Scenario
               ----------------------------------------------------------------------

 Payment Date     I       II       III      IV       V       VI       VII     VIII
                  -       --       ---      --       -       --       ---     ----
Initial         100%     100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%     100%     100%     100%    100%     100%     100%     100%
September-2000  100%     100%     100%     100%    100%     100%     100%     100%
September-2001  100%     100%     100%     100%    100%     100%     100%     100%
September-2002  100%     100%     100%     100%    100%     100%     100%     100%
September-2003  100%     100%     100%     100%    100%     100%     100%      79%
September-2004  100%     100%     100%      77%     77%      77%      75%      46%
September-2005  100%     100%     100%      49%     49%      49%      48%      24%
September-2006  100%     100%     100%      28%     28%      28%      27%      10%
September-2007  100%     100%      93%      15%     15%      15%      14%       2%
September-2008  100%     100%      56%       6%      6%       6%       6%       0%
September-2009  100%     100%      15%       0%      0%       0%       0%       0%
September-2010  100%     100%       0%       0%      0%       0%       0%       0%
September-2011  100%     100%       0%       0%      0%       0%       0%       0%
September-2012  100%     100%       0%       0%      0%       0%       0%       0%
September-2013   83%       0%       0%       0%      0%       0%       0%       0%
September-2014   64%       0%       0%       0%      0%       0%       0%       0%
September-2015   43%       0%       0%       0%      0%       0%       0%       0%
September-2016   19%       0%       0%       0%      0%       0%       0%       0%
September-2017    0%       0%       0%       0%      0%       0%       0%       0%
September-2018    0%       0%       0%       0%      0%       0%       0%       0%
September-2019    0%       0%       0%       0%      0%       0%       0%       0%
September-2020    0%       0%       0%       0%      0%       0%       0%       0%
September-2021    0%       0%       0%       0%      0%       0%       0%       0%
September-2022    0%       0%       0%       0%      0%       0%       0%       0%
September-2023    0%       0%       0%       0%      0%       0%       0%       0%
September-2024    0%       0%       0%       0%      0%       0%       0%       0%
September-2025    0%       0%       0%       0%      0%       0%       0%       0%
September-2026    0%       0%       0%       0%      0%       0%       0%       0%
September-2027    0%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average
LifeYears (1)    16.62    14.56    10.13     7.31    7.28     7.28     7.23     6.15


-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                      Class A-18 (To Call)
                                            Scenario

               --------------------------------------------------------------------


 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial         100%   100%     100%     100%     100%    100%     100%     100%
Percent
September-1999  100%   100%     100%     100%      86%     66%      42%      18%
September-2000  100%   100%     100%     100%      81%     44%       2%       0%
September-2001  100%   100%     100%     100%      80%     37%       0%       0%
September-2002  100%   100%     100%     100%      65%     31%       0%       0%
September-2003  100%   100%     100%     100%      57%     26%       0%       0%
September-2004  100%   100%     100%     100%      47%     21%       0%       0%
September-2005  100%   100%     100%      86%      39%      0%       0%       0%
September-2006  100%   100%     100%      74%       0%      0%       0%       0%
September-2007  100%   100%     100%      63%       0%      0%       0%       0%
September-2008  100%   100%     100%       0%       0%      0%       0%       0%
September-2009  100%   100%     100%       0%       0%      0%       0%       0%
September-2010  100%   100%      89%       0%       0%      0%       0%       0%
September-2011  100%   100%      72%       0%       0%      0%       0%       0%
September-2012  100%   100%       0%       0%       0%      0%       0%       0%
September-2013  100%    44%       0%       0%       0%      0%       0%       0%
September-2014  100%    37%       0%       0%       0%      0%       0%       0%
September-2015  100%    31%       0%       0%       0%      0%       0%       0%
September-2016  100%    25%       0%       0%       0%      0%       0%       0%
September-2017   96%    20%       0%       0%       0%      0%       0%       0%
September-2018   82%     0%       0%       0%       0%      0%       0%       0%
September-2019   77%     0%       0%       0%       0%      0%       0%       0%
September-2020   72%     0%       0%       0%       0%      0%       0%       0%
September-2021   66%     0%       0%       0%       0%      0%       0%       0%
September-2022   59%     0%       0%       0%       0%      0%       0%       0%
September-2023   52%     0%       0%       0%       0%      0%       0%       0%
September-2024   43%     0%       0%       0%       0%      0%       0%       0%
September-2025   34%     0%       0%       0%       0%      0%       0%       0%
September-2026   23%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
LifeYears (1)    24.49  16.11    13.36     8.70     4.94    2.72     1.02     0.76



                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                     Class A-18 (To Maturity)
                                             Scenario

               ----------------------------------------------------------------------

 Payment Date     I       II       III      IV       V       VI       VII     VIII
                  -       --       ---      --       -       --       ---     ----
Initial         100%     100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%     100%     100%     100%     86%      66%      42%      18%
September-2000  100%     100%     100%     100%     81%      44%       2%       0%
September-2001  100%     100%     100%     100%     80%      37%       0%       0%
September-2002  100%     100%     100%     100%     65%      31%       0%       0%
September-2003  100%     100%     100%     100%     57%      26%       0%       0%
September-2004  100%     100%     100%     100%     47%      21%       0%       0%
September-2005  100%     100%     100%      86%     39%      17%       0%       0%
September-2006  100%     100%     100%      74%     32%      15%       0%       0%
September-2007  100%     100%     100%      63%     27%      12%       0%       0%
September-2008  100%     100%     100%      53%     22%       9%       0%       0%
September-2009  100%     100%     100%      43%     16%       6%       0%       0%
September-2010  100%     100%      89%      32%     10%       2%       0%       0%
September-2011  100%     100%      72%      24%      5%       0%       0%       0%
September-2012  100%     100%      59%      16%      2%       0%       0%       0%
September-2013  100%      44%      13%       1%      0%       0%       0%       0%
September-2014  100%      37%      10%       0%      0%       0%       0%       0%
September-2015  100%      31%       7%       0%      0%       0%       0%       0%
September-2016  100%      25%       4%       0%      0%       0%       0%       0%
September-2017   96%      20%       2%       0%      0%       0%       0%       0%
September-2018   82%      15%       1%       0%      0%       0%       0%       0%
September-2019   77%      13%       0%       0%      0%       0%       0%       0%
September-2020   72%      11%       0%       0%      0%       0%       0%       0%
September-2021   66%       9%       0%       0%      0%       0%       0%       0%
September-2022   59%       7%       0%       0%      0%       0%       0%       0%
September-2023   52%       5%       0%       0%      0%       0%       0%       0%
September-2024   43%       4%       0%       0%      0%       0%       0%       0%
September-2025   34%       2%       0%       0%      0%       0%       0%       0%
September-2026   23%       1%       0%       0%      0%       0%       0%       0%
September-2027   11%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average
LifeYears (1)    24.66    16.84    14.14    10.43    6.19     3.41     1.02     0.76


-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-19
                                            Scenario
               -----------------------------------------------------------------

 Payment Date    I      II       III      IV       V       VI      VII    VIII
                 -      --       ---      --       -       --      ---    ----

Initial         100%   100%     100%     100%     100%    100%    100%    100%
Percent
September-1999   80%    67%      55%      42%      30%     21%     11%      1%
September-2000   62%    33%       9%       0%       0%      0%      0%      0%
September-2001   42%     2%       0%       0%       0%      0%      0%      0%
September-2002   21%     0%       0%       0%       0%      0%      0%      0%
September-2003    0%     0%       0%       0%       0%      0%      0%      0%
September-2004    0%     0%       0%       0%       0%      0%      0%      0%
September-2005    0%     0%       0%       0%       0%      0%      0%      0%
September-2006    0%     0%       0%       0%       0%      0%      0%      0%
September-2007    0%     0%       0%       0%       0%      0%      0%      0%
September-2008    0%     0%       0%       0%       0%      0%      0%      0%
September-2009    0%     0%       0%       0%       0%      0%      0%      0%
September-2010    0%     0%       0%       0%       0%      0%      0%      0%
September-2011    0%     0%       0%       0%       0%      0%      0%      0%
September-2012    0%     0%       0%       0%       0%      0%      0%      0%
September-2013    0%     0%       0%       0%       0%      0%      0%      0%
September-2014    0%     0%       0%       0%       0%      0%      0%      0%
September-2015    0%     0%       0%       0%       0%      0%      0%      0%
September-2016    0%     0%       0%       0%       0%      0%      0%      0%
September-2017    0%     0%       0%       0%       0%      0%      0%      0%
September-2018    0%     0%       0%       0%       0%      0%      0%      0%
September-2019    0%     0%       0%       0%       0%      0%      0%      0%
September-2020    0%     0%       0%       0%       0%      0%      0%      0%
September-2021    0%     0%       0%       0%       0%      0%      0%      0%
September-2022    0%     0%       0%       0%       0%      0%      0%      0%
September-2023    0%     0%       0%       0%       0%      0%      0%      0%
September-2024    0%     0%       0%       0%       0%      0%      0%      0%
September-2025    0%     0%       0%       0%       0%      0%      0%      0%
September-2026    0%     0%       0%       0%       0%      0%      0%      0%
September-2027    0%     0%       0%       0%       0%      0%      0%      0%
September-2028    0%     0%       0%       0%       0%      0%      0%      0%

Weighted
Average

LifeYears (1)     2.58   1.55     1.15     0.91     0.77    0.70    0.64    0.59

-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                      Class A-20 (To Call)
                                            Scenario
               --------------------------------------------------------------------

 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial         100%   100%     100%     100%     100%    100%     100%     100%
Percent
September-1999  100%   100%     100%     100%     100%    100%     100%     100%
September-2000  100%   100%     100%      90%      77%     68%      58%      48%
September-2001  100%   100%      82%      63%      48%     39%      29%      21%
September-2002  100%    83%      62%      44%      33%     26%      19%      14%
September-2003   98%    67%      46%      31%      21%     16%      11%       0%
September-2004   82%    51%      33%      20%      13%      9%       0%       0%
September-2005   64%    37%      23%      13%       7%      0%       0%       0%
September-2006   45%    23%      14%       7%       0%      0%       0%       0%
September-2007   23%    11%       6%       3%       0%      0%       0%       0%
September-2008    0%     0%       0%       0%       0%      0%       0%       0%
September-2009    0%     0%       0%       0%       0%      0%       0%       0%
September-2010    0%     0%       0%       0%       0%      0%       0%       0%
September-2011    0%     0%       0%       0%       0%      0%       0%       0%
September-2012    0%     0%       0%       0%       0%      0%       0%       0%
September-2013    0%     0%       0%       0%       0%      0%       0%       0%
September-2014    0%     0%       0%       0%       0%      0%       0%       0%
September-2015    0%     0%       0%       0%       0%      0%       0%       0%
September-2016    0%     0%       0%       0%       0%      0%       0%       0%
September-2017    0%     0%       0%       0%       0%      0%       0%       0%
September-2018    0%     0%       0%       0%       0%      0%       0%       0%
September-2019    0%     0%       0%       0%       0%      0%       0%       0%
September-2020    0%     0%       0%       0%       0%      0%       0%       0%
September-2021    0%     0%       0%       0%       0%      0%       0%       0%
September-2022    0%     0%       0%       0%       0%      0%       0%       0%
September-2023    0%     0%       0%       0%       0%      0%       0%       0%
September-2024    0%     0%       0%       0%       0%      0%       0%       0%
September-2025    0%     0%       0%       0%       0%      0%       0%       0%
September-2026    0%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
LifeYears (1)     7.65   6.24     5.17     4.22     3.51    3.08     2.65     2.30



                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                     Class A-20 (To Maturity)
                                             Scenario
                ---------------------------------------------------------------------

 Payment Date     I       II       III      IV       V       VI       VII     VIII
                  -       --       ---      --       -       --       ---     ----
Initial         100%     100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%     100%     100%     100%    100%     100%     100%     100%
September-2000  100%     100%     100%      90%     77%      68%      58%      48%
September-2001  100%     100%      82%      63%     48%      39%      29%      21%
September-2002  100%      83%      62%      44%     33%      26%      19%      14%
September-2003   98%      67%      46%      31%     21%      16%      11%       7%
September-2004   82%      51%      33%      20%     13%       9%       6%       4%
September-2005   64%      37%      23%      13%      7%       5%       3%       1%
September-2006   45%      23%      14%       7%      4%       2%       1%       0%
September-2007   23%      11%       6%       3%      1%       1%       0%       0%
September-2008    0%       0%       0%       0%      0%       0%       0%       0%
September-2009    0%       0%       0%       0%      0%       0%       0%       0%
September-2010    0%       0%       0%       0%      0%       0%       0%       0%
September-2011    0%       0%       0%       0%      0%       0%       0%       0%
September-2012    0%       0%       0%       0%      0%       0%       0%       0%
September-2013    0%       0%       0%       0%      0%       0%       0%       0%
September-2014    0%       0%       0%       0%      0%       0%       0%       0%
September-2015    0%       0%       0%       0%      0%       0%       0%       0%
September-2016    0%       0%       0%       0%      0%       0%       0%       0%
September-2017    0%       0%       0%       0%      0%       0%       0%       0%
September-2018    0%       0%       0%       0%      0%       0%       0%       0%
September-2019    0%       0%       0%       0%      0%       0%       0%       0%
September-2020    0%       0%       0%       0%      0%       0%       0%       0%
September-2021    0%       0%       0%       0%      0%       0%       0%       0%
September-2022    0%       0%       0%       0%      0%       0%       0%       0%
September-2023    0%       0%       0%       0%      0%       0%       0%       0%
September-2024    0%       0%       0%       0%      0%       0%       0%       0%
September-2025    0%       0%       0%       0%      0%       0%       0%       0%
September-2026    0%       0%       0%       0%      0%       0%       0%       0%
September-2027    0%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average
LifeYears (1)     7.65     6.24     5.17     4.23    3.58     3.19     2.79     2.44


-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                       Class B-I(To Call)
                                            Scenario
               --------------------------------------------------------------------


 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial         100%   100%     100%     100%     100%    100%     100%     100%
Percent
September-1999  100%   100%     100%     100%     100%    100%     100%     100%
September-2000  100%   100%     100%     100%     100%    100%     100%     100%
September-2001  100%   100%     100%     100%     100%    100%     100%     100%
September-2002  100%   100%     100%      92%      69%     56%      41%      27%
September-2003  100%   100%     100%      73%      51%     36%      22%       0%
September-2004  100%   100%      93%      58%      34%     21%       0%       0%
September-2005  100%   100%      80%      44%      21%      0%       0%       0%
September-2006  100%   100%      69%      32%       0%      0%       0%       0%
September-2007  100%   100%      59%      23%       0%      0%       0%       0%
September-2008  100%    96%      50%       0%       0%      0%       0%       0%
September-2009  100%    88%      41%       0%       0%      0%       0%       0%
September-2010  100%    80%      33%       0%       0%      0%       0%       0%
September-2011  100%    73%      26%       0%       0%      0%       0%       0%
September-2012  100%    66%       0%       0%       0%      0%       0%       0%
September-2013  100%    60%       0%       0%       0%      0%       0%       0%
September-2014  100%    54%       0%       0%       0%      0%       0%       0%
September-2015  100%    48%       0%       0%       0%      0%       0%       0%
September-2016  100%    41%       0%       0%       0%      0%       0%       0%
September-2017  100%    35%       0%       0%       0%      0%       0%       0%
September-2018  100%     0%       0%       0%       0%      0%       0%       0%
September-2019  100%     0%       0%       0%       0%      0%       0%       0%
September-2020  100%     0%       0%       0%       0%      0%       0%       0%
September-2021  100%     0%       0%       0%       0%      0%       0%       0%
September-2022   98%     0%       0%       0%       0%      0%       0%       0%
September-2023   85%     0%       0%       0%       0%      0%       0%       0%
September-2024   70%     0%       0%       0%       0%      0%       0%       0%
September-2025   55%     0%       0%       0%       0%      0%       0%       0%
September-2026   34%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
LifeYears (1)    26.85  15.85    10.12     6.73     5.14    4.47     3.91     3.55


                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                      Class B-I (To Maturity)
                                             Scenario
               ----------------------------------------------------------------------

 Payment Date     I       II       III      IV       V       VI       VII     VIII
                  -       --       ---      --       -       --       ---     ----
Initial         100%     100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%     100%     100%     100%    100%     100%     100%     100%
September-2000  100%     100%     100%     100%    100%     100%     100%     100%
September-2001  100%     100%     100%     100%    100%     100%     100%     100%
September-2002  100%     100%     100%      92%     69%      56%      41%      27%
September-2003  100%     100%     100%      73%     51%      36%      22%      11%
September-2004  100%     100%      93%      58%     34%      21%       9%       1%
September-2005  100%     100%      80%      44%     21%      10%       1%       0%
September-2006  100%     100%      69%      32%     12%       3%       0%       0%
September-2007  100%     100%      59%      23%      5%       0%       0%       0%
September-2008  100%      96%      50%      15%      0%       0%       0%       0%
September-2009  100%      88%      41%       9%      0%       0%       0%       0%
September-2010  100%      80%      33%       4%      0%       0%       0%       0%
September-2011  100%      73%      26%       0%      0%       0%       0%       0%
September-2012  100%      66%      20%       0%      0%       0%       0%       0%
September-2013  100%      60%      15%       0%      0%       0%       0%       0%
September-2014  100%      54%      11%       0%      0%       0%       0%       0%
September-2015  100%      48%       7%       0%      0%       0%       0%       0%
September-2016  100%      41%       3%       0%      0%       0%       0%       0%
September-2017  100%      35%       1%       0%      0%       0%       0%       0%
September-2018  100%      29%       0%       0%      0%       0%       0%       0%
September-2019  100%      24%       0%       0%      0%       0%       0%       0%
September-2020  100%      18%       0%       0%      0%       0%       0%       0%
September-2021  100%      14%       0%       0%      0%       0%       0%       0%
September-2022   98%       9%       0%       0%      0%       0%       0%       0%
September-2023   85%       5%       0%       0%      0%       0%       0%       0%
September-2024   70%       0%       0%       0%      0%       0%       0%       0%
September-2025   55%       0%       0%       0%      0%       0%       0%       0%
September-2026   34%       0%       0%       0%      0%       0%       0%       0%
September-2027    9%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average

LifeYears (1)    27.01    16.94    10.61     7.02    5.37     4.67     4.08     3.70


-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                      Class B-II (To Call)
                                            Scenario
               --------------------------------------------------------------------

 Payment Date    I      II       III      IV       V       VI       VII     VIII
                 -      --       ---      --       -       --       ---     ----
Initial         100%   100%     100%     100%     100%    100%     100%     100%
Percent
September-1999  100%   100%     100%     100%     100%    100%     100%     100%
September-2000  100%   100%     100%     100%     100%    100%     100%     100%
September-2001  100%   100%     100%     100%     100%    100%     100%     100%
September-2002  100%   100%     100%      83%      59%     45%      32%      20%
September-2003  100%   100%      97%      63%      42%     29%      16%       0%
September-2004  100%   100%      81%      48%      29%     16%       0%       0%
September-2005  100%   100%      68%      37%      17%      0%       0%       0%
September-2006  100%   100%      57%      27%       0%      0%       0%       0%
September-2007  100%    92%      47%      18%       0%      0%       0%       0%
September-2008  100%    82%      39%       0%       0%      0%       0%       0%
September-2009  100%    73%      32%       0%       0%      0%       0%       0%
September-2010  100%    65%      25%       0%       0%      0%       0%       0%
September-2011  100%    57%      19%       0%       0%      0%       0%       0%
September-2012  100%    50%       0%       0%       0%      0%       0%       0%
September-2013   80%    20%       0%       0%       0%      0%       0%       0%
September-2014   76%    16%       0%       0%       0%      0%       0%       0%
September-2015   72%    12%       0%       0%       0%      0%       0%       0%
September-2016   68%     9%       0%       0%       0%      0%       0%       0%
September-2017   62%     6%       0%       0%       0%      0%       0%       0%
September-2018   57%     0%       0%       0%       0%      0%       0%       0%
September-2019   54%     0%       0%       0%       0%      0%       0%       0%
September-2020   50%     0%       0%       0%       0%      0%       0%       0%
September-2021   46%     0%       0%       0%       0%      0%       0%       0%
September-2022   41%     0%       0%       0%       0%      0%       0%       0%
September-2023   36%     0%       0%       0%       0%      0%       0%       0%
September-2024   30%     0%       0%       0%       0%      0%       0%       0%
September-2025   21%     0%       0%       0%       0%      0%       0%       0%
September-2026   11%     0%       0%       0%       0%      0%       0%       0%
September-2027    0%     0%       0%       0%       0%      0%       0%       0%
September-2028    0%     0%       0%       0%       0%      0%       0%       0%

Weighted
Average
LifeYears (1)    21.57  13.36     9.21     6.28     4.84    4.21     3.77     3.53


                        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                     Class B-II (To Maturity)
                                             Scenario
               ----------------------------------------------------------------------

 Payment Date     I       II       III      IV       V       VI       VII     VIII
                  -       --       ---      --       -       --       ---     ----
Initial         100%     100%     100%     100%    100%     100%     100%     100%
Percent
September-1999  100%     100%     100%     100%    100%     100%     100%     100%
September-2000  100%     100%     100%     100%    100%     100%     100%     100%
September-2001  100%     100%     100%     100%    100%     100%     100%     100%
September-2002  100%     100%     100%      83%     59%      45%      32%      20%
September-2003  100%     100%      97%      63%     42%      29%      16%       6%
September-2004  100%     100%      81%      48%     29%      16%       5%       0%
September-2005  100%     100%      68%      37%     17%       7%       0%       0%
September-2006  100%     100%      57%      27%      9%       1%       0%       0%
September-2007  100%      92%      47%      18%      3%       0%       0%       0%
September-2008  100%      82%      39%      11%      0%       0%       0%       0%
September-2009  100%      73%      32%       6%      0%       0%       0%       0%
September-2010  100%      65%      25%       2%      0%       0%       0%       0%
September-2011  100%      57%      19%       0%      0%       0%       0%       0%
September-2012  100%      50%      13%       0%      0%       0%       0%       0%
September-2013   80%      20%       0%       0%      0%       0%       0%       0%
September-2014   76%      16%       0%       0%      0%       0%       0%       0%
September-2015   72%      12%       0%       0%      0%       0%       0%       0%
September-2016   68%       9%       0%       0%      0%       0%       0%       0%
September-2017   62%       6%       0%       0%      0%       0%       0%       0%
September-2018   57%       3%       0%       0%      0%       0%       0%       0%
September-2019   54%       1%       0%       0%      0%       0%       0%       0%
September-2020   50%       0%       0%       0%      0%       0%       0%       0%
September-2021   46%       0%       0%       0%      0%       0%       0%       0%
September-2022   41%       0%       0%       0%      0%       0%       0%       0%
September-2023   36%       0%       0%       0%      0%       0%       0%       0%
September-2024   30%       0%       0%       0%      0%       0%       0%       0%
September-2025   21%       0%       0%       0%      0%       0%       0%       0%
September-2026   11%       0%       0%       0%      0%       0%       0%       0%
September-2027    0%       0%       0%       0%      0%       0%       0%       0%
September-2028    0%       0%       0%       0%      0%       0%       0%       0%

Weighted
Average
LifeYears (1)    21.60    13.41     9.30     6.48    5.00     4.34     3.87     3.62


-----------------------------

(1)  The weighted average life of the Offered Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

                      This Page Intentionally Left Blank

                                INDEX OF TERMS

                                                                                                               Page
                                                                                                               ----
Accrual Period...................................................................................................31
Actuarial Loans..................................................................................................23
Applied Realized Loss Amount.................................................................................13, 49
Appraised Values.................................................................................................22
Auction Rate Certificates.........................................................................................1
Available Certificates...........................................................................................10
Average Amount Outstanding.......................................................................................21
Balloon Loans....................................................................................................16
Beneficial Owners............................................................................................10, 42
Bid  8
Bid Auction Rate.................................................................................................10
Bidder............................................................................................................8
Book-Entry Certificates..........................................................................................42
Business Day.....................................................................................................31
Buyer's Broker-Dealer............................................................................................14
Cedel............................................................................................................10
Cedel Participants...............................................................................................43
Certificate.......................................................................................................1
Certificate Account..............................................................................................30
Certificate Insurer..............................................................................................49
Certificate Principal Balance.....................................................................................2
Certificateholder.................................................................................................1
Class.............................................................................................................2
Class A Optimal Balance......................................................................................34, 35
Class A Overcollateralization Deficit............................................................................50
Class A Principal Distribution Amount............................................................................33
Class B Applied Realized Loss Amount.............................................................................50
Class B Certificate Principal Balance............................................................................50
Class B Optimal Balance......................................................................................36, 37
Class B Principal Distribution Amount............................................................................33
Class B Realized Loss Amortization Amount........................................................................51
Class B Unpaid Realized Loss Amount..............................................................................51
Class Distribution Amount........................................................................................31
Clean-Up Call Date...........................................................................................10, 64
Code.............................................................................................................66
Combined Loan-to-Value Ratios.....................................................................................4
Commission........................................................................................................1
Compensating Interest............................................................................................59
Cooperative......................................................................................................44
Cumulative Realized Loss Trigger Event...........................................................................47
Current Interest.................................................................................................33
Daily Collections................................................................................................58
Date-of-Payment Loans............................................................................................23
Definitive Certificate...........................................................................................42
Delinquency Advances.............................................................................................58
Delinquency Trigger Event........................................................................................48
Depositor.........................................................................................................6
DOL..............................................................................................................67
DTC..............................................................................................................10
DTC Participants.................................................................................................43
Dutch Auction.....................................................................................................1
ERISA............................................................................................................67
Euroclear........................................................................................................10


                                                                                                               Page
                                                                                                               ----
Euroclear Operator...............................................................................................44
Euroclear Participants...........................................................................................44
European Depositaries............................................................................................42
Exemptions.......................................................................................................67
Existing Certificateholders.......................................................................................5
FannieMae........................................................................................................61
FannieMae Guide..................................................................................................57
FHLMC............................................................................................................61
Final Certification..............................................................................................57
Final Determination..............................................................................................65
Final Scheduled Payment Date.....................................................................................27
Financial Intermediary...........................................................................................42
Fiscal Agent.....................................................................................................52
Fitch............................................................................................................10
GAAP.............................................................................................................54
Global Securities.................................................................................................1
Gross Losses.....................................................................................................21
Group I Loan Balance.............................................................................................37
Group II Loan Balance............................................................................................37
Hold Order........................................................................................................8
IML..............................................................................................................43
Initial Certificate Principal Balance............................................................................27
Interest Carry Forward Amount....................................................................................34
Interest Remittance Amount.......................................................................................59
Internal Certificates............................................................................................29
Internal Pass-Through Rate.......................................................................................29
LIBOR............................................................................................................41
LIBOR Determination Date.........................................................................................42
Loan Purchase Price..............................................................................................56
Loan-to-Value Ratios..............................................................................................3
Maximum Insurer Current Reimbursement Amount.....................................................................34
Monthly Remittance Date..........................................................................................59
Moody's..........................................................................................................10
Mortgages.....................................................................................................7, 22
Mortgagor........................................................................................................23
Net Liquidation Proceeds.........................................................................................58
Net Losses.......................................................................................................21
Non-U.S. Person...................................................................................................3
Notes.........................................................................................................7, 22
Order.............................................................................................................8
Original Group I Loan Balance....................................................................................37
Original Group II Loan Balance...................................................................................37
Originator........................................................................................................6
Overcollateralization Amount.................................................................................46, 47
Participant......................................................................................................14
Participants.....................................................................................................42
Payment Date.....................................................................................................31
Percentage Interest..............................................................................................30
Plans............................................................................................................67
Pooling and Servicing Agreement...................................................................................2
Preference Amount................................................................................................50
Prepayment Assumption.............................................................................................1
Prepayments......................................................................................................12
Preservation Expenses............................................................................................59
Principal and Interest Account...................................................................................58
Principal Remittance Amount......................................................................................59


                                                                                                               Page
                                                                                                               ----
Qualified Replacement Mortgage...................................................................................57
Rating Agencies..............................................................................................10, 68
Realized Loss....................................................................................................48
Record Date......................................................................................................31
Recoveries.......................................................................................................21
Register.........................................................................................................30
Registrar........................................................................................................30
Relevant Depositary..............................................................................................42
REMIC.........................................................................................................1, 11
REMIC Opinion....................................................................................................55
Remittance Period................................................................................................59
Restricted Group.................................................................................................68
Riegle Act.......................................................................................................15
Rules............................................................................................................42
SAP..............................................................................................................54
Sell Order........................................................................................................8
Seller's Broker-Dealer...........................................................................................14
Servicer Termination Event.......................................................................................61
SMMEA............................................................................................................11
Standard & Poor's................................................................................................10
Stepdown Date................................................................................................46, 47
Submitted Hold Order..............................................................................................9
Submitted Orders..................................................................................................9
Sub-Servicers....................................................................................................17
Sub-Servicing Agreements.........................................................................................17
Substitution Amount..............................................................................................57
Sufficient Bids..................................................................................................10
Swap Agreement...................................................................................................29
Swap Counterparty................................................................................................29
Swap Trust.......................................................................................................29
Swapped Certificates.............................................................................................29
Targeted Overcollateralization Amount........................................................................46, 47
Telerate Page 3750...............................................................................................42
Terms and Conditions.............................................................................................44
Trust.............................................................................................................2
Trust Estate.....................................................................................................29
U.S. Person.......................................................................................................3
Underwriting Agreement...........................................................................................71
Weighted average life............................................................................................28


                      This Page Intentionally Left Blank

PROSPECTUS

                           Asset Backed Certificates
                             (Issuable in Series)
                      ContiSecurities Asset Funding Corp.
                                  (Depositor)

      This Prospectus relates to Asset Backed Certificates to be issued from time to time in one or more series (and one or more classes within a series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each series of Certificates will be issued by a separate trust (each, a "Trust") and will evidence either a beneficial ownership interest in, such Trust. The assets of a Trust will include one or more of the following: (i) one-to-four family and/or multifamily residential mortgage loans, including mortgage loans secured by junior liens on the related mortgaged properties and Title I loans and other types of home improvement retail installment contracts, (ii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing,
(iii) mortgage-backed securities, (iv) other mortgage-related assets and securities and (v) reinvestment income, reserve funds, cash accounts, insurance policies, guaranties, letters of credit or other assets as described in the related Prospectus Supplement.

      One or more classes of Certificates of a series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events or (ii) subordinated in the right to receive such distributions to one or more senior classes of Certificates of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest may accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Certificates.

      Distributions on the Certificates will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Certificates. An affiliate of the Depositor may make or obtain for the benefit of the Certificates limited representations and warranties with respect to mortgage assets assigned to the related Trust. Neither the Depositor nor any affiliates will have any other obligation with respect to the Certificates.

      The yield on Certificates will be affected by the rate of payment of principal (including prepayments) of mortgage assets in the related Trust. Each series of Certificates will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      If specified in a Prospectus Supplement, one or more separate elections may be made to treat the Trust for the related series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

      It is a condition to the issuance of the Certificates that the Certificates be rated in not less than the fourth highest rating category by a nationally recognized rating organization.

      See "Risk Factors" beginning on page 6 herein and in the related Prospectus Supplement for a discussion of significant matters affecting investments in the Certificates.

      See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."

      THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
------------------------------------------------------------------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
------------------------------------------------------------------------------
      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein and in the related Prospectus Supplement.

      Prior to their issuance there will have been no market for the Certificates nor can there by any assurance that one will develop or if it does develop, that it will provide the Owners of the Certificates with liquidity or will continue for the life of the Certificates.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.
------------------------------------------------------------------------------

               The date of this Prospectus is September 17, 1998

                          (INTENTIONALLY LEFT BLANK)

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby or an offer of such Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.


                               TABLE OF CONTENTS

                                                                         Page


SUMMARY OF PROSPECTUS.......................................................1
RISK FACTORS................................................................6
DESCRIPTION OF THE CERTIFICATES.............................................9
     General...............................................................10
     Classes of Certificates...............................................10
     Distributions of Principal and Interest...............................11
     Book Entry Registration...............................................13
     List of Owners of Certificates........................................13
THE TRUSTS.................................................................14
     Mortgage Loans........................................................14
     Contracts.............................................................17
     Mortgage-Backed Securities............................................18
     Other Mortgage Securities.............................................18
CREDIT ENHANCEMENT.........................................................18
SERVICING OF MORTGAGE LOANS AND CONTRACTS..................................23
     Payments on Mortgage Loans............................................24
     Advances..............................................................24
     Collection and Other Servicing Procedures.............................25
     Primary Mortgage Insurance............................................27
     Standard Hazard Insurance.............................................27
     Title Insurance Policies..............................................28
     Claims Under Primary Mortgage Insurance Policies and
         Standard Hazard Insurance Policies; Other Realization
         Upon Defaulted Loan...............................................28
     Realization Upon or Sale of Defaulted Multifamily Loans...............29
     Servicing Compensation and Payment of Expenses........................29
     Master Servicer.......................................................30
ADMINISTRATION.............................................................30
     Assignment of Mortgage Assets.........................................30
     Evidence as to Compliance.............................................32
     The Trustee...........................................................33
     Administration of the Certificate Account.............................33
     Reports...............................................................34
     Forward Commitments; Pre-Funding......................................35
     Servicer Events of Default............................................35
     Rights Upon Servicer Event of Default.................................35
     Amendment.............................................................36
     Termination...........................................................36
USE OF PROCEEDS............................................................36
THE DEPOSITOR..............................................................36
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS...............................37
     General...............................................................37
     Foreclosure...........................................................38
     Soldiers' and Sailors' Civil Relief Act...............................42
     The Contracts.........................................................43
     The Title I Program...................................................45
LEGAL INVESTMENT MATTERS...................................................50
ERISA CONSIDERATIONS.......................................................50
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................52
     Federal Income Tax Consequences For REMIC Certificates................52
     Taxation of Regular Certificates......................................53
     Taxation of Residual Certificates.....................................58
     Treatment of Certain Items of REMIC Income and Expense................60
     Tax-Related Restrictions on Transfer of Residual Certificates.........61
     Sale or Exchange of a Residual Certificate............................64
     Taxes That May Be Imposed on the REMIC Pool...........................64
     Liquidation of the REMIC Pool.........................................64
     Administrative Matters................................................64
     Limitations on Deduction of Certain Expenses..........................65
     Taxation of Certain Foreign Investors.................................65
     Backup Withholding....................................................65
     Reporting Requirements................................................66
     Federal Income Tax Consequences for Certificates as to
         Which No REMIC Election Is Made...................................67
     Standard Certificates.................................................67
     Premium and Discount..................................................68
     Stripped Certificates.................................................70
     Reporting Requirements and Backup Withholding.........................72
     Taxation of Certain Foreign Investors.................................72
     Taxation of Securities Classified as Partnership Interests............72
PLAN OF DISTRIBUTION.......................................................72
LEGAL MATTERS..............................................................73
FINANCIAL INFORMATION......................................................73
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS...............................74


         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             AVAILABLE INFORMATION

         The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and electronically through the Commission's

Electronic Data Gathering, Analysis and Retrieval System at the Commission's web site (http:\\www.sec.gov). The Depositor does not intend to send any financial reports to Owners.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities act of 1933 (the "Securities Act") and to which reference is hereby made.

                               REPORTS TO OWNERS

         The Trustee or other designated person will be required to provide periodic unaudited reports concerning the Certificates and the Trust to all registered holders of Certificates of the related series. See
"Administration-Reports."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to ContiSecurities Asset Funding Corp., 277 Park Avenue, 38th Floor, New York, New York 10172 (telephone number (212) 207-2840).

                             SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Certificates and to the related Agreement which will be prepared in connection with each series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears in Appendix A hereto.

Securities............................   Asset Backed Certificates, issuable
                                         from time to time in series, in fully
                                         registered form or book entry only
                                         form, in authorized denominations, as
                                         described in the Prospectus
                                         Supplement (the "Certificates"). Each
                                         Certificate will represent a
                                         beneficial ownership interest in a
                                         trust (a "Trust") created from time
                                         to time pursuant to a pooling and
                                         servicing agreement or trust
                                         agreement (each, an "Agreement").

The Depositor.........................   ContiSecurities Asset Funding Corp.
                                         (the "Depositor") is a Delaware
                                         corporation. The Depositor's
                                         principal executive offices are
                                         located at 277 Park Avenue, 38th
                                         Floor, New York, New York, 10172;
                                         telephone number (212) 207-2840. See
                                         "The Depositor" herein. The Depositor
                                         or its affiliates may retain or hold
                                         for sale from time to time one or
                                         more classes of a series of
                                         Certificates.

The Servicer..........................   The entity or entities named as the
                                         Servicer in the Prospectus Supplement
                                         (the "Servicer"), will act as
                                         servicer, with respect to the
                                         Mortgage Loans and Contracts included
                                         in the related Trust. The Servicer
                                         may be an affiliate of the Depositor
                                         and may be a seller of Mortgage
                                         Assets to the Depositor (each, a
                                         "Seller").

The Master Servicer...................   A "Master Servicer" may be specified
                                         in the related Prospectus Supplement
                                         for the related series of
                                         Certificates.

The Trustee...........................   The trustee (the "Trustee") for each
                                         series of Certificates will be
                                         specified in the related Prospectus
                                         Supplement.

Trust Assets..........................   The assets of a Trust will be
                                         mortgage-related assets (the
                                         "Mortgage Assets") consisting of one
                                         or more of the following types of
                                         assets:

A.  The Mortgage Loans................   "Mortgage Loans" may include: (i)
                                         conventional (i.e., not insured or
                                         guaranteed by any governmental
                                         agency) Mortgage Loans secured by
                                         one-to-four family residential
                                         properties; (ii) conventional
                                         multifamily mortgage loans
                                         ("Conventional Multifamily Loans") or
                                         mortgages insured by the Federal
                                         Housing Administration (the "FHA")
                                         ("FHA-Insured Multifamily Loans" and
                                         together with the Conventional
                                         Multifamily Loans, the "Multifamily
                                         Loans"); (iii) Mortgage Loans secured
                                         by security interests in shares
                                         issued by private, non-profit,
                                         cooperative housing corporations
                                         ("Cooperatives") and in the related
                                         proprietary leases or occupancy
                                         agreements granting exclusive rights
                                         to occupy specific dwelling units in
                                         such Cooperatives' buildings; and,
                                         (iv) Mortgage Loans secured by junior
                                         liens on the related mortgaged
                                         properties, including Title I Loans
                                         and other types of home improvement
                                         retail installment contracts. The
                                         Mortgage Loans may be located in any
                                         one of the 50 states,
                                         the District of Columbia or the
                                         Commonwealth of Puerto Rico. See "The
                                         Trusts - Mortgage Loans" herein.

B.  Contracts.........................   Contracts may include conditional
                                         sales contracts and installment sales
                                         or loan agreements or participation
                                         interests therein secured by new or
                                         used Manufactured Homes (as defined
                                         herein). Contracts may be
                                         conventional (i.e., not insured or
                                         guaranteed by any government agency)
                                         or insured by the FHA, including
                                         Title I Contracts, or partially
                                         guaranteed by the Veterans
                                         Administration ("VA"), as specified
                                         in the related Prospectus Supplement.
                                         See "The Trusts - Contracts" herein.

C. Mortgage-
   Backed Securities..................   "Mortgage-Backed Securities" (or
                                         "MBS") may include (i) private (that
                                         is, not guaranteed or insured by the
                                         United States or any agency or
                                         instrumentality thereof) mortgage
                                         participations, mortgage pass-through
                                         certificates or other mortgage-backed
                                         securities or (ii) certificates
                                         insured or guaranteed by Federal Home
                                         Loan Mortgage Corporation ("FHLMC")
                                         or Federal National Mortgage
                                         Association ("FNMA") or Government
                                         National Mortgage Association
                                         ("GNMA"). See "The Trusts -
                                         Mortgage-Backed Securities" herein.

D.  Other Mortgage Securities.........   Other Mortgage Securities may include
                                         other securities that directly or
                                         indirectly represent an ownership
                                         interest in, or are secured by and
                                         payable from, mortgage loans on real
                                         property or mortgage-backed
                                         securities, such as residual
                                         interests in issuances of
                                         collateralized mortgage obligations
                                         or mortgage pass-through
                                         certificates. See "The Trusts - Other
                                         Mortgage Securities" herein.

                                         Trust assets may also include
                                         reinvestment income, reserve funds,
                                         cash accounts, insurance policies,
                                         guaranties, letters of credit or
                                         other assets as described in the
                                         related Prospectus Supplement.

                                         The related Prospectus Supplement for
                                         a series of Certificates will
                                         describe the Mortgage Assets to be
                                         included in the Trust for such
                                         series.

The Certificates......................   The Certificates of any series may be
                                         issued in one or more classes, as
                                         specified in the Prospectus
                                         Supplement. One or more classes of
                                         Certificates of each series (i) may
                                         be entitled to receive distributions
                                         allocable only to principal, only to
                                         interest or to any combination
                                         thereof; (ii) may be entitled to
                                         receive distributions only of
                                         prepayments of principal throughout
                                         the lives of the Certificates or
                                         during specified periods; (iii) may
                                         be subordinated in the right to
                                         receive distributions of scheduled
                                         payments of principal, prepayments of
                                         principal, interest or any
                                         combination thereof to one or more
                                         other classes of Certificates of such
                                         series throughout the lives of the
                                         Certificates or during specified
                                         periods; (iv) may be entitled to
                                         receive such distributions only after
                                         the occurrence of events specified in
                                         the Prospectus Supplement; (v) may be
                                         entitled to receive distributions in
                                         accordance with a schedule or formula
                                         or on the basis of collections from
                                         designated portions of the assets in
                                         the related Trust; (vi) as to
                                         Certificates entitled to
                                         distributions allocable to interest,
                                         may be entitled to receive interest
                                         at a fixed rate or a rate that is
                                         subject to change from time to time;
                                         (vii) may accrue interest, with such
                                         accrued interest added to the
                                         principal or notional amount of the
                                         Certificates, and no payments being
                                         made thereon until certain other
                                         classes of the series
                                         have been paid in full; and (viii) as
                                         to Certificates entitled to
                                         distributions allocable to interest,
                                         may be entitled to distributions
                                         allocable to interest only after the
                                         occurrence of events specified in the
                                         Prospectus Supplement and may accrue
                                         interest until such events occur, in
                                         each case as specified in the related
                                         Prospectus Supplement. The timing and
                                         amounts of such distributions may
                                         vary among classes, over time, or
                                         otherwise as specified in the related
                                         Prospectus Supplement.

Distributions on
     the Certificates.................   The related Prospectus Supplement
                                         will specify (i) whether
                                         distributions on the Certificates
                                         entitled thereto will be made
                                         monthly, quarterly, semi-annually or
                                         at other intervals and dates out of
                                         the payments received in respect of
                                         the Mortgage Assets included in the
                                         related Trust and other assets, if
                                         any, pledged for the benefit of the
                                         related Owners of Certificates; (ii)
                                         the amount allocable to payments of
                                         principal and interest on any
                                         Distribution Date; and (iii) whether
                                         all distributions will be made pro
                                         rata to Owners of Certificates of the
                                         class entitled thereto.

                                         The aggregate original principal
                                         balance of the Certificates will
                                         equal the aggregate distributions
                                         allocable to principal that such
                                         Certificates will be entitled to
                                         receive; the Certificates will have
                                         an aggregate original principal
                                         balance equal to or less than the
                                         aggregate unpaid principal balance of
                                         the related Mortgage Assets (plus
                                         amounts held in a Pre-Funding
                                         Account, if any) as of the first day
                                         of the month of creation of the
                                         Trust; and the Certificates will bear
                                         interest in the aggregate at a rate
                                         (the "Pass-Through Rate") equal to
                                         the interest rate borne by the
                                         related Mortgage Assets net of
                                         servicing fees and any other
                                         specified amounts.

Pre-Funding Account...................   A Trust may enter into an agreement
                                         (each, a "Pre-Funding Agreement")
                                         with the Depositor whereby the
                                         Depositor will agree to transfer
                                         additional Mortgage Assets to such
                                         Trust following the date on which
                                         such Trust is established and the
                                         related Certificates are issued. Any
                                         Pre-Funding Agreement will require
                                         that any Mortgage Loans so
                                         transferred conform to the
                                         requirements specified in such
                                         Pre-Funding Agreement. If a
                                         Pre-Funding Agreement is to be
                                         utilized, the related Trustee will be
                                         required to deposit in a segregated
                                         account (each, a "Pre-Funding
                                         Account") all or a portion of the
                                         proceeds received by the Trustee in
                                         connection with the sale of one or
                                         more classes of Certificates of the
                                         related series; subsequently, the
                                         additional Mortgage Assets will be
                                         transferred to the related Trust in
                                         exchange for money released to the
                                         Depositor from the related
                                         Pre-Funding Account. Each Pre-Funding
                                         Agreement will set a specified period
                                         during which any such transfers must
                                         occur. If all moneys originally
                                         deposited to such Pre-Funding Account
                                         are not used by the end of such
                                         specified period, then any remaining
                                         moneys will be applied as a mandatory
                                         prepayment of a class or classes of
                                         Certificates as specified in the
                                         related Prospectus Supplement. The
                                         specified period for the acquisition
                                         by a Trust of additional Mortgage
                                         Loans will generally not exceed three
                                         months from the date such Trust is
                                         established.

Optional Termination..................   The Servicer, the Seller, the
                                         Depositor, or, if specified in the
                                         related Prospectus Supplement, the
                                         Owners of a related class of
                                         Certificates or a credit enhancer may
                                         at their respective options effect
                                         early retirement of a series of
                                         Certificates through the purchase of
                                         the Mortgage Assets in the related
                                         Trust. See "Administration -
                                         Termination" herein.

Mandatory Termination.................   The Trustee, the Servicer or certain
                                         other entities specified in the
                                         related Prospectus Supplement may be
                                         required to effect early retirement
                                         of a series of Certificates by
                                         soliciting competitive bids for the
                                         purchase of the assets of the related
                                         Trust or otherwise. See
                                         "Administration - Termination"
                                         herein.

Advances..............................   The Servicer of the Mortgage Loans
                                         and Contracts will be obligated (but
                                         only to the extent set forth in the
                                         related Prospectus Supplement) to
                                         advance delinquent installments of
                                         principal and/or interest (less
                                         applicable servicing fees) on the
                                         Mortgage Loans and Contracts in a
                                         Trust. Any such obligation to make
                                         advances may be limited to amounts
                                         due to the Owners of Certificates of
                                         the related series, to amounts deemed
                                         to be recoverable from late payments
                                         or liquidation proceeds, to specified
                                         periods or to any combination
                                         thereof, in each case as specified in
                                         the related Prospectus Supplement.
                                         Any such advance will be recoverable
                                         as specified in the related
                                         Prospectus Supplement. See "Servicing
                                         of Mortgage Loans and Contracts"
                                         herein.

Credit Enhancement....................   If specified in the related
                                         Prospectus Supplement, a series of
                                         Certificates, or certain classes
                                         within such series, may have the
                                         benefit of one or more types of
                                         credit enhancement ("Credit
                                         Enhancement"), including, but not
                                         limited to, overcollateralization,
                                         cross support, mortgage pool
                                         insurance, special hazard insurance,
                                         a bankruptcy bond, reserve funds,
                                         other insurance, guaranties and
                                         similar instruments and arrangements.
                                         Credit Enhancement also may be
                                         provided in the form of subordination
                                         of one or more classes of
                                         Certificates in a series under which
                                         losses are first allocated to any
                                         Subordinated Certificates up to a
                                         specified limit. The protection
                                         against losses afforded by any such
                                         Credit Enhancement will be limited as
                                         described in the related Prospectus
                                         Supplement. See "Credit Enhancement"
                                         herein.

Book Entry Registration...............   Certificates of one or more classes
                                         of a series may be issued in book
                                         entry form ("Book Entry
                                         Certificates") in the name of a
                                         clearing agency (a "Clearing Agency")
                                         registered with the Securities and
                                         Exchange Commission, or its nominee.
                                         Transfers and pledges of Book Entry
                                         Certificates may be made only through
                                         entries on the books of the Clearing
                                         Agency in the name of brokers,
                                         dealers, banks and other
                                         organizations eligible to maintain
                                         accounts with the Clearing Agency
                                         ("Clearing Agency Participants") or
                                         their nominees. Transfers and pledges
                                         by purchasers and other beneficial
                                         owners of Book Entry Certificates
                                         ("Beneficial Owners") other than
                                         Clearing Agency Participants may be
                                         effected only through Clearing Agency
                                         Participants. All references to the
                                         Owners of Certificates shall mean
                                         Beneficial Owners to the extent
                                         Beneficial Owners may exercise their
                                         rights through a Clearing Agency.
                                         Except as otherwise specified in this
                                         Prospectus or a related Prospectus
                                         Supplement, the term "Owners" shall
                                         be deemed to include Beneficial
                                         Owners. See "Risk Factors - Book
                                         Entry Registration" and "Description
                                         of the Certificates - Book Entry
                                         Registration" herein.

Certain Federal Income Tax
     Consequences.....................   Federal income tax consequences will
                                         depend on, among other factors,
                                         whether one or more elections are
                                         made to treat a Trust or specified
                                         portions thereof as a "real estate
                                         mortgage investment conduit"
                                         ("REMIC") under the Internal Revenue
                                         Code of 1986, as amended (the
                                         "Code"), or, if
                                         no REMIC election is made, whether
                                         the Certificates are considered to be
                                         Standard Certificates, Stripped
                                         Certificates or Partnership
                                         Interests. The related Prospectus
                                         Supplement for each series of
                                         Certificates will specify whether one
                                         or more REMIC elections will be made.
                                         See "Certain Federal Income Tax
                                         Consequences" herein and in the
                                         related Prospectus Supplement.

ERISA Considerations..................   A fiduciary of any employee benefit
                                         plan subject to the Employee
                                         Retirement Income Security Act of
                                         1974, as amended ("ERISA"), or the
                                         Code should carefully review with its
                                         own legal advisors whether the
                                         purchase or holding of Certificates
                                         could give rise to a transaction
                                         prohibited or otherwise impermissible
                                         under ERISA or the Code. Certain
                                         classes of Certificates may not be
                                         transferred unless the Trustee and
                                         the Depositor are furnished with a
                                         letter of representation or an
                                         opinion of counsel to the effect that
                                         such transfer will not result in a
                                         violation of the prohibited
                                         transaction provisions of ERISA and
                                         the Code and will not subject the
                                         Trustee, the Depositor or the
                                         Servicer to additional obligations.
                                         See "Description of the Certificates
                                         - General" herein and "ERISA
                                         Considerations" herein and in the
                                         related Prospectus Supplement.

Legal Investment Matters..............   Certificates that constitute
                                         "mortgage related securities" under
                                         the Secondary Mortgage Market
                                         Enhancement Act of 1984 ("SMMEA")
                                         will be so described in the related
                                         Prospectus Supplement. Certificates
                                         that are not so qualified may not be
                                         legal investments for certain types
                                         of institutional investors, subject,
                                         in any case, to any other regulations
                                         which may govern investments by such
                                         institutional investors. See "Legal
                                         Investment Matters" herein and in the
                                         related Prospectus Supplement.

Use of Proceeds.......................   Substantially all the net proceeds
                                         from the sale of a series of
                                         Certificates will be applied to the
                                         simultaneous purchase of the Mortgage
                                         Assets included in the related Trust
                                         (or to reimburse the amounts
                                         previously used to effect such
                                         purchase), the costs of carrying the
                                         Mortgage Assets until sale of the
                                         Certificates and to pay other
                                         expenses. See "Use of Proceeds"
                                         herein.

Rating................................   Each class of Certificates offered by
                                         a Prospectus Supplement will be rated
                                         in one of the four highest rating
                                         categories of a nationally recognized
                                         statistical rating agency; provided,
                                         however, that one or more classes of
                                         Subordinated Certificates and
                                         Residual Certificates, which will not
                                         be so offered, need not be so rated.

Risk Factors..........................   Investment in the Certificates will
                                         be subject to one or more risk
                                         factors, including declines in the
                                         value of Mortgaged Properties,
                                         prepayment of Mortgage Loans, higher
                                         risks of defaults on particular types
                                         of Mortgage Loans, limitations on
                                         security for the Mortgage Loans,
                                         limitations on credit enhancement and
                                         various other factors. See "Risk
                                         Factors" herein and in the related
                                         Prospectus Supplement.

                                 RISK FACTORS

         Prospective investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates:

         General. If the residential real estate market in general or a regional or local area where Mortgage Assets for a Trust are concentrated should experience an overall decline in property values, or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Trusts - Mortgage Loans" herein.

         Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor. The Certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Servicer or the Seller.

         Prepayment Considerations. The prepayment experience on Mortgage Loans or Contracts constituting or underlying the Mortgage Assets will affect the average life of each class of Certificates relating to a Trust. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Prepayment and Yield Considerations" in the related Prospectus Supplement.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Security Interests and Other Aspects of the Contracts. Contracts may be secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, no party will be required to amend any certificates of title to change the lienholder specified therein to the Trustee and no party will be required to deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the previous owner of the related Contract or a trustee in bankruptcy of such previous owner. In addition, numerous Federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Each Seller of Contracts will warrant that each Contract sold by it complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Seller to repurchase such Contract unless such breach is cured. If any related Credit Enhancement is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Trust to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Assets - The Contracts" herein.

         Limited Liquidity. There will be no market for the Certificates of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Certificates of such series. The market value of the Certificates will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Certificates in any market that may develop may be at a discount from the Certificates' par value or purchase price. Owners of Certificates generally have no right to request redemption of Certificates, and the Certificates are subject to redemption only under the limited circumstances described in the related Prospectus Supplement. In addition, the Certificates will not be listed on any securities exchange.

         Limited Assets. Owners of Certificates of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such series (which assets may be subject to release from such pledge prior to payment in full of the Certificates), for the payment of principal of, and interest on, that series of Certificates. If the assets comprising the Trust are insufficient to make payments on such Certificates, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Certificates of a series in the priority specified in the related Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Certificates of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such series.

         Certain of the Mortgage Loans included in a Trust, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws.

         It is anticipated that some or all of the Mortgage Loans included in any Trust, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

         Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guaranties and similar instruments and agreements, or any combination thereof. See "Credit Enhancement" herein. Regardless of the Credit Enhancement provided, the amount of coverage may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         Original Issue Discount. All the Compound Interest Certificates and Stripped Certificates that are entitled only to interest distributions will be, and certain of the other Certificates may be, issued with original issue discount for federal income tax purposes. An Owner of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Certificates generally will be treated as original issue discount for this purpose. See "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Certificates," "- Taxation of Regular Certificates - Variable Rate Regular Certificates," "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made - Standard Certificates," and "Certain Federal Income Tax Consequences - Premium and Discount" and "- Stripped Certificates" herein.

         Book Entry Registration. Because transfers and pledges of Book Entry Certificates may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Certificates may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Certificates may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Certificates may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Certificates are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Certificates may be impaired.

         Certain Matters Relating to Insolvency. The Sellers of the Mortgage Assets to the Depositor and the Depositor intend that the transfers of such Mortgage Assets to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness for insolvency purposes. If, however, a seller of Mortgage Assets were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of such seller may argue that the sale thereof by such Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Certificates.

         Junior Lien Mortgage Loans. Because Mortgage Loans secured by junior (i.e., second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, a decline in the residential real estate market would adversely affect the position of the related Trust as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated and, as a result, may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the related Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Security Ratings. The rating of Certificates credit enhanced through external credit enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external credit enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the related Certificates would likely result in a reduction in the rating of the Certificates. See "Ratings" in the Prospectus Supplement.

         Other Legal Considerations. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Assets" herein.


                        DESCRIPTION OF THE CERTIFICATES

         Each Trust will be created pursuant to an Agreement entered into among the Depositor, the Trustee, the Master Servicer, if any, and the Servicer. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. Certificates which represent beneficial interests in the Trust will be issued pursuant to the Agreement similar to the form filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The following summaries and the summaries set forth under "Administration" describe certain provisions relating to each series of Certificates. The Prospectus Supplement for a series of Certificates will describe the specific provisions relating to such series. The Depositor will provide Owners of Certificates, without charge, on written request a copy of the Agreement for the related series. Requests should be addressed to ContiSecurities Asset Funding Corp., 277 Park Avenue, 38th Floor, New York, New York 10172. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Certificates (the "Delivery Date").

         The Certificates of a series will be entitled to payment only from the assets of the Trust and any other assets pledged for the benefit of the Certificates and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Certificates will not represent obligations of the Depositor, the Trustee, the Master Servicer, if any, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trusts" herein.

         The Mortgage Assets relating to a series of Certificates, other than Title I Loans and GNMA MBS, will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets, are not advanced or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments on, or losses allocated to one or more classes of Certificates of such series.

General

         The Certificates of each series will be issued either in book entry form or in fully registered form. The minimum original denomination of each class of Certificates will be specified in the related Prospectus Supplement. The original "Certificate Principal Balance" of each Certificate will equal the aggregate distributions or payments allocable to principal to which such Certificate is entitled and distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Certificates, the Certificates of each series will be transferable and exchangeable on a "Certificate Register" to be maintained at the corporate trust office or such other office or agency maintained for such purposes by the Trustee. The Trustee will be appointed initially as the "Certificate Registrar" and no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of certain classes of Certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Transfer of Certificates of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

         As to each series, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Certain Federal Income Tax Considerations" herein. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Owners of Certificates not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the Servicer, the Trustee, an Owner of Residual Certificates or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

Classes of Certificates

         Each series of Certificates will be issued in one or more classes which will evidence the beneficial ownership in the assets of the Trust that are allocable to (i) principal of such class of Certificates and (ii) interest on such Certificates. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust.

         The Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets (plus, amounts held in a Pre-Funding Account, if any) as of the time and day prior to creation of the Trust specified in the related Prospectus Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate. The Pass-Through Rate will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts as are specified in the Prospectus Supplement. The original Certificate Principal Balance (or Notional Principal Balance) of the Certificates of a series and the interest rate on the classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) by reference to an index, or (c) otherwise (each, a "Certificate Interest Rate"). One or more classes of Certificates may provide for interest that accrues but is not currently payable ("Compound Interest Certificates"). With respect to any class of Compound Interest Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

         A series of Certificates may include one or more classes entitled only to distributions or payments (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below), or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions or payments will be allocated (i) on the basis of collections from designated portions of the assets of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise. The timing and amounts of such distributions or payments may vary among classes, over time or otherwise.

         A series of Certificates may include one or more Classes of Scheduled Amortization Certificates and Companion Certificates. "Scheduled Amortization Certificates" are Certificates with respect to which payments of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Certificates" are Certificates which receive payments of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Certificates on such Distribution Date. Because of the manner of application of payments of principal to Companion Certificates, the weighted average lives of Companion Certificates of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Certificates of such series.

         One or more series of Certificates may constitute series of "Special Allocation Certificates", which may include Senior Certificates, Subordinated Certificates, Priority Certificates and Non-Priority Certificates. As specified in the related Prospectus Supplement for a series of Special Allocation Certificates, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Certificates over one or more other classes of Certificates. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Certificates in a series may be comprised of one or more classes of Senior Certificates having a priority in right to distributions of principal and interest over one or more classes of Subordinated Certificates, as a form of Credit Enhancement. See "Credit Enhancement - Subordination" herein. Typically, the Subordinated Certificates will carry a rating by the rating agencies lower than that of the Senior Certificates. In addition, one or more classes of Certificates ("Priority Certificates") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Certificates ("Non-Priority Certificates"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Certificates and Non-Priority Certificates nonetheless may be within the same rating category.

Distributions of Principal and Interest

         General. Distributions of principal and interest will be made to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Distribution Date") to the persons in whose names the Certificates are registered (the "Owners") at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Certificates other than Book Entry Certificates, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Certificate, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates (other than Book Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Certificates, such payments will be made as described below under "Book Entry Registration".

         Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the Certificates of the related series (the "Certificate Account" with respect to such series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments specified herein and in the Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Certificate Account and may be available to make payments on the Certificates of the applicable series on the next succeeding Distribution Date or pay after amounts owed by the Trust.

         Distributions of Interest. Interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance (as defined below)) of each class of Certificates entitled to interest from the date, at the applicable Certificate Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates, reduced by all distributions allocable to principal, and, in the case of Compound Interest Certificates, increased by all interest accrued but not then distributable on such Compound Interest Certificates. With respect to a class of Certificates entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Certificates.

         To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Compound Interest Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Certificate Principal Balance (or Notional Principal Balance) of such class of Compound Interest Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Compound Interest Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Compound Interest Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance (or Notional Principal Balance) as so adjusted.

         Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

         One or more classes of Certificates may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Certificates relative to the interests evidenced by the other Certificates.

         Unscheduled Distributions. The Certificates of a series may be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related

Prospectus Supplement. If applicable, such unscheduled distributions will be made on the Certificates of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Certificate Account for such series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such series, may be insufficient to make required distributions on the Certificates on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date and will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date except as otherwise stated in the related Prospectus Supplement, and, with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Book Entry Registration

         Certificates may be issued as Book Entry Certificates and held in the name of a Clearing Agency registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Certificates.

         Purchasers and other Beneficial Owners may not hold Book Entry Certificates directly but may hold, transfer or pledge their ownership interest in the Certificates only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Certificates and, if applicable, may request redemption of Certificates, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Certificates or be entitled to receive definitive certificates representing their ownership interest in the Certificates except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors - Book Entry Registration" herein.

         If Certificates of a series are issued as Book Entry Certificates, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Certificates of such series, and to receive and transmit requests for redemption with respect to such Certificates. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Certificates will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Certificates and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.

List of Owners of Certificates

         Upon written request of a specified number or percentage interests of Owners of Certificates of record of a series of Certificates for purposes of communicating with other Owners of Certificates with respect to their rights as Owners of Certificates, the Trustee will afford such Owners access during business hours to the most recent list of Owners of Certificates of that series held by the Trustee. With respect to Book Entry Certificates, the only named Owner on the Certificate Register will be the Clearing Agency.

         The Agreement will not provide for the holding of any annual or other meetings of Owners of Certificates.

                                  THE TRUSTS

         The Trust for a series of Certificates will consist of: (i) the Mortgage Assets (subject, if specified in the Prospectus Supplement, to certain exclusions) received on and after the related Cut-Off Date; (ii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions) in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments; (iv) with respect to a Trust that includes Mortgage Loans, or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract; (v) certain rights of the Trustee, the Depositor and the Servicer under any policies required to be maintained in respect of the related Mortgage Assets; (vi) certain rights of the Depositor or one of its affiliates under any Mortgage Loan purchase agreement, including in respect of any representations and warranties therein; and (vii) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

         The Certificates of each series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust established by the Depositor.

         Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related series of Certificates initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each series of Certificates, will be attached to the related Agreement delivered to the Trustee upon delivery of such Certificates.

Mortgage Loans

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classifications of single family mortgage loans, defined generally as loans on residences containing one-to-four dwelling units or multifamily loans. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans and other types of home improvement retail installment contracts. The Mortgaged Properties securing the Mortgage Loans may include investment properties and vacation and second homes. The Mortgaged Property for such loans may also consist of residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties"). Each Mortgage Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor or originated or acquired by one or more affiliated or unaffiliated originators, including newly originated loans. Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The Mortgage Loans will be "conventional" mortgage loans, that is they will not be insured or guaranteed by any governmental agency, the principal and interest on the Mortgage Loans included in the Trust for a series of Certificates will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple-interest or accrual method as described in the related Prospectus Supplement. When a full principal amount is paid on a Mortgage Loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

         The payment terms of the Mortgage Loans to be included in a Trust for a series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer, or as may be required by any applicable government program.

                  (e) Another type of mortgage loan described in the Prospectus Supplement.

         With respect to a series for which the related Trust includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance, the years of origination and original principal balances and the original loan-to-value ratios. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, after deducting any principal payments due before the Cut-Off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed with respect to such Mortgage Loan and reported as allocable to principal.

         The "Loan-to-Value Ratio" of any Mortgage Loan will be determined by dividing the amount of the Mortgage Loan by the Original Value (defined below) of the related Mortgaged Property. The "principal amount" of the Mortgage Loan, for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagee, such as minor reductions in the purchase price made at the closing. The "Original Value" of a Mortgage Loan is (a) in the case of any purchase money Mortgage Loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof and (ii) the selling price, and (b) otherwise the value of the mortgaged property, based on an appraisal thereof.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

         Multifamily Loans will consist of Multifamily Loans consisting of either Conventional Multifamily Loans or FHA-Insured Multifamily Loans secured by mortgages or deeds of trust or other similar security instruments creating a lien on rental apartment buildings or projects containing five or more units, including, but not limited to, high-rise, mid-rise and garden apartments or secured by apartment buildings owned by cooperative housing corporations. The Multifamily Properties may include mixed commercial and residential structures. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will create a first priority mortgage lien on a Mortgaged Property. A Multifamily Loan may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Loan by at least two years. The Depositor expects that Mortgage Loans will have been originated by mortgagees in the ordinary course of their real estate lending activities. Each Multifamily Loan will bear interest at an annual fixed rate or adjustable rate of interest specified in the Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all of the Multifamily Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Multifamily Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Loan Rate") that is fixed over its term of that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Loan Rate, or from a fixed to an adjustable Mortgage Loan Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Loan Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Multifamily Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Multifamily Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Multifamily Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgage Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Multifamily Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Contracts

         Each pool of Contracts included in the Trust with respect to a series of Certificates (the "Contract Pool") will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, "Contracts"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. The Prospectus Supplement will specify whether the Contracts will be fully amortizing or have a balloon payment and whether they will bear interest at a fixed or variable rate.

         The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter." Moreover, if an election is made to treat the Trust as a REMIC as described in "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Certificates" herein, Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

         For purposes of calculating the loan-to- value ratio of a Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the annual percentage rates on the Contracts; the loan-to-value ratios; the minimum and maximum outstanding principal balance as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; the original maturities of the Contracts; and the last maturity date of any Contract.

Mortgage-Backed Securities

         "Mortgage-Backed Securities" (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC or FNMA or GNMA.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination, cross-support or other credit enhancement similar to that described for the Certificates under "Credit Enhancement" may have been provided with respect to the MBS. The type, characteristics and amount of such credit enhancement, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans, or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans, and (xi) the characteristics of any cash flow agreements that relate to the MBS.

Other Mortgage Securities

         Other Mortgage Securities include other securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, mortgage loans on real property or mortgage-backed securities, including residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates. Any Other Mortgage Securities that are privately placed securities will not be included in a Trust until such time as such privately placed securities would be freely transferable pursuant to Rule 144A of the Securities Act of 1933, as amended. Further (i) such privately placed securities will have been acquired in the secondary market and not pursuant to an initial offering thereof and (ii) the underlying issuer of such securities will not be affiliated with the Depositor and will not have an interest in the Trust. The Prospectus Supplement for a series of Certificates will describe any Other Mortgage Securities to be included in the Trust for such series.


                              CREDIT ENHANCEMENT

         General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust. Credit Enhancement may be in the form of the subordination of one or more classes of the Certificates of such series, the establishment of one or more Reserve

Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Owners of Certificates will bear their allocable share of deficiencies.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Certificates. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. Such description will include financial information on the Financial Guaranty Insurer. In addition, the audited financial statements of a Financial Guaranty Insurer and an auditors consent to use such financial statements will be filed with the Securities and Exchange Commission on Form 8-K or will be incorporated by reference to financial statements already on file with the Securities and Exchange Commission.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Certificateholders that an amount equal to each full and completed insured payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Certificateholders, for distribution by the Trustee to each Certificateholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Certificateholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations, including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Seller or Depositor to repurchase or substitute for any Mortgage Loans, Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Certificates on any specified date.

         Subject to the terms of the related Agreement, the Financial Guaranty Insurer may be subrogated to the rights of Certificateholder to receive payments under the Certificates to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Certificates of a series (the "Subordinated Certificates") may be paid to one or more other classes of such series (the "Senior Certificates") under the circumstances and to the extent provided in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Owners of Senior Certificates on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, Owners of Senior Certificates could experience losses on the Certificates.

         In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Owners of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Owners of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of Subordinate Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

         As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Certificates, payments with respect to Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

         Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Certificates. Such acceleration may continue for the life of the related Certificates, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust for a series may be evidenced by separate classes of related series of Certificates. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate series of Certificates. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Pool Insurance. If specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained.

         Any such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. The Trustee under the related Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to supervise the filing of claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer") for the period of time specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. The Mortgage Pool Insurance Policies, if any, will not cover loss due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

         In general, a Mortgage Pool Insurance Policy may not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller and in such event might give rise to an obligation on the part of the Seller to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Owners of the Certificates and cannot be cured by the Seller.

         The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of such Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will generally include certain expenses incurred with respect to the applicable Mortgage Loans as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Assets - Foreclosure" herein. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by one or more classes of Certificates unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Since any Mortgage Pool Insurance Policy may require that the Mortgaged Property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy may not provide coverage against hazard losses. As set forth under "Servicing of Mortgage Loans and Contracts C Standard Hazard Insurance", the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Owners of the Certificates, unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         The terms of any Mortgage Pool Insurance Policy relating to a Contract Pool will be described in the related Prospectus Supplement.

         Special Hazard Insurance. If specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained.

         Any such Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, cover (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans and Contracts C Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood are"-, chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, any Special Hazard Insurance Policy generally will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained with respect to such Mortgage Loan, the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer") will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any applicable Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any related Mortgage Pool Insurance Policy. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer under a Special Hazard Insurance Policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds but will affect the relative amounts of coverage remaining under any related Special Hazard Insurance Policy and any related Mortgage Pool Insurance Policy.

         The terms of any Special Hazard Insurance Policy relating to a Contract Pool will be described in the related Prospectus Supplement.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

         Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Whether or not the Depositor has any obligation to make such a deposit, certain amounts to which the Owners of Subordinated Certificates, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

         Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Certificates, or for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners of Certificates are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Seller to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans and Contracts - Advances" herein.


                   SERVICING OF MORTGAGE LOANS AND CONTRACTS

         With respect to each series of Certificates, the related Mortgage Loans and Contracts will be serviced by a sole servicer or by a master servicer with various sub-servicers pursuant to, or as provided for in, the Agreement. The Prospectus Supplement for each series will specify the servicer and the master servicer, if any, for such series.

         The related Prospectus Supplement will specify whether the Servicer is a FNMA- or FHLMC-approved servicer of conventional mortgage loans. In addition, the Depositor will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement (to be specified in the Agreement) as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance or primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans and Contracts, as applicable, and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan or Contract. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans and Contracts, as applicable, as described more fully under "- Payments on Mortgage Loans" and "- Advances" below and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures pursuant to the Agreement. See "- Advances" and "- Servicing Compensation and Payment of Expenses" below.

         Each Servicer will be required to service each Mortgage Loan and Contract, as applicable, pursuant to the terms of the Agreement for the entire term of such Mortgage Loan and Contract, as applicable, unless such Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

Payments on Mortgage Loans

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Certificates.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the day of each month specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer may also be required to advance its own funds as described below.

Advances

         With respect to a delinquent Mortgage Loan or Contract, the related Servicer may be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally, such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be recoverable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation generally will continue through the month following the month of final liquidation of such Mortgage Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans or Contracts with respect to which such amounts were advanced. Each Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans or Contracts. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related

Insurance Proceeds or Liquidation Proceeds. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Agreement.

Collection and Other Servicing Procedures

         Each Servicer will service the Mortgage Loans and Contracts pursuant to guidelines established in the related Agreement.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets C Foreclosure - Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Certificate Account when realized and will be distributed to Owners of Certificates on the next Distribution Date following the month of receipt.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)
(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to its tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies as a cooperative housing corporation, however, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets - Foreclosure - Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to Mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional in initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Owners of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Contracts. Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer, either directly or through sub-servicers subject to general supervision by the Servicer, will perform diligently all services and duties required to be performed under the Agreement, in the same manner as performed by prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

         Each Agreement will provide that when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Where authorized by the Contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate but will not be decreased.

         Under each Agreement the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines
(i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Trust after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or through Insurance Proceeds.

Primary Mortgage Insurance

         Mortgage Loans that the Depositor acquires will generally not have primary mortgage insurance. If obtained, the primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

Standard Hazard Insurance

         Mortgage Loans. The Servicer will be required to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. Each Agreement may provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, wind-storm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, flood insurance will be required to be maintained in such amounts as would be required by FNMA in connection with its mortgage loan purchase program. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement - Special Hazard Insurance".

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         Contracts. The Servicer will generally be required to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

         The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer will pay any such delinquent tax or charge.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

Title Insurance Policies

         The Agreements will generally require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except customary exceptions generally accepted in the mortgage banking industry.

Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies; Other Realization Upon Defaulted Loan

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related standard hazard insurance policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property or to the reimbursement of Advances by the Servicer) will be remitted to the Trustee.

         If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer may be required to expend its own finds to restore the damaged property to the extent specified in the related Prospectus Supplement, but only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer in accordance with the Agreement. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and are reimbursable under the Agreement. In such case there will be a reduction in the value of the Mortgage Loans and Trust may be unable to recover the full amount of principal and interest due thereon.

         In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds. Any amounts remaining in the Certificate Account after such foreclosure or liquidation and attributable to such Mortgage Loan will be distributed to Owners of the Certificates.

Realization Upon or Sale of Defaulted Multifamily Loans

         Unless otherwise specified in the related Prospectus Supplement, the Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Owners of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans)Foreclosure Environmental Legislation."

         In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Mortgaged Property securing a single family Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Servicer will not be liable to the Owners of the related series if, based on its belief that no such contamination or affect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

Servicing Compensation and Payment of Expenses

         As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, a Servicer may be permitted to retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts and in connection with advancing delinquent payments. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, primary mortgage insurance policies, the Special Hazard Insurance Policy or another form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan or Contract.

Master Servicer

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Certificates. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Agreement with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors, and (iv) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Agreement for any series for which Mortgage Loans comprise the assets of a Trust. The Master Servicer will be required to satisfy the standard established for the qualification of the Master Servicer in the related Agreement. The Master Servicer will be compensated for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement.


                                ADMINISTRATION

         The following summary describes certain provisions which will be common to each Agreement. The summary does not purport to be complete and is subject to the provisions of a particular Agreement.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time of issuance of the Certificates, the Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest adjusted to the Remittance Rate, subject to exclusions specified in the Prospectus Supplement, due on or with respect to such Mortgage Loans on or after the Cut-Off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule may include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-Off Date and the maturity date of each Mortgage Note.

         In addition, as to each Mortgage Loan, the Depositor will deliver to the Trustee the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but not necessarily recorded), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Each Seller generally will represent and warrant to the Depositor with respect to the Mortgage Loans sold by it, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects: (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Mortgage Loans; (iii) at the date of initial issuance of the Certificates, the Seller has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to a junior lien Mortgage Loan, that such Mortgage is a valid junior lien Mortgage, as the case may be and specifying the percentage of the Mortgage Loan Pool comprised of junior lien Mortgage Loans; (v) at the date of initial issuance of the Certificates, no Mortgage Loan is 31 or more days delinquent (with such exceptions as may be specified in the related Prospectus Supplement) and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Certificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth below under "Servicing of Mortgage Loans and Contracts - Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee for the benefit of the Certificates of such series.

         Assignment of Contracts. The Depositor will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts on and after the Cut-Off Date. Each Contract will be identified in a loan schedule ("Contract Loan Schedule") appearing as an exhibit to the related Agreement. Such Contract Loan Schedule may specify, with respect to each Contract, among other things: the original principal balance and the outstanding Principal Balance as of the Cut-Off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

         In addition, with respect to each Contract, the Depositor will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Trust to the Contracts, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. The Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trust in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets" herein.

         The Depositor or the related Seller, as the case may be, may provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties may include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished;
(ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good title to and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

         Assignment of Mortgage-Backed Securities and Other Mortgage Securities. With respect to each series, the Depositor will cause any Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust to be registered in the name of the Trustee (directly or through a participant in a depository). The Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities and Other Mortgage Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security or Other Mortgage Security. Each Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-Off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Depositor had good title to, and was the sole owner of, each such security.

         Repurchase or Substitution of Mortgage Loans and Contracts. The Trustee will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the related Seller, if so required cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which the Trustee will undertake to give within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract then the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Certificate Account (a "Deposit Date") which is more than a specified number of days after such period, (a) if so provided in the Prospectus Supplement to remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other Mortgage Loans or Contracts therefor or (b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedy available to the Trustee for a material defect in a document relating to a Mortgage Loan or Contract.

         The Depositor is required to cause the Seller to do either of the following (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Owners of the Certificates in a Mortgage Loan (each, a "Defective Mortgage Loan") or Contract within a specified number of days of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan or Contract not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate, or (c) if so specified in the Prospectus Supplement, remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other mortgage loans or contracts therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

         If the related Prospectus Supplement so provides, the Depositor or a designated affiliate may be obligated to repurchase or substitute Mortgage Loans or Contracts as described above, whether or not the Depositor obtains such an agreement from the Seller which sold such Mortgage Loans or Contracts.

         If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts.

Evidence as to Compliance

         The Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months on and after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Depositor's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers or in accordance with other standards specified in the Agreement (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

The Trustee

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Mortgage Asset or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Certificates or the related assets, or amounts deposited in the Certificate Account or deposited into the Distribution Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

         The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of the Certificate Account

         The Agreement will require that the Certificate Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a rating acceptable to each rating agency that was requested to rate the Certificates, or (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investments acceptable to the rating agencies rating such series of Certificates, and may include one or more Certificates of a series ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. The Servicer will deposit in the Certificate Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the Cut-Off Date (including scheduled payments of principal and interest due on and after the Cut-Off Date but received before the Cut-Off Date):

                  (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties;

                  (ii) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

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

                  (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                  (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                  (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

                  (vi) any Advances made as described under "Servicing of Mortgage Loans and Contracts - Advances" herein and certain other amounts required under the Agreement to be deposited in the Certificate Account;

                  (vii) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Depositor, the Seller or otherwise as described above or under "Termination" below;

                  (viii) all amounts, if any, required to be deposited in the Certificate Account from any Credit Enhancement for the related series; and

                  (ix) all other amounts required to be deposited in the Certificate Account pursuant to the related Agreement.

Reports

         Concurrently with each distribution on the Certificates, there will be mailed to Owners a statement generally setting forth, to the extent applicable to any series, among other things:

                  (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

                  (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

                  (iii) the aggregate Certificate Principal Balance of each class of the Certificates after giving effect to distributions on such Distribution Date;

                  (iv) the aggregate Certificate Principal Balance of any class of Compound Interest Certificates after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

                  (v) if applicable, the amount otherwise distributable to any class of Certificates that was distributed to other classes of Certificates;

                  (vi) if any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

                  (vii) the aggregate Principal Balance and number of Mortgage Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

                  (viii) the aggregate Principal Balances of Mortgage Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure.

         Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually.

Forward Commitments; Pre-Funding

         The Trustee of a Trust may enter into a Pre-Funding Agreement for the transfer of additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Certificates are issued. The Trustee of a Trust may enter into Pre-Funding Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related Pre-Funding Account. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur. The Pre-Funding Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans is not expected to exceed three months from the date such Trust is established.

Servicer Events of Default

         "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for a specified number of days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Certificates evidencing interests aggregating not less than 25% of the affected class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Servicer Event of Default

         As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or Owners of Certificates may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee or Master Servicer, if any, or a new Servicer appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. Following such termination, the Depositor shall appoint any established mortgage loan servicer satisfying the qualification standards established in the Agreement to act as successor to the Servicer under the Agreement. If no such successor shall have been appointed within a specified number of days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee or the Master Servicer, if any, shall act as Servicer.

         The Owners of Certificates will not have any right under the Agreement to institute any proceeding with respect to the Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of the Certificates specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a specified number of days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         An Agreement generally may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Certificates, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust as to which a REMIC election has been made, to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement or for any other purpose, provided that with respect to amendments for any other purpose (a) the Depositor shall deliver an opinion of counsel satisfactory to the Trustee, that such amendment will not adversely affect in any material respect the interests of any Owners of Certificates of that series and (B) such amendment will not result in a withdrawal or reduction of the rating of any rated Certificate. Notwithstanding the foregoing, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Owner of such Certificate, (ii) adversely affect in any material respect the interests of the Owners of any class of Certificates in any manner other than as described in (i), without the consent of the Owners of Certificates of such class evidencing not less than a majority of the interests of such class or (iii) reduce the aforesaid percentage of Certificates of any class required to consent to any such amendment, without the consent of the Owners of all Certificates of such class then outstanding. Any other amendment provisions inconsistent with the foregoing shall be specified in the related Prospectus Supplement.

Termination

         The obligations of the Depositor, the Servicer, and the Trustee created by the Agreement will terminate upon the payment as required by the Agreement of all amounts held by the Servicer or in the Certificate Account and required to be paid to them pursuant to the Agreement after the later of
(i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Depositor from the Trust of all the outstanding Certificates or all remaining assets in the Trust. The Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Owner, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.


                                USE OF PROCEEDS

         Substantially all the net proceeds to be received from the sale of each series of Certificates will be applied to the simultaneous purchase of the Mortgage Assets related to such series (or to reimburse the amounts previously used to effect such a purchase), the costs of carrying such Mortgage Assets until sale of the Certificates and to pay other expenses.


                                 THE DEPOSITOR

         The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool or Contract Pool. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

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

         The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Certificates of any series.


                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans and Contracts is situated. The summaries are qualified by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

General

         Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgager), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lenders interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor or and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the junior mortgagee or beneficiary under a junior deed of trust cures the default and state law allows it to reinstate or redeem by paying the full amount of the senior mortgage or deed of trust, then in those states the amount paid so to cure or redeem generally becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgage or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.
Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries. Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e., second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the senior mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the bankruptcy is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligate the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust

         Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

         The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Enforceability of Certain Provisions. Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision (the "OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee will not be deemed to be a "holder in due course," within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the Trust might realize a loss if such costs were required to be paid by the Trust.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of a Mortgage Loan or Contract by such borrower (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Any shortfalls in interest collections resulting from application of the Relief Act could adversely affect Certificates.

The Contracts

         General. As a result of the Depositor's assignment of the Contracts to the Trustee, the Owners of Certificates will succeed collectively to all the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loans. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the UCC in effect in the states which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer physical possession of the Contracts to the Trustee or its custodians. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment the Trustee's interest in Contracts could be defeated.

         Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Depositor may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Depositor fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate law, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real state records office of the county where the home is located. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a series of Certificates and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate

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

filings are not required and if any of the foregoing events were to occur, the only recourse would be to pursue the Trust's rights to require repurchase for breach of warranties.

         The Depositor will assign its security interest in the Manufactured Homes to the Trustee. Neither the Depositor nor the Trustee will amend the certificates of title to identify the Trust as the new secured party. Accordingly, the Depositor will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trust against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.

         Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally requires surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer will be required to take steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each Agreement the

Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee in the event such a lien arises.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan.
However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract

         Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses. The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor and permit the acceleration of the maturity of the Contracts by the Depositor upon any such sale or transfer for which consent has not been granted. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

The Title I Program

         Certain of the Mortgage Loans or Contracts contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans, which are eligible for insurance by the FHA under the Title I Program, include property improvement loans ("Property Improvement Loans" or "Title I Loans") and manufactured home loans

("Manufactured Home Loans" or "Title I Contracts"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes: (1) single family, multifamily and nonresidential property improvement loans; (2) manufactured home improvement loans, where the home is classified as personalty; (3) historic preservation loans; and (4) fire safety equipment loans in existing health care facilities. A Manufactured Home Loan or Title I Contract means a loan for the purchase or refinancing of a manufactured home and/or the lot on which to place such home and includes: (1) manufactured home purchase loans; (2) manufactured home lot loans; and (3) combination loans.

         In addition to these types of loans, there are two basic methods of lending or originating loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender and the lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services' and with respect to a dealer Title I Contract, a dealer is a person engaged in the business of manufactured home retail sales.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly, or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker are solvent and acceptable credit risks, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of the United States Department of Housing and Urban Development ("HUD").

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amounts for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed the following loan amounts: (i) $25,000 for a single family property improvement loan and nonresidential property improvement loans; (ii) the lesser of $60,000 or an average of $12,000 per dwelling unit for multifamily property improvement loans; and (iii) $17,500 for a manufactured home improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a single family property improvement loan on a manufactured home is limited to 15 years and 32 days and the maximum term of a manufactured home improvement loan is limited to 12 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans on the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $5,000 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and or any direct Title I Loan where the borrower fails to submit a completion certificate.

         Requirements for Title I Contracts. The maximum principal amount for any Title I Contract must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $40,500 for a new or existing manufactured home purchase loan; (ii) $13,500 for a manufactured home lot purchase; and (iii) $54,000 for a combination loan (i.e., a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns the manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacture must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship for the one year period after the date of delivery. The proceeds from a Title I Contract may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower, or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract which is a manufactured home purchase loan or a combination loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the home. The proceeds from a Title I Contract cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract must be secured by a recorded lien on the manufactured home, its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than the dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed, and the placement certificate executed by the borrower and the dealer is in order.

         FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, the FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans,
(ii) the amount of the Annual Reductions attributable to such insured loans and (iii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. After a lender has held its Title I contract of insurance for five years, the lender's FHA insurance coverage reserve account is subject to an annual reduction (the "Annual Reduction") on each October in an amount equal to 10% of the insurance coverage reserves available on such date with respect to such contract of insurance; provided that such Annual Reduction shall not reduce the insurance coverage to an amount less than $50,000. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guarantee or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Mortgaged Property under any security instrument or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Mortgaged Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Mortgaged Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD. After acceleration of maturity on a defaulted Title I Contract, the lender must proceed against the loan security by foreclosure or repossession, as appropriate, and acquire good, marketable title to the property securing the loan. The lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower. Before filing a claim for insurance with the FHA, the lender must sell for the best price obtainable any property which the lender acquired by the foreclosure or repossession of such property securing a defaulted Title I Contract.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any eligible loan must be filed with the FHA no later than (i) for any Title I Loan, 9 months after the date of default of such loan, or (ii) for any Title I Contract, 3 months after the date of sale of the property securing such loan, but not to exceed 18 months after the date of default. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "Claimable Amount" is equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorneys fees not to exceed $500; (e) the expenses for recording the assignment of the security to the United States; and (f) if the loan is a Title I Contract, certain costs incurred in connection with the foreclosure or repossession of the manufactured home and/or lot.

                           LEGAL INVESTMENT MATTERS

         The Certificates may constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by the Rating Agency or Agencies identified in the related Prospectus Supplement and, as such, would be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, saving and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, in all States which enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, bold or invest in any securities or require the sale or over disposition of any securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation overriding the exemption afforded by SMMEA prior to the October 4, 1991 deadline.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC and the OTS with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

         Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.


                             ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by PTE.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the sponsor, and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

         Although the Trustee for any series of Certificates will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is based upon the opinion of Dewey Ballantine LLP, special counsel to the Depositor with respect to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as final regulations concerning REMICs (the "REMIC Regulations") and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments (the "OID Regulations"). The Depositor intends to rely on the OID Regulations for all Certificates offered pursuant to this Prospectus; however, investors should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates. The Prospectus Supplement for each series of Certificates will discuss any special tax consideration applicable to any class of Certificates of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.

Federal Income Tax Consequences For REMIC Certificates

         General. With respect to a particular series of Certificates, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code
Section 860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Dewey Ballantine LLP, special counsel to the Depositor, has advised the Depositor that in their opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and
(iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC and that if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

         Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(a), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for domestic building and loan associations and REITs, the REMIC Certificates will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 856(c), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Certificates, constitute qualifying assets for REIT. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(a)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Certificates representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

         Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool could be treated as a taxable mortgage pool (a "TMP"), in which case any residual income of the REMIC Pool (income from the Mortgage Assets (possibly without a deduction for interest and original issue discount expense allocable to the Regular Certificates) would be subject to corporate income tax at the REMIC Pool level. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

         General. Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

         Original Issue Discount. Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The Depositor anticipates that the amount of original issue discount required to be included in a Regular Certificateholder's income in any taxable year will be computed as described below.

         Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate,
(ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates, (iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID Regulations state that interest payments are unconditionally payable only if reasonable remedies exist to compel payment or late payment and nonpayment are remote. Because the debt securities will generally not provide the holders with the ability to compel payment, interest payments may be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. There is also a special "teaser" rule which may be available to treat OID arising from a long first accrual period as de minimis OID. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

         Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

         Of the total amount of original issue discount on a Regular Certificate, the Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which he holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. For a Regular Certificate, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

         A purchaser of a Regular Certificate at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Certificate who purchased the Regular Certificate at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Certificate (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Certificate is expected to be reduced to zero under the Prepayment Assumption.

         A Certificateholder may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or (ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Certificate). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than 0.65 but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Certificate to be significantly less or more than the overall expected return on the Regular Certificate is considered a qualified floating rate. An objective rate generally is a rate based on a single fixed formula and on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Certificate and is based on objective financial information or economic information; however, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

         In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

         The application of the OID Regulations to variable rate debt instruments is limited and may not apply to some Regular Certificates having variable rates. Furthermore, by their terms, the provisions of regulations issued on June 11, 1996, applicable to instruments having contingent payments, may apply to those Regular Certificates. Prospective purchasers of variable rate Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Regular Certificates.

         Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Certificate (i) is exceeded by the stated redemption price at maturity of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceed by the sum of the issue price of such Regular Certificate plus any original issue discount that would have previously accrued thereon if held by an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Certificate. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Certificate are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

         By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium as an offset to interest income under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificates. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates.

         Sale or Exchange of Regular Certificates. If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Taxation of Residual Certificates

         Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and
(iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

         The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Certificates. When there is more than one class of Regular

Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing classes of Certificates. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Certificateholder for such periods in accordance with generally accepted accounting principles.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the residual from such REMIC Pool. Residual Certificateholders should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

         A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

         If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense - Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "Sale or Exchange of Residual Certificates" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         Mark to Market Rules

         Prospective purchasers of a Residual Certificate should be aware that on December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired after January 4, 1995, is not treated as a security and thus may not be marked to market.

Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates - Original Issue Discount" and "Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates - Market Discount."

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates - Premium," a person that holds a Mortgage Loan as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Premium on Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter, with will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Certificateholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors - Residual Certificates" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income. The Small Business Protection Act of 1996 (the "1996 Act") eliminated a special rule that permitted thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates with significant value for taxable years beginning after December 31, 1995 (subject to exceptions for certain certificates held continuously since November 1, 1995). The 1996 Act also provides new rules affecting the determination of alternative maximum taxable income ("AMTI") of a Residual Certificateholder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusion income.

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These new rules are effective for tax years beginning after December 31, 1986, unless a Residual Certificateholder elects to have the rules apply only to tax years ending after August 20, 1996.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Certificates without "significant value," for any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purposes the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Certificate will be treated as an excess inclusion if the Residual Certificates in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the REMIC Regulations did not adopt this rule.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Certificate are to be designated as excess inclusions in an amount corresponding to the Residual Certificate's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Certificate will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

Tax-Related Restrictions on Transfer of Residual Certificates

         Disqualified Organizations. If legal title or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Certificate and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Certificate. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the

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

ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. Excess inclusion income of a Residual Certificate held by an electing large partnership (as defined in Code section 775) is subject to tax in the hands of the partnership.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement with respect to a series of Certificates will provide that neither legal title nor beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will have a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Certificates are disregarded, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no

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

significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust described in Code section 7701(a)(30).

Sale or Exchange of a Residual Certificate

         Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates - Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         Losses on dispositions of Residual Certificates will be disallowed where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as certain non-REMIC owner trusts) that is economically comparable to a Residual Certificate.

Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two

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years of the Startup Day for a defective (including a defaulted) obligation
(or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,
(iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying Mortgage-Backed Securities will not be treated as a modification of the Mortgage-Backed Securities, provided that the trust issuing the Mortgage-Backed Securities was not created to avoid prohibited transaction rules.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of three years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Depositor or a designated Residual Certificateholders will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual Certificateholders, the Residual Certificateholder chosen by the Residual Certificateholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

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

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

         Regular Certificates. Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

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

         Residual Certificates. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Assets were issued after July 18, 1984 and (ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption (or lower treaty rate) from the 30% withholding tax to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates - Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates - Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."

         Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of Offered Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

Backup Withholding

         Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

Reporting Requirements

         Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Certificates must be furnished.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder with respect to each calendar quarter.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Federal Income Tax Consequences for REMIC Certificates" above.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

         Dewey Ballantine LLP, special counsel to the Depositor, is of the opinion that if a Trust does not elect REMIC status and is not treated as a partnership, the tax consequences to the Owners will be as described below.

Standard Certificates

         General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a series of Certificates as a REMIC, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Certificates of a series, and where such Certificates are not designated as Stripped Certificates, as described below under "Stripped Certificates" or as Partnership Interests described under "Taxation of Securities Classified as Partnership Interests," the holder of each such "Standard Certificate" in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate (a "Certificateholder") of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by or on behalf of the Trust, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will not be allowed to deduct certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Premium and Discount - Recharacterization of Servicing Fees," respectively.

         Tax Status. Subject to the discussion below, Dewey Ballantine, special counsel to the Depositor, is of the opinion that:

                  1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Certificate is of the type described in such section.

                  2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(C) (5) (A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will he considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c).

                  3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code
         Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code
         Section 860G(a)(3).

         An issue arises as to whether buy-down Mortgage Assets may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "- Taxation of Regular Certificates - Premium."

         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provide for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder. Section 1272(a)(6) provides for the use of a prepayment assumption in determining original issue discount for any pool of debt instruments the yield on which may be affected by reason of prepayments.

         Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under "- Taxation of Regular Certificates - Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Certificates. Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

Stripped Certificates

         General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if
(i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Standard Certificates - Recharacterization of the Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

         In general, a holder of a Stripped Certificate (a "Stripped Certificateholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates - Recharacterization of Servicing Fees." For this purpose the Trust intends to allocate the servicing fees to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "- Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made - Standard Certificates - General," subject to the limitations described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust containing variable-rate Mortgage Assets, the Depositor has been advised by counsel that (i) the Trust will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation, and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Certificate may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Certificate was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related

Mortgage Assets. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Certificates. No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Assets. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered, "real estate assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See "-Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made" and "- Standard Certificates - Tax Status" above.

         Original Issue Discount. Except as described above under "- General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Counsel has advised the Depositor that the amount of original issue discount required to be included in the income of a Stripped Certificateholder in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Original Issue Discount" and "- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "- General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount (or market discount) in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than by original Stripped Certificateholder should be based on the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or properly certify the number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "- Backup Withholding."

Taxation of Certain Foreign Investors

         To the extent that a Certificate evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "- Taxation of Certain Foreign Investors - Regular Certificates."

         Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of Offered Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

Taxation of Securities Classified as Partnership Interests

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Certificates characterized as "Partnership Interests" as discussed in the related Prospectus Supplement. With respect to such series of Partnership Interests, Dewey Ballantine LLP, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement, which will also cover any material federal income tax consequences applicable to the Owners), the Trust will be characterized as a partnership and not an association taxable as a corporation for federal income tax purposes.


                             PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Certificates, including the public offering or purchase price of each class of Certificates of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Certificates will be acquired by the Underwriters for their own account or may be offered by the Underwriters on a best efforts basis. The Underwriters may resell such Certificates from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement

         In connection with the sale of the Certificates, Underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Certificates if any are purchased and that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.


                                 LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by Dewey Ballantine LLP, New York, NY and by Alan L. Langus, Chief Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Dewey Ballantine LLP.


                             FINANCIAL INFORMATION

         A Trust will be formed with respect to each series of Certificates. No Trust will have any assets or obligations prior to the issuance of the related series of Certificates. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX

                 INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS


                                                                         Page

1986 Act...................................................................53
1996 Act...................................................................60
Agreement...................................................................1
AMTI.......................................................................60
Annual Reduction...........................................................48
Applicable Accounting Standards............................................32
Balloon Loans...............................................................6
Beneficial Owners...........................................................4
BIF........................................................................33
Book Entry Certificates.....................................................4
Certificate Account........................................................12
Certificate Interest Rate..................................................10
Certificate Principal Balance...............................................9
Certificate Register.......................................................10
Certificate Registrar......................................................10
Certificateholder..........................................................66
Certificates................................................................1
Clearing Agency.............................................................4
Clearing Agency Participants................................................4
Code........................................................................4
Companion Certificates.....................................................11
Compound Interest Certificates.............................................10
Contract Loan Schedule.....................................................31
Contract Pool..............................................................17
Contracts..................................................................17
Conventional Multifamily Loans..............................................1
Cooperative Loans..........................................................14
Cooperatives................................................................1
Credit Enhancement...................................................4, 7, 18
Credit Enhancer.............................................................9
Custodial Account..........................................................24
Cut-Off Date...............................................................10
Debt Service Coverage Ratio................................................16
Defective Mortgage Loan....................................................32
Delivery Date...............................................................9
Deposit Date...............................................................32
Depositor...................................................................1
Disqualified Organization..................................................61
Distribution Date..........................................................11
DOL........................................................................50
Due Dates..................................................................16
Eligible Investments.......................................................33
Equity Participation.......................................................16
ERISA.......................................................................5
Events of Default..........................................................35
FDIC.......................................................................24
FHA.........................................................................1
FHA-Insured Multifamily Loans...............................................1
FHLMC.......................................................................2
Financial Guaranty Insurance Policy........................................19
Financial Guaranty Insurer.................................................19
FNMA........................................................................2
Garn-St. Germain Act.......................................................41
GNMA........................................................................2
HUD........................................................................46
Insurance Paying Agent.....................................................19
Insurance Proceeds.........................................................23
Insured Payment............................................................19
Interest Accrual Period....................................................12
Liquidation Proceeds.......................................................23
Loan-to-Value Ratio........................................................15
Lock-out Expiration Date...................................................16
Lock-out Period............................................................16
Manufactured Home..........................................................17
Manufactured Home Loans....................................................45
Mark to Market Regulations.................................................59
Master Servicer.............................................................1
MBS.....................................................................2, 17
MBS Agreement..............................................................17
MBS Issuer.................................................................17
MBS Servicer...............................................................17
MBS Trustee................................................................18
Monthly Advance............................................................24
Mortgage Assets.............................................................1
Mortgage Loan Rate.........................................................16
Mortgage Loans..............................................................1
Mortgage Notes.............................................................14
Mortgage Pool Insurance Policy.............................................20
Mortgage Rates.............................................................15
Mortgage-Backed Securities..............................................2, 17
Mortgaged Properties.......................................................14
Mortgages..................................................................14
Mortgagors.................................................................23
Multifamily Loans...........................................................1
Multifamily Properties.....................................................14
NCUA.......................................................................24
Net Leases.................................................................17
Net Operating Income.......................................................16
Noneconomic Residual Interest..............................................62
Non-Priority Certificates..................................................11
Nonrecoverable Advance.....................................................24
Non-U.S. Person............................................................65
Notional Principal Balance.............................................10, 12
OID Regulations............................................................51
Original Value.............................................................15
OTS........................................................................41
Owners..................................................................4, 11
Partnership Interests......................................................71
Pass-Through Entity........................................................61
Pass-Through Rate...........................................................3
Plans......................................................................50
Policy Statement...........................................................49
Pool Insurer...............................................................20
Pre-Funding Account.........................................................3
Pre-Funding Agreement.......................................................3
Prepayment Assumption......................................................54
Prepayment Premium.........................................................16
Principal Balance..........................................................15
Principal Prepayments......................................................12
Priority Certificates......................................................11
Property Improvement Loans.................................................45
PTE 83-1...................................................................50
Record Date................................................................11
Regular Certificateholder..................................................53
Regular Certificates...................................................52, 65
REIT.......................................................................52
Relief Act..................................................................8
REMIC................................................................1, 4, 52
REMIC Certificates.........................................................51
REMIC Pool.................................................................52

REMIC Regulations..........................................................51
Remittance Date............................................................24
Remittance Rate............................................................24
Reserve Fund...............................................................22
Residual Certificateholders................................................57
Residual Certificates......................................................52
Retail Class Certificate...................................................53
SAIF.......................................................................33
Scheduled Amortization Certificates........................................11
Seller......................................................................1
Senior Certificates........................................................19
Servicer....................................................................1
SMMEA.......................................................................5
Special Allocation Certificates............................................11
Special Hazard Insurance Policy............................................21
Special Hazard Insurer.....................................................21
Standard Certificate.......................................................66
Stripped Certificateholder.................................................69
Stripped Certificates..................................................66, 68
Subordinated Certificates..................................................19
Title I Contracts..........................................................45
Title I Loans..............................................................45
Title I Program............................................................45
TMP........................................................................52
Trust.......................................................................1
Trustee.....................................................................1
U.S. Person................................................................62
UCC........................................................................39
Underwriters...............................................................72
VA..........................................................................2

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     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                --------
                 Prospectus Supplement
Summary of Terms..............................       S-2
Risk Factors..................................      S-12
The Sellers and the Servicer..................      S-17
Use of Proceeds...............................      S-21
The Depositor.................................      S-22
The Home Equity Loans.........................      S-22
Prepayment and Yield Considerations...........      S-23
Formation of The Trust and Trust Property.....      S-28
Additional Information........................      S-29
Description of the Offered Certificates.......      S-30
Credit Enhancement............................      S-45
The Certificate Insurer.......................      S-53
The Pooling and Servicing Agreement...........      S-55
Certain Federal Income Tax Consequences.......      S-65
ERISA Considerations..........................      S-67
Ratings.......................................      S-70
Legal Investment Considerations...............      S-71
Underwriting..................................      S-71
Report of Experts.............................      S-72
Certain Legal Matters.........................      S-73
Planned Principal Balances and Maximum
  Maturity Schedules..........................   Annex I
Global Clearance, Settlement and Tax
  Documentation Procedures....................  Annex II

Auction Procedures............................ Annex III
The Home Equity Loan Pool--Statistical
  Information.................................  Annex IV
Decrement Tables..............................   Annex V
Index to Location of Principal Defined
  Terms ......................................       A-1
                      Prospectus
Summary of Prospectus.........................         1
Risk Factors..................................         6
Description of the Certificates...............         9
The Trusts....................................        13
Credit Enhancement............................        18
Servicing of Mortgage Loans and Contracts.....        23
Administration................................        29
Use of Proceeds...............................        36
The Depositor.................................        36
Certain Legal Aspects of the Mortgage
  Assets......................................        36
Legal Investment Matters......................        48
ERISA Considerations..........................        49
Certain Federal Income Tax Consequences.......        51
Plan of Distribution..........................        71
Legal Matters.................................        72
Financial Information.........................        72
Index to Location of Principal Defined
  Terms ......................................        73

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                                 $2,100,000,000


                               CONTIMORTGAGE HOME
                            EQUITY LOAN TRUST 1998-3


                                     [LOGO]


                              SELLER AND SERVICER

                             CONTIWEST CORPORATION
                                     SELLER

                          CONTISECURITIES ASSET FUNDING
                                      CORP.
                                    DEPOSITOR



                             PROSPECTUS SUPPLEMENT



                           MORGAN STANLEY DEAN WITTER

                            BEAR, STEARNS & CO. INC.

                            CONTIFINANCIAL SERVICES
                                  CORPORATION

                           CREDIT SUISSE FIRST BOSTON

                               GREENWICH CAPITAL
                                 MARKETS, INC.

                              MERRILL LYNCH & CO.

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC




                               SEPTEMBER 18, 1998


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